As filed with the Securities and Exchange Commission on April 2, 2010

Registration No. 333-158478

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT FOUR TO FORM S-11

FOR REGISTRATION

Under

THE SECURITIES ACT OF 1933 OF

SECURITIES OF CERTAIN REAL ESTATE COMPANIES

MACQUARIE CNL GLOBAL INCOME

TRUST, INC.

(Exact name of registrant as specified in its governing instruments)

Maryland	6798	26-4386951

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

	CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Telephone: (407) 650-1000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Robert A. Bourne

Chief Executive Officer

Macquarie CNL Global Income Trust, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin J. Lavin, Esq. Arnold & Porter LLP Suite 900 1600 Tysons Boulevard McLean, Virginia 22102-4865 Telephone: (703) 720-7011	Peter E. Reinert, Esq. Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Orlando, Florida 32801 Telephone: (407) 843-4600

David Malinger, Esq. Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 Telephone: (312) 701-8662	Michael J. Choate, Esq. Shefsky & Froelich 111 East Wacker Drive, Suite 2800 Chicago, Illinois 60601 Telephone: (312) 836-4066

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration fee
Common Stock, $0.01 par value(1)	150,000,000	$10.00	$1,500,000,000	$83,700(2)

(1)	Represents shares issuable in both the registrant’s primary offering and pursuant to the registrant’s distribution reinvestment plan. The registrant has initially designated 97.5% of the shares being offered hereby to the primary offering and 2.5% of shares as issuable pursuant to its distribution reinvestment plan; the registrant reserves the right to reallocate shares between the primary offering and the distribution reinvestment plan. Any shares issued pursuant to the distribution reinvestment plan will be at a discounted price of 5% to the amounts presented in the table above. However, because the registrant may reallocate shares from the distribution reinvestment plan to the primary offering, for purposes of this table, the registrant is registering the maximum number of shares issuable at the maximum price they may be issued at, assuming no discount.
(2)	Previously paid with initial filing on April 8, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION: DATED APRIL 2, 2010

Prospectus

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

Maximum Offering – Up to $1,500,000,000 in Shares of Common Stock	Minimum Offering – $2,000,000 in Shares of Common Stock

Macquarie CNL Global Income Trust, Inc. is a Maryland corporation formed on March 4, 2009, sponsored by CNL Financial Group, LLC, and Macquarie Capital Funds Inc., that intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We intend to acquire and operate a diverse portfolio of commercial real estate assets and real estate-related assets on a global basis. We principally will focus on acquisitions of income-oriented commercial real estate and real estate-related assets. These investments may also include the investment in, and origination of, real estate-related investments such as mortgage, mezzanine, bridge, and other loans, debt securities such as commercial mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies, as well as other real estate-related investments. We are offering up to a maximum of $1,500,000,000 (150,000,000 in shares) of our common stock in this offering that includes shares sold pursuant to our automatic purchase plan. We have initially designated 2.5% of the shares in this offering as issuable pursuant to our distribution reinvestment plan, whereby the shares will be sold at up to a 5% discount to the prices for the primary offering as described above. You must initially invest at least $5,000, unless you are a tax exempt plan, in which event you must invest at least $4,000. This offering will terminate on or before [                                ], 20[        ], unless extended by our board of directors.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 27. Significant risks relating to your investment in shares of our common stock include:

•    We and our advisor are newly organized and have no operating history. Because we have not identified the real estate assets we will acquire with the net proceeds of this offering, you will be unable to evaluate the economic merits of such investments or how the proceeds are invested.

•    Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose your investment.

•    There is no market for our shares and we do not expect to list our shares in the near future. There are restrictions and limitations on your ability to have all or any portion of your shares redeemed under our share redemption plan.

•    Until we generate operating cash flow or funds from operations sufficient to make distributions to you, we may make distributions to you from other sources, such as from the proceeds of this offering or from borrowings, which will reduce cash available for investment in properties and other real estate-related assets. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level.

•    We rely on our advisor and its affiliates to select properties and other investments and to conduct our operations. We are obligated to pay substantial fees to our advisor, based upon agreements which have not been negotiated at arm’s length, and some of which are payable based upon factors other than the quality of services provided to us. These fees could influence their advice to us as well as their judgment in performing services for us and our subsidiaries.

•    We expect to incur debt which could hinder our ability to pay distributions to you or could decrease the value of your investment in the event that income from or generated by, or the value of, the property securing the debt falls.

•    We anticipate that up to 60% of our assets may be located in foreign jurisdictions. In such event, we may be susceptible to changes in currency exchange rates, foreign tax systems which may not recognize our REIT status, foreign taxes on operational revenues and disposal gains, adverse political or economic developments and changes in foreign laws.

•    To hedge against foreign exchange and interest rate fluctuations, we may use derivative financial instruments. Using derivative financial instruments may be costly and ineffective.

	Price to Public(1)	Commissions(2)	Net Proceeds to us (Before Expenses)(1)
Per Share	$10.00	$1.00	$9.00
Total Offering Minimum	$2,000,000.00	$200,000.00	$1,800,000.00
Total Offering Maximum	$1,500,000,000.00	$150,000,000.00	$1,350,000,000.00

(1)	Assumes we sell shares at $10.00 per share and no shares are sold pursuant to our distribution reinvestment plan or otherwise discounted as provided in this prospectus.
(2)	Includes up to a 7% selling commission and a 3% marketing support fee, neither of which will be paid for shares issued pursuant to our distribution reinvestment plan.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The managing dealer of this offering, CNL Securities Corp., an affiliate of one of our sponsors, will use only its best efforts to sell our shares and has no firm commitment or obligation to purchase any of our shares. Your subscription payments will be placed in an account held by an escrow agent, UMB Bank, N.A., and will be held in trust for your benefit until subscription funds total at least $2 million. If we do not sell at least 200,000 shares by                         , 20        , which is one year from the initial effective date of this offering, your funds in the escrow account (including interest, if any, and without deductions for fees or expenses) will be returned to you, and we will stop selling shares.

The date of this prospectus is                         , 2010.

The names “Macquarie” and “Macquarie Group” refer to Macquarie Group Limited (ABN 94 122 169 279) and its direct and indirect subsidiaries, including Macquarie Bank Limited (ABN 46 008 583 542) and Macquarie Capital Funds Inc. Macquarie Bank Limited maintains representative offices in several jurisdictions in the United States, however, neither Macquarie Group Limited nor Macquarie Bank Limited is authorized to conduct banking business in the United States.

Other than Macquarie Bank Limited, any Macquarie Group subsidiary noted in this prospectus, including Macquarie Capital Funds Inc., is not an authorized deposit-taking institution for the purposes of the Banking Act (Commonwealth of Australia) 1959. That subsidiary’s obligations do not represent deposits or other liabilities of Macquarie Bank Limited. Neither Macquarie Group Limited nor Macquarie Bank Limited guarantees or otherwise provides assurance in respect of the obligations of that subsidiary, unless expressly noted otherwise.

SUITABILITY STANDARDS

We have established financial suitability standards for initial stockholders in this offering. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

In determining your net worth, do not include the value of your home, home furnishings or personal automobiles.

Our suitability standards also require that you:

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of your investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of your shares;

•	the restrictions on transferability of your shares;

•	the background and qualifications of our advisor; and

•	the tax consequences of your investment.

Before authorizing an investment in shares, fiduciaries of Plans should consider, among other matters: (i) fiduciary standards imposed by the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and governing state or other law, if applicable; (ii) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan’s investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares; (iii) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments; (iv) rules relating to the periodic valuation of Plan assets; and (v) prohibitions under ERISA, the Internal Revenue Code and/or governing state or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Internal Revenue Code or “parties in interest” under ERISA or governing state or other law, if applicable. See “Plan of Distribution — ERISA Considerations.”

Our sponsors and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if investors represent that they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and personal automobiles.

•	Kentucky, Oregon, Massachusetts, Michigan, Missouri, Pennsylvania and Tennessee – In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed

i

10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•

Alabama – In addition to meeting the applicable suitability standards set forth above, an Alabama resident may not invest more than 10% of his or her net worth, exclusive of his or her home, home furnishings and automobile, in this offering and in other similar real estate programs sponsored by either CNL Financial Group, LLC or Macquarie Capital Funds Inc.

•

California – An investment in us is limited to California investors who have: (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000; or (ii) a net worth of $250,000, exclusive of his or her home, home furnishings and automobile. In addition, a California resident may not invest more than ten percent (10%) of his or her net worth in this offering.

•

Iowa – An investment in us is limited to Iowa investors who have: (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $70,000; or (ii) a net worth of $350,000, exclusive of his or her home, home furnishings and automobile. In addition, an Iowa resident may not invest more than ten percent (10%) of his or her net worth, exclusive of his or her home, home furnishings and automobile, in this offering and in other real estate programs sponsored by either CNL Financial Group, LLC or Macquarie Capital Funds Inc.

•

Ohio – In addition to meeting the applicable minimum suitability standards set forth above, your investment in us and in any securities publicly offered in the United States by CNL Financial Group, LLC or Macquarie Capital Funds Inc. or their affiliates may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

In addition, the following states have established the following recommendations for investors in their states. Shares will be sold to investors in these states only if investors represent that they meet the special recommendations set forth below.

•

Pennsylvania Investors – Because the minimum offering is less than $150 million, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. Pursuant to the requirements of the Pennsylvania Securities Commission, we will not solicit or accept subscriptions from Pennsylvania residents until after subscriptions for shares totaling at least $75 million have been accepted.

•

Kansas and Massachusetts Investors – In addition to meeting the applicable minimum suitability standards set forth above, the offices of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included in this prospectus as Appendix D.

•	Deliver your check for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed subscription agreement to your participating broker-dealer.

•

Until such time as we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., Escrow Agent for Macquarie CNL Global Income Trust, Inc.” Once we have raised $2 million in subscriptions, we will notify our managing dealer and participating brokers and after that you should make your check payable to “Macquarie CNL Global Income Trust, Inc.” See “Plan of Distribution — Escrow Arrangements.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards, and, if applicable, any investment limitations imposed by his or her primary state of residence, as stated in the subscription agreement and agrees to accept all of the terms of the subscription agreement.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See “Suitability Standards” and “Plan of Distribution — Subscription Procedures” for additional details on how you can purchase our shares of common stock.

PROSPECTUS SUMMARY	1

Financial Information	F-1

Prior Performance Tables – CNL	Appendix A
Prior Performance Tables – Macquarie Capital Funds	Appendix B
Prior Performance Tables – CNL and Macquarie Capital Funds	Appendix C
Form of Subscription Agreement	Appendix D
Form of Distribution Reinvestment Plan	Appendix E
Form of Automatic Purchase Plan	Appendix F
Form of Redemption Plan	Appendix G

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers about This Offering” section immediately following this summary. This section and the “Questions and Answers about This Offering” section do not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Our Business

Macquarie CNL Global Income Trust, Inc. is a Maryland corporation incorporated on March 4, 2009 that intends to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes. Macquarie CNL Global Income Trust, Inc. is sponsored by CNL Financial Group, LLC, and Macquarie Capital Funds Inc. We will principally focus on acquisitions of income-oriented commercial real estate and real estate-related assets. These investments may also include the investment in, and origination of, real estate-related investments such as mortgage, mezzanine, bridge, and other loans, debt securities such as commercial mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies, as well as other real estate-related investments. We may invest in a wide variety of sectors, including office properties, retail centers, business and industrial parks (including warehouse, manufacturing and distribution facilities), multifamily properties (including student and senior housing), hospitality properties, healthcare properties and self storage properties, as well as other classifications of commercial real estate property. We initially anticipate that up to 60% of our assets may be located outside the United States.

We plan to own substantially all of our assets and conduct our operations through Macquarie CNL Income, LP, which we refer to as our operating partnership. We currently own all of the limited partnership interests in our operating partnership. Macquarie CNL Income GP, LLC, our wholly owned subsidiary, owns a 1% general partnership interest in our operating partnership.

Our office is located at 450 South Orange Avenue, Orlando, Florida 32801. Our telephone number is (407) 650-1000.

Our Sponsors, Our Advisor and Other Related Entities

CNL Financial Group, LLC and Macquarie Capital Funds Inc. are our sponsors and who we consider to be our promoters. CNL Financial Group, LLC is an affiliate of CNL Financial Group, Inc., which is one of the nation’s largest, privately held real estate investment and development companies, and is controlled by James M. Seneff, Jr. Macquarie Capital Funds Inc. is a subsidiary of Macquarie Group Limited, or “Macquarie,” and is part of “Macquarie Capital Funds,” a business platform focused on the creation and management of specific asset class investor funds within Macquarie. Macquarie Capital Funds offers a range of real estate service capabilities including portfolio and asset management, development related services, property management services, due diligence, investment advisory services, financing and capital management and investor relations. Macquarie, a public company and global provider of banking, financial, advisory, investment and funds management services, is listed on the Australian Securities Exchange under the symbol MQG.

We are externally advised by our “advisor,” Macquarie CNL Global Income Advisors, LLC, which is a joint venture formed between an affiliate of CNL and Macquarie Real Estate Advisory Services LLC, an affiliate of Macquarie Capital Funds Inc. Our advisor was organized as a Delaware limited liability company in December 2008. All of our executive officers are executive officers of our advisor. Our advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. Our advisor performs its duties and responsibilities to us under an advisory agreement and owes fiduciary duties to us and our stockholders. The term of the advisory agreement is for one year after the date of execution, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. Our independent directors are required to review and approve the terms of our advisory agreement at least annually. Our advisor has entered into sub-advisory agreements with each of CNL Global Income Advisors, LLC, an affiliate of CNL, which was organized in February 2009, and with Macquarie Global Income Advisors LLC, an affiliate of Macquarie Real Estate Advisory Services LLC, which was organized in December 2008, to provide substantially all of our acquisition, operating and administrative services. Our advisor will retain ultimate responsibility for the performance of all matters entrusted to it under the advisory agreement.

Our property is managed under a property management agreement between us and our property manager, Macquarie CNL Global Income Managers, LLC, which is a joint venture formed between an affiliate of CNL and an affiliate of Macquarie Real Estate Advisory Services LLC, an affiliate of Macquarie Capital Funds Inc. Our property manager was organized as a Delaware limited liability company in March 2009. Our property manager is responsible for managing and leasing our commercial real estate investments. The term of the property management agreement is for six years after the date of execution. Our property manager has entered into sub-property management agreements with each of CNL Global Income Managers, LLC, an affiliate of CNL, which was organized in March 2009 (primarily with respect to our investments in the United States and Canada), and with Macquarie Global Income Managers LLC, an affiliate of Macquarie Real Estate Advisory Services LLC, which was organized in December 2008 (primarily with respect to our investments outside the United States and Canada), to provide substantially all our property management and leasing services. Our property manager will retain ultimate responsibility for the performance of all matters entrusted to it under the property management agreement.

Each of CNL and Macquarie Capital Funds Inc. and their respective affiliates and related parties have extensive experience in the acquisition, management and development of real estate and real estate-related assets. Various affiliates and related parties of each of CNL and Macquarie Capital Funds Inc. will provide services to us as described in “The Advisor and the Advisory Agreement,” “Conflicts of Interest” and “Certain Relationships and Related Transactions.”

Our Investment Objectives

Our primary investment objectives are to:

•	provide you with attractive and stable cash distributions;

•	preserve, protect and return your invested capital;

•	invest in a diversified portfolio of assets; and

•	explore liquidity options in the future, including the sale of either us or our assets, potential merger opportunities or the listing of our common stock on a national securities exchange.

There is no assurance that we will be able to achieve our investment objectives.

Investment Strategy

As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is a reasonable probability that we will invest, with the proceeds of this offering.

We intend to undertake a global investment strategy to acquire a range of income-oriented commercial real estate and real estate-related assets. We may invest across a diverse spectrum of real estate sectors, including office properties, retail centers, business and industrial parks (including warehouse, manufacturing and distribution facilities), multifamily properties (including student and senior housing), hospitality properties, healthcare properties and self storage properties. These assets may also include the investment in, and origination of, real estate-related investments such as mortgage, mezzanine, bridge, and other loans, debt securities such as mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies, as well as other real estate-related investments. At the discretion of our advisor’s investment committee and with the approval of our board of directors, we additionally may invest in other income-oriented commercial real estate assets, securities and investment opportunities that otherwise meet our investment objectives and policies. Our advisor may use CNL’s and Macquarie Capital Funds’ network of global relationships to enter into joint ventures, partnerships or other co-ownership arrangements for the acquisition of properties. This may include present and future real estate limited partnerships and REITs sponsored by affiliates of each of our sponsors.

We will supplement this prospectus to provide descriptions of material properties and other material real estate investments that we acquire or propose to acquire during the course of this offering.

Our Initial Capitalization

Our advisor acquired 22,222 shares of our common stock in consideration of a cash payment of $200,000 in March 2009. The price per share paid by our advisor was lower than the price you will pay, but is approximately the same as the net proceeds we will receive from the sale of a share under this offering at $10.00 to which certain commissions and fees would otherwise apply.

Borrowing Policies

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our intent is to target our aggregate borrowings to between 30% to 60% of the aggregate value of our assets, once we own a seasoned and stable asset portfolio. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets, unless substantial justification exists that borrowing a greater amount is in our best interests. We intend to have lower leverage than our policy permits, although initially our aggregate borrowings may be greater than 30% to 60% of the aggregate value of our assets. Under our articles of incorporation, the maximum amount of our indebtedness cannot exceed 300% of our “net assets,” as defined by the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007 (the “NASAA REIT Guidelines”) as of the date of any borrowing unless any excess borrowing is approved by a majority of our independent directors and is disclosed to stockholders in our next quarterly report, together with a justification for the excess. We have not established any financing sources at this time. We will supplement this prospectus to provide descriptions of material borrowings made during the course of this offering.

Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The risks that we believe are most relevant to an investment in shares of our common stock include the following:

•

We and our advisor have no operating history and no established financing commitments. Additionally, the prior performance of real estate investment programs sponsored by affiliates of our sponsors may not be an indication of our future results. There is no assurance that we will be able to successfully achieve our investment objectives.

•

Recent disruptions in global financial markets and deteriorating global economic conditions could adversely affect the value of our investments and our operations and lower returns to investors. We believe that the risks associated with our business may be more severe during periods of economic slowdown or recessions if these periods are accompanied by declining values in real estate. The current state of the economy and the implications of future potential weakening may negatively impact commercial real estate fundamentals, resulting in lower revenues and values for commercial properties that could decrease below the values paid for such properties.

•	The offering price of our shares was determined arbitrarily and may not be indicative of the price at which the shares would trade if they were listed or were actively traded by brokers.

•

There is no current public trading market for our shares, and we cannot assure you that one will ever develop. We have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. Even if you are able to sell your shares, the price received for any shares could be less than what you paid for them or less than your proportionate value of the assets we own. Additionally, although we intend to have a share redemption plan, redemptions will be limited and our board of directors may reject any request for redemption of shares or amend, suspend or terminate the plan at any time. Therefore, it may be difficult for you to sell your shares promptly or at all, including in the event of an emergency and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

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We have not identified any assets to acquire with the proceeds from this offering. Although we will supplement this prospectus as we make material acquisitions or commit to material acquisitions of properties or other investments, to the extent we have not yet acquired or identified assets for acquisition at the time you make your investment decision, you will not have the opportunity to evaluate our investments prior to our making them. You must rely upon our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments.

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This is a “best efforts” offering, which means the managing dealer and the participating brokers selling the shares of our offering are only required to use their best efforts to sell our shares and are not required to sell any specific number of shares. If we are unable to raise substantially more than the minimum offering amount of $2 million, we will make fewer investments, resulting in less diversification of the number of investments owned, the geographic regions in which our real property investments are located and the type of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we have limited diversification in our portfolio of investments.

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Our advisor has subcontracted substantially all of the services it performs to affiliates of our sponsors. Our ability to achieve our investment objectives and to make distributions will depend on the performance of our advisor and these sub-advisors for the day-to-day management of our business and the selection of our real properties, loans and other investments for recommendation to our board of directors and on the performance of our property manager in managing our properties.

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We do not own our advisor or property manager. The agreements with our advisor and property manager were not negotiated at arm’s length. We, and the subsidiaries of our operating partnership, will pay substantial fees to our advisor, the managing dealer, our property manager and their respective affiliates and related parties, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence their advice to us as well as their judgment in performing services for us and our subsidiaries.

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Until the proceeds from this offering are invested and generating operating cash flow or funds from operations sufficient to make distributions to our stockholders, we may determine not to pay distributions or to pay some or all of our distributions from other sources, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a deferral of asset management fees, and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest in assets. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level.

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We expect to generate little, if any, cash flow from operations or funds from operations available for distribution until we make substantial investments. Our operating cash flow will be negatively impacted to the extent we invest in properties requiring significant capital, and our ability to make distributions may be negatively impacted, especially during our early periods of operation.

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We may incur substantial debt. Loans we obtain may be collateralized by some or all of our properties or other assets, which will put those properties or other assets at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

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To satisfy one of the requirements for qualification as a REIT, our articles of incorporation contain certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8%, by number or value, of any class or series of our outstanding capital stock during any time that we are qualified as a REIT. However, our articles of incorporation also allow our board to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status.

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Real estate investments are subject to general downturns in the economy as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be at a particular property or that any tenant or borrower will remain solvent. We also cannot predict the future value of our properties or other assets.

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We intend to make significant foreign investments and will be susceptible to risks associated with such investments, including changes in currency exchange rates, foreign taxes, adverse political or economic developments and changes in foreign laws.

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We are subject to risks associated with the liquidity problems occurring in both the United States and global credit markets. Volatility in the debt markets could affect our ability to obtain financing for acquisitions or other activities related to real estate assets and the number, diversification or value of our real estate assets.

•	To hedge against foreign exchange rate and interest rate fluctuations, we may use derivative financial instruments. Using derivative financial instruments may be costly and ineffective.

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We may invest in real estate-related securities issued by various U.S. and foreign publicly-traded and privately-held real estate companies. Our investments in real estate-related securities will expose us to risks different from, or in addition to, those related to owning fee interests in real estate. For example, we will be exposed to the business specific risks impacting a particular entity such as how the entity has capitalized its assets, the depth and quality of its management team, the entity’s tenant base and property focus, among other things. Other risks related to investments in real estate-related equity securities may include: (i) limited liquidity, with respect to unlisted or thinly traded securities and with respect to securities subject to restrictions on transfer; (ii) substantial market price volatility resulting from, among other things, changes in prevailing interest rates in the case of traded equity securities; (iii) subordination to the liabilities of the issuing entity, such that the earnings of the issuer may not be sufficient to meet its debt service and distribution obligations; and (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem the securities.

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There will be little or no income available from our investments in collateralized debt obligations if there are defaults by the borrowers that pledged the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in collateralized debt obligations could decrease substantially. In addition, investments in collateralized debt obligations are generally illiquid, and because they represent a leveraged investment in the assets securing a collateralized debt obligation, their value generally will fluctuate more than the values of the underlying collateral.

•	We may not qualify, or once we qualify, remain qualified, as a REIT for federal income tax purposes, which would subject us to the payment of tax on our taxable income at corporate rates.

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If we hold and sell one or more properties through a taxable REIT subsidiary, or “TRS,” our return to stockholders would be diminished because any operating profits and the gain from any such sale would be subject to a corporate-level tax, thereby reducing funds available for distribution to our stockholders or reinvestment in new assets. Moreover, if the ownership of properties by a TRS causes the value in our TRS to exceed 25% of the value of all of our assets at the end of any calendar quarter, we may lose our status as a REIT.

•	If sales of our properties or other assets not owned by a TRS are deemed prohibited transactions, we may be subject to a 100% penalty tax on the gains resulting from those sales.

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Our status as a REIT for U.S. federal income tax purposes may not be recognized by foreign tax systems. Moreover, foreign tax credits do not pass through to our stockholders, and we may not be able to make effective use of such foreign tax credits. Accordingly, our investments in real estate and real estate-related securities in countries outside the United States may be subject to tax costs or inefficiencies that are significantly greater than similar investments within the United States that are made by a REIT.

Our REIT Status

We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31, 2010. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute generally at least 90% of their taxable REIT income. If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. It is possible to discover that we failed to qualify as a REIT months or even years after the REIT earnings have been distributed. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Further, our REIT election only applies with respect to U.S. taxation. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we may be subject to foreign tax systems. Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we may be treated as a foreign corporation or other type of entity subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from such operations may be subject to withholding both as to dividends and interest paid to us. Although we will seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally such taxes, which could be significant. To the extent we incur such foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders. Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we cannot generally make effective use of foreign tax credits. As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes. Accordingly, foreign taxes would impact our operations as an additional cost.

Our UPREIT Structure

We are considered to be an umbrella partnership real estate investment trust, or “UPREIT,” because substantially all of our assets will be owned by our operating partnership, Macquarie CNL Income, LP, of which we currently own all of the limited partnership interests. Macquarie CNL Income GP, LLC, our wholly owned subsidiary, owns a 1% general partnership interest in our operating partnership. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. We intend to own substantially all of our investments through our operating partnership or its subsidiaries.

Our Management

We operate under the direction of our board of directors, the members of which owe us fiduciary duties and which are accountable to us and our stockholders in accordance with the Maryland General Corporation Law. Our board of directors is responsible for the management and control of our business and affairs and will have responsibility for reviewing our advisor’s performance at least annually. Prior to the commencement of this offering, we will have five members on our board, three of whom will be independent of our management, our advisor and our respective affiliates, and of the remaining two directors, one will be a representative of CNL and one will be a representative of Macquarie Capital Funds. Our directors will be elected annually by our stockholders. Our board of directors has established an audit committee comprised of independent directors. The majority of our directors will be independent of our advisor.

All of our executive officers are also executive officers of our advisor and/or its affiliates. Our executive officers have extensive experience investing in real estate. Our chairman of the board has over 35 years of experience investing in real estate with CNL and its affiliates, and our chief executive officer has over 30 years of experience investing in real estate with CNL and its affiliates. The Macquarie Capital Funds’ representative to our board of directors has 25 years of real estate experience and over eight years of experience with Macquarie Capital Funds and its affiliates.

Our Conflicts of Interest

Substantial conflicts of interest will exist between us and some of our affiliates. Our advisor and its executive officers will experience conflicts of interest in connection with the management of our business affairs. These conflicts arise principally from their involvement in other activities that may conflict with our business and interests. Conflicts of interest that may exist between us and some of our affiliates include the following:

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Our executive officers and the managers, executive officers and investment committee members of our advisor will have to allocate their time between us and the other programs sponsored by CNL and/or Macquarie Capital Funds and activities in which they are involved, which may limit the amount of time they spend on our business matters. CNL has one public and Macquarie Capital Funds and its affiliates have 13 (three public and ten private) active real estate investment programs with similar investment objectives to ours. In addition, CNL and Macquarie Capital Funds are jointly sponsoring CNL Macquarie Global Growth Trust, Inc., an active real estate investment program. CNL manages three other real estate programs and Macquarie Capital Funds manages one other real estate program that are actively investing in real estate assets but have investment objectives dissimilar to ours. We will have in common with CNL Macquarie Global Growth Trust, Inc. the same initial executive officers. Additionally, our advisor and the advisor to CNL Macquarie Global Growth Trust, Inc. will have in common the same initial managers, executive officers and investment committee members. We currently anticipate that our executive officers and the executive officers of our advisor will, on average, devote approximately one-third of their time to our business and operations, approximately one-third of their time to the business and operations of CNL Macquarie Global Growth Trust, Inc., and the balance of their time will be devoted to other individual or joint real estate programs of CNL and Macquarie Capital Funds, as applicable. It is also intended that the managers of our advisor (who are not executive officers of our advisor) and the investment committee members of our advisor will devote the time necessary to fulfill their respective duties to us and our advisor.

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We may compete with other existing and/or future programs sponsored by CNL or Macquarie Capital Funds, including CNL Macquarie Global Growth Trust, Inc., for the acquisition of properties and other investments, all of which may invest in commercial properties. In such event, the executive officers of our advisor, its affiliates and related parties, including the members of the investment committee of our advisor, who are executive officers and employees of other CNL or Macquarie Capital Funds and their respective affiliates’ sponsored programs or who support principal activities of Macquarie Capital Funds and its affiliates, must determine which CNL-sponsored or Macquarie Capital Funds-sponsored program or other entity should purchase any particular property or make any other investment, or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments. Neither CNL nor Macquarie Capital Funds are required to offer any investment opportunity to us and we have no expectation that we will be offered any investment opportunity.

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We may compete with other programs sponsored by CNL or Macquarie Capital Funds for the same tenants in negotiating and/or renegotiating, if applicable, leases or in selling similar properties in the same geographic region, and the executive officers of our advisor and its affiliates may face conflicts with respect to negotiating with such tenants and purchasers.

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Our advisor, a sponsor, a director or any of their affiliates may purchase or lease assets from us. Although a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction must determine that the transaction is fair and reasonable to us, there can be no assurance that the price for such purchase or lease of assets from us would be consistent with that obtained in an arm’s length transaction.

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We may purchase or lease assets from our advisor, a sponsor, a director or any affiliate thereof. Although a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction must find that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to such advisor, sponsor, director or affiliate, unless substantial justification exists for the excess and our independent directors conclude the excess is reasonable, there can be no assurance that the price to us for such purchase or lease would be consistent with that obtained in an arm’s-length transaction. In no event may the purchase price of the applicable property to us exceed its current appraised value.

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We may invest in joint ventures with our sponsors, our advisor, one or more of our directors or any of our affiliates. Although a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction must approve the investment as being fair and reasonable to us and on substantially the same terms and conditions as those that would be received by any other joint venturers, there can be no assurance that such terms and conditions would be as advantageous to us than if such terms and conditions were negotiated at arm’s length.

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Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments, regardless of the quality of the services provided to us. There can be no assurance that such fees would be as advantageous to us than if such fees were negotiated at arm’s length.

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Our compensation arrangements with our advisor may provide an incentive to purchase assets using borrowings because our advisor will receive an investment services fee and other fees based on the purchase price of the acquired asset which includes debt.

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Agreements with our advisor and its affiliates were not, and will not be, negotiated at arm’s length and, accordingly, may be less advantageous to us than if similar agreements were negotiated with unaffiliated third parties.

See the “Risk Factors — Risks Related to Conflicts of Interest and Our Relationships with Our Advisor, Its Affiliates and Related Parties” and “Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment and the risks associated with such conflicts, as well as the policies that we have established to resolve or mitigate a number of these potential conflicts.

Investment Company Act Considerations

We intend to conduct our operations so that we and each of our subsidiaries will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).” Under Section 3(a)(1)(A) of the Investment Company Act, a company will be an “investment company” only if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to engage primarily in the business of acquiring real property, as well as making mortgage loans and other loans secured by interests in real estate and making other real estate-related investments. We intend to acquire commercial real estate and real-estate related assets directly, for example, by acquiring fee interests or long-term leasehold estates in commercial real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may co-invest with other entities in real estate assets through joint ventures, limited liability companies, partnerships and other forms of co-ownership arrangements, including entities in which we do not own a controlling interest. Our investments may also include investment in, and origination of, mortgages and other real-estate related loans, debt securities such as commercial mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies as well as other real estate-related investments. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and our subsidiaries will not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our respective operations such that none of us will be required to register as an investment company under the Investment Company Act.

In addition, we intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test and thus will not meet the definition of an investment company under Section 3(a)(1)(C) of the Investment Company Act. We will monitor our investments on an ongoing basis to determine our compliance and the compliance of each wholly and majority-owned subsidiary with this test. We expect that few, if any, of our wholly and majority-owned subsidiaries will be relying on exemptions under either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries generally will not constitute “investment securities.” Accordingly, we believe that neither we nor any of our wholly and majority-owned subsidiaries would be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

In the event that we or any of our wholly or majority-owned subsidiaries would satisfy the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exception generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We will measure our Section 3(c)(5)(C) exception on an unconsolidated basis.

Qualification for an exception or an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain an exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Compensation of Our Advisor and Affiliates

Our advisor, its affiliates and related parties will perform services relating to the investment, management and sale of our assets. In addition, CNL Securities Corp., the managing dealer for this offering, will perform services in connection with the offer and sale of shares. The following table describes in summary form the compensation and reimbursement of expenses that we contemplate paying to our advisor, its affiliates and the managing dealer. The estimated maximum dollar amounts presented in the table are based on the assumption that we sell all of the shares of the offering at the following prices:

•	97.5% of the 150,000,000 shares are sold through our primary offering at $10.00 per share; and

•	2.5% of such shares are sold pursuant to the distribution reinvestment plan at $9.50 per share.

Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings. All or a portion of the selling commissions or marketing support fees will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the managing dealer fee may be reduced with respect to certain purchases.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

Fees Paid in Connection with Our Offering

Selling commissions to managing dealer and participating brokers	Up to 7% of gross proceeds of shares sold in our primary offering. No selling commissions will be paid in connection with shares sold pursuant to our distribution reinvestment plan.	$102.375 million

Marketing support fees to managing dealer and participating brokers	Up to 3% of gross proceeds of shares sold in our primary offering. No marketing support fees will be paid in connection with shares sold pursuant to our distribution reinvestment plan.	$43.875 million

Reimbursement of other organizational and offering expenses to our advisor, its affiliates and related parties	Actual expenses incurred in connection with our formation and this offering, including bona fide, itemized and detailed due diligence expenses incurred by our managing dealer and participating brokers. Under FINRA rules, the total amount of organizational and offering expenses (including selling commissions and marketing support fees) we incur for this offering may not exceed 15% of gross proceeds of our primary offering.	Amount is not determinable at this time but is estimated to be 1.5% of gross offering proceeds ($22.472 million)

Fees Paid in Connection with the Acquisition of Properties, and Making Loans or Other Real Estate-Related Investments

Investment services fee to our advisor on the purchase price of assets	3% of the purchase price of properties and 2% of the funds advanced for loans or the amount invested in the case of other assets (except properties and securities) for services in connection with the selection, evaluation, structure and purchase of assets. No investment services fee will be paid to our advisor in connection with our purchase of securities.	Amount is not determinable at this time but is estimated to be $31.006 million (assuming no debt financing to purchase assets) and approximately $114.357 million (assuming debt financing equals 75% of our total assets)

Other acquisition fees to our advisor, its affiliates and related parties	Fees that are usual and customary for comparable services in connection with the financing of a property or the acquisition of securities. Such fees are in addition to the investment services fees (described above). We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired. Payment of	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

such fees will be subject to approval of our board of directors, including a majority of our independent directors.

Reimbursement of acquisition expenses to our advisor, its affiliates and related parties	Actual expenses incurred in connection with the selection and purchase of properties and making loans or other real estate-related investments.	Amount is not determinable at this time but is estimated to be 0.50% of the purchase price of the assets, or $6.460 million (assuming no debt financing) and approximately $23.824 million (assuming debt financing equal to 75% of our total assets)

Fees Paid in Connection with Our Operations

Asset management fee to our advisor	We will pay our advisor a monthly asset management fee in an amount equal to 0.08334% of the real estate asset value (the greater of the amount actually paid for the purchase of real property, or the most recently obtained appraised value of the real property that may have been obtained by us to provide valuations to certain ERISA plan stockholders, exclusive of acquisition fees and acquisition expenses) of our properties, including our proportionate share of those properties owned in joint ventures, and of the outstanding principal amount of any loans made, and an amount equal to 0.1042% of the book value of securities, as of the end of the preceding month.	Amount is not determinable at this time

Fees to our property manager	We, or our subsidiary property owners, will pay our property manager property management fees in an amount up to 4.5% of the gross revenues for management of our properties. This fee may be increased, subject to the approval of a majority of our independent directors, for certain properties, such as in connection with higher market fees payable with respect to properties located outside of the United States. In the event our property manager (through one of our sub-property managers) contracts with a third-party property manager in respect of a property, the management fees for such third-party property manager will be paid by our property manager. In addition, if our property manager provides leasing services with respect to a property, we, or our subsidiary property owners, will pay the property manager leasing fees equal to the leasing fees charged by unaffiliated persons rendering comparable services	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

in the same geographic location of the applicable property. Our property manager also will be paid a project management fee equal to 5% of the total hard and soft costs for managing tenant and capital improvements. We, or our subsidiary property owners, will reimburse our property manager for the costs and expenses incurred on our behalf to the extent included in the annual business plan for a property, or as we may otherwise agree. Such costs and expenses may include the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management or maintenance of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.

Service Fee to CNL Capital Markets Corp.	We will pay CNL Capital Markets Corp., an affiliate of CNL, an initial setup fee and an annual maintenance fee of $4.57 and $19.20, respectively, per investor for providing certain administrative services to us.	Amount is not determinable at this time as actual amounts are dependent on the number of investors

Reimbursement to our advisor, its affiliates and related parties for total operating expenses	We will reimburse our advisor, its affiliates and related parties for actual total operating expenses incurred (which, in general, are those expenses relating to our administration on an on-going basis). To the extent that total operating expenses payable or reimbursable by us in any four consecutive fiscal quarters (an “expense year”), commencing with the fourth full quarter following the effective date of this offering exceeds the greater of 2% of average invested assets or 25% of net income (as defined in our articles of incorporation), our advisor is required to reimburse us within 60 days after the end of the expense year the amount by which the total operating expenses paid or incurred by us exceed the 2%/25% guidelines, unless a majority of our independent directors determine that such excess expenses are justified based on unusual and non-recurring factors.	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

Fees Paid in Connection with Sales, Liquidation or Other Significant Events

Disposition fee to our advisor, its affiliates and related parties	We will pay a disposition fee in an amount equal to (i) in the case of the sale of real property, the lesser of (A) one-half of a competitive real estate commission, or (B) 3% of the sales price of such property, (ii) in the case of the sale of any asset other than real property, loans or securities, 3% of the sales price of such asset other than real property, loans or securities, and (iii) in the case of the sale of loans, 1% of the contract price of any loan, if our advisor, its affiliates or related parties provide a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets (including a sale of all of our assets or the sale of our company or a portion thereof). We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan unless there is a corresponding fee paid by the borrower to us, in which case the disposition fee will be the lesser of (i) 1% of the principal amount of the loan or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee of 1% of the contract price of such real property when sold. Even if our advisor receives a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, the amount of real estate commissions or brokerage fees paid to our advisor or its affiliates, when added to the sums paid to unaffiliated parties in such a capacity, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the sales price. We will not pay our advisor a disposition fee in connection with the sales of securities; however, we may pay a disposition fee in the form of a usual and customary brokerage fee to an affiliate or related party of our advisor, if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold.	Amount is not determinable at this time as they are dependent upon the price at which assets are sold

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

Subordinated share of net sales proceeds payable to our advisor from the sales of assets	Upon the sale of our assets, we will pay our advisor a subordinated share of net sales proceeds equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, and distributions paid to our stockholders from our inception through the measurement date, and total incentive fees, if any, previously paid to our advisor exceeds (B) the sum of the amount paid for our common stock in this offering which is outstanding (without deduction for organizational and offering expenses and less amounts paid to redeem shares under our share redemption plan) (“invested capital”) and amounts required to pay our stockholders an 8% cumulative, noncompounded annual return (the “priority return”) on invested capital, less (ii) total incentive fees, if any, previously paid to our advisor. “Incentive fees” means the subordinated share of net sales proceeds, the subordinated incentive fee and the performance fee. No subordinated share of net sales proceeds will be paid to our advisor following a listing of our shares.	Amount is not determinable at this time

Subordinated incentive fee payable to our advisor at such time, if any, as a liquidity event with respect to our shares occurs	Upon a listing, if any, of our common stock on a national securities exchange, or the receipt by our stockholders of cash or combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, we will pay our advisor a subordinated incentive fee equal to (i) 15% of the amount by which (A) the sum of our market value or the market value of the listed securities received in exchange for our common stock, including any cash consideration received by our stockholders, and the total distributions paid or declared and payable to our stockholders since inception until the date of listing, and the total incentive fees, if any, previously paid to our advisor from inception to date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash exceeds (B) the sum of our invested capital and the total distributions required to be made to the stockholders in order to pay them the priority return from our inception through the date of listing, less (ii) total incentive fees, if any, previously paid to our advisor. We may pay such fee in cash or listed equity securities or a combination of both.	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount

Performance fee payable to our advisor	Upon termination or non-renewal of the advisory agreement by our advisor for good reason (as defined in the advisory agreement) or by us or our operating partnership other than for cause (as defined in the advisory agreement), if a listing of our shares of common stock, or other liquidity event with respect to our shares of common stock, has not occurred, our advisor will be entitled to be paid a performance fee. The performance fee will be calculated upon a listing of our common stock on a national securities exchange or in connection with the receipt by our stockholders of cash or securities that are listed on a national securities exchange in exchange for our common stock, as a result of a merger, share acquisition or similar transaction, or a sale of any of our assets following such termination event and (i) in the event of a listing, or applicable merger, share acquisition or similar transaction, shall be calculated and paid in the same manner as the subordinated incentive fee and (ii) in the case of a sale of an asset, shall be calculated and paid in the same manner as the subordinated share of net sales proceeds, except that the amount of the performance fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the advisory agreement through the effective date of the termination event, divided by (B) the number of days elapsed from the initial effective date of the advisory agreement through the date of listing or relevant merger, share acquisition or similar transaction, or the sales, as applicable. The performance fee will be payable in cash or listed equity securities within 30 days following the final determination of the performance fee.	Amount is not determinable at this time

There are many conditions and restrictions on the amount of compensation our advisor, its affiliates and related parties may receive. The foregoing summarizes the anticipated terms of compensation arrangements during this offering; however, the terms of these arrangements may be changed in the future, subject to the approval of our independent directors. For a more detailed explanation of the fees and expenses payable to our advisor, its affiliates and related parties, see “Estimated Use of Proceeds” and “Management Compensation.”

Our Offering

We are offering a minimum of $2,000,000 of shares and a maximum of $1,500,000,000 (150,000,000 shares) of our common stock to the public through our managing dealer, CNL Securities Corp., a registered broker-dealer affiliated with CNL. The shares will be offered at $10.00 per share, unless our board of directors changes this price, in its sole discretion. We have initially designated 2.5% of the shares in this offering as issuable pursuant to our distribution reinvestment plan, whereby the shares will be sold at up to a 5% discount to the prices for the primary offering as described above. Shares sold pursuant to our automatic purchase plan are included in the primary offering. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and our distribution reinvestment plan. The offering of our shares will terminate on [                    ], 20[    ] if we have not received and accepted subscriptions for a minimum of $2,000,000 of shares by such date. If we have received and accepted subscriptions for the minimum of $2,000,000 of shares by such date, then the offering will terminate on or before [                    ], 20[    ]. In addition, if we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering beyond two years from [                    ], 20[    ], we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Our board of directors may terminate this offering at any time. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop offering and selling shares in any state in which the registration is not renewed annually.

This is a “best efforts” offering, which means our managing dealer and the participating brokers selling shares in our offering are required only to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares.

Subscription proceeds will be placed in an account held by the escrow agent, UMB Bank, N.A., until such time as subscriptions to purchase $2,000,000 in shares of our common stock have been received and accepted by us. Any shares of common stock purchased by our advisor, its affiliates or related parties will not be counted in calculating the minimum offering. Funds in escrow may be invested by the escrow agent in short-term certificates of deposits issued by a bank, short-term securities directly or indirectly issued or guaranteed by the U.S. government or in other short-term highly liquid investments with appropriate safety of principal, all as we may direct the escrow agent in writing. Subscribers may not withdraw funds from the escrow account. After the minimum number of shares has been sold, we generally will admit stockholders on a daily basis.

If the minimum offering has not been received and accepted by [                    ], 20[    ] (one year after the initial effective date of this offering), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, if any, and without deductions for fees or expenses) and subscription agreement will be returned to you promptly after the date of such termination. If we receive subscriptions prior to the date we break escrow, then we will pay to each subscriber from whom we received funds prior to such escrow break date an amount equal to the interest earned on such subscriber’s funds during the period in which such subscriber’s funds were held in escrow. Such interest will be calculated based on such subscriber’s pro rata share of all interest earned on all subscribers’ funds, if any, and without deduction for fees and expenses during such escrow period. Investors admitted as stockholders after the date we break escrow will not be entitled to interest, if any, earned on their subscription proceeds and all such interest, if any, will be paid to us.

Our Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders. We expect to generate little, if any, cash flow or funds from operations available for distribution until we make substantial investments. Therefore, until such time as we have sufficient cash flow or funds from operations, we may decide to not pay distributions or to fund all or a portion of the payment of distributions from sources other than cash flow from operations or funds from operations, such as from cash flows generated by financing activities, a component of which includes our secured and unsecured borrowings and the proceeds of this offering. Our advisor, its affiliates or related parties may also advance cash to us or waive asset management fees or other fees in order for us to have cash to pay distributions in excess of available cash flow or funds from operations. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level.

Once we begin paying distributions, we intend to declare them daily and pay them on a monthly basis to our stockholders. Our board of directors will determine the amount of each distribution. The amount of each distribution generally will be based upon such factors as the amount of cash available for distribution, current and projected cash requirements, tax considerations and other factors. Because of the effect of other items, including depreciation and amortization associated with real estate investments, distributions, in whole or in part, in any period may constitute a return of capital for federal tax purposes.

Our Distribution Reinvestment Plan and Automatic Purchase Plan

We have adopted a distribution reinvestment plan that will allow our stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We have designated 2.5% of the shares in this offering as shares issuable pursuant to our distribution reinvestment plan for this purpose.

We also have adopted an automatic purchase plan that allows stockholders to make cash investments of $25 per month or $75 per quarter, or more, in additional shares of our common stock through automatic debits to their checking, savings or other bank account. Automatic debits under this plan will not commence until we receive subscriptions for $2 million of shares of our common stock in this offering and conduct a closing. After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. Alabama, Nebraska and Ohio residents are not eligible to participate in our automatic purchase plan.

Our Redemption Plan

We have adopted a share redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem between 25% and 100% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem shares, the number of shares we may redeem in any calendar year and the price at which they are redeemed are subject to conditions and limitations, including:

•

if we elect to redeem shares, some or all of the proceeds from the sale of shares under our distribution reinvestment plan attributable to any quarter may be used to redeem shares presented for redemption during such quarter. In addition, we may use up to $100,000 per quarter of the proceeds from any public offering for redemptions (with the unused amount of any offering proceeds available for use in future quarters to the extent not used to invest in assets or for other purposes);

•	no more than 5% of the weighted average number of shares of our common stock outstanding during such 12-month period may be redeemed during such 12-month period; and

•

redemption pricing ranging from 92.5% of the purchase price per share for stockholders who have owned their shares for at least one year to 100% of the purchase price per share for stockholders who have owned their shares for at least four years.

Our board of directors has the ability, in its sole discretion, to amend or suspend the redemption plan or to waive any specific conditions if it is deemed to be in our best interest.

Our Exit Strategy

Our board of directors will consider future liquidity options, including our sale or the sale of all of our assets, merger opportunities or the listing of the shares of our common stock on a national securities exchange; however, our board of directors is not required to recommend a liquidity event by any certain date. Our board of directors must consider, but is not required to commence, a liquidity event for our stockholders which may include a liquidation of our assets, a sale of our company or a listing of our common stock on or before the seventh anniversary of the effective date of this offering. We do not know at this time what macro-or micro-circumstances will exist in the future and therefore we do not know what factors our board of directors will consider in determining whether to pursue a liquidity event in the future. Therefore, we have not established any pre-determined criteria. A liquidation of our assets or a sale of the company would require the approval of our stockholders.

Estimated Use of Proceeds

We estimate that approximately 82.60% to 86.24% of the net offering proceeds after paying the investment services fees and other acquisition expenses, assuming the sale of the minimum offering or the sale of the maximum offering, respectively, will be used for investment in real estate, loans and other real estate-related assets and other corporate purposes. A portion of the gross offering proceeds will be used to pay selling commissions, the marketing support fee and other organizational and offering expenses.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate-based investments;

•	offers the benefit of a diversified real estate portfolio under professional management;

•	pays distributions to stockholders of at least 90% of its taxable income; and

•

for U.S. federal income tax purposes, avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is allowed to deduct dividends paid to its stockholders, provided certain income tax requirements are satisfied.

Q:	Who is Macquarie CNL Global Income Trust, Inc.?

A:	Macquarie CNL Global Income Trust, Inc. is a newly-formed Maryland corporation sponsored by CNL Financial Group, LLC and Macquarie Capital Funds Inc. that intends to acquire and operate a diverse portfolio of income-oriented commercial real estate assets and real estate-related assets. These investments also may include investments in, and origination of, real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt securities such as commercial mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies, as well as other real estate-related investments. We may invest in a wide variety of real estate sectors, including office properties, retail centers, business and industrial parks (including warehouse, manufacturing and distribution facilities), multifamily properties (including student and senior housing), hospitality properties, healthcare properties and self storage properties, as well as other classifications of commercial real estate property. We initially anticipate that up to 60% of our assets may be located outside the United States. We are an externally managed REIT, and have retained Macquarie CNL Global Income Advisors, LLC as our advisor. We intend to be taxed as a REIT for U.S. federal income tax purposes beginning with the year ending December 31, 2010.

Q:	Why are we structured as a REIT?

A:	Each real estate program sponsored by CNL Financial Group, LLC and Macquarie Capital Funds Inc. is structured using the business form (for example, a “C corporation,” REIT, limited liability company or limited partnership) that the company sponsoring such program believes to be most advantageous to investors under the circumstances. For example, if a program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors for U.S. federal income tax purposes. Thus, in order to avoid the so-called “double taxation” inherent in the C corporation structure, we intend to be taxed as a REIT for federal income tax purposes beginning with the year ending December 31, 2010.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a C corporation. Moreover, we intend to make significant foreign investments, which may be subject to foreign tax systems that may not recognize our REIT status, which could create additional tax costs or other inefficiencies that reduce the benefits of our REIT status (although there would generally be no disadvantage to the REIT structure as compared with a C corporation). As a result, our articles of incorporation provide our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a C corporation without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our stockholders in accordance with the Maryland General Corporation Law and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our stockholders.

We may hold some of our properties through a taxable REIT subsidiary, or “TRS,” in which case the TRS entity would be subject to federal income tax.

Q:	Who is CNL Financial Group, Inc.?

A:	CNL Financial Group, Inc., or “CNL,” is an affiliate of one of our sponsors and who we consider, together with Macquarie, to be our promoter. CNL is one of the nation’s largest, privately held real estate investment companies. Headquartered in Orlando, Florida, CNL sponsors a wide array of investment programs including REITs, real estate limited liability companies and one real estate mutual fund. Since its inception in 1973, CNL and its affiliates have formed or acquired companies with more than $23 billion in assets located in the United States and Canada, including hotel, retail, restaurant, lifestyle properties and seniors’ housing properties. Services provided by CNL and its affiliates include advisory, acquisition, development, lease and loan servicing, asset and portfolio management, disposition, client services, capital raising, finance and administrative.

Q:	Who is Macquarie Group Limited?

A:	Macquarie Group Limited, or “Macquarie,” is a global provider of banking, financial, advisory, investment and funds management services. Macquarie’s main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world.

Macquarie is listed in Australia on the Australian Securities Exchange (ASX: MQG) and is regulated by the Australian Prudential Regulation Authority, the Australian banking regulator, as the owner of Macquarie Bank Limited, an authorized deposit taker. Macquarie also owns a bank in the United Kingdom, Macquarie Bank International, which is regulated by the Financial Services Authority. Macquarie’s activities are also subject to scrutiny by other regulatory agencies around the world.

Founded in 1969, Macquarie operates in more than 70 office locations in 28 countries. Macquarie employed over 14,000 people and had assets under management of approximately $300 billion as of December 31, 2009.

The figures noted in this “Questions and Answers about This Offering” section for each of Macquarie Group Limited, Macquarie Capital Funds and the global real estate platform of Macquarie Capital Funds and its affiliates are as of December 31, 2009, and are adjusted for certain Macquarie transactions. These adjustments include the acquisition of Delaware Investments, the restructure of Macquarie Infrastructure Group and sale of the majority of Macquarie’s Australian core real estate fund management platform, all of which took place during the first quarter of 2010.

Q:	Who is Macquarie Capital Funds?

A:

Macquarie Capital Funds is a business platform within Macquarie Capital, one of Macquarie’s five main operating groups. Macquarie Capital Funds has established a leading position in the creation and management of specific asset class investor funds (“specialist funds”). Through specialist management companies, as of December 31, 2009, it manages 8 listed and 33 unlisted specialist funds or vehicles that invest in infrastructure (including airports, toll roads, communications infrastructure, utilities and related sectors), real estate (including investments in retail, office, industrial, and commercial sectors as well as real estate development), and other sectors. Macquarie Capital Funds manages listed funds in Australia, Canada, the United States, Korea and Singapore. It

manages unlisted funds in Australia, Korea, Hong Kong, India, Canada, the United States, Europe, Russia, South Africa, Mexico[1] and the United Arab Emirates. As of December 31, 2009, assets under management in the specialist funds totaled approximately $94 billion.

Included within Macquarie Capital Funds is a global real estate business platform made up of Macquarie subsidiaries (some of which are regulated in jurisdictions where they provide services) and professionals primarily focused on the creation and management of unlisted real estate funds and real estate joint ventures in Australia, Asia, North America and Europe. The real estate service capabilities of Macquarie Capital Funds and its affiliates include portfolio and asset management, development related services, due diligence, investment advisory services, financing and capital management, and investor relations. As of December 31, 2009, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets valued over $6 billion.

Q:	Why are Macquarie Capital Funds Inc. and CNL Financial Group, LLC jointly sponsoring this offering?

A:	Macquarie Capital Funds Inc. and CNL Financial Group, LLC believe they bring strong complementary skills to the sponsorship of our company. CNL has a 35-year track record of forming and acquiring real estate businesses in the United States. Macquarie Real Estate Advisory Services LLC is an affiliate of Macquarie Capital Funds. As of December 31, 2009, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets valued over $6 billion.

Q:	Who is Macquarie CNL Global Income Advisors, LLC?

A:	Our advisor, Macquarie CNL Global Income Advisors, LLC, is a recently organized Delaware limited liability company formed as a joint venture between affiliates of CNL and Macquarie Capital Funds Inc. Our advisor is responsible for managing our affairs on a day-to-day basis and for identifying, recommending and executing acquisitions on our behalf. We benefit from the investment expertise and experience of our advisor’s management team and members of its investment committee that will investigate and make recommendations to us regarding potential investments. Our advisor will provide advisory services relating to substantially all aspects of our investments and operations throughout the world, including real estate acquisitions, asset management and other operational matters but does not currently conduct any operations. Our advisor has subcontracted with affiliates of CNL and Macquarie Capital Funds to perform substantially all of these functions. Our advisor will compensate its sub-advisors for services provided to the advisor pursuant to sub-advisory agreements. We will reimburse our advisor for expenses incurred on our behalf by our advisor and its sub-advisors, subject to certain limitations. Each sub-advisor may engage other parties, including affiliates, to perform services pursuant to the sub-advisory agreements. Our advisor will retain ultimate responsibility for the performance of all of the matters entrusted to it under the advisory agreement.

In addition, our advisor will monitor the performance of Macquarie CNL Global Income Managers, LLC, an affiliate of CNL, Macquarie Capital Funds Inc. and our advisor that will provide day-to-day property management services with respect to our properties, as well as any third-party unaffiliated property managers with whom our property manager contracts for property management services.

Q:	Who is Macquarie CNL Income, LP?

A:	Macquarie CNL Income, LP was formed in March 2009 to acquire, own and operate properties and other assets on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” as substantially all of our assets will be owned through this operating partnership. We believe this structure provides flexibility, if needed, to acquire real property through the issuance of limited partnership interests in our operating partnership to contributors who desire to defer taxable gain otherwise required to be recognized by them upon a disposition of their properties.

[1]	Macquarie Mexican Infrastructure Fund is comprised of parallel listed and unlisted vehicles.

We intend to make all acquisitions of real properties through subsidiaries of our operating partnership. We currently own all of the limited partnership interests in our operating partnership. Macquarie CNL Income GP, LLC, our wholly owned subsidiary, owns a 1% general partnership interest in, and is the sole general partner of, our operating partnership. Since we own and control the sole general partner of our operating partnership, our board of directors controls all of its decisions.

Q:	Who will choose the investments we make?

A:	Our advisor has an investment committee, comprised of up to three members designated by CNL and up to three members designated by Macquarie Capital Funds, that is responsible for analyzing potential investment opportunities and presenting and making recommendations to our board of directors on real estate investment opportunities consistent with our investment objectives. Our advisor may not complete an acquisition or disposition of real estate assets or financing of such acquisition on our behalf without the prior approval of our board of directors.

Q:	Does our advisor use any specific criteria when selecting potential investments?

A:	Our advisor, through its investment committee, considers relevant real property and financial factors in selecting properties, including the condition and location of the property, its income-producing capacity and its prospects for appreciation. Acquisitions or originations of loans are evaluated for the quality of income, the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, our advisor considers the impact of each investment as it relates to our portfolio as a whole.

Q:	Will we use leverage?

A:	Yes. We expect to borrow money to purchase assets. Our intent is to target our aggregate borrowings to between 30% to 60% of the aggregate value of our assets, once we own a seasoned and stable asset portfolio. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets, unless substantial justification exists that borrowing a greater amount is in our best interests. We intend to have lower leverage than our policy permits, although initially our aggregate borrowings may be greater than 30% to 60% of the aggregate value of our assets. Our policy limitation will not apply until we have ceased raising capital under this or any subsequent primary offering prior to listing and we have invested substantially all of our capital. Our board of directors may alter this policy at any time or suspend it if necessary to pursue attractive investment opportunities, subject to limitations on aggregate borrowings pursuant to our articles of incorporation as described below. There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our articles of incorporation, the maximum amount of our indebtedness may not exceed 300% of our “net assets” (as defined by NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

Q:	Do we intend to acquire some of our properties in joint ventures?

A:	We may enter into joint ventures, partnerships and other co-ownership arrangements or participations with real estate developers, owners and other affiliated and unaffiliated third parties, including other programs sponsored by CNL or Macquarie Capital Funds, for the purpose of owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate investments. Any joint ventures or other co-ownership arrangements or participations with our affiliates will require the approval of a majority of our independent directors.

Q.	What will be the process of acquiring properties or other assets?

A:

Our advisor, through its investment committee, will seek to identify properties, loans and real estate-related securities that meet our investment objectives and criteria. Investment opportunities will be generated through a combination of our network of brokers, affiliates of the companies sponsoring our advisor and relationships with institutional lenders, regional and national property managers, investment bankers, consultants and other real estate professionals. In evaluating a potential asset, our advisor will perform initial due diligence and an analysis of such potential asset to determine whether it meets our investment criteria. After conducting its analysis and making an initial assessment that a proposed asset meets our investment criteria, our advisor, through its investment committee, will present the investment opportunity and its analysis to our board of directors, which will make the determination as to whether to make the investment. Once our board of directors approves a prospective investment, the asset will undergo a more extensive due diligence process by our advisor, sub-advisors and/or their affiliates specializing in due diligence reviews of the specific asset type. Our investment will be conditioned upon the results of the due diligence review, in addition to other factors, including satisfactory negotiation of deal structuring and documentation and obtaining satisfactory financing, where applicable. While this generally summarizes our process, acquisitions of specific assets may not always follow this process, especially in circumstances where we have limited time constraints.

Q:	Will the distributions you receive be taxable as ordinary income?

A:	Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income or capital gains to the extent they are paid from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we may be subject to foreign tax systems. Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we may be treated as a foreign corporation or other type of entity subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from such operations may be subject to withholding both as to dividends and interest paid to us. Although we will seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally such taxes, which could be significant. To the extent we incur such foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders. Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we cannot generally make effective use of foreign tax credits. As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes. Accordingly, foreign taxes would impact our operations as an additional cost.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because, for example, depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates if your shares are held as a capital asset. To the extent any distribution that is not from current or accumulated earnings and profits exceeds the tax basis of your investment, such excess is taxed currently at capital gain rates if your shares are held as capital assets. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	How does a “best efforts” offering work?

A:

When shares are offered on a “best efforts” basis, the managing dealer and participating brokers selling shares in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell any or all of the shares that we are offering. If we sell less than the maximum number of shares we are offering, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants.

Q:	What will we do with the money raised in this offering?

A:	Depending primarily on the number of shares sold in this offering, we estimate that approximately 82.60% to 86.24% of the net offering proceeds after paying investment services fees and other acquisition fees, assuming the sale of the minimum offering or the sale of the maximum offering, respectively, will be used to invest in real estate, loans and other real estate-related assets, and other corporate purposes, including the repurchase of shares of our common stock under our redemption plan. The remainder of the offering proceeds will be used to pay selling commissions, the marketing support fee and other organizational and offering expenses. Pending the acquisition of properties or other real estate-related assets, we intend to invest the funds in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the U.S. government or other short-term, highly liquid investments with appropriate safety of principal. These investments are expected to provide a lower internal rate of return than we seek to achieve from our intended investments.

Q:	Who can buy shares?

A:	An investment in our company is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment. We have established suitability standards for investors in this offering. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and personal automobiles, either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth of at least $250,000. The minimum levels may be higher in certain states. For more information, see “Suitability Standards.”

Q:	May you make an investment through your individual retirement account, simplified employee pension plan or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account, a simplified employee pension, or “SEP,” plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account;

•	whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account;

•	whether the investment will generate unrelated business taxable income, or “UBTI,” to such IRA, SEP or other tax-deferred account;

•	whether there is sufficient liquidity for the investment under such IRA, SEP or other tax-deferred account;

•	the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and

•	whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. The minimum purchase is $5,000 for individuals and $4,000 for tax-exempt Plans.

After making your initial investment, you may invest additional amounts through our automatic purchase plan, which allows you to purchase additional shares of our common stock at regular intervals through debits to your checking, savings or other bank account. You also may elect to use up to the full amount of your distributions to purchase additional shares of our common stock through our distribution reinvestment plan.

Q:	How do you subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix D.

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase at least $2 million in shares of our common stock have been received and accepted by us. Any shares of our common stock purchased by our advisor, its affiliates or related parties will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the U.S. government, or in other short-term, highly liquid investments with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account. After the minimum number of shares has been sold, we generally will admit stockholders on a daily basis.

If the minimum offering amount has not been received and accepted by [                    ], 20[    ] (one year after the initial effective date of this offering), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, if any, and without deductions for fees and expenses) and subscription agreement will be returned to you promptly after the date of such termination. If we receive and accept subscriptions prior to the date we are required to break escrow, then we will pay to each subscriber for shares from whom we received funds prior to the date we break escrow and who was admitted as a stockholder, an amount equal to the interest earned, if any, on such subscriber’s funds during the period in which such subscriber’s funds were held in escrow (without deductions for fees and expenses), with such interest to be calculated based on such subscriber’s pro rata share of all interest earned on all subscribers’ funds during such escrow period. Investors admitted as stockholders after the date we break escrow will not be entitled to interest, if any, earned on their subscription proceeds and all such interest will be paid to us.

Q:	If you buy shares in this offering, how may you later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. Until our shares are publicly traded, you will have difficulty selling your shares, and there will likely not be any independent third party value of the shares. Even if you are able to sell your shares, you will likely have to sell them at a substantial discount. We have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a certain date.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our redemption plan, which is subject to significant conditions and limitations. Our board of directors has the right to reject any redemption request for any reason or to amend, suspend or terminate our redemption plan at any time, without the approval of our stockholders. Our board of directors has the right to waive the holding periods and change the redemption prices in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstance.

Q:	Will you be notified of how we are performing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly financial reports;

•	an annual report;

•	an annual Internal Revenue Service Form 1099-DIV, if required; and

•	supplements to this prospectus.

In our discretion and with your consent, if necessary, we will provide this information to you via U.S. mail or other courier, facsimile or electronic delivery.

Q:	When will you receive your detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year following the end of the previous December 31 tax year end.

Q:	Who is the transfer agent?

A:	Boston Financial Data Services, Inc. is our transfer agent. Its telephone number is (866) 650-0650. Its address is:

Macquarie CNL Global Income Trust

c/o Boston Financial Data Services, Inc.

30 Dan Road, Suite 8562

Canton, MA

02021

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Who can help answer your questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or CNL Client Services, Post Office Box 4920, Orlando, Florida 32802-4920; phone (866) 650-0650 or (407) 650-1000.

RISK FACTORS

Your purchase of shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing shares of our common stock. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. The occurrence of any of these risk factors, particularly those under the subheadings “— Company Related Risks”; “— Risks Related to Conflicts of Interest and Our Relationships with Our Advisor, Its Affiliates and Related Parties”; “— Risks Related to Our Business”; “— Risks Relating to Investments in Real Estate-Related Securities”; “— Lending Related Risks”; “— Federal Income Tax Risks”; and “—Risks Related to Our Organizational Structure,” could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to you.

Offering Related Risks

The price of our shares was determined arbitrarily.

We determined the offering price of our shares in our sole discretion based on:

•	the price that we believe investors would pay for our shares;

•	estimated fees to be paid to third parties and to our advisor, its affiliates and related parties; and

•	the expenses of this offering and funds we believe should be available for us to invest in properties, loans and other real estate-related assets to achieve our investment objectives.

There is no public market for our shares and there can be no assurance that one will develop.

Our shares are not listed and there is no current public market for shares of our common stock. There is no assurance that one will develop. We have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. Even if you are able to sell your shares, the price received for any shares could be less than what you paid or less than your proportionate value of the assets we own. There likely will not be any independent third party value of the shares. Additionally, although we intend to have a share redemption plan, it is subject to conditions and limitations, and our board of directors may reject any request for redemption of shares or amend, suspend or terminate the plan at any time. Further, we may not have sufficient liquidity to satisfy your redemption requests. Therefore, it may be difficult for you to sell your shares promptly or at all, including in the event of an emergency and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price. In the future, our board of directors may consider various exit strategies, but our articles of incorporation do not require that we consummate a transaction to provide liquidity to stockholders on any certain date or at all. As a result, you should purchase shares of our common stock only as a long-term investment.

You may not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

Although we will supplement this prospectus as we make or commit to make material acquisitions of properties and other real estate-related assets, to the extent we have not yet acquired or identified assets for acquisition at the time you make your investment decision, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments.

This is a “best efforts” offering and the number and type of investments we make will depend on the proceeds raised in this offering. In the event we raise only $2 million, we will make fewer investments, resulting in a less diversified portfolio of investments in terms of number, amount and location.

This offering is being made on a “best efforts” basis, which means our managing dealer and participating brokers are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of our shares. The minimum amount of shares we are required to sell is $2 million. We are not required to sell the full amount offered in this prospectus. If we are unable to raise substantially more than the minimum offering amount of $2 million, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real property investments are located and the types of investments that we make. A lack of diversification would increase the likelihood that any single investment’s performance would materially affect our overall investment performance. Your investment in our shares will be subject to greater risk to the extent that we have limited diversification in our portfolio of investments. Additionally, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income.

There can be no assurance that we will be able to achieve expected cash flows necessary to initially pay or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and investments in real estate-related securities, mortgage or other loans and assets, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that:

•	rents from our properties will remain stable or increase;

•	tenants will not default under or terminate their leases;

•	securities we buy will increase in value or provide constant or increased distributions over time;

•	loans we make will be repaid or paid on time;

•	loans will generate the interest payments that we expect; or

•	acquisitions of real properties, mortgage or other loans, or our investments in securities or other assets, will increase our cash available for distributions to stockholders.

Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to be paid on our shares.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay distributions. For instance:

•	Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

•	Cash available to pay distributions may decrease if the assets we acquire have lower yields than expected.

•

Federal income tax laws require REITs to distribute at least 90% of their REIT taxable income to stockholders each year, limiting the earnings that we may retain for corporate growth, such as asset acquisition, development or expansion, and making us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may decrease.

•	The payment of principal and interest required to service the debt resulting from our policy to use leverage to acquire assets may leave us with insufficient cash to pay distributions.

•

We may pay distributions to our stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, subject to the applicable REIT rules, our board of directors, in its discretion, may retain any portion of our cash on hand or use offering proceeds for capital needs and other corporate purposes. We cannot assure you that we will generate or have sufficient cash available to pay distributions to you, to continue paying distributions to you at any specified level, or that distributions we make may not be decreased or be eliminated in the future.

We may pay distributions from sources other than our cash flow from operations or funds from operations.

We expect to generate little, if any, cash flow from operations or funds from operations until we make substantial investments. Accordingly, until such time as we are generating operating cash flow or funds from operations, we may determine not to pay distributions or to pay all or a portion of our distributions from sources other than net operating cash flows, such as cash flows generated from financing activities, a component of which may include the proceeds of this offering, and borrowings, whether secured by our assets or unsecured. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions. To the extent we use sources of cash flow other than cash flow from operations or funds from operations to pay distributions, we will have less capital available to invest in properties and other real estate-related assets, the book value per share may decline, and there will be no assurance that we will be able to sustain distributions at that level. Further, distributions that exceed cash flow from operations or funds from operations may not be sustainable. If offering proceeds are used to fund distributions, earlier investors may benefit from the investments made with funds raised later in the offering, while later investors may not benefit from all of the net offering proceeds raised from earlier investors. We currently have no plans regarding when distributions will commence.

Company Related Risks

We and our advisor have no operating history and the prior performance of real estate investment programs sponsored by CNL or Macquarie Capital Funds may not be indicative of our future results.

We and our advisor are newly organized companies with no operating histories. You should not rely upon the past performance of other real estate investment programs sponsored by CNL or Macquarie Capital Funds to predict our future results. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, our advisor must, among other things:

•	identify and acquire investments that meet our investment objectives;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments; and

•	continue to build and expand its operational structure to support our business.

There can be no assurance that our advisor will succeed in achieving these goals.

Because we rely on affiliates of CNL or Macquarie Capital Funds for advisory, property management and managing dealer services, if these affiliates or their executive officers and other key personnel are unable to meet their obligations to us, we may be required to find alternative providers of these services, which could disrupt our business.

CNL and Macquarie Capital Funds Inc., through one or more of their respective affiliates or subsidiaries, jointly own and control our advisor and our property manager. CNL and Macquarie Capital Funds Inc. each also separately own and control, directly or through affiliates or subsidiaries, our advisor’s sub-advisors and entities that are expected to provide property management services to us. In addition, CNL, through a subsidiary, owns and controls CNL Securities Corp., the managing dealer of this offering. In the event that any of these affiliates or related parties are unable to meet their obligations to us, we might be required to find alternative service providers, which could disrupt our business by causing delays and/or increasing our costs.

Further, our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel of our advisor, its affiliates and related parties, each of whom would be difficult to replace. We do not have employment agreements with our executive officers, and we cannot guarantee that they will remain affiliated with us or our advisor. Although several of our executive officers and other key employees of affiliates of our advisor, including Curtis B. McWilliams and Steven D. Shackelford, have entered into employment agreements with affiliates of our advisor, these agreements are terminable at will, and we cannot guarantee that such persons will remain employed by our advisor or its affiliates. We do not maintain key person life insurance on any of our executive officers.

In addition, the joint venture operating agreement for our advisor and property manager provides for the purchase by one member of the membership interests of the other member under the terms, and subject to the conditions, set forth in the agreement. We may lose the services of either of CNL or Macquarie Capital Funds Inc. and their respective affiliates and related parties if one party exercises its purchase right.

We may suffer from delays in selecting and/or acquiring suitable properties.

Even if we are successful in raising sufficient capital, we may experience delays in deploying our capital into assets or in realizing a return on the capital we invest. We could suffer from delays in locating suitable investments as a result of competition in the relevant market, regulatory requirements and our reliance on our advisor, its affiliates and related parties at times when management of our advisor, its affiliates and related parties are simultaneously seeking to locate suitable investments for other real estate investment programs sponsored by CNL or Macquarie Capital Funds, some of which have investment objectives and employ investment strategies that are similar to ours.

If we are unable to invest our offering proceeds in real estate assets in a timely manner, we may invest the proceeds of this offering in short-term, investment-grade securities. These securities typically yield less than investments in commercial real estate. The proceeds of such short-term investments may also be used to pay expenses of our advisor, property manager and other affiliates and related parties in connection with acquiring real estate and real estate-related assets.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our investment policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under our articles of incorporation and Maryland general corporation law, our stockholders currently have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our articles of incorporation, except that our board of directors may amend our articles of incorporation without stockholder approval to change our name, increase or decrease the aggregate number of our shares and of any class or series that we have the authority to issue, or classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

•	effect stock splits and reverse stock splits;

•	our termination, liquidation and dissolution;

•	our reorganization;

•

modification or elimination of our investment limitations as set forth in our articles of incorporation provided, however, for so long as we are subject to the NASAA REIT Guidelines, the investment limitations imposed by the NASAA REIT Guidelines that are set forth in our articles of incorporation may not be modified or amended in any manner that would be inconsistent with the NASAA REIT Guidelines; and

•	our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors. In addition, our board of directors has the authority to amend, without stockholder approval, the terms of both our advisory agreement and our property management agreement, which, in either case, could result in less favorable terms to our investors.

We may be restricted in our ability to replace our property manager under certain circumstances.

Our ability to replace our property manager may be limited. Under the terms of our property management agreement, we may terminate the agreement (i) in the event of our property manager’s voluntary or involuntary bankruptcy or a similar insolvency event or (ii) for “cause.” In this case, “cause” means a material breach of the property management agreement of any nature by the property manager relating to all or substantially all of the properties being managed under the agreement that is not cured within 30 days after notice to the property manager. We may amend the property management agreement from time to time to remove a particular property from the pool of properties managed by our property manager (i) if the property is sold to a bona fide unaffiliated purchaser, or (ii) for “cause.” In this case, “cause” means a material breach of the property management agreement of any nature by the property manager relating to that particular property, that is not cured within 30 days after notice to the property manager. Our board of directors may find the performance of our property manager to be unsatisfactory. However, unsatisfactory performance by the property manager may not constitute “cause.” As a result, we may be unable to terminate the property management agreement even if our board concludes that doing so is in our best interest.

Our stockholders may experience dilution if we issue additional shares.

Future issuances of common stock will reduce the percentage of our shares owned by investors purchasing shares in this offering who do not participate in future stock issuances. Stockholders will not be entitled to vote on whether or not we issue additional shares. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, our stockholders may experience dilution in both the book value and fair value of their shares. Further, our board could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control in us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered, and we do not intend to register, or have any of our subsidiaries register, as an investment company under the Investment Company Act. If we become obligated to register us or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to engage primarily in the business of acquiring real property, as well as making mortgage loans and other loans secured by interests in real estate and making other real estate-related investments. We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries are not required to register as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company will be an “investment company” only if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.”

We believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. In the event that we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires a company to maintain at least 55% of its assets directly in qualifying assets to qualify for this exception. Mortgage-backed securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-backed securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See “Investment Objectives and Policies — Investment Company Act Considerations.”

The method we use to classify our assets for purposes of the Investment Company Act will be based principally upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exception to or an exemption from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exception from the definition of an “investment company” provided under Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us to fall within the definition of “investment company” and negatively affect our ability to avoid regulation under the Investment Company Act. To avoid being required to register (or to register any of our subsidiaries) as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We are uncertain of our sources for funding of future capital needs.

Neither we nor our advisor has any established financing sources. If our capital resources, or those of our advisor (to the extent it advances amounts to us or on our behalf), are insufficient to support our operations, we will not achieve our investment objectives.

We will establish capital reserves on a property-by-property basis, as we deem appropriate to pay operating expenses to the extent that the property does not generate operating cash flow to fund anticipated capital improvements. If we do not have enough capital reserves to supply needed funds for capital improvements throughout the life of our investment in a property and there is insufficient cash available from our operations or from other sources, we may be required to defer necessary improvements to a property. This may result in decreased cash flow and reductions in property values. If our reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Additionally, due to the volatility and uncertainty recently experienced by domestic and international financial markets (most visibly within, but not exclusive to, the “subprime” mortgage lending sector of the credit market), liquidity has tightened in financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access credit markets in order to obtain financing on reasonable terms or at all. Although we expect to use leverage with respect to our investments and may undertake subsequent offerings of our capital stock, there can be no guarantee that these sources will be available to use. Accordingly, in the event that we develop a need for additional capital in the future for the maintenance or improvement of our properties or for any other reason, we have not identified any established sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

Risks Related to Conflicts of Interest and Our Relationships with Our Advisor, Its Affiliates and Related Parties

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates and related parties, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and related parties and our policies to reduce certain potential conflicts.

Our advisor, property manager and other entities affiliated with CNL or Macquarie Capital Funds that conduct our day-to-day operations will face competing demands on their time.

We rely upon our advisor, including its investment committee, our property manager and the executive officers and employees of entities affiliated with CNL or Macquarie Capital Funds, to conduct our day-to-day operations. Certain of these persons also conduct the day-to-day operations of other real estate investment programs sponsored, jointly or individually, by CNL or Macquarie Capital Funds, including CNL Macquarie Global Growth Trust, Inc., and may have other business interests as well. Our directors, James M. Seneff, Jr. and Matthew S. Banks, also are managers of our advisor and officers and/or directors of other entities affiliated with our advisor, including the advisors to other real estate investment programs sponsored, jointly or individually, by CNL or Macquarie Capital Funds, including CNL Macquarie Global Growth Trust, Inc. We will have in common with CNL Macquarie Global Growth Trust, Inc. the same initial executive officers. Additionally, our advisor and the advisor to CNL Macquarie Global Growth Trust, Inc. will have in common the same initial managers, executive officers and investment committee members. We currently anticipate that our executive officers and the executive officers of our advisor that are common to both our advisor, and the advisor of CNL Macquarie Global Growth Trust, Inc., will, on average, devote approximately one-third of their time to our business and operations, approximately one-third of their time to the business and operations of CNL Macquarie Global Growth Trust, Inc., and the balance of their time will be devoted to other individual or joint real estate programs of CNL and Macquarie Capital Funds, as applicable. It is also intended that the managers of our advisor (who are not also executive officers of our advisor) and the investment committee members of our advisor will devote the time necessary to fulfill their respective duties to us and our advisor. However, because these persons have competing interests on their time and resources, they may find it difficult to allocate their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate.

Other real estate investment programs sponsored by CNL or Macquarie Capital Funds use investment strategies that are similar to ours, our advisor and its affiliates, and their and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

One or more real estate investment programs sponsored by CNL or Macquarie Capital Funds, including CNL Macquarie Global Growth Trust, Inc., may be seeking to invest in properties and other real estate-related investments similar to the assets we are seeking to acquire. CNL has one public and Macquarie Capital Funds and its affiliates have 13 (three public and ten private), active real estate investment programs with investment strategies similar to ours. In addition, CNL and Macquarie Capital Funds are jointly sponsoring CNL Macquarie Global Growth Trust, Inc., an active real estate investment program. All of these programs invest in commercial properties. As a result, we may be buying properties and other real estate-related investments at the same time as other programs sponsored by CNL or Macquarie Capital Funds and managed by the executive officers and employees of our advisor or its affiliates are also buying properties and other real estate-related investments. We cannot assure you that properties we want to acquire will be allocated to us in this situation. Neither CNL nor Macquarie Capital Funds are required to allocate any prospective investment to our advisor for review. Our advisor may choose a property that provides lower returns to us than a property allocated to another program sponsored by CNL or Macquarie Capital Funds. We also may be precluded from certain investment opportunities. In addition, we may acquire properties in geographic areas where other programs sponsored by CNL or Macquarie Capital Funds own properties. If one of such other programs sponsored by CNL or Macquarie Capital Funds attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our advisor and its affiliates, including all of our executive officers and our affiliated directors, will face conflicts of interest as a result of their compensation arrangements with us, which could result in actions that are not in the best interest of our stockholders.

We may pay our advisor and its affiliates, including its sub-advisors, the managing dealer of this offering and our property manager, substantial fees. These fees could influence their advice to us, as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor, its affiliates and related parties;

•	additional public offerings of equity by us, which entitle CNL Securities Corp., as managing dealer, to fees and our advisor to increased asset management fees;

•	property sales, which may entitle our advisor to real estate commissions;

•	property acquisitions from third parties, which entitle our advisor to asset management fees;

•

borrowings to acquire assets, which increase the investment services fees and asset management fees payable to our advisor and which entitle our advisor or its affiliates to receive other acquisition fees in connection with assisting in obtaining financing for assets if approved by our board of directors, including a majority of our independent directors;

•

whether we seek to internalize our management functions, which could result in our retaining some of our advisor’s and its affiliates’ key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor, its affiliates and related parties performing services for us;

•	the listing of, or other liquidity event with respect to, our shares, which may entitle our advisor to a subordinated incentive fee;

•	a sale of assets, which may entitle our advisor to a subordinated share of net sales proceeds; and

•	whether and when we seek to sell our operating partnership or its assets, which sale could entitle our advisor to additional fees.

The fees our advisor receives in connection with transactions involving the purchase and management of our assets are not necessarily based on the quality of the investment or the quality of the services rendered to us. The basis upon which fees are calculated may influence our advisor to recommend riskier transactions to us.

None of the agreements with our advisor, property manager or any other affiliates and related parties were negotiated at arm’s length.

Agreements with our advisor, property manager or any other affiliates and related parties may contain terms that are not in our best interest and would not otherwise apply if we entered into agreements negotiated at arm’s length with third parties.

Because the managing dealer is an affiliate of our advisor, investors will not have the benefit of an independent review of us or this prospectus, which are customarily performed in underwritten offerings.

Our managing dealer, CNL Securities Corp., is an affiliate of CNL and will not make an independent review of us or the offering. Accordingly, unless your participating broker determines to conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

If we internalize our management functions, your interest in us could be diluted, we could incur other significant costs associated with being self-managed and may not be able to retain or replace key personnel; and we may have increased exposure to litigation as a result of internalizing our management functions.

We may internalize management functions provided by our advisor, our property manager and their respective affiliates. Our board of directors may decide in the future to acquire assets and personnel from our advisor or its affiliates for consideration that would be negotiated at that time. There can be no assurances that we will be successful in retaining our advisor’s key personnel in the event of an internalization transaction. In the event we were to acquire our advisor or our property manager, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition, which could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could reduce the percentage of our shares owned by persons who purchase shares in this offering and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations. We cannot reasonably estimate the amount of fees to our advisor, property manager and other affiliates we would save, and the costs we would incur, if we acquired these entities. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, property manager and other affiliates, our net income per share and funds from operations per share would be lower than they otherwise would have been had we not acquired these entities.

Additionally, if we internalize our management functions, we could have difficulty integrating these functions. Currently, the officers and employees of our advisor, its affiliates and related parties perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-

alone entity. An inability to manage an internalization transaction effectively could result in our incurring additional costs and divert our management’s attention from effectively managing our properties and overseeing other real estate-related assets.

In recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend defending any such litigation will reduce the amount of funds available for investment by us in properties or other investments.

Risks Related to Our Business

The returns we earn on our real estate assets will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

The returns we earn on our real estate assets will be impacted by risks generally incident to the ownership of real estate, including:

•	changes in local conditions, including oversupply of space or reduced demand for real estate assets of the type we will own;

•	inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•	changes in supply of, or demand for, similar or competing properties in a geographic area;

•	an inability to acquire and finance properties on favorable terms;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental, land use and zoning laws;

•	vacancies or inability to rent space on favorable terms;

•	acts of God, such as earthquakes, floods and hurricanes;

•	inability to collect rents from tenants;

•	discretionary consumer spending and changing consumer tastes; and

•	periods of high interest rates and negative capital market conditions.

We may be limited in our ability to vary our portfolio in response to changes in economic, market or other conditions, including by restrictions on transfer imposed by our limited partners, if any, in our operating partnership or lenders. Additionally, the return on our real estate assets also may be affected by a continued or exacerbated general economic slowdown experienced by the countries in which we invest, as a whole or by the local economies where our properties and the properties underlying our other real estate-related investments are located, including:

•	poor economic conditions may result in defaults by tenants of our properties and borrowers under our investments in mortgage, bridge or mezzanine loans;

•	job transfers and layoffs may cause tenant vacancies to increase; and

•	increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels.

International investments create additional risks.

We anticipate that up to 60% of our investments may be in assets located in jurisdictions outside the United States. Foreign investments are subject to many of the same risks as domestically located properties as well as additional risks such as:

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governmental laws, rules and policies, including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	variations in currency exchange rates;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we invest;

•	if our REIT status is not recognized in foreign countries, any income or gains from foreign sources may be subject to foreign taxation, withholding taxes, transfer taxes and value added taxes;

•	any inbound tax planning may be defeated by changes in foreign tax laws without any offsetting benefit to us or our stockholders;

•	lack of uniform accounting standards (including availability of information prepared in accordance with GAAP);

•	more stringent environmental laws and operational health and safety regulations or changes in such laws;

•	changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;

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high inflation in the countries in which we purchase real estate or make real estate-related investments could increase our expenses and the introduction of governmental actions to curb such inflation, such as price controls, could have unintended and additional adverse consequences to our business;

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increased risks if we, our advisor and its affiliates have only limited experience investing in real property or other investments in a specific country where a property has been identified for acquisition; and

•	legal and logistical barriers to enforcing our contractual rights.

We will depend on tenants for the majority of our revenue from real property investments, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.

Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with that lease and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action. If a tenant defaults or declares bankruptcy, we may experience delays in enforcing our rights as a landlord and may be unable to collect sums due under related leases. If a tenant, or a guarantor of a tenant’s lease obligations, is subject to a bankruptcy proceeding, our efforts to collect pre-bankruptcy debts from these entities or their properties may be barred. If a lease is rejected by a tenant in bankruptcy, we may not be entitled to any further payments under the lease. In addition, if a tenant at one of our single-user facilities, which are properties designed or built primarily for a particular tenant or a specific type of use, fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs.

Further, with respect to any retail properties we may acquire, we may enter into leases containing co-tenancy provisions. Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant. A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payment of common area operating expenses and property taxes or cancel its lease.

We may be restricted from re-leasing space.

We may be restricted by the terms of certain leases from leasing space to entities that compete with other tenants. Certain leases may restrict the types of tenants or businesses that we may lease to. For example, many retail leases provide tenants the exclusive right to sell certain types of goods or services within the retail center, limiting the number and types of tenants we may lease to within the center. These limits may cause us to spend more time and, potentially, money leasing vacant space or space subject to expiring leases.

Increasing vacancy rates for certain classes of real estate assets resulting from recent disruptions in the financial markets and deteriorating economic conditions could adversely affect the value of assets we acquire in such classes.

We will depend upon tenants for a majority of our revenue from real property investments. Recent disruptions in the financial markets and deteriorating economic conditions have resulted in a trend toward increasing vacancy rates for certain classes of commercial property, including office and retail properties, due to increased tenant delinquencies and/or defaults under leases, generally lower demand for rentable space, as well as potential oversupply of rentable space. Business failures and downsizings have led to reduced demand for office space and reduced consumer demand for retail products and services, has led to retail business failures or downsizings and reducing demand for retail space. Reduced demand for commercial properties such as retail and office space could require us to increase concessions, tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire the property. The continuation of disruptions in the financial markets and deteriorating economic conditions could impact certain of the real estate we may acquire and such real estate could experience higher levels of vacancy than anticipated at the time of our acquisition of such real estate. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurances costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.

Our co-venture partners or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures or other co-ownership arrangements with other real estate investment programs sponsored by CNL or Macquarie Capital Funds or with other third parties. We may also purchase properties in joint ventures or in partnerships or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•	the possibility that our co-venturer or partner in an investment might become bankrupt;

•	the possibility that a co-venturer or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•	the possibility that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	the possibility that we may incur liabilities as the result of an action taken by our partner or co-investor; or

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the possibility that we may not be able to control the management of such assets and such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

The nature of the activities at certain properties we may acquire will expose us and our tenants or operators to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that may be uninsurable or not economical to insure, or may be insured subject to limitations such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally require property owners to purchase specific coverage insuring against terrorism as a condition for providing mortgage, bridge or mezzanine loans. These policies may or may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of the particular asset will likely be reduced by the uninsured loss. In addition, we cannot assure you that we will be able to fund any uninsured losses.

We will have to compete to acquire properties with third parties that may be better capitalized than us.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities, many of which have greater resources than us. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. We may not be able to purchase properties at prices that allow us to earn returns consistent with our investment objectives, if at all.

Certain types of the properties we may acquire, including office, retail and industrial properties, do not have significant barriers to entry. Consequently, the development of new office, retail and industrial properties could outpace demand. Increased competition for tenants for these types of properties also could require a property to undertake unbudgeted capital improvements or to lower its rental rates in order to obtain or retain tenants.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time make acquisitions outside of property classes that have been the focus of the management of our advisor. The experience of the management of our advisor in existing markets in owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to accurately evaluate local market conditions, identify appropriate acquisition opportunities or hire and retain key personnel. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, resulting in additional demands on our advisor and property manager in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. Dispositions of properties outside of the safe harbor rules under the Internal Revenue Code could cause us to pay a tax equal to the entire gain if the disposition is deemed a prohibited transaction. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

We will not own or control the land in any ground lease properties that we may acquire.

We may acquire property on land owned by a governmental entity or other third party, while we own a leasehold, permit or similar interest. This means that while we have a right to use the property, we do not retain fee ownership in the underlying land. Accordingly, we will have no economic interest in the land or building at the expiration of the ground lease or permit. As a result, we will not share in any increase in value of the land associated with the underlying property. Further, because we do not control the underlying land, the lessor could take certain actions to disrupt our rights in the property or our tenants’ operation of the properties or, in the case of a governmental entity, take the property in an eminent domain proceeding.

We may fail to integrate acquired properties and related personnel.

To grow successfully, our advisor and property manager must apply their experience to a larger number of properties. In addition, our advisor’s sub-advisors and our property manager’s sub-property managers must be able to integrate new management and qualified operations personnel as our investments grow in size and complexity. These entities may not be successful in doing so.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

In some instances we may sell a property by providing financing to the purchaser. In doing so, however, we will bear the risk that the purchaser defaults on its obligation. There are no limits or restrictions on our ability to accept purchase money obligations. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or our reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

The costs of compliance with environmental laws and regulations may adversely affect our income and the cash available for distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations (including those of foreign jurisdictions) relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. These laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of removing or remediating could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property or to use the property as collateral for borrowing.

Environmental laws and regulations also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws and regulations provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability on us or that the environmental condition of our properties will not be affected by the manner in which tenants operate their businesses, the existing condition of the land, operations in the vicinity of the properties such as the presence of underground storage tanks, or the activities of unrelated third parties.

We may incur significant costs to comply with the Americans with Disabilities Act or similar laws.

Our properties will generally be subject to the Americans with Disabilities Act of 1990, as amended (or “Disabilities Act”), or similar laws of foreign jurisdictions. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. In addition, with respect to any apartment properties located in the United States, we also must comply with the Fair Housing Amendment Act of 1988, or FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.

The requirements of the Disabilities Act or the FHAA could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act, the FHAA or similar laws of foreign jurisdictions or place the burden on the seller or other third party, such as a tenant, to ensure compliance with these laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. We may incur significant costs to comply with these laws.

Property tax increases may reduce the income from our properties.

The amount we pay in property taxes may increase from time to time due to rising real estate values and adjustments in assessments. Increases in real estate values or assessment rate adjustments will result in higher taxes. We may not be able to pass these increases on to our tenants.

Any healthcare facilities that we own will be subject to additional federal, state and local laws and regulations.

Healthcare facilities are subject to additional federal, state and local laws and regulations that do not impact other property types. These laws and regulations are subject to frequent changes and, in certain circumstances, may be applied retroactively. The ultimate timing or effect of these changes cannot be predicted. These changes may have a dramatic effect on the entities that operate these facilities and hence their ability to meet their obligations to us. In particular:

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Many healthcare facilities derive revenue from governmentally-funded reimbursement programs, primarily Medicare and Medicaid. Failure to maintain certification and accreditation in these programs would result in a loss of funding from these programs.

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Operators of healthcare facilities are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically audited to confirm compliance. Failure to obtain licensure or loss or suspension of licensure would prevent a facility from operating or result in a suspension of reimbursement payments until all licensure issues have been resolved and the necessary licenses obtained or reinstated. If our operators are unable to satisfy current and future certificate of need requirements and are unable to continue operating, our revenues from those facilities could be reduced or eliminated for an extended period of time or permanently.

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There are various extremely complex and largely uninterpreted federal and state laws governing a wide array of referrals, relationships and arrangements and prohibiting fraud by healthcare providers, including criminal provisions that prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. The violation of any of these laws or regulations by an operator may result in the imposition of fines or other penalties that could jeopardize that operator’s ability to make lease or mortgage payments to us or to continue operating its facility.

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Each year, legislative proposals are introduced or proposed in Congress and in some state legislatures that would affect major changes in the healthcare system, either nationally or at the state level. Regulatory proposals and rules are released on an ongoing basis and may have major impacts on the healthcare system. Any change in the healthcare system that adversely affects operators of healthcare facilities could jeopardize an operator’s ability to make lease or mortgage payments to us or to continue operating its facility.

We will depend on third parties to operate certain facilities.

In order to qualify and maintain qualification as a REIT, there are certain properties that we are not permitted to manage or operate. For example, we will generally not be able to operate any healthcare property or lodging property or participate in the decisions affecting the daily operations of those facilities. Thus, if we acquire any of these property types, we will either lease the property to a third party or enter into an arm’s-length lease with a TRS which will, in turn, retain third parties to operate these properties.

We will not have the authority to dictate how a facility is operated or to direct any particular aspect of a facility’s daily operation. Thus, even if we believe a healthcare or lodging facility is being operated inefficiently, we may not be able to force the management company to change its method of operation. We can only seek legal redress if a management company violates the terms of our management agreement with them. Terminating a management agreement may require us to pay substantial termination fees and could significantly disrupt operations.

Short-term leases may expose us to the effects of declining market rent.

Certain types of the properties we may acquire typically have short-term leases. For example, leases in multi-family apartment communities and student housing properties generally are for a term of one year or less. There is no assurance that we will be able to renew these leases as they expire or attract replacement tenants on comparable terms, if at all.

We may be exposed to the annual leasing cycle of student housing properties, changing university admission and housing policies, and other risks inherent in the student housing industry.

Student housing properties must be almost entirely re-leased each year, exposing our operators to increased leasing risk. These facilities are highly dependent on the effectiveness of their marketing and leasing efforts and personnel during the late summer and early fall re-leasing season. Changes in university admission policies can also adversely affect student housing properties, such as requirements that freshman, or other classes of students, live in a university-owned facility, resulting in lower occupancy rates for other facilities. Additionally, many colleges and universities own and operate their own competing on-campus housing, offering better proximity to the campus and on-campus facilities. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us, thereby enabling them to offer lower rental rates than competing facilities and negatively impacting our property occupancy or rental rates. Federal and state requirements to publish reports of crime or other negative publicity regarding the safety of the students residing on, or near, our student housing properties may have an adverse effect on the operations of these types of properties.

Governmental regulation may increase the costs of acquiring and operating properties.

There are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any foreign investments we make will be subject to similar laws in the jurisdictions where they are located. Complying, or failure to comply, with these laws or regulations could increase the cost of acquiring or operating properties.

Further, there can be no assurance that new applications of laws, regulations and policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on the properties we owned prior to the change, which could result in us incurring added costs to comply or maintain licenses and permits.

Financing Related Risks

Mortgage indebtedness and other borrowings will increase our business risks.

We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. If necessary, we also may borrow funds to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Although our articles of incorporation impose limits on our total indebtedness, there is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment. Further, we may exceed the limits set forth in our articles if approved by a majority of our independent directors.

In addition to the limitations in our articles of incorporation, our board of directors will adopt a policy to generally limit our aggregate borrowings to not exceed approximately 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interest. Our policy limitation, however, will not apply to individual real estate assets and will only apply once we have ceased raising capital under this or any subsequent primary offering prior to listing, and invested substantially all of our capital. As a result, we expect to borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is reasonable. Principal and interest payments reduce cash that would otherwise be available for other purposes. Further, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure is treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We also may provide full or partial guarantees to lenders of mortgage debt to the entities that own our properties. In this case, we will be responsible to the lender for satisfaction of the debt if it is not paid by the entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

The commercial mortgage-backed securities in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

The value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

CMBS are also subject to several risks created through the securitization process. Generally, CMBS are issued classes similar to mortgage loans. To the extent that we invest in a subordinate class, we will be paid interest only to the extent that there are funds available after paying the senior class. To the extent the collateral pool includes delinquent loans, subordinate classes will likely not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may prove to be inaccurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating may suggest, all of which may cause the returns on any CMBS investment to be less than anticipated.

We do not have the right to foreclose on commercial mortgage loans underlying CMBS in which we invest since we will not directly own such underlying loans. Accordingly, we must rely on third parties to initiate and execute any foreclosure proceedings upon a default of such mortgage loans.

Non-investment grade CMBS are subject to an increased risk of loss.

We may invest in “non-investment grade” CMBS which have a higher risk of default than investment grade loans. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. If the borrowers in the underlying loans are unable to repay their loans at maturity, our revenues will decrease. If current economic trends impacting the real estate market continue, many borrowers underlying CMBS may have difficulty repaying the principal of their loans at maturity.

We may invest in the equity securities of CDOs and these investments may involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

We may invest in the equity securities of CDOs. A CDO entity is a special purpose vehicle that purchases collateral (such as real estate-related investments, bank loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in CDO equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

Instability in the credit market and real estate market could have a material adverse affect on our results of operations, financial condition and ability to pay distributions to you.

We may not be able to obtain financing for investments on terms and conditions acceptable to us, if at all. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. If this volatility and uncertainty persists, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be significantly impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase likely will be lower. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. Additionally, the reduction in equity and debt capital resulting from turmoil in the capital markets has resulted in fewer buyers seeking to acquire commercial properties leading to lower property values and the continuation of these conditions could adversely impact our timing and ability to sell our properties.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of parties seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Rising interest rates negatively affect our ability to acquire properties, pay existing debt obligations and refinance our properties.

We may be unable to refinance or sell properties secured by debt that is maturing on acceptable terms and conditions, if at all. This risk may be greater in the case of interest-only loans or balloon payment loans where no or little payments on the principal amount of the loan have been made. If interest rates are higher at the time we intend to refinance, we may not be able to refinance the properties at reasonable rates and our income could be reduced. In addition, we may incur indebtedness that bears interest at a variable rate. Increases in interest rates on variable rate loans would increase our interest costs, which could have an adverse effect on our operating cash flow. Increased interest rates either on refinancings of properties or on variable rate loans could increase the amount of our debt payments and reduce cash flow. In addition, if rising interest rates cause us to need additional capital to repay indebtedness, we may need to borrow more money or to liquidate one or more of our investments at inopportune times that may not permit realization of the maximum return on such investments.

Lenders may require us to comply with restrictive covenants.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the applicable property without the prior consent of the lender. Loan documents we enter into may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace our advisor or impose other limitations.

To hedge against foreign exchange rate and interest rate fluctuations, we may use derivative financial instruments. Using derivative financial instruments may be costly and ineffective.

We may engage in hedging transactions to manage the risk of changes in interest rates, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. We may use derivative financial instruments for this purpose, secured by our assets and investments. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We may be unable to manage these risks effectively.

We may not be able to successfully complete securitization transactions, which may hurt our ability to grow our business.

To the extent consistent with the REIT requirements, we may seek to securitize loans we originate or otherwise hold for investment. This could involve creating a special purpose vehicle, contributing a pool of our assets to the entity and selling certain debt interests of the entity on a non-recourse basis to purchasers (who we would expect to be willing to accept a lower rate of return to invest indirectly in investment grade loan pools). We would retain all or a portion of the equity in the securitized pool of portfolio investments. However, conditions in the capital markets may make the securitization of assets impractical even when we do have a sufficient pool of capital. The inability to securitize the loans we originate or otherwise hold for investment could impair our ability to recycle capital and, hence, grow our business. At the same time, the securitization of these investments might expose us to losses, as the residual portfolio investments in which we do not sell interests will tend to be riskier and more likely to generate losses.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of CDOs we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” When we use the term “CDO” in this prospectus, we are referring to a collateralized debt obligation or an entity that issues such securities. We anticipate that the CDO terms will provide that, if certain delinquencies or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted had losses or delinquencies not exceeded those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot be certain of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. We may not be able to obtain favorable terms with regard to these matters. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing loans and selling our loans and real estate properties, that may be treated as sales for U.S. federal income tax purposes.

A REIT’s gain from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans and real estate, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans or otherwise dispose of loans or real estate in a manner that is treated as a sale of the loans or real estate for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans or real estate at the REIT level, and may limit the structures we utilize for our securitization transactions, even though such sales or structures might otherwise be beneficial to us.

It may be possible to reduce the risk or impact of the prohibited transaction tax by conducting certain activities, such as engaging in securitization transactions that might be treated as sales for U.S. federal income tax purposes, through one or more of our TRSs, subject to certain limitations. However, to the extent that we engage in such activities through TRSs, the income associated with such activities would generally be subject to full corporate income tax. Moreover, depending on the facts of a particular transaction, the IRS may assert that our disposition of loans or real estate through a TRS should be treated as a prohibited transaction, subject to the 100% tax on gain from such disposition.

The “taxable mortgage pool” rules may limit the manner in which we effect securitizations and may subject us to U.S. federal income tax and increase the tax liability of our stockholders.

If we effect securitizations, some or all of them could be considered to result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we or another private subsidiary REIT own 100% of the equity interests in a taxable mortgage pool, our qualification as a REIT would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. We would generally be precluded, however, from holding equity interests in such securitizations through our operating partnership (unless held through a private subsidiary REIT, or held by our operating partnership at a time when it is a disregarded entity for U.S. federal income tax purposes), selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for tax purposes. These limitations will preclude us from using certain techniques to maximize our returns from securitization transactions.

Furthermore, if we are deemed to be a taxable mortgage pool, in whole or in part, or if we make investments in entities that own or are themselves deemed to be taxable mortgage pools, or if we create securitizations or other borrowings that are considered to result in the creation of a taxable mortgage pool for federal income tax purposes, we and our stockholders would incur additional collateral tax consequences. For example, certain categories of stockholders, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain cooperatives, government-related entities and tax-exempt organizations that are exempt from unrelated business income tax, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. We expect that disqualified organizations will own our shares from time to time.

If we securitize mortgage loans that we hold for investment, we may be required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which could harm our profitability.

If we sell loans through securitizations, we may be required to make customary representations and warranties about the loans to the securitization trust. Sale agreements generally require the seller to repurchase or substitute loans if the seller breaches a representation or warranty given to the securitization trust. In addition, we may be required to repurchase loans as a result of borrower fraud or if a payment default occurs on a mortgage loan shortly after its origination. The remedies available to a purchaser of mortgage loans from us may be broader than those available to us against those from whom we acquired the loans. Also, the entities from which we acquired such loans may lack sufficient capital to repurchase more than a limited number of such loans. If a securitization trust enforces its remedies against us, we may not be able to enforce the remedies we have against the seller of the mortgage loan to us or the borrower.

Risks Relating to Investments in Real Estate-Related Securities

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities.

We may invest in real estate-related securities issued by various U.S. and foreign publicly-traded and privately-held real estate companies. Our investments in real estate-related securities will expose us to risks different from those related to owning fee interests in real estate. For example, we will be exposed to the business specific risks impacting a particular entity such as how the entity has funded its assets, the depth and quality of its management team, the entity’s tenant base and property focus, among other things.

Our investments in real estate-related common equity securities will be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Any real estate-related equity securities that we acquire will be unsecured and subordinated to other obligations of the issuer. Investments in real estate-related equity securities are subject to risks of: (i) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (ii) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities; (iii) subordination to the liabilities of the entity; (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem the securities; and (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations.

Real estate market deterioration may reduce the value of any real estate-related securities in which we may invest.

Recently, domestic and international credit markets and the sub-prime residential mortgage market have experienced severe dislocations and liquidity disruptions. Sub-prime mortgage loans have experienced increasing rates of delinquency, foreclosure and loss. These and other related events have had a significant impact on the capital markets associated not only with sub-prime mortgage-backed securities, asset-backed securities and CDOs, but also with the United States and international credit and financial markets as a whole.

If we invest in real estate-related securities, including commercial mortgage-backed securities (“CMBS”), as part of our investment strategy, we will be exposed to the volatility of the credit markets. Turmoil in the credit markets may have a material adverse effect on both the value of our securities portfolio and the availability or cost of any debt used in connection with our securities portfolio.

Because there may be significant uncertainty in the valuation of, or in the stability of the value of, securities holdings, the fair values of these investments might not reflect the prices that we would obtain if such investments were actually sold. Further, due to the recent market events, these investments would be subject to rapid changes in value caused by sudden developments that could have a material adverse affect on the value of these investments.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and the uncertainty of foreign laws and markets.

We may purchase real estate-related securities denominated in foreign currencies. Thus, changes in exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments regardless of the performance of the underlying asset. We may not be able to successfully hedge any foreign currency risk and may incur losses on these investments as a result of exchange rate fluctuations.

A portion of any real estate-related securities investments may be illiquid.

Certain of the real estate-related securities that we may purchase will not be registered under applicable securities laws and may be restricted as to sale or other transfer under applicable laws or the governing documents of the issuers of the securities. As a result, our ability to vary our portfolio in response to changes in economic and other conditions would likely be limited.

Lending Related Risks

The mortgage, bridge and mezzanine loans in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by commercial property. The ability of a borrower to repay a loan secured by a commercial property typically is dependent primarily upon the successful operation of the underlying property, rather than on any independent income or assets of the borrower. A borrower’s net income and, therefore, its ability to pay us, may be affected by a variety of factors, including number and mix of tenants, property management decisions, property location and condition, competition, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

If a borrower defaults under a mortgage, bridge or mezzanine loan we have made, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the loan. In the event of the bankruptcy of a borrower, the loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure on a loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed loan. If we determine that the sale of a foreclosed property is in our best interest, delays in the sale of such property could negatively impact the price we receive and we may not be receiving any income from the property although we will be required to incur expenses, such as for maintenance costs, insurance costs and property taxes. The longer we are required to hold the property, the greater the potential negative impact on our revenues and results of operations. In addition, any restructuring, workout, foreclosure or other exercise of remedies with respect to loans that we have made or acquired could create income tax costs or make it more difficult for us to qualify as a REIT. If we acquire a property by way of foreclosure or a deed in lieu of foreclosure, we may be subject to a 100% tax on gain from a subsequent resale of that property under the prohibited transaction rules. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Prohibited Transactions.” Alternatively, if we make an election to treat such property as “foreclosure property” under applicable income tax laws, we may avoid the 100% tax on prohibited transactions, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the entity owning the real property. These types of investments involve a higher degree of risk than loans secured by a first mortgage on income producing real property. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is satisfied. As a result, we may not recover some or all of our investment. Additionally, mezzanine loans may have a higher loan-to-value ratio than traditional mortgage loans, resulting in less equity in the property, which increases our risk of loss of principal. Mezzanine loans also may be particularly illiquid due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio of such loans in response to changes in economic and other conditions may be relatively limited.

Decreases in the value of the property underlying our mortgage loans might decrease the value of our assets.

The mortgage loans in which we plan to invest are secured by underlying real property interests. To the extent that the value of the property underlying our mortgage loans decreases, our security might be impaired, which might decrease the value of our assets. Since the fourth quarter of 2007, real property values have been declining throughout much of the United States and may continue to decline even after we purchase a loan on terms that we believe accounts for this possibility.

Construction loans in which we may invest are subject to the risk of failure of completion or failure of the subsequent sale of the completed project.

We may invest in mortgage loans, the proceeds of which will be used to construct commercial projects on the real property securing the loans. These types of loans are subject to the risk that the project is not completed, or that the completed project is not sold or leased, prior to the maturity of our loan. In either case, if the borrower ultimately defaults on the loan, we may be required to find another contractor to complete the project and/or sell the finished project. If we are unable to complete the project or sell the completed project, we could lose a substantial portion of the principal of the applicable loan.

The loans we make or invest in will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the loans in the event we sell the loans.

If we invest in fixed-rate, long-term loans and interest rates increase, the loans could yield a return that is lower than then-current market rates. Conversely, if interest rates decline, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease and if interest rates increase, then the value of loans we own would decrease, which would lower the proceeds we would receive in the event we sell such assets.

We may invest in B-Notes which are subject to additional risks resulting from the contractual structure and terms of such transactions, which may result in losses to us.

We may invest in B-Notes, which are typically secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A-Note secured by the same first mortgage on the same collateral. B-Notes can vary in their structural characteristics and risks because each transaction is privately negotiated. We cannot predict the terms of each B-Note investment. As a result, our rights as a holder of B-Notes to control the process following a borrower default may be limited in certain investments. If a borrower defaults on a B-Note, the A-Note holders would be paid first and there may not be sufficient funds remaining to repay us and other B-Note holders. Additionally, investments in B-Notes may be subject to increased risks because B-Notes are typically secured by a single property or group of related properties and are not as diversified as investments secured by a pool of properties.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may make bridge loans secured by first lien mortgages on properties to borrowers that typically seek short-term capital in connection with acquisitions, developments or refinancings of real estate. Bridge loan borrowers typically borrow funds under a conventional mortgage loan to repay the bridge loan. We face a risk that a borrower under our bridge loan will be unable to obtain permanent financing to repay our bridge loan. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance.

We may not be able to obtain licensure as a mortgage banker or lender in certain states which would impair our ability to invest in mortgage loans in those states.

Certain states may require us to be licensed as a mortgage banker or lender in order to invest in mortgage loans in those states. Our ability to obtain or maintain licensure as a mortgage banker or lender in certain states may be dependent upon a finding or our financial responsibility, character and fitness. Failure to obtain any required mortgage banking or lending licensure or loss or suspension of such licensure would adversely affect our ability to commence or maintain operations in these jurisdictions and invest in mortgage loans. Suspension or loss of any required mortgage banking or lending licensure, whether due to failure to comply with licensure requirements or failure to meet changing licensure standards, could force us to liquidate our investment in mortgage loans in those jurisdictions. We may incur additional costs in complying with these licensure requirements.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to pay distributions to you.

Arnold & Porter LLP has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, or the Code, for our taxable year ending December 31, 2010, and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2010. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. Arnold & Porter LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Arnold & Porter LLP’s legal judgment based on the law in effect as of the date of this prospectus. Arnold & Porter LLP’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income for that year at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions-paid deduction, but we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

The sale of one or more of our properties may be considered prohibited transactions under the Code. Any “inventory-like” sales, such as the sale of condominiums, would almost certainly be considered such a prohibited transaction. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Prohibited Transactions.” If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% penalty tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) the REIT does not make more than seven sales of property during the taxable year, the aggregate adjusted bases of property sold during the taxable year does not exceed 10% of the aggregate bases of all of the REIT’s assets as of the beginning of the taxable year or the fair market value of property sold during the taxable year does not exceed 10% of the fair market value of all of the REIT’s assets as of the beginning of the taxable year. Given our investment strategy, the sale of one or more of our properties may not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a TRS or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal corporate income tax rate currently is 35%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

As a REIT, the value of the non-mortgage securities we hold in all of our TRSs may not exceed 25% of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 25% of the value of our total assets at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 25% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income from real estate and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the 75% and 95% gross income tests required for REIT qualification. If the aggregate of non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to our stockholders.

We intend to maintain the status of our operating partnership as either a disregarded entity or an entity taxable as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a disregarded entity or an entity taxable as a partnership, our operating partnership would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to pay distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership or disregarded entity for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to the 100% penalty tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other entities through which we indirectly own our assets.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of cash distributions payable to you will be reduced.

We plan to acquire real property or other real estate-related assets located outside the United States and may invest in stock or other securities of entities owning real property or other real estate-related assets located outside the United States. As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, trade taxes, value-added taxes, stamp taxes, real property conveyance taxes, withholding taxes and other foreign taxes or similar impositions in connection with our ownership of foreign real property or foreign securities. The country in which the real property is located may impose such taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in such real property or securities. If a foreign country imposes income taxes on profits from our investment in foreign real property or foreign securities, we and you will not be eligible to claim a foreign tax credit on our and your U.S. federal income tax returns to offset the income taxes with the taxes paid to the foreign country, and the imposition of any foreign taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you. Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you. We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments. Moreover, we may be required to file income tax or other information returns in foreign jurisdictions as a result of our investments made outside of the United States. Any organizational costs and reporting requirements will increase our administrative expenses. You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

If we make foreign investments, we will be subject to changes in foreign tax or other laws, as well as to changes in U.S. tax laws, and such changes could negatively impact our returns from any particular investment.

We expect that up to 60% of our investments in real estate will be located outside of the United States. Such investments are expected to be structured to minimize non-U.S. taxes, and generally include the use of holding companies. Our ownership, operation and disposition strategy with respect to non-U.S. investments will take into account foreign tax considerations. For example, it is typically advantageous from a tax perspective in non-U.S. jurisdictions to sell interests in a holding company that owns real estate rather than the real estate itself. Buyers of such entities, however, will often discount their purchase price by any inherent or expected tax in such entity. Additionally, the pool of buyers for interests in such holding companies is typically more limited than buyers of direct interests in real estate, and we may be forced to dispose of real estate directly, thus potentially incurring higher foreign taxes and negatively affecting the return on the investment.

We also expect to capitalize our holding companies with debt and equity to reduce foreign income and withholding taxes as appropriate and with consultation with local counsel in each jurisdiction. Such capitalization structures are complex and potentially subject to challenge by foreign and domestic taxing authorities.

We may use certain holding structures for our non-U.S. investments to accommodate the needs of one class of investors which reduce the after-tax returns to other classes of investors. For example, if we interpose an entity treated as a corporation for U.S. tax purposes in our chain of ownership with respect to any particular investment, U.S. tax-exempt investors will generally benefit as such investment will no longer generate unrelated business taxable income.

Foreign investments are subject to changes in foreign tax or other laws. Any such law changes may require us to modify or abandon a particular holding structure. Such changes may also lead to higher tax rates on our foreign investments than we anticipated, regardless of structuring modifications. Additionally, U.S. tax laws with respect to foreign investments are subject to change, and such changes could negatively impact our returns from any particular investment.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. Except to the extent permitted by the Code and Treasury Regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be exempt from these tests, but only to the extent that the transaction hedges (i) indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) currency fluctuations with respect to any item of income that would qualify under the 75% or 95% gross income tests. To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Legislative or regulatory action could adversely affect us.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon our representations and existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005. One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals, trusts and estates to a maximum of 15% prior to 2011. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” typically imposed on other corporations.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for U.S. federal income tax purposes as a corporation. As a result, our articles of incorporation provide our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders in accordance with the Maryland General Corporation Law and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Equity participation in mortgage, bridge, mezzanine or other loans may result in taxable income and gains from these properties that could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity” or as a “shared appreciation mortgage,” we might have to recognize income, gains and other items from the property as if an equity investor for federal income tax purposes. This could affect our ability to qualify as a REIT.

Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

Risks Related to Our Organizational Structure

You will be limited in your right to bring claims against our officers and directors.

Our articles of incorporation provide that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct and without negligence or misconduct on the part of our officers and non-independent directors, our advisor or affiliates and without gross negligence or willful misconduct by our independent directors. In addition, our articles of incorporation provide that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary or other damages. Our articles of incorporation also provide that, with the approval of our board of directors, we may indemnify our employees and agents for losses they may incur by reason of their service in such capacities so long as they satisfy these requirements. We will enter into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases.

The limit on the percentage of shares of our stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our articles of incorporation restrict the direct or indirect ownership by one person or entity to no more than 9.8%, by number or value, of any class or series of our equity stock (which includes common stock and any preferred stock we may issue). This restriction may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and stockholders and may also decrease your ability to sell your shares of our common stock.

Investors in this offering will not have preemptive rights.

Investors in this offering do not have preemptive rights to any shares we may issue in the future. We may issue, without stockholder approval, one or more classes of preferred stock or additional shares of common stock; provided, however, that the issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction. These issuances may reduce the value of the shares purchased by investors in this offering. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Payment of any distribution preferences of outstanding preferred stock we issue would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders which may reduce the amount available to common stockholders. In addition, under certain circumstances, the issuance of preferred stock or additional shares of common stock may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management, including our advisor and property manager.

Our UPREIT structure may result in potential conflicts of interest with limited partners other than us, if any, in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners other than us, if any, in our operating partnership will have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of other limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can be identified by the use of such words as “may,” “plan,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” predict,” “potential,” “would,” “should,” “could,” “seeks,” “approximately,” “projects” or the negative of such words. You can also identify forward-looking statements by discussions of strategy, objectives, plans or intentions of management for future operations or economic performance and related assumptions and forecasts.

We caution you that forward-looking statements are not guarantees. We believe that our expectations reflected in the forward-looking statements are based on our reasonable beliefs, assumptions and expectations of our future performance, and have taken into account all information currently available to us. Such beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on such statements.

Important factors that could cause our actual results of operations and execution of our business strategy to differ materially from the expectations reflected in our forward-looking statements include, but are not limited to:

•	general economic, business and market conditions, and the real estate financing and securities markets in particular;

•	changes in federal and local laws and regulations;

•	increased competitive pressures;

•	risks associated with acquisitions and maintaining REIT status;

•	our ability to invest the proceeds from this offering in a timely manner;

•	interest rates and foreign currency exchange rates; and

•	the ability of our operators to operate our properties successfully and to fulfill their obligations.

We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed in the “Risk Factors” section of this prospectus. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of the documents incorporated by reference in this prospectus that include forward-looking statements.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell:

•

the Minimum Offering of $2,000,000, of which no shares are sold through our Distribution Reinvestment Plan, which is the plan pursuant to which our stockholders may elect to have the full amount of their cash distributions reinvested in additional shares of our common stock;

•	approximately one-half of the maximum offering, of which 2.5% are sold through our Distribution Reinvestment Plan;

•	the maximum offering, of which 2.5% are sold through our Distribution Reinvestment Plan; and

•	the maximum offering, of which no shares are sold through our Distribution Reinvestment Plan.

The estimates and the amounts set forth below represent our best estimate of our intended sales proceeds; however, this is a best efforts offering so there is no guarantee as to the amount of shares that we will sell. In addition, we reserve the right to reallocate shares we are offering between the primary offering and our Distribution Reinvestment Plan. Depending primarily on the number of shares sold in this offering, we estimate that approximately 85.00% to 88.74% of the Gross Proceeds will be used for investment, the payment of Investment Services Fees and Acquisition Expenses or other corporate purposes. “Gross Proceeds” means the purchase price of all Equity Shares sold for our account through all offerings, without deduction for Organizational and Offering Expenses or volume or other discounts. For the purpose of computing Gross Proceeds, the purchase price of any Equity Share for which reduced or no selling commissions or marketing support fees are paid to our Managing Dealer or a participating broker shall be deemed to be the full amount of the offering price per Equity Share pursuant to the prospectus for such offering, with the exception of Equity Shares purchased pursuant to our Distribution Reinvestment Plan, which will be factored into the calculation using their actual purchase price. The remainder of offering proceeds is expected to be used to pay selling commissions, the marketing support fee and other Organizational and Offering Expenses. The amount available for investment will be less to the extent that we use offering proceeds, including proceeds from our Distribution Reinvestment Plan, to fund redemptions under our Redemption Plan (which is our redemption plan designed to provide our eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us prior to the Listing of our shares, if any) pay distributions, repay debt, pay operating expenses or establish reserves. While we believe the estimated use of proceeds set forth below is reasonable, you should view this table only as an estimate of the use of proceeds that may be achieved.

	Assuming Sale of Minimum Offering		Assuming Sale of 75 Million Shares		Assuming Sale of Maximum Offering		Assuming Sale of Maximum Offering
Percentage of shares sold pursuant to our Distribution Reinvestment Plan(1)	0%		2.5%		2.5%		0%

	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
GROSS PROCEEDS(2)	$2,000,000	100.00%	$749,062,500	100.00%	$1,498,125,000	100.00%	$1,500,000,000	100.00%

Less:
Selling Commissions and Marketing Support Fee(2)(3)	200,000	10.00%	73,125,000	9.76%	146,250,000	9.76%	150,000,000	10.00%
Other Organizational and Offering Expenses(3)	100,000	5.00%	14,981,250	2.00%	22,471,875	1.50%	22,500,000	1.50%

NET OFFERING PROCEEDS	1,700,000	85.00%	660,956,250	88.24%	1,329,403,125	88.74%	1,327,500,000	88.50%
Less:
Investment Services Fees(4)(6)	40,000	2.00%	15,416,000	2.06%	31,006,000	2.07%	30,962,000	2.06%
Acquisition Expenses(5)(6)	8,000	0.40%	3,212,000	0.43%	6,460,000	0.43%	6,450,000	0.43%
Initial Working Capital Reserve(7)	—	—	—	—	—	—	—	—

AMOUNT AVAILABLE FOR INVESTMENT(8)(9)	$1,652,000	82.60%	$642,328,250	85.75%	$1,291,937,125	86.24%	$1,290,088,000	86.01%

(1)	Although we expect to sell 2.5% of the shares in this offering pursuant to our Distribution Reinvestment Plan, this table also illustrates the proceeds that would result should no shares be sold through our Distribution Reinvestment Plan in the case of a Minimum Offering and a maximum offering.

(2)	We will pay selling commissions and the marketing support fee to our Managing Dealer as shares are sold in accordance with the terms of the Managing Dealer Agreement. Our Managing Dealer intends to engage unrelated, third-party participating brokers in connection with the sale of the shares of this offering. In connection therewith, our Managing Dealer will pay such participating brokers up to 7% and up to 3% of the Gross Proceeds from the sale of shares by such participating brokers as selling commissions and a marketing support fee, respectively. See the section of this prospectus entitled “Plan of Distribution” for a description of the circumstances under which selling commissions and the marketing support fee may be reduced in connection with certain purchases including, but not limited to, purchases by investors that are clients of a registered investment advisor, registered representatives or principals of our Managing Dealer or participating brokers, and our advisor, its affiliates, managers, officers and employees. A portion of the selling commissions will be reduced in connection with volume purchases, and will be reflected by a corresponding reduction in the per share purchase price. Selling commissions and the marketing support fee will not be paid in connection with the purchase of shares pursuant to our Distribution Reinvestment Plan.

(3)	Estimated other Organizational and Offering Expenses presented in this table means any and all costs and expenses, excluding selling commissions and the marketing support fee which are presented separately in this table, incurred by us or any of our affiliates in connection with our formation, qualification and registration, and the marketing and distribution of our shares in this offering, including, without limitation, the following: legal, accounting and escrow fees; due diligence expenses, printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of our shares under federal and state laws. Pursuant to FINRA, Organizational and Offering Expenses (which includes selling commissions and the marketing support fee) paid by us may not exceed 15% of Gross Proceeds of the primary offering. Therefore, the estimated Organizational and Offering Expenses (including selling commissions and the marketing support fee) for the Minimum Offering assumes the maximum amount that could be paid within the 15% limitation.

(4)

For purposes of estimating the Investment Services Fee, we are assuming the proceeds of this offering are used to acquire assets the composition of which is 70% real properties, 15% loans and 15% real estate-related securities and other assets. The Investment Services Fees reflected in this table are calculated by multiplying the purchase price of real properties, loans and securities by 3%, 2% and 0%, respectively. For purposes of this table, we have assumed that no debt financing is used to acquire our investments; however, it is our intent to leverage our investments with debt. Our board of directors has adopted a policy generally to limit our aggregate borrowing to approximately 75% of the value of our assets once we have ceased raising capital under this offering or any subsequent primary offering and invested substantially all of our capital. Our intent is to target our aggregate borrowings to between 30% to 60% of the aggregate value of our assets once we own a seasoned and stable asset portfolio. The Investment Services Fee means the fee that our advisor will receive as compensation for services rendered in connection with the selection, evaluation, structure and purchase of real properties, or Permitted Investments that are not securities, or the making or acquisition of loans that are not securities, a fee in the amount of (i) with respect to each (A) real property acquired directly by us or our Operating Partnership, 3% of the contract purchase price of such asset, or (B) loan or Permitted Investment that is not real property or a security acquired or made directly by us or our Operating Partnership, 2% of the amount invested, and (ii) with respect to each (A) real property acquired indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 3% of the contract purchase price of such asset multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures, or (B) loan or Permitted Investment that is not real property or a security acquired or made indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 2% of the amount of the investment multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures. Such fees shall be paid to our advisor as we or our Operating Partnership closes on the acquisition of such asset. Notwithstanding the foregoing, no Investment Services Fee shall be paid to the advisor in connection with the purchase by us or our Operating Partnership of real estate-related securities that are securities, Permitted Investments that are securities or loans that are securities. In the case of a development or construction project, upon completion of the project, our advisor shall determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Investment Services Fee was initially based, our advisor will pay or invoice us for 3% of the budget variance such that the Investment Services Fee is ultimately 3% of amounts expended on such development or construction project.

(5)	Represents Acquisition Expenses that are neither reimbursed to us nor included in the purchase price of the properties. Acquisition Expenses means any and all expenses, exclusive of Acquisition Fees, incurred by us, our Operating Partnership, our advisor, or any of the affiliates in connection with the selection, acquisition, development or construction of any investment, including any real property, real estate-related securities, loans or Permitted Investments (which means all investments that are permitted to be made by a REIT under the Code), whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence. For purposes of this table, we have estimated that the third-party costs will average 0.5% of the contract purchase price of properties or other investments and assumed that we will not use debt financing to acquire our investments.

(6)	Pursuant to the NASAA REIT Guidelines, the total of all Acquisition Fees and Acquisition Expenses must be reasonable and may not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan, 6% of the funds advanced, unless a majority of our board of directors, including a majority of our Independent Directors, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any of our affiliates, our Operating Partnership or our advisor) in connection with the selection, evaluation, structure, purchase, development or construction of real property or with making or investing in loans, real estate-related securities or Permitted Investments, including, real estate commissions, selection fees, Investment Services Fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded are development fees and construction fees paid to any Person not affiliated with our advisor in connection with the actual development and construction of a project. “Real Estate Asset Value” means the value of real properties wholly owned by us, our Operating Partnership and/or any of our respective subsidiaries, determined on the basis of cost (before non-cash reserves and depreciation), plus, in the case of real properties owned by any joint venture or partnership in which we, our Operating Partnership and/or any of our subsidiaries is the co-venturer or partner, our, the Operating Partnership’s or such subsidiary’s, as applicable, proportionate share of the value of such real properties determined on the basis of cost (before non-cash reserves and depreciation); provided, however, that during periods in which the board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, the “Real Estate Asset Value” will be equal to the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent aggregate valuation of the real properties established by the most recent independent valuation reports (before non-cash reserves and depreciation). For the purpose of the foregoing, the cost basis of a real property shall include the original contract price thereof plus any capital improvements made thereto, exclusive of Acquisition Fees and Acquisition Expenses.

(7)	Estimates for initial working capital reserves and reserves for initial and/or ongoing capital improvements will be established on a property-by-property basis at the time a property is acquired and as required by a lender. Such reserves may be funded from proceeds from this offering, debt proceeds, cash from operations and/or other sources of cash available to us. In addition to reserves for capital improvements, we may establish reserves for other purposes from offering proceeds, operating funds, and the available proceeds of any sales of our assets.

(8)

Although a substantial majority of the amount available for investment presented in this table is expected to be invested in properties or used to make or invest in loans or other real estate-related investments, we may use a portion of such amount (i) to repay debt incurred in connection with property acquisitions or other investment activities; (ii) to establish reserves; or (iii) for other corporate purposes, including, but not limited to, payment of distributions to stockholders or payments of offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these Organizational and Offering Expenses may not exceed the limitation of Organizational and Offering Expenses pursuant to our articles of incorporation and FINRA rules. In addition, we may use up to 100% of the proceeds from our Distribution Reinvestment Plan and $100,000 per calendar quarter of offering proceeds from our primary offering for redemptions of shares. See the section of this prospectus entitled “Summary of Redemption Plan.”

(9)	Until the proceeds from this offering are invested and generating operating cash flow or funds from operations sufficient to make distributions to our stockholders, we may determine not to pay distributions or to pay some or all of our distributions from other sources, including from the proceeds of this offering. We have not established any limit on the extent to which we may use proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level.

Until proceeds are required to be invested or used for other purposes, we expect to invest such amounts in short-term, highly liquid investments with appropriate safety of principal, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest bearing accounts.

MANAGEMENT COMPENSATION

We are an externally advised company and as such, although we have a board of directors and executive officers responsible for our management, we have no paid employees. Two of our directors and all of our executive officers are employed by, and receive compensation from, affiliates of our advisor. Our advisor is responsible for managing our day-to-day affairs. Our property manager is responsible for managing our properties. Our Managing Dealer is responsible for performing services in connection with the offer and sale of our shares in this offering. Our Managing Dealer will engage participating brokers in connection with the sale of our shares and, in connection therewith, is expected to reallow the majority of the compensation received from us to such participating brokers as described below. In addition, our advisor and property manager are expected to engage other parties, including affiliates, to perform certain services and, in connection therewith, are expected to reallow a portion of their fees received from us to such entities.

The following table summarizes the compensation, reimbursements and distributions (exclusive of any distributions to which our affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering) we contemplate paying to our advisor, property manager, Managing Dealer and other affiliates and related parties, including amounts to reimburse their costs in providing services and for amounts advanced on our behalf. For additional information concerning compensation paid to our advisor and other affiliates and related parties, see the section of this prospectus entitled “Certain Relationships and Related Transactions.” In addition, for information concerning compensation to our Independent Directors, see “Management.”

The compensation payable to our advisor is subject to the terms and conditions of our Advisory Agreement, which must be renewed on an annual basis. As a result, such amounts may be increased or decreased in future renewals of the Advisory Agreement. In addition, compensation payable to our property manager is subject to the terms of our property management agreement with it and may be changed upon future renewals. The terms of our Managing Dealer Agreement are not expected to change during this offering; however, in the event we determine to have additional equity offerings in the future, the terms of any future agreement, if any, could vary from the terms described below. Therefore, although this represents compensation and reimbursements we expect to pay to our advisor, property manager, Managing Dealer and other affiliates and related parties in connection with the sale of assets and investment of the proceeds from this offering, there is no assurance our costs for these and/or other future services will remain unchanged throughout our duration. In addition, because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)

Fees Paid in Connection with Our Offering

Selling commissions to our Managing Dealer and participating brokers(2)	We will pay our Managing Dealer selling commissions of up to 7% of Gross Proceeds of shares sold in connection with the primary offering, including shares sold under our Automatic Purchase Plan, which is the plan pursuant to which our stockholders may elect to purchase additional shares of our common stock at regular intervals through automatic debits to their checking, savings or other bank account. No selling commissions will be paid in connection with shares sold pursuant to our Distribution Reinvestment Plan. Pursuant to separately negotiated participating broker agreements, our Managing Dealer may reallow all or any portion of the 7% selling commissions to participating brokers with respect to shares they sell.	$102.375 million

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)

Marketing support fee to our Managing Dealer and participating brokers(2)	We will pay our Managing Dealer a marketing support fee of up to 3% of Gross Proceeds of shares sold in connection with the primary offering, including shares sold under our Automatic Purchase Plan. No marketing support fee will be paid in connection with shares sold pursuant to our Distribution Reinvestment Plan. Pursuant to separately negotiated agreements with participating brokers, our Managing Dealer may reallow all or any portion of the marketing support fees earned to participating brokers with respect to shares they sell.	$43.875 million

Reimbursement of other Organizational and Offering Expenses to our advisor, its affiliates and related parties	We will reimburse our advisor, its affiliates and related parties for actual expenses incurred in connection with our formation and this offering, including bona fide, itemized and detailed due diligence expenses incurred by our Managing Dealer and participating brokers(3). Under FINRA rules, the total amount of Organizational and Offering Expenses (including selling commissions and marketing support fees) we incur for this primary offering may not exceed 15% of Gross Proceeds of our primary offering.	Amount is not determinable at this time but is estimated to be 1.5% of Gross Proceeds ($22.472 million)

Fees Paid in Connection with the Acquisition of Properties, and Making Loans or Other Real Estate- Related Investments

Investment Services Fee to our advisor on the purchase price of Assets(4)	We will pay our advisor (i) 3% of the purchase price of properties and (ii) 2% of the funds advanced for loans or the amount invested in the case of other Assets (except properties and securities) for services in connection with the selection, evaluation, structure and purchase of Assets. No Investment Services Fee will be paid to our advisor in connection with our purchase of securities.	Amount is not determinable at this time but is estimated to be $31.006 million (assuming no debt financing to purchase Assets) and approximately $114.357 million (assuming debt financing equal to 75% of our total Assets)

Other Acquisition Fees to our advisor, its affiliates and related parties(4)	We may pay our advisor, its affiliates and related parties fees that are usual and customary for comparable services in connection with the financing of a property or the acquisition or disposition of securities. Such fees are in addition to the Investment Services Fee (described above). We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired.	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)

Reimbursement of Acquisition Expenses to our advisor, its affiliates and related parties(4)

We will reimburse our advisor, its affiliates and related parties for actual expenses incurred in connection with the selection and purchase of properties and making loans or other real estate-related investments, whether or not acquired. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

Pursuant to our articles of incorporation, the total of all Acquisition Fees (which includes the Investment Services Fee) and any Acquisition Expenses must be reasonable and may not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan or other asset, 6% of the funds advanced or invested respectively, unless a majority of our board of directors, including a majority of our Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees will be reduced to the extent that, and if necessary to limit, the total compensation paid to all Persons involved in the acquisition of any property or the making or acquisition of any loan or other real estate-related investment to the amount customarily charged in an arm’s-length transaction by other Persons or entities rendering similar services in the same geographical location and for comparable types of Assets, and to the extent that other Acquisition Fees, finders’ fees, real estate commission, or other similar fees or commissions are paid by any Person in connection with the transaction.

Amount is not determinable at this time but is estimated to be 0.50% of the purchase price of Assets, or $6.460 million (assuming no debt financing) and approximately $23.824 million (assuming debt financing equal to 75% of our total Assets)

Fees Paid in Connection with Our Operations

Asset Management Fee to our advisor(4)	We will pay our advisor a monthly Asset Management Fee in an amount equal to 0.08334% of the Real Estate Asset Value of our properties, including our proportionate share of those properties owned in joint ventures, and on the outstanding principal amount of any loans made, plus an amount equal to 0.1042% on the book value of real estate-related securities and other securities, in each case as of the end of the preceding month. See footnote (5) in the “Estimated Use of Proceeds” section or the Glossary for definition of “Real Estate Asset Value.” All or any portion of the Asset Management Fee not paid as to any fiscal year may be deferred without interest and may be paid in such other fiscal year as our advisor determines, subject to any applicable limits in the year in question.	Amount is not determinable at this time as the amount will depend upon, among other things, the cost of the properties and the amount invested in loans and securities

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)

Fees to our property manager(5)	We, or our subsidiary property owners, will pay our property manager property management fees in an amount up to 4.5% of the gross revenues for management of our properties. This fee may be increased, subject to the approval of a majority of our Independent Directors, for certain properties, such as in connection with higher market fees payable with respect to properties located outside of the United States. In the event our property manager (through one of our sub-property managers) contracts with a third-party property manager in respect of a property, the management fees for such third-party property manager will be paid by our property manager. In addition to the property management fee, if our property manager provides leasing services with respect to a property, we, or our subsidiary property owners, will pay the property manager leasing fees in an amount equal to the leasing fees charged by unaffiliated Persons rendering comparable services in the same geographic location of the applicable property. We, or our subsidiary property owners, will also pay our property manager a project management fee equal to 5% of hard and soft costs for managing tenant and capital improvements. Our property manager will be reimbursed for the costs and expenses incurred by our property manager on our behalf to the extent included in the annual business plan for a property or otherwise as we may agree. Such costs and expenses may include the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.	Amount is not determinable at this time

Service fee to CNL Capital Markets Corp.	We will pay CNL Capital Markets Corp., an affiliate of CNL, an initial setup fee and an annual maintenance fee of $4.57 and $19.20, respectively, per investor for providing certain administrative services to us.	Amount is not determinable at this time as actual amounts are dependent on the number of investors

Reimbursement to our advisor, its affiliates and related parties for Total Operating Expenses(4)	We will reimburse our advisor, its affiliates and related parties for actual Total Operating Expenses incurred on our behalf (which, in general, are those expenses relating to our administration on an ongoing basis). To the extent that Total Operating Expenses payable or reimbursable by us in any four consecutive fiscal quarters (an “Expense Year”), commencing the fourth full fiscal quarter following the effectiveness of the registration statement of which this prospectus is a part, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”), our advisor will be required to reimburse us	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)

within 60 days after the end of the Expense Year the amount by which the Total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines, unless a majority of our Independent Directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Fees Paid in Connection with Sales, Liquidation or Other Significant Events

Disposition Fee to our advisor, its affiliates and related parties	If our advisor, its affiliates or related parties provide a substantial amount of services, as determined in good faith by a majority of our Independent Directors, in connection with the sale of one or more Assets (including the sale of all of our Assets or the sale of our company or a portion thereof), we will pay our advisor, its affiliates or related parties a Disposition Fee in an amount equal to (i) in the case of the sale of real property, the lesser of (A) one-half of a competitive real estate commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors), or (B) 3% of the sales price of such property or properties, (ii) in the case of the sale of any Asset other than real property, loans or securities, 3% of the sales price of such Asset other than real property, loans or securities, or (iii) in the case of the sale of loans, 1% of the contract price of any loan. We will not pay a Disposition Fee upon the maturity, prepayment, workout, modification or extension of a loan unless there is a corresponding fee paid by the borrower to us, in which case the Disposition Fee will be the lesser of (i) 1% of the principal amount of the loan or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a Disposition Fee of 1% of the contract price of such real property when sold. Even if our advisor receives a brokerage fee, we may still be obligated to pay fees and commissions to another third party. However, the amount of real estate commissions or brokerage fees paid to our advisor or its affiliates, when added to the sums paid to unaffiliated parties in such a capacity, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the sales price. We will not pay our advisor a Disposition Fee in connection with the sales of securities; provided, however, we may pay a Disposition Fee in the form of a usual and customary brokerage fee to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold, in which case such Disposition Fee shall be treated as part of our Total Operating Expenses.	Amount is not determinable at this time as they are dependent upon price at which Assets are sold

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)

Subordinated Share of Net Sales Proceeds from sales of Assets payable to our advisor in our liquidation or otherwise	We will pay our advisor a Subordinated Share of Net Sales Proceeds equal to (i) 15% of the amount by which (A) the sum of Net Sales Proceeds from the sale of our Assets, and total distributions paid to our stockholders from the inception through the measurement date, and the total of Incentive Fees, if any, previously paid to our advisor from our inception through the measurement date exceeds (B) the sum of the total amount paid for our shares of common stock outstanding, without deduction for Organizational and Offering Expenses and reduced by amounts paid to redeem shares under our Redemption Plan (“Invested Capital”), and the total distributions that would be required to pay our stockholders from our inception until the measurement date an 8% cumulative, noncompounded annual return on Invested Capital (the “Priority Return”) including those paid prior to the date of payment, (ii) less total Incentive Fees, if any, previously paid to our advisor. “Incentive Fees” means the Subordinated Share of Net Sales Proceeds, the Subordinated Incentive Fee, and the Performance Fee. Following a Listing, no Subordinated Share of Net Sales Proceeds will be paid to our advisor.	Amount is not determinable at this time

Subordinated Incentive Fee payable to our advisor at such time, if any, as a Liquidity Event occurs	Upon any Liquidity Event, we will pay our advisor a Subordinated Incentive Fee equal to (i) 15% of the amount by which (A) the sum of our Market Value, and the total distributions paid or declared (and payable to our stockholders with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) since inception until the date of the applicable Liquidity Event and total Incentive Fees, if any, previously paid to our advisor from inception to the date of the applicable Liquidity Event exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Priority Return from our inception through the date of Listing, including those paid prior to such date of determination, (ii) less total Incentive Fees, if any, previously paid to our advisor. We may pay such fee in cash or listed equity securities or a combination of both.	Amount is not determinable at this time

Performance Fee payable to our advisor	Upon termination or non-renewal of the Advisory Agreement by our advisor for good reason (as defined in the Advisory Agreement) or by us or our Operating Partnership other than for cause (as defined in the Advisory Agreement), if a Listing has not occurred, our advisor will be entitled to be paid a Performance Fee. The Performance Fee will be calculated upon a Liquidity Event or a sale of any of our Assets or a portion thereof following such termination event and (i) in the event of a Liquidity Event, shall be calculated and paid in the same manner as the	Amount is not determinable at this time

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Dollar Amount(1)

Subordinated Incentive Fee, and (ii) in the case of a sale of an Asset, shall be calculated and paid in the same manner as the Subordinated Share of Net Sales Proceeds, except that the amount of the Performance Fee payable to our advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the Advisory Agreement through the effective date of the termination event, divided by (B) the number of days elapsed from the initial effective date of the Advisory Agreement through the date of the applicable Liquidity Event or the sale, as applicable. The Performance Fee will be payable in cash or Listed equity securities within 30 days following the final determination of the Performance Fee. If the Subordinated Incentive Fee or the Subordinated Share of Net Sales Proceeds is payable to our advisor in connection with a Liquidity Event or sale, then our advisor shall not receive a Performance Fee.

(1)	The estimated maximum dollar amounts are based on the assumed sale of the maximum offering as follows: For the 150,000,000 shares sold, 97.5% are sold at a price of $10.00 per share through the primary offering, and 2.5% are sold at $9.50 per share through our Distribution Reinvestment Plan.

(2)	All or a portion of the selling commissions and marketing support fee will not be paid with regard to shares sold to certain categories of purchasers. In addition, selling commissions may be reduced for sales that are eligible for a volume discount. See the section of this prospectus entitled “Plan of Distribution” for additional information.

(3)	We will reimburse our Managing Dealer for actual, bona fide, itemized and detailed due diligence expenses incurred by it or other participating brokers in connection with this offering. Reimbursement is contingent upon receipt by our Managing Dealer of a detailed invoice or similar itemized statement from the participating broker that demonstrates the actual due diligence expenses incurred. Our Managing Dealer will reallow such reimbursements to the applicable participating broker. Such due diligence expense reimbursement will not exceed 0.50% of Gross Proceeds from our primary offering.

(4)	Our advisor has subcontracted substantially all of the services it performs to affiliates of our sponsors and expects to engage certain other affiliates and related parties to perform various services pursuant to our Advisory Agreement. In connection therewith, our advisor will reallow up to all of its fees and reimbursements received from us to such entities. These fees and reimbursements may include amounts paid for services that would otherwise be performed by the advisor. The estimated maximum dollar amounts of Investment Services Fees and reimbursement of Acquisition Expenses was computed assuming: (i) we use 100% of the net proceeds of this offering to acquire assets the composition of which is 70% real properties, 15% loans and 15% real estate-related securities and other assets; (ii) no Investment Services Fees are paid with respect to investments in securities; and (iii) the computation of any compensation that assumes we borrow money, assumes debt financing equals 75% of the value of our total assets. Although an aggregate debt level of up to a maximum of 75% of the aggregate value of our assets is permitted by the NASAA REIT Guidelines and our articles of incorporation, once we own a seasoned and stable portfolio we currently do not intend to incur debt that would reach that maximum. If we limited our debt to between 30% to 60% of the aggregate value of our assets, as we currently intend to do, then our Investment Services Fees and Acquisition Expenses are estimated to be no greater than $74.372 million and $15.494 million, respectively.

(5)	Our property manager has subcontracted to the CNL Property Manager the performance of primarily all of its property management and leasing duties for properties located within the United States and Canada and subcontracted to the Macquarie Property Manager the performance of primarily all of its property management and leasing duties for other properties. Our property manager will pay all or a portion of its property management, leasing and project management fees to the CNL Property Manager or Macquarie Property Manager with whom it has subcontracted for these services. These sub-property managers may subcontract the performance of their property management and leasing duties to affiliated entities or unaffiliated third parties and, in such event, the CNL affiliated and Macquarie Capital Funds affiliated sub-property managers will be responsible to pay such third-party property managers from the property management, leasing and project management fees they receive from our property manager. These amounts paid by the property manager to the sub-property managers, including amounts the sub-property managers may pay to third parties, may include amounts paid for services that would otherwise be performed by the property manager.

Because our advisor, its affiliates and related parties are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the real estate commissions, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all of its dealings with respect to our affairs pursuant to the Advisory Agreement. See “The Advisor and the Advisory Agreement.” Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

In addition, from time to time, our advisor, or its affiliates, may agree, but are not obligated to, waive or defer all or a portion of the Investment Services Fee, Asset Management Fee or other fees, compensation or incentives due them, enter into lease agreements for unleased space as authorized by our board of directors, pay general administrative expenses or otherwise increase the amount of cash we have available to make distributions to stockholders.

OUR STRUCTURE

The following chart indicates the relationship between our advisor, our sponsors and certain other affiliates that will provide services to us.

James M. Seneff, Jr.
100%
CNL Holdings, LLC
100%
CNL Financial Group, LLC (sponsor)
100%
CFG I, Inc.
100%
CNL Financial Group, Inc.
100%
CNL Real Estate Group, Inc.
100%
CNL Capital Markets Corp.
100%
CNL Securities Corp.
Managing Dealer Agreement
Investor Relations
Macquarie Group Limited (Australian public company)
100%
Macquarie Capital Funds (not a legal entity)
100%
Macquarie Capital Funds Inc. (sponsor)
100%
Macquarie Real Estate Advisory Services LLC
100%
CFG V, Inc.
50%
50%
Advisory Agreement
Macquarie CNL Global Income Advisors, LLC
Sub-Advisor Agreements
100%
CNL Global Income Advisors, LLC
Macquarie Global Income Advisors LLC
100%
Service Contracts
CNL Affiliates
Macquarie Affiliates
Macquarie CNL Global Income Trust, Inc.
Macquarie CNL Income GP, LLC
100%
1% GP Interest
99% LP Interest
Macquarie CNL Income, LP (Operating Partnership)
Property Management Agreement
100%
CFG VI, Inc.
100%
100%
CFG VII, Inc.
CNL Global Income Managers, LLC
50%
Sub-Property Management Agreements
Macquarie CNL Global Income Managers, LLC
50%
Macquarie Global Income Managers LLC
100%

CONFLICTS OF INTEREST

General

We are subject to various conflicts of interest arising out of our relationship with our advisor, its affiliates and related parties, some of whom serve as our executive officers and directors. In this section, we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts. These conflicts of interest include the following:

•	James M. Seneff, Jr. serves as a director and/or officer of various CNL entities affiliated with CNL, including our advisor and our Managing Dealer.

•

Robert A. Bourne serves as a director and/or officer of various CNL entities associated with CNL, including our advisor and our Managing Dealer, and is an officer of CNL Fund Advisors Company, advisor to CNL Global Real Estate Fund, which is a mutual fund that may acquire stock in entities that own properties that would also be suitable for us to acquire.

•	CNL Holdings, LLC is the parent company of various entities that provide advisory and property management services to us.

•	Matthew S. Banks serves as a director and/or officer of various Macquarie entities and those entities affiliated with Macquarie, including our advisor.

•	Macquarie Capital Funds Inc. is the parent company of various entities that provide advisory and property management services to us.

•	We will have in common with CNL Macquarie Global Growth Trust, Inc. the same initial executive officers.

•	Our advisor and the advisor to CNL Macquarie Global Growth Trust, Inc. will have in common the same initial managers, executive officers and Investment Committee members.

Prior and Future Programs

In the past, CNL-related affiliates of our advisor have organized over 100 real estate investment programs for entities other than Macquarie CNL Global Income Trust, Inc. Macquarie Capital Funds-related affiliates of our advisor also have organized approximately 600 other real estate investment programs. In addition, affiliates of each of CNL and Macquarie Capital Funds currently have other real estate holdings and in the future expect to form, offer interests in and manage other real estate programs in addition to those for Macquarie CNL Global Income Trust, Inc., and to make additional real estate investments. Future real estate programs may involve affiliates of our advisor, CNL or of Macquarie Capital Funds in the ownership, financing, operation, leasing and management of properties that may be suitable for us.

Certain of these CNL or Macquarie Capital Funds affiliated public or private real estate programs, including CNL Macquarie Global Growth Trust, Inc., may compete with us for properties which may be suitable for us and may purchase properties concurrently with us. We may compete with other CNL-sponsored and Macquarie Capital Funds-sponsored programs for the same tenants in negotiating and renegotiating, if applicable, leases in the same geographic region. These properties, if located in the vicinity of, or adjacent to, properties that we acquire, may affect our properties’ gross revenues. Additionally, such other programs may make or acquire loans or other real estate-related investments in the same or similar entities as those that we target, thereby affecting our loan and other investment activities. Such conflicts between us and CNL or Macquarie Capital Funds affiliated programs may affect the value of our investments as well as our Net Income. Neither CNL nor Macquarie Capital Funds are required to offer any investment opportunity to us and we have no assurance that we will be allocated any specific investment opportunity.

Competition to Acquire Properties and Invest in Loans and Other Permitted Investments

Affiliates of our advisor and other entities sponsored or sold by CNL, Macquarie Capital Funds or their respective affiliates, including CNL Macquarie Global Growth Trust, Inc., may compete with us to acquire properties or to make or acquire loans or other Permitted Investments of a type suitable for acquisition or investment by us. Our advisor, including the Investment Committee of our advisor or the affiliates and related parties of our advisor, also may be subject to potential conflicts of interest at such time as we wish to acquire a property or make or acquire a loan or other Permitted Investment that also would be a suitable investment for another affiliate of CNL or Macquarie Capital Funds. For a discussion of the risks related to these conflicts of interest see, “Risk Factors — Risks Related to Conflicts of Interest and Our Relationships with Our Advisor, Its Affiliates and Related Parties.” We also have developed policies to resolve potential conflicts of interest relating to properties, loans and other Permitted Investments involving us and certain of our affiliates. See “— Certain Conflict Resolution Policies” below.

Certain Relationships with Other Affiliates

Subject to the limitations set forth in our articles of incorporation, we may engage in transactions with affiliates of our advisor and other entities sponsored or sold by CNL, Macquarie Capital Funds or their respective affiliates and pay compensation in connection therewith. For example, as described elsewhere in this prospectus, we will pay our Managing Dealer selling commissions and a marketing support fee. Furthermore, if our board approved an investment in a fund or security managed by an affiliate of our sponsor, it is possible that fees would be earned by both our advisor and the CNL or Macquarie affiliate that is managing the underlying investment. For additional information concerning these relationships, see “Management Compensation” and “Certain Relationships and Related Transactions.”

Joint Ventures with Affiliates of Our Sponsors

We may enter into joint ventures or other co-ownership or financing arrangements with other CNL-sponsored or Macquarie Capital Funds-sponsored programs (as well as other parties) for, or relating to, the acquisition, development or improvement of properties and other investments. See “Business — Joint Venture Investments.” Our advisor, its affiliates and related parties may have conflicts of interest in determining which CNL-sponsored or Macquarie Capital Funds-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. For example, the co-venturer may require pre-emptive rights over acquiring or selling certain assets. Because our advisor, its affiliates and related parties may control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated co-venturers. Our board of directors (including a majority of our Independent Directors) must approve any investment in which we invest jointly with an entity sponsored and/or managed by members or other equity holders of our sponsors or their affiliates.

Compensation of Our Advisor

Our advisor has been engaged to perform various services for us and will receive fees and compensation for such services. We also will reimburse our advisor for certain expenses, subject to certain limits. We are obligated to pay substantial fees to our advisor, based upon agreements which have not been negotiated at arm’s length or the success of our advisor in implementing our business plan. Some of the fees are payable based upon factors other than the quality of services provided to us. These fees could influence our advisor’s advice to us as well as its judgment in performing services for us and our subsidiaries. For a discussion of such fees and compensation, see “Management Compensation.” Our advisor and its affiliates are entitled to receive compensation from us under the terms of the Advisory Agreement in connection with a Liquidity Event, liquidation, or other liquidity strategy. The timing and nature of the fees and compensation to our advisor could create a conflict between the interests of our advisor and those of our stockholders due to several factors, including the terms of a Listing, liquidation, or otherwise, overall asset performance, and future sales proceeds. For example, in liquidation, but not in the event of Listing, our advisor may be entitled to receive Disposition

Fees. If our board of directors determines to seek a Listing as a liquidity strategy, the board may delay the Listing until it believes the optimal time for the Listing occurs, during which period our advisor will continue to earn fees. For a discussion of the risks relating to our compensation arrangements with our advisor, see “Risk Factors — Risks Related to Conflicts of Interest and Our Relationships with Our Advisor, Its Affiliates and Related Parties.” Our Advisory Agreement is not the result of arm’s-length negotiations. However, our Advisory Agreement requires approval by a majority of our board of directors, including a majority of our Independent Directors, not otherwise interested in such transaction, and a finding by our Independent Directors that the Advisory Agreement is fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Further, any potential liquidity event recommended by our advisor must be approved by a majority of our board of directors, including a majority of our Independent Directors.

Compensation of Our Property Manager

Our property manager has been engaged to perform various property management and leasing services for us and will receive fees for such services. We also will reimburse our property manager for certain expenses. For a discussion of such fees, see “Management Compensation.” Our property management agreement is not the result of arm’s-length negotiations. For a discussion of the risks relating to our property management agreement, see “Risk Factors — Risks Related to Conflicts of Interest and Our Relationships with Our Advisor, Its Affiliates and Related Parties.”

Relationship with Our Managing Dealer

Our Managing Dealer is an affiliate of our advisor and of CNL. Certain of our officers and directors are also officers, directors, and registered principals of our Managing Dealer. This relationship may create conflicts in connection with the fulfillment by our Managing Dealer of its due diligence obligations under the federal securities laws. Accordingly, investors will not have the benefit of such independent review. Certain of the participating brokers have made, or are expected to make, their own independent due diligence investigations.

Legal Representation

Arnold & Porter LLP serves as our securities co-counsel and our tax counsel in this offering and Lowndes, Drosdick, Doster, Kantor & Reed, P.A. serves as our securities co-counsel in this offering and also serves as securities and tax counsel for certain of our affiliates, including our Managing Dealer, CNL and other CNL-sponsored real estate programs in connection with other matters. Members of the firms of Arnold & Porter LLP and Lowndes, Drosdick, Doster, Kantor & Reed, P.A. may invest in Macquarie CNL Global Income Trust, Inc. In the event any controversy arises following the termination of this offering in which our interests appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or both parties.

Certain Conflict Resolution Policies

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to transactions between us and our advisor or its affiliates or related parties. These restrictions include the following:

•

We may purchase or lease an asset or assets from either sponsor, our advisor, a director, or any affiliate thereof only upon a finding by a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to such sponsor, advisor, director or affiliate, or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to us exceed its current appraised value as determined by an independent third party appraiser.

•

Our advisor, sponsors, a director or an affiliate thereof may purchase or lease assets from us if a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us.

•	We may not make or invest in a loan secured by a mortgage on real property which is subordinate to the lien or other indebtedness of our advisor, any director, the sponsors or an affiliate.

•

With respect to shares owned by our advisor, our directors or any affiliate thereof, none of our advisor, our directors or any of their affiliates may vote or consent on matters submitted to our stockholders regarding the removal of our advisor, directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors and any affiliates may not vote or consent, any shares owned by any of them will not be included.

•

We will not make loans to a sponsor, our advisor, our directors or any affiliate thereof except (i) mortgage loans subject to restrictions governing loans contained in our articles of incorporation, or (ii) loans to our subsidiaries.

•

We may not borrow money from our sponsors, advisor, directors and any affiliate thereof, unless such borrowing is approved by a majority of our directors (including a majority of Independent Directors) not otherwise interested in such transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

•

Any agreement between us, a sponsor, our advisor, a director or any affiliate thereof, the approval of which is not otherwise addressed in our articles of incorporation, other than the conversion or redemption of units of our Operating Partnership, may be effected only if a majority of our directors (including a majority of Independent Directors) approve such agreement as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Although we have different investment objectives than CNL Macquarie Global Growth Trust, Inc., an investment opportunity may be suitable for both us and CNL Macquarie Global Growth Trust, Inc. Our board of directors and our advisor have agreed that, in the event an investment opportunity is presented to both our advisor’s Investment Committee and the investment committee of the advisor for CNL Macquarie Global Growth Trust, Inc. and it is determined that the opportunity may be suitable for both us and CNL Macquarie Global Growth Trust, Inc., and for which both entities have sufficient uninvested funds, the investment opportunity will be offered to the entities on an alternating basis as follows:

•	The first investment opportunity that meets this criteria will be first offered to CNL Macquarie Global Growth Trust, Inc.;

•

The second opportunity that meets this criteria will be first offered to us (whether or not CNL Macquarie Global Growth Trust, Inc. passed on the first investment opportunity, and whether or not we accepted an investment in the first investment opportunity); and

•

Thereafter, each offer of any investment opportunities will alternate on the foregoing basis. It shall be the duty of the board of directors, including the Independent Directors, to ensure that these policies are applied fairly to us.

This policy will continue in effect until such time as each of CNL and Macquarie Capital Funds no longer owns or controls our advisor and the advisor of CNL Macquarie Global Growth Trust, Inc.

Certain public or private entities affiliated with CNL are bound by conflict resolution procedures that may impact the investments that are available to us. In particular, certain of these public and private CNL affiliated entities, some of which invest in assets similar to those in which we may invest, require that if an investment opportunity becomes available which is suitable for such CNL affiliated entities, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. For purposes of this conflict resolution procedure for these other entities, an investment opportunity will be considered “offered” when the opportunity is presented to the applicable board of directors for its consideration. In addition to various other factors, the determination as to whether or not an investment opportunity is suitable for more than one program will be determined based on the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of the properties, the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. A subsequent development regarding the investment opportunity, such as a delay in the closing of a property or a delay in the construction of a property, may cause any such investment to be more appropriate for an entity other than the entity which committed to make the investment. Although we are not bound by these conflict resolution procedures, we may be restricted by such procedures.

Pursuant to a prior, unrelated agreement entered into by certain affiliates of CNL, subject to certain conditions and exceptions, without the prior consent of such CNL affiliates, we may not engage in any activities within North America and Europe relating to investment in, or the ownership, acquisition, development or management of, any healthcare facilities, including independent living facilities for residents age 55 and above, assisted living facilities, congregate living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, medical office buildings, specialty clinics, walk-in clinics, hospitals, medical lab facilities, medical research and development facilities and other similar types of healthcare related facilities, until October 5, 2010.

BUSINESS

General

We are a Maryland corporation that intends to qualify as a REIT. We intend to acquire and operate a diverse portfolio of global, income-oriented commercial real estate and real estate-related assets. We may invest in a wide variety of real estate sectors including office properties, retail centers, business and industrial parks (including warehouse, manufacturing and distribution facilities), multifamily properties (including student and senior housing), hospitality properties, healthcare properties and self storage properties, as well as other classifications of commercial real estate property. These assets may include the investment in, and origination of, real estate-related investments such as mortgage, mezzanine, bridge, and other loans, debt securities such as commercial mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies, as well as other real estate related investments. The management of our advisor and its sub-advisors and members of our board of directors have extensive experience investing in various types of real estate-related investments.

Our advisor, Macquarie CNL Global Income Advisors, LLC, is a recently organized Delaware limited liability company formed as a joint venture between affiliates of both CNL and Macquarie Capital Funds Inc. Our advisor is responsible for managing our affairs on a day-to-day basis and for identifying, recommending and executing acquisitions on our behalf. We believe we will benefit from the investment expertise and experience of our advisor’s management team and members of its Investment Committee. This committee will investigate and make recommendations to our board regarding potential investments. Our advisor is responsible for providing advisory services relating to substantially all aspects of our investments and operations throughout the world, including real estate acquisitions, asset management and other operational matters. Our advisor has subcontracted with affiliates of CNL and Macquarie Capital Funds Inc. to perform substantially all of these functions and is responsible for paying the sub-advisors from the fees our advisor receives from us or our Operating Partnership. Subject to certain restrictions contained in our Advisory Agreement, our advisor will reimburse the sub-advisors for all reasonable and necessary expenses incurred or paid by the sub-advisor in connection with the services performed for our advisor. We are responsible for reimbursing our advisor for these expenses.

CNL Background

CNL Financial Group

CNL Financial Group, Inc., or “CNL,” is one of the nation’s largest, privately held real estate investment and development companies. CNL, which is controlled by James M. Seneff, Jr., has extensive experience in the acquisition, management and development of real estate and real estate-related assets. Headquartered in Orlando, Florida, CNL sponsors a wide array of investment programs, including REITs, real estate limited liability companies and one real estate mutual fund.

Since its inception in 1973, CNL and its affiliates have formed or acquired companies with more than $23 billion in assets located in the United States and Canada, including hotel, retail, restaurant, lifestyle properties and seniors’ housing properties. Services provided by CNL and its affiliates include advisory, acquisition, development, lease and loan servicing, asset and portfolio management, disposition, client services, capital raising, finance and administrative.

The principals of CNL affiliates include James M. Seneff, Jr. and Robert A. Bourne, who also serve among our executive officers and directors. Mr. Seneff and Mr. Bourne have sponsored, directly or indirectly, individually and through affiliated entities, 18 public limited partnerships and four public, unlisted REITs with investment objectives similar to ours. The programs and a general description of their property sector focus are as follows:

•	18 CNL Income Fund limited partnerships which invested in fast-food, family-style or casual dining restaurants;

•	CNL Restaurant Properties, Inc. which invested in fast-food, family-style and casual dining restaurants, mortgage loans and secured equipment leases;

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CNL Retirement Properties, Inc. which invested in congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar healthcare-related facilities;

•	CNL Hotels & Resorts, Inc. which invested in limited-service, extended-stay and full-service hotels and resort properties; and

•	CNL Lifestyle Properties, Inc. which invests in lifestyle properties such as ski and mountain lifestyle properties, golf courses, attractions, marinas, a dealership and a destination retail property.

The affiliates of CNL, described below, are anticipated to enter into service agreements with CNL Global Income Advisors, LLC, the “CNL Sub-advisor.” For information regarding the CNL Sub-advisor, see “The Advisor and the Advisory Agreement — Sub-advisors.”

CNL Commercial Real Estate

CNL Real Estate Services Corp., a Florida corporation doing business as CNL Commercial Real Estate (“CCRE”), is comprised of a veteran team focused on investment, development and real estate services in commercial markets throughout the United States. CCRE was established with the addition of 12 senior level executives from Trammell Crow Company. A majority of this team has worked together for more than ten years. During their tenure together, this group has transitioned property management and leasing services on over 15 million square feet throughout the United States and Canada, completed transactions totaling in excess of 22 million square feet valued at over $3.5 billion and acquired over $60 million in acquisitions from November 2007 to August 2008. As an affiliate of our advisor, CCRE will be primarily responsible, through an agreement with CNL Sub-advisor, for providing our advisor due diligence and acquisition services relating to our acquisition of United States and Canadian properties and may provide property management and leasing services. CCRE is a wholly owned subsidiary of CNL. CCRE provides development, acquisition and property management services to numerous CNL affiliated entities as well as unaffiliated third parties. See “Conflicts of Interest.”

CCRE invests in and develops commercial real estate and provides a full complement of client services including brokerage, building management and leasing services. CCRE will assist us in identifying suitable acquisition properties within the United States and Canada, performing due diligence and analysis with respect to the proposed property, structuring the acquisition and assisting in the completion of the acquisition. Our advisor believes that the professionals within CCRE will provide our advisor with advantages by applying significant resources to the acquisition process and market intelligence relating to market conditions within the United States and Canada, supply/demand dynamics, and existing physical conditions or deficiencies of an asset.

CNL Real Estate Advisors Company

CNL Real Estate Advisors Company, a Florida corporation (“CREA”), is an indirect wholly owned subsidiary of CNL and an affiliate of our advisor. CREA provides administrative services to numerous CNL affiliated entities. The services provided by CREA to our advisor and its affiliates will include services related to U.S. accounting, tax and financial reporting and compliance, due diligence and marketing, distributions and reporting and global investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. In addition, CREA and its affiliates will provide services in connection with the preparation and dissemination of our organizational, offering and other documents and sales materials. In connection with these services, our advisor will reimburse CREA and its affiliates for Organizational and Offering Expenses and operating expenses, including personnel and other expenses incurred on behalf of our advisor, at cost.

Macquarie Background

Macquarie Group Limited

Macquarie Group Limited, or “Macquarie,” is a global provider of banking, financial, advisory, investment and funds management services. Macquarie’s main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world.

Macquarie is listed in Australia on the Australian Securities Exchange (“ASX”) and is regulated by the Australian Prudential Regulation Authority, the Australian banking regulator, as the owner of Macquarie Bank Limited (“MBL”), an authorized deposit taker. Macquarie also owns a bank in the United Kingdom, Macquarie Bank International, which is regulated by the Financial Services Authority. Macquarie’s activities are also subject to scrutiny by other regulatory agencies around the world.

Founded in 1969, Macquarie operates in more than 70 office locations in 28 countries. Macquarie employed over 14,000 people and had assets under management of approximately $300 billion as of December 31, 2009.

The figures noted in this “Business” section for each of Macquarie Group Limited, Macquarie Capital Funds and the global real estate platform of Macquarie Capital Funds and its affiliates are as of December 31, 2009, and are adjusted for certain Macquarie transactions. These adjustments include the acquisition of Delaware Investments, the restructure of Macquarie Infrastructure Group and sale of the majority of Macquarie’s Australian core real estate fund management platform, all of which took place during the first quarter of 2010.

Macquarie History

Macquarie takes its origins from the merchant bank Hill Samuel Australia (“HSA”), a wholly owned subsidiary of Hill Samuel & Co. Limited, London. Established in Australia in 1969, it began operations in Sydney in January 1970 with only three staff. In 1981, in response to changes evolving from the deregulation of financial markets, HSA commenced work on a proposal to become a trading bank. Authority for HSA to become Macquarie Bank Limited (“MBL”) was given in 1985, making it only the second private trading bank to be established in Australia this past century. MBL adopted its name from Governor Lachlan Macquarie, a leading pioneer responsible for transforming the early settlement in Australia from a penal colony into a dynamic economy.

MBL took over all of HSA’s business operations and opened a retail branch in March 1985 in Sydney. MBL opened a trading bank branch in Melbourne a few months later and in Brisbane in November 1986. On July 29, 1996, MBL listed its fully paid ordinary shares on the ASX, and on October 30, 1996 entered the ASX’s All Ordinaries Index with a market capitalization of approximately A$1.3 billion2. In October 2007, MBL security holders and option holders and the Federal Court of Australia approved the creation of Macquarie Group Limited and the restructure of MBL into a non-operating holding company structure.

Macquarie Operational Organization

Macquarie has five main operating groups, described below, within which individual businesses operate. The businesses specialize in defined product or market sectors and work in close cooperation.

Macquarie Capital

Macquarie Capital provides Macquarie’s wholesale structuring, underwriting, corporate advisory, and specialized funds management (including real estate, infrastructure, and private equity funds). Macquarie Capital’s depth of service includes specialist capabilities in: (i) mergers and acquisitions; (ii) takeovers and corporate restructuring advice; (iii) equity capital markets and equity and debt capital raising and management; (iv) specialized funds management including real estate, infrastructure and private equity funds; (v) debt structuring and distribution; (vi) private equity placements; and (vii) principal products.

Macquarie Capital is comprised of several business platforms, including Macquarie Capital Funds, that has established a leading position in the creation and management of specific asset class investor funds (“specialist funds”) that invest in real estate, infrastructure and private equity. Macquarie Capital Funds’ global real estate fund and asset management activities are described in more detail below.

[2]	A$ = Australian dollars.

Macquarie Securities Group

Macquarie Securities Group is a full-service securities business in Asia and Australia, specializing in: (i) institutional cash equities broking; (ii) equity finance, arbitrage trading and synthetic product business; and (iii) equity-linked investments, trading products and risk management services to wholesale and retail clients in Australia, Asia, Europe, North America and Latin America.

Fixed Income, Currencies and Commodities

Fixed Income, Currencies and Commodities provides a variety of services across the globe with an underlying specialization in interest rate, commodity or foreign exchange related institutional trading, marketing, lending, clearing or platform provision. Fixed Income, Currencies and Commodities offers trading, sales, research and finance covering: (i) interest rate, debt and credit securities; (ii) foreign exchange spot, forward and tailored services; and (iii) metals, energy, environmental products, agriculture, freight, bulk commodities and complementary futures services.

Macquarie Funds Group

Macquarie Funds Group is a full-service fund manager offering a diverse range of products, including: (i) managed funds across a wide range of asset classes, including cash, fixed income, currencies, resources, listed property securities, equities, listed infrastructure securities and private equity; (ii) funds-based structured products; (iii) hedge funds and fund of funds; and (iv) responsible entity and back-office services.

Banking and Financial Services Group

The Banking and Financial Services Group provides retail banking and financial services, including: (i) cash management trust and wrap platform; (ii) full service stock-broking; (iii) relationship banking services for businesses and professionals; (iv) private banking and executive wealth management; (v) private portfolio management; (vi) mortgage management; and (vii) credit cards (issuer and wholesale service provider), life insurance, funds management and administration and online broking.

Other Macquarie Divisions

In addition to Macquarie Group’s five main operating groups, Macquarie Bank Limited has two operating divisions: Corporate and Asset Finance and Real Estate Banking Division. Corporate and Asset Finance provides innovative and traditional capital, finance and related services to clients operating in selected international markets. Macquarie’s Real Estate Banking Division manages real estate projects and investments located in Australia, Asia, South Africa, North America and Europe as well as being responsible for the procurement, underwriting and management of real estate loans for clients in real estate projects across all major real estate sectors.

Macquarie Capital Funds

Macquarie Capital Funds has established a leading position in the creation and management of specific asset class investor funds (“specialist funds”). Through specialist management companies, as of December 31, 2009, it manages 8 listed and 33 unlisted specialist funds or vehicles that invest in infrastructure (including airports, toll roads, communications infrastructure, utilities and related sectors), real estate (including investments in retail, office, industrial, and commercial sectors as well as real estate development), and other sectors. Macquarie Capital Funds manages listed funds in Australia, Canada, the United States, Korea and Singapore. It manages unlisted funds in Australia, Korea, Hong Kong, India, Canada, the United States, Europe, Russia, South Africa, Mexico3 and the United Arab Emirates. As of December 31, 2009, assets under management in the specialist funds totaled approximately $94 billion.

Included within Macquarie Capital Funds is a global real estate business platform made up of Macquarie subsidiaries (some of which are regulated in the jurisdictions where they provide services) and professionals focused on the creation and management of unlisted real estate funds and real estate joint ventures in Australia, Asia, North America and Europe. The real estate service capabilities of Macquarie Capital Funds and its affiliates include

[3]	Macquarie Mexican Infrastructure Fund is comprised of parallel listed and unlisted vehicles.

portfolio and asset management, development related services, due diligence, investment advisory services, financing and capital management, and investor relations. As of December 31, 2009, Macquarie Capital Funds and its affiliates managed a global real estate portfolio with assets valued over $6 billion.

As an affiliate of our advisor, Macquarie Capital Funds will be primarily responsible for providing our advisor with due diligence, acquisition and management services relating to our acquisition and management of properties located outside the United States and Canada.

The tables below highlight current listed and unlisted real estate investment vehicles managed by Macquarie Capital Funds and its affiliates.

Listed Vehicles
Vehicle	Description	Equity Under Management (A$)(1) (2)
Macquarie DDR Trust	REIT listed on the ASX investing in high quality value and convenience retail property in the United States.	$50m

(1)	As of December 31, 2009.
(2)	Market capitalization plus fully underwritten or committed future capital raisings. With respect to assets held in joint venture, the amount included is based on the vehicle’s proportionate interest in the joint venture.

Unlisted Vehicles
Vehicle	Description	Notes(1)
Macquarie Real Estate Equity Funds	Suite of seven wholesale funds focused on development and opportunistic trading projects around Australia.	Expected gross development value of series A$3b
MWREF	A geographically diversified and growing portfolio of core, retail property comprising shopping mall assets across China.	Initial portfolio value of A$612m
Macquarie NPS REIT	Wholesale fund investing in stabilized office and retail assets in Korea.	Assets under management of A$209m with mandate to grow assets up to A$1b (KrW500b equity)

(1)	As of December 31, 2009.

Macquarie Group — Other Real Estate Activities

In addition to the global real estate platform within Macquarie Capital Funds, Macquarie has other real estate-related activities and businesses within both MBL and Macquarie Capital.

Macquarie Bank Limited — Real Estate Banking Division

MBL, through the Real Estate Banking Division, participates in strategic real estate joint ventures on development projects, property acquisitions and funds management. For example, MBL has a joint venture interest in MGPA Limited (“MGPA”), which is an independently managed private equity real estate investment advisory company investing in Europe and Asia. MGPA advises a number of real estate investment funds, the largest being MGPA Fund III which has raised US$5.2 billion in equity.

Macquarie also participates in real estate development projects around the world. In Australia, MBL owns the national award-winning developer Urban Pacific Limited, and has joint venture projects with Great White Shark Enterprises through Medallist Developments (Australia, the United States and South Africa).

Additionally, Macquarie’s Real Estate Banking Division provides financing solutions for real estate projects and clients across all major real estate sectors. The division specializes in full finance solutions encompassing development finance, acquisition and repositioning, tailored financing and structuring complex transactions. The division actively participates in joint ventures with clients.

Macquarie Capital — Real Estate Advisory

Macquarie Capital provides global real estate advisory and equity and debt capital raising services on behalf of institutional and corporate clients as well as to Macquarie’s real estate businesses and the funds they manage. These services seek to create unique real estate opportunities by drawing on extensive market expertise and a variety of capital sources to deliver strategic solutions.

Macquarie Capital — Real Estate Strategy

Macquarie Capital provides forecasts for global real estate markets for Macquarie Capital Advisors and other internal and external clients. The team has extensive international expertise providing strategic advice on opportunities and risks inherent in global real estate markets. In addition to Australia, its research covers the major international markets including the United States, the United Kingdom, Japan, Singapore, Hong Kong, Germany, and France. The combination of specialist real estate knowledge, economic expertise and on-the-ground experience provides valuable insight on future trends in real estate markets.

INVESTMENT OBJECTIVES AND POLICIES

General

We intend to undertake a global investment strategy to acquire a range of income-oriented commercial real estate and commercial real estate-related assets. We may invest across a diverse spectrum of real estate markets including office properties, retail centers, business and industrial parks (including warehouse, manufacturing and distribution facilities), multifamily properties (including student and senior housing), hospitality properties, healthcare properties and self storage properties, as well as other classifications of commercial real estate property. These assets may also include the investment in and origination of real estate-related investments such as mortgage, mezzanine, bridge, and other loans, debt securities such as mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies, as well as other real estate-related investments.

Our primary investment objectives are to:

•	provide you with attractive and stable cash distributions;

•	preserve, protect and return your invested capital;

•	invest in a diversified portfolio of assets; and

•	explore liquidity options in the future, including the sale of either the Company or our assets, potential merger opportunities, or the Listing of our common shares.

Investment Policies

Primary Investment Strategy

We expect to use the net proceeds of this offering to acquire commercial real estate or commercial real estate-related assets located throughout the world. We will not focus our investment strategy towards any specific geographic location, however, we initially anticipate that up to 60% of assets may be located outside of the United States.

Our strategy to realize our investment objectives will be driven by a disciplined approach to evaluating the important factors for each individual investment. We believe affiliates of our advisor have the experience and ability to identify attractive assets, underwrite current operating performance, forecast potential changes to operating performance over time, and identify adequate exit strategies for assets, if required, as well as analyze the key metrics of the overall portfolio composition, both in the United States and globally. By using this approach, we expect to be able to identify favorable acquisition targets and effectively manage these assets to assist in achieving our primary investment objectives.

We intend to invest in a variety of commercial real estate assets, including real property and real estate related debt and securities. We anticipate allocating at least 70% of our investments in commercial real properties and up to 30% of the portfolio in commercial real estate-related debt and securities. This target allocation is subject to change depending on real estate market conditions and the investment opportunities available to us.

Generally, the purchase price that we will pay for any asset will be based on the fair market value of the asset as determined by a majority of our directors. In all cases in which we acquire an asset from any of our directors, our sponsors, our advisor or any of their affiliates, we will obtain an appraisal of fair market value by an independent appraiser selected by a majority of our Independent Directors and the transaction must be approved by a majority of our Independent Directors. We will rely on our own independent analysis and not solely on appraisals in determining whether to invest in a particular asset.

Investments in Real Properties

Given one of our primary objectives is to provide stable cash distributions, acquisitions of real property will predominately consist of existing income-producing, single or multi tenant properties as well as to-be-constructed properties that would be purchased generally upon full development and occupancy by income-producing tenants. We plan to further diversify our real property portfolio by acquiring a range of asset types whose cash flows, on a portfolio basis, are not concentrated to a specific industry.

We generally will hold fee title or a long-term leasehold estate in the real estate assets we acquire. We may also invest in operating companies or other entities that may own and operate assets that satisfy our investment objectives. Additionally, we may co-invest with other entities (both affiliated and non-affiliated with our advisor) in property ownership through joint ventures, limited liability companies, partnerships and other forms of ownership agreements.

We intend to purchase properties globally that meet our investment criteria and we are not limited to any specific geographic area. We believe that significant opportunities exist both within the United States and globally. While many of these real estate acquisitions will be in stabilized, well-developed markets, we may also acquire assets in developing countries or those in emerging or higher risk markets. We believe that our strategy to acquire real estate assets internationally will provide for a well-diversified portfolio that will optimize value to our stockholders.

We anticipate that some transactions may be structured as a sale-leaseback transaction in which we would acquire a property from a company which simultaneously leases the property back from us. This type of transaction may typically result in a long term lease with the company that could provide the company with an attractive financing alternative.

In addition, we may identify attractive opportunities in the course of acquiring income-oriented portfolios that may include certain assets that are vacant or otherwise require repositioning.

Except as set forth below in “Investment Objectives and Policies — Certain Investment Limitations,” we are not limited in the number or size of properties we may acquire or the percentage of net proceeds from this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances, including the amount of net proceeds we realize in this offering.

The process to close a purchase of real property will include in-depth due diligence where affiliates of our advisor evaluate the asset, verify certain documents, and obtain independent professional assessments which may include, subject to availability in certain jurisdictions, but is not limited to, the following:

•	tenant lease reviews;

•	plans and specifications;

•	environmental reports;

•	property condition reports;

•	evidence of marketable title;

•	financial statements covering recent operations; and

•	insurance policies and recent claims

We will not purchase any property unless and until we obtain what is generally referred to in the United States as a “Phase I” environmental site assessment, or the international equivalent, and generally are satisfied with the environmental status of the property. A Phase I environmental site assessment consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, such as neighboring properties, to assess surface conditions or activities, contacting local governmental agency personnel, and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

We primarily will invest in commercial real estate properties with existing rent and expense schedules or newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. Generally, we expect to invest in real estate properties with at least 80% occupancy and minimal near term tenant lease rollover at the time of acquisition. The primary properties we may invest in are listed below; however, we may pursue and purchase assets in additional real estate classifications that are not described below:

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Office Properties — Class A, B and C properties, multi- and single-tenant properties, single level, mid- and high-rise properties, flex space, and mixed-use properties, capable of serving a variety of industries in both commercial business district and suburban locations;

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Retail Centers — Retail centers, including regional and super-regional facilities, indoor shopping malls, “big box” retail centers, outlet retailers, high street and “strip center” shopping plazas, and restaurants offering a variety of products and services, a diverse tenant mix, and serving a range of demographic markets;

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Business and Industrial Parks — Manufacturing, warehouse, and distribution facilities, single- and multi-tenant properties, and mixed-use office/industrial parks, each of varying sizes and intensity levels, and serving a variety of potential tenants and proposed uses;

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Multifamily Properties — Conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older);

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Hospitality Properties — Limited-service, extended-stay and full-service lodging facilities, as well as all-inclusive resorts, which may be standalone facilities or complementary to one of our other asset classes;

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Healthcare Properties — Independent living/continuing care retirement communities, assisted living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings; and

•	Self Storage Properties — Self storage facilities and related self storage real estate investments.

Although we intend to enter into standard commercial leases with our tenants, including standard multi-tenant commercial leases, triple-net leases and participating leases, the terms and conditions of any lease that we enter into may vary substantially from those we describe in this prospectus. We will execute new tenant leases and existing tenant lease renewals, expansions and extensions with terms that are dictated by the then current submarket conditions and, to the extent practicable, the verifiable creditworthiness of each particular tenant. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple-net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord may share in a percentage of the tenant’s gross revenue.

We intend to use appropriate commercial practices to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of a potential tenant.

Investments in and Originating Loans

We may make and invest in commercial real estate loans, including first and junior mortgages, mezzanine loans and preferred equity loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans and construction mortgage loans. We may also invest in participations on mortgage loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate. In addition, we expect to invest in real estate debt securities such as CMBS, CDOs or other real estate related derivative products in the United States and globally. With respect to these real estate related loans and securities, we would generally intend to hold these investments until their respective maturities, or at least for the medium term. This intention, however, will not preclude our routine portfolio assessment, the result of which may include a recommendation by our advisor to sell all or a portion of these assets.

We intend to undertake a detailed underwriting process when determining investment in, or origination of, real estate loans. In addition to assessing the underlying real property, including comprehensive financial, structural, operational and legal due diligence, we may assess the quantitative and qualitative attributes of the loans. Depending on the type of asset acquired, our advisor may evaluate such things as cash flow projections, loan terms, loan structure and the underlying risks of the property collateralizing the asset in order to assess the borrower’s ability to meet its debt service requirements and refinance the loan upon maturity.

When evaluating potential investments in, or the origination of, real estate loans, affiliates of our advisor will evaluate attributes of the asset including, but not limited to, the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the property’s geographic location, including country and/or state;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencing operations in these or other jurisdictions requiring such licensing may be dependent upon a finding of our financial responsibility, character and fitness.

Described below are the types of loans we may invest in and/or originate in addition to traditional commercial first mortgage loans:

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Junior Mortgages — Junior mortgages are secured by mortgages or deeds of trust on real property that are subordinate in priority to the prior (senior) mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

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B-Notes — B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the

A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note.

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Mezzanine Loans and Preferred Equity Investments (“Mezzanine Products”) — The Mezzanine Products in which we may invest and/or originate will generally take the form of subordinated loans secured by the real property or a pledge of the ownership interest of an entity that directly or indirectly own the real property. We may hold senior or junior positions in such Mezzanine Products, such senior or junior position denoting the particular leverage strip that may apply.

We may require other collateral to provide additional security for Mezzanine Products, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure these investments so that we receive a stated fixed or variable interest rate or preferred cash flow return as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property payable upon maturity, refinancing or sale of the property. Our Mezzanine Products may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

Mezzanine Products will typically range in size from $10 to $50 million and have terms of two to ten years. Mezzanine Products may have maturities that match the maturity of the related mortgage loan(s) but may have shorter terms and will usually have loan-to-value ratios between 66% and 95%. We may only invest in Mezzanine Products with loan-to-value ratios greater than 85% upon approval by our board of directors.

Mezzanine Products generally involve a lower degree of risk than a full equity investment in an entity that owns real property because the Mezzanine Product is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the remaining equity. Upon a default or change of control by the borrower under the Mezzanine Product, the lender generally can take immediate control and ownership of the property-owning entity, subject to the senior and junior mortgages on the property that stay in place in the event of a Mezzanine Product default and change of control of the borrower.

Mezzanine Products generally involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become worthless as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the Mezzanine Product. If a borrower defaults on our Mezzanine Product or debt senior to our position, or in the event of a borrower bankruptcy, our Mezzanine Product will be satisfied only after the senior debt.

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Bridge Loans — We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

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Convertible Mortgages — Convertible mortgages are loans secured by real property which bear interest at a rate below that of a conventional mortgage in exchange for the ability of the lender to convert its mortgage to equity interest, at a specified conversion rate, at the end of a specified period of time.

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Wraparound Mortgages — A wraparound mortgage loan is a loan secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the senior mortgage loans.

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Construction Loans — Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.

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Loans on Leasehold Interests — Loans on leasehold interests are typically secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

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Participations — Mortgage and mezzanine participation investments are investments in partial interests of mortgages and mezzanine loans of the type described above that are made and administered by third-party lenders.

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Commercial Mortgage Backed Securities — CMBS are securities issued by trusts in pass-through certificates that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. They are typically issued in multiple tranches with the more senior classes being entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans.

The securitization process for CMBS is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the CMBS. Based on the sequential payment priority, the risk of nonpayment for the AAA CMBS is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade CMBS classes.

We will evaluate the risk of investment grade and non-investment grade CMBSs based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We may utilize third party data providers to review loan level performance such as delinquencies and threats to credit performance. We will also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. With respect to transactional structure, we will assess the structure of a particular CMBS transaction as well as utilize third party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we will combine this information to forecast expected cash flows, probability of default and loss given a default.

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Collateralized Debt Obligations — CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes and mezzanine loans. Like typical securitization structures, in a CDO the assets are pledged to a trustee for the benefit of the holders of the bonds. We may invest in investment grade and non-investment grade CDO classes.

Investments in Equity Securities

In addition to our investments in our direct and indirect subsidiaries, we may invest in common and preferred real estate-related equity securities issued by public and private real estate companies that are not affiliated with us. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies. Real estate-related equity securities are unsecured and typically subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. We may purchase real estate-related securities denominated in foreign currencies or securities of issuers that make investments in real estate located outside the United States. We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities.

Other Potential Investments

Although we intend to use the net proceeds of this offering to acquire a diversified portfolio of real estate assets as outlined above, we may make investments in other assets that we have not described.

Joint Venture Investments

Our advisor will use CNL’s and Macquarie Capital Funds’ network of global relationships to enter into joint ventures, partnerships or other co-ownership arrangements with third parties as well as entities affiliated with our advisor to acquire and operate real estate properties and other real estate-related assets. We believe that a joint venture creates an alignment of interest with a source of capital that will benefit our stockholders by leveraging our advisor’s network of global relationships, together with its acquisition, development and management expertise to achieve the following four primary objectives: (i) increase the return on Invested Capital; (ii) diversify our access to equity capital; (iii) “leverage” Invested Capital to promote our brand and increase market share; and (iv) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our advisor will evaluate the real property or other real estate asset that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

We may enter into joint ventures with other programs sponsored by CNL or Macquarie Capital Funds to acquire real estate assets or other real estate-related assets, provided that a majority of our directors, including a majority of our Independent Directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those that would be received by any other joint venturers.

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work together with other programs sponsored by CNL or Macquarie Capital Funds to apportion the assets within the property among us and the other programs in accordance with the investment objectives of the various programs. In such event, after apportionment, the mixed-use property would be owned by two or more programs or joint ventures sponsored by CNL or Macquarie Capital Funds. The negotiation of how to divide the property among the various programs will not be at arm’s length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a portion of a mixed-use property or in the course of negotiations with other programs sponsored by CNL or Macquarie Capital Funds, the allocation of such mixed-use property may require us to purchase a property that we would otherwise consider inappropriate for our portfolio in order to also purchase a portion of a property that our advisor considers desirable.

Currency Hedging

We expect to hedge our exposure to foreign currency risk for both the capital in, and relatively certain income generated from, our investments denominated in currencies other than U.S. dollars. We may utilize various derivatives, including, but not limited to, futures, cross-currency swaps, options and forward contracts to achieve this goal. Additionally, we expect to utilize local currency debt financing, where possible, to reduce foreign currency risk associated with our capital investment.

Interest Rate Hedging

We may utilize derivatives such as swaps, options, futures and forward contracts to hedge our exposure to interest rate movements. Our board of directors will determine the amount of interest rate exposure we will undertake at any given time based upon conditions in the local markets where we have investments.

Tax and Structuring

We will seek to minimize the effect of withholding, corporate, transfer and other taxes on our investments in the United States and in other countries. We may, however, incur tax liability as a result of our use of taxable REIT subsidiaries and other corporate entities. See “Federal Income Tax Considerations.”

Borrowing Policies

Although we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to strategically leverage our real properties and use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely affected by credit market conditions which result in lenders reducing or limiting funds available for loans secured by real estate. During times when interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

We will generally seek to borrow on a non-recourse basis, but may also borrow at the corporate level or Operating Partnership level. Non-recourse indebtedness means the indebtedness of the borrower or its subsidiaries is secured only by specific assets without recourse to other assets of the borrower or any of its subsidiaries. Even with non-recourse indebtedness however, a borrower or its subsidiaries will likely be required to guarantee against certain breaches of representations and warranties such as those relating to the absence of fraud, misappropriation, misapplication of funds, environmental conditions and material misrepresentations. Because non-recourse financing generally restricts the lender’s claim on the assets of the borrower, the lender generally may only proceed against the asset securing the debt. This protects our other assets.

Although we have adopted a general policy to limit our borrowing to approximately 75% of the aggregate value of our assets with the value of an asset to be based on the purchase price of such asset at the time of purchase, except as otherwise set forth herein, there is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents limit the aggregate amount of indebtedness on our borrowings to no more than 300% of our Net Assets unless the excess borrowing is approved by a majority of our Independent Directors and is disclosed to stockholders in our next quarterly report, together with a justification for the excess. Our board of directors must review our aggregate borrowing from time to time, but not less than quarterly.

While we are able to leverage up to a maximum of 75% of the aggregate value of our assets, we plan to evaluate each investment opportunity and determine the appropriate leverage on a case-by-case basis, which may be more or less than the 75% aggregate maximum amount on a per property basis. Our intent is to target our aggregate borrowings to between 30% to 60% of the aggregate value of our assets, once we own a seasoned and stable asset portfolio. We intend to have lower leverage than our policy permits, although initially our aggregate borrowings may be greater than 30% to 60% of the aggregate value of our assets.

Our advisor may seek to refinance indebtedness, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase the investment.

We may not borrow money from our sponsors, any of our directors or from our advisor, its affiliates and related parties unless the loan is approved by a majority of the directors (including a majority of our Independent Directors) not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

As each of our investments reach what we believe to be its optimum value during the expected holding periods of assets of the fund, we will consider disposing of the investment and may do so for the purpose of either distributing the Net Sales Proceeds to our stockholders or investing the proceeds in other assets. The determination of when a particular investment should be sold or otherwise disposed of will be made after considering all of the relevant factors, including prevailing and projected economic and market conditions, whether the value of the property or other investment is anticipated to decline substantially, and whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives.

A determination as to whether to sell an asset will also be based on whether the sale of the asset would constitute a prohibited transaction under the Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first two years following its acquisition is restricted to a substantial extent as a result of the rules that we must comply with to qualify as a REIT. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Code for properties held at least two years or through the use of a TRS. See “Federal Income Tax Considerations — Operational Requirements — Prohibited Transactions.”

Our board of directors will explore potential liquidity opportunities, including the sale of either us or our assets, potential merger opportunities, or the Listing of our common stock. Our board of directors must consider, but is not required to commence, a liquidity event for our stockholders, which may include a liquidation of our assets, a sale of the Company or a Listing of our common stock on or before the seventh anniversary of the effective date of this offering. We do not know at this time what macro- or micro-circumstances will exist in the future and therefore we do not know what factors our board of directors will consider in determining whether to pursue a liquidity event in the future. Therefore, we have not established any pre-determined criteria. A liquidation of our assets or a sale of the Company would require the approval of our stockholders. We are under no obligation to actually sell our portfolio or list our shares at any particular time. We cannot assure you that we will be able to sell our assets at prices that result in us achieving our investment objectives. In the event of a liquidation, after commencement of such liquidation, we would continue in existence until all properties and other assets are sold.

Change in Investment Policies and Limitations

Our articles of incorporation require that our Independent Directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore must be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our Independent Directors, without the approval of our stockholders. Our board of directors may take such action, without stockholder approval, to cause the termination of our qualification as a REIT.

Disclosure Policies with Respect to Future Probable Acquisitions

Our advisor and our sub-advisors continually evaluate various potential investments and engage in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored, individually or jointly, by CNL or Macquarie Capital Funds. At such time while this offering is ongoing, if we believe that a reasonable probability exists that we will make a material acquisition of a property or other asset, we will supplement this prospectus to disclose the pending material acquisition. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. Further material data will be made available after such pending acquisition is consummated, also by means of a supplement to this prospectus or a post-effective amendment, as applicable. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Certain Investment Limitations

In addition to other investment restrictions imposed by our board of directors from time to time, our articles of incorporation provide for the following limitations and restrictions on our investment and financing activities:

•	We may not invest more than 10% of our total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property.

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We may not invest in commodities or commodity future contracts, except for futures contracts when used solely for hedging purposes in connection with our ordinary business of investing in real estate assets and mortgages.

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We may not make or invest in any mortgage loan, excluding investments in mortgage programs, CMBS or CDOs, unless an appraisal is obtained concerning the underlying property (unless the loan is insured or guaranteed by a government or governmental agency). In cases in which a majority of our Independent Directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsors, directors or affiliates, the appraisal of the underlying property must be obtained from an independent appraiser, maintained in our records for at least five years, and available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained to the extent available in the applicable jurisdiction.

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We may not make or invest in any mortgage loan, excluding investments in mortgage programs, CMBS or CDOs, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal at the time of the initial funding, unless our board of directors concludes that substantial justification exists because of the presence of other underwriting criteria. For these purposes, the “aggregate amount of all mortgage loans outstanding on the property, including our loans” will include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of the loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

•	We may not invest in indebtedness collateralized by a mortgage on real property that is subordinate to a lien or other indebtedness of our advisor, a director, a sponsor or any of our affiliates.

•	We may not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to us as described under “Summary of Redemption Plan”); (ii) debt securities, unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known changes is sufficient to properly service that higher level of debt; (iii) equity securities on a deferred payment basis or under similar arrangements; or (iv) options, warrants, or similar evidences of a right to buy our securities (collectively, “Options”) to our advisor, our directors, our sponsors or any of their affiliates except on the same terms as such Options are sold to the general public. Options may be issued to Persons other than our advisor, our directors, our sponsors or any affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our Independent Directors has a market value less than the value of such Option on the date of grant. Options or warrants issued to our advisor, our directors, or our sponsors or any of their affiliates may not exceed 10% of our outstanding shares. The voting rights per share (other than any publicly held share of our stock) sold in any private offering may not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share of our stock as the consideration paid to us for each privately held share bears to the book value of each outstanding publicly held share of our stock.

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We may not make loans to our advisor, a sponsor, a director or any affiliate thereof, except to our subsidiaries and to our joint ventures, subject to certain parameters or as otherwise provided for in our articles of incorporation.

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We may not borrow money from our advisor, a sponsor, a director or any affiliate thereof, unless a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction conclude that the transaction is fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

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We may not incur leverage that is unreasonable in relation to the value of our Net Assets and that exceeds 300% of Net Assets, except as approved by a majority of our Independent Directors and disclosed to stockholders in our first quarterly report after the approval occurs, along with justification for the excess.

•	We may not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

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We may not invest in equity securities unless a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable and determine that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. The foregoing restrictions on investments in equity securities will not apply to the purchase by us of our own shares pursuant to our Redemption Plan or, when traded on a secondary market or on a national securities exchange or inter-dealer quotation system, if a majority of our directors (including a majority of our Independent Directors) determine the purchase to be in our best interest.

•	We may not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

•	We may not engage in underwriting or the agency distribution of securities issued by others or in trading (as compared to investment activities).

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Our advisor, a sponsor, a director or any of their affiliates may not purchase or lease assets from us unless a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us.

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We may not purchase or lease assets from our advisor, a sponsor, a director or any affiliate thereof, unless a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction find that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to such advisor, sponsor, director or affiliate, unless substantial justification exists for the excess and our Independent Directors conclude the excess is reasonable. In no event may the purchase price of any property to us exceed its current appraised value.

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We may not invest in joint ventures with either of our sponsors, our advisor, one or more of our directors or any of our affiliates unless a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the investment as being fair and reasonable to us and on substantially the same terms and conditions as those that would be received by any other joint venturers.

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The consideration paid for real property acquired by us will ordinarily be based on the fair market value thereof as determined by a majority of our directors. In cases in which a majority of our Independent Directors so determine, and in all cases in which the property is acquired from our advisor, a director, a sponsor or an affiliate thereof, then such fair market value must be determined by an independent appraiser selected by our Independent Directors.

Any other transaction between us and our sponsors, our advisor, one or more of our directors or any of our affiliates, the approval of which is not the subject of another provision of our articles of incorporation, may be effected only if a majority of our directors (including a majority of Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In addition, our organizational documents include other investment limitations in connection with conflicts of interest transactions. These limitations are described in this prospectus under “Conflicts of Interest.”

Investment Company Act Considerations

We intend to conduct our operations so that we and our subsidiaries will not be required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” only if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

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under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to engage primarily in the business of acquiring real property, as well as making mortgage loans and other loans secured by interests in real estate and making other real estate-related investments. We intend to acquire commercial real estate and real-estate related assets directly, for example, by acquiring fee interests or long-term leasehold estates in commercial real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may co-invest with other entities in real estate assets through joint ventures, limited liability companies, partnerships and other forms of co-ownership arrangements, including entities in which we do not own a controlling interest. Our investments may also include investment in, and origination of, mortgages and other real-estate related loans, debt securities such as commercial mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies as well as other real estate-related investments. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries that we have formed or will form to hold a particular asset.

We believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and our subsidiaries will not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our respective operations such that none of us will be required to register as an investment company under the Investment Company Act.

In addition, we intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test. We will monitor our investments on an ongoing basis, and at the time of acquisition and disposition of each investment, to determine our compliance and the compliance of each wholly and majority-owned subsidiary with this test. We expect that few, if any, of our wholly and majority-owned subsidiaries will be relying on exceptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in our subsidiaries generally will not constitute “investment securities.” Accordingly, we believe that neither we nor any of our wholly and majority-owned subsidiaries would be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

In the event that the we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets are permitted to be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We will measure our Section 3(c)(5)(C) exclusion on an unconsolidated basis. We intend to treat fee interests in real property, the equity securities of wholly owned entities that we control and that are primarily engaged in real estate businesses and certain “fully secured” mortgage loans as qualifying assets consistent with SEC staff no-action letters. We intend to treat CMBS, debt and equity securities of nonmajority-owned companies primarily engaged in real estate businesses and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets as real estate-related assets.

We will classify our assets for purposes of the Investment Company Act, including our Section 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the Section 3(c)(5)(C) exception from the definition of an investment company, we will classify the assets in which we invest generally as follows:

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Investments in Real Property. Based on the no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in co-owned entities, such as joint ventures, limited liability companies, partnerships and other co-ownership arrangements, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the entity; otherwise, they will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures or other co-owned entities that we control.

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Investments in Loans. Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

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We will classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

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Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (i) we have a participation interest in a mortgage loan that is fully secured by real property; (ii) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (iii) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (iv) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (v) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

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Investments in Securities. We intend to treat CMBS, debt and equity securities of nonmajority-owned companies primarily engaged in real estate businesses and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets as real estate-related assets.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our investment portfolio, there can be no assurance that we will be able to maintain an exemption from registration for us or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the definitional requirements pursuant to Section 3(a)(1)(C) or the exception under Section 3(c)(5)(C), we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments in anything other than a direct investment in real properties and require us to significantly restructure our business plan. We may be limited in our ability to make investments in and originating loans, equity securities, and other potential investments as set forth in our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Company Related Risks.”

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs — CNL

The information presented in this section represents the historical experience of real estate programs organized by certain affiliates of CNL and their principals. The principals of CNL affiliates include James M. Seneff, Jr. and Robert A. Bourne, who also serve among our executive officers and directors. The information presented in this section should be read in conjunction with the Prior Performance Tables included in this prospectus as Appendix A and Appendix C. Prospective investors should not assume they will experience returns comparable to those experienced by investors in past CNL affiliated real estate programs. Further, by purchasing our shares, investors will not acquire ownership interests in any partnerships or corporations to which the following information relates.

Mr. Seneff and Mr. Bourne have sponsored, directly or indirectly, individually and through affiliated entities, 18 public limited partnerships and four public, unlisted REITs with investment objectives similar to ours. The programs and a general description of their property sector focus are as follows:

•	18 CNL Income Fund limited partnerships which invested in fast-food, family-style or casual dining restaurants;

•	CNL Restaurant Properties, Inc. which invested in fast-food, family-style and casual dining restaurants, mortgage loans and secured equipment leases;

•

CNL Retirement Properties, Inc. which invested in congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar healthcare related facilities;

•	CNL Hotels & Resorts, Inc. which invested in limited-service, extended-stay and full-service hotels and resort properties; and

•	CNL Lifestyle Properties, Inc. which invests in lifestyle properties such as ski and mountain lifestyle properties, golf courses, attractions, marinas, a dealership and a destination retail property.

During the ten-year period ending December 31, 2009, CNL Income Fund XVIII, Ltd. and the four public REITs raised approximately $8.1 billion from approximately 261,000 investors and invested in properties located throughout the United States, with the largest concentration in the sunbelt states of Arizona, California, Florida, Georgia and Texas. One of the REITs also invested in three properties located in Canada and another of the REITs invested in one property located in Canada. Information relating to the number of properties acquired, the aggregate purchase price of properties and the number of properties sold for the period from January 1, 2000 to December 31, 2009 is as follows:

Entity	Number of Properties Acquired	Aggregate Purchase Price (in thousands)	Number of Properties Sold
CNL Income Fund XVIII, Ltd.	2	$2,100	8
CNL Restaurant Properties, Inc.	504	977,000	738
CNL Retirement Properties, Inc.	280	3,321,000	3
CNL Hotels & Resorts, Inc.	125	5,932,500	46
CNL Lifestyle Properties, Inc.	116	2,262,600	1

	1,027	$12,495,200	796

CNL Realty Corporation, organized in 1985 and whose sole stockholders were Mr. Seneff and Mr. Bourne, served as the corporate general partner, and Mr. Seneff and Mr. Bourne served as individual general partners of the 18 CNL Income Fund limited partnerships until 2005. In addition, Mr. Seneff served as a director and an officer and

Mr. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT until 2005. In February 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc., a publicly traded REIT. The combined company changed its name to Trustreet Properties, Inc. and acquired the 18 CNL Income Fund limited partnerships. Mr. Seneff served as chairman of the board and Mr. Bourne served as a director of Trustreet Properties, Inc. until it was acquired in February 2007 by GE Capital Solutions, a unit of General Electric Company. Mr. McWilliams, our president, also served as a director of Trustreet Properties, Inc.

Mr. Seneff and Mr. Bourne also served as directors and executive officers of CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. CNL Hotels & Resorts, Inc. was acquired by Morgan Stanley Real Estate, a global real estate investing, banking and lending company, in April 2007, and in connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition LLC. CNL Retirement Properties, Inc. was acquired by HCP, Inc., an unaffiliated publicly traded REIT, in October 2006. As a result, the 18 CNL Income Fund limited partnerships, CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. are considered completed programs, and additional information about them can be found in Table IV – Results of Completed Programs in Appendix A of this prospectus.

Mr. Seneff currently serves as chairman of the board and Mr. Bourne serves as a director and an officer of CNL Lifestyle Properties, Inc., which is an unlisted public REIT externally advised by an affiliate of CNL, and is continuing to raise capital and invest in properties.

Information relating to the public offerings of the four REITs sponsored by CNL is as follows. All information is historical.

Name of Program	Dollar Amount Raised	Date Offering Closed	Limited Partnership Units or Shares Sold	Month 90% of Net Proceeds were Fully Invested or Committed to Investment

CNL Restaurant Properties, Inc.	$747.5 million	(1)	(1)	February 1999

CNL Hotels & Resorts, Inc.	$3.0 billion	(2)	(2)	March 2004

CNL Retirement Properties, Inc.	$2.7 billion	(3)	(3)	April 2006

CNL Lifestyle Properties, Inc.	$2.6 billion	(4)	(4)	(4)

(1)	From April 1995 through January 1999, CNL Restaurant Properties, Inc. completed three public offerings of its common stock. As of January 1999, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In February 2005, the company merged with and into U.S. Restaurant Properties, Inc. The combined company changed its name to Trustreet Properties, Inc. and acquired 18 CNL Income Fund limited partnerships. Trustreet Properties, Inc. was acquired in February 2007 by GE Capital Solutions.

(2)	From September 1997 through March 2004, CNL Hotels & Resorts, Inc. completed five public offerings of its common stock. As of February 2004, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In April 2007, the company was acquired by Morgan Stanley Real Estate and in connection with such acquisition, certain assets of the company were purchased by Ashford Sapphire Acquisition LLC.

(3)	From September 1998 through March 2006, CNL Retirement Properties, Inc. completed five public offerings of its common stock. As of March 2006, 90% or more of such amount had been invested or committed for investment in properties and mortgage loans. In October 2006, the company merged with and into a wholly owned subsidiary of HCP, Inc.

(4)	From April 2004 through March 2006, CNL Lifestyle Properties, Inc. received gross proceeds totaling approximately $521 million from its first public offering of common stock. The first offering terminated on March 31, 2006 and on April 4, 2006, the second offering commenced. The second offering closed on April 4, 2008, after raising approximately $1.5 billion. The third offering commenced on April 9, 2008 and as of December 31, 2009, the company had raised approximately $583 million relating to this offering. Between January 1, 2010 and February 28, 2010, the company raised an additional $34.7 million relating to the third offering. Certain tenants have faced financial difficulties due to the general economic condition, and have been provided temporary relief through modified lease terms to allow for rent deferrals or reductions that then become payable in later periods of their lease terms. However, as of December 31, 2009 CNL Lifestyle Properties, Inc. has recorded no impairments, and has no major adverse business conditions or developments.

The following table sets forth property acquisition information regarding properties acquired between January 1, 2007 and December 31, 2009 by one REIT program sponsored by CNL affiliates. All information is historical. Dispositions of properties are not reflected in the property descriptions.

Name of Program	Real Property Acquired	Location	Method of Financing	Type of Program

CNL Lifestyle Properties, Inc.	66 lifestyle properties	AZ, AR, CA, CO, FL, HI, IL, KS, ME, MD, MA, MI, MN, MO, NV, NH, NJ, NY, NC, OK, SC, TN, TX, UT, VT, VA, WA	(3)	Public REIT

(1)	As of December 31, 2006, approximately 53.3% of the assets acquired by CNL Hotels & Resorts, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Hotels & Resorts, Inc.’s equity offerings.

(2)	As of September 30, 2006, approximately 40% of the assets acquired by CNL Retirement Properties, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Retirement Properties, Inc.’s equity offerings.

(3)	As of December 31, 2009, approximately 41.9% of the assets acquired directly or indirectly by CNL Lifestyle Properties, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Lifestyle Properties, Inc.’s equity offerings.

Additionally, a summary of acquisitions made by CNL affiliate sponsored public programs between January 1, 2007 and December 31, 2009 is set forth in prior performance Table VI, which is included in Part II of the registration statement filed with the SEC for this offering. As shown in Table VI, CNL Lifestyle Properties, Inc. acquired, directly or indirectly, 66 properties within the previous three years, all of which are located in the United States. These properties consisted of lifestyle properties such as ski and mountain lifestyle properties, golf facilities, attractions, marinas and additional lifestyle properties. The majority of the properties were acquired with cash from offering proceeds. We will provide a copy of Table VI to our prospective stockholders free of charge upon request. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by CNL Lifestyle Properties, Inc. and for a reasonable fee, a copy of the exhibits filed with such report.

From 2000 through December 31, 2009, James M. Seneff, Jr. and/or Robert A. Bourne, directly or indirectly through affiliated entities, served as general partners or the managing member of 19 nonpublic real estate programs whose properties are located throughout the United States. Between 2000 and December 31, 2009, these programs raised a total of approximately $290 million from approximately 3,300 investors and purchased interests in a total of 34 projects, two mortgage loans and a bridge loan facility. The projects consisted of three commercial/retail properties (representing 8.1% of the total capital raised by private programs), two apartment projects (representing 5.4% of the total capital raised by private programs), 16 office/industrial buildings (representing 43.3% of the total capital raised by private programs), 12 seniors’ housing properties (representing 32.4% of the total capital raised by private programs), one hotel (representing 2.7% of the total capital raised by private programs), two mortgage loans (representing 5.4% of the total capital raised by private programs) and one bridge loan facility (representing 2.7% of the total capital raised by private programs).

In order to enable potential investors to evaluate the prior experience of CNL concerning prior public programs described above that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing tables and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included as Appendix A and Appendix C of this prospectus.

Prior Investment Programs — Macquarie Capital Funds

The information in this section and in the Prior Performance Tables in Appendix B and Appendix C represents the historical performance and the information of Macquarie Capital Funds and affiliate managed programs, both public and non-public, over the past ten years. The programs included have similar investment objectives as ours, in that all have the main objective of investing solely in real estate and real estate-related assets. Altogether, the prior investment programs consist of six public programs, each with more than 300 investors and each of which are listed on the ASX, Singapore Exchange or Korea Exchange, and 19 non-public programs. The information on the six public programs, Charter Hall Retail REIT4 , Charter Hall Office REIT4, Macquarie DDR Trust, Starhill Global REIT5, Macquarie Central Office CR REIT, or “MCO REIT” and Macquarie ProLogis Trust, is presented in more detail in the applicable Prior Performance Tables in Appendix B. Additionally, Table VI, which is included in Part II of the registration statement filed with the SEC for this offering, includes detailed information regarding acquisitions made by the public programs during the previous three years. All monetary figures presented below are in Australian dollars (A$).

Capital Raising

Over the past ten years ending June 30, 2009, Macquarie Capital Funds and affiliates have raised approximately A$7.5 billion from 72,737 investors through the six prior public programs and approximately A$2.0 billion from 19,092 investors through the 19 prior non-public programs. More detail regarding Macquarie Capital Funds’ and affiliates’ experience in raising capital, and compensation paid to Macquarie Capital Funds and affiliates in relation to the prior public programs, is included in Appendix B – Tables I and II.

[4]	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.
[5]	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

Investments

During the past ten years ending June 30, 2009, Macquarie Capital Funds and affiliates have invested in 524 properties valued at approximately A$17.0 billion at time of purchase in its public programs, and 69 properties at approximately A$2.7 billion in its non-public programs. These investments have been made across four continents: Asia, Australia, Europe and North America:

Number of Properties Acquired by Region:	Public Programs	Non-Public Programs

Australia	67	57
Asia	14	12
North America	434	0
Europe	9	0

Total:	524	69

Acquisitions by Macquarie Capital Funds and its affiliates have been made across several real estate sectors including office, industrial and retail properties. These investments have included mainly existing properties, as well as a small percentage of new and development properties. The following chart describes such properties:

Types of Properties Acquired by Percentage:	Public Programs	Non-Public Programs

Office	31%	43%
Retail	58%	32%
Industrial	11%	4%

Total Commercial:	100%	79%

Residential	0%	21%

Types of Properties Acquired by Percentage:	Public Programs	Non-Public Programs

New	8%	0%
Existing	92%	72%
Development	0%	28%

Additionally, a summary of all acquisitions made by Macquarie Capital Funds and its affiliate sponsored public programs over the previous three fiscal years can be seen in Table VI, which is included in Part II of the registration statement filed with the SEC for this offering. As shown in Table VI, Macquarie Capital Funds and affiliates have acquired 72 properties within the previous three years of the public programs. These properties have all been retail or office acquisitions in Asia, Australia, Europe and the United States. In total, approximately 9.7 million of leasable square feet was acquired through these acquisitions over this three-year period. These acquisitions were financed with a combination of debt, offering proceeds and reinvestment of sales proceeds.

Dispositions

Macquarie Capital Funds and its affiliate sponsored programs, both public and non-public, have sold approximately 121 and 21 properties, respectively, over the previous ten years ending June 30, 2009. A detailed description of the public program disposals over the past three years can be found in Table V of Appendix B.

Operating Results

Other than due to current global economic conditions, and except as set forth below, all Macquarie Capital Funds and affiliated sponsored programs have operated with no major adverse business conditions or developments arising that are material to investors in the programs.

As of June 30, 2009, Macquarie DDR Trust and its joint venture subsidiary had breached certain covenants in loan facilities. As noted in the Notes to the Financial Statements of Macquarie DDR Trust for the year ended June 30, 2009, at June 30, 2009 there was a significant uncertainty with regard to Macquarie DDR Trust’s ability to continue as a going concern. To date no lender has enforced repayment of the amount owed under these loan facilities.

More detail of operating results is provided in Appendix B as part of Table III — Operating Results of Prior Programs.

We will provide, upon request to us and without charge, a copy of the most recent annual reports filed with the ASX by Charter Hall Retail REIT6, Charter Hall Office REIT6 and Macquarie DDR Trust; filed with the Singapore Exchange by Starhill Global REIT7; or filed with the Korea Exchange by MCO REIT8.

Prior Investment Programs — CNL and Macquarie Capital Funds

The information presented in this section contains certain relevant summary information concerning a public program sponsored by CNL Financial Group, LLC, an affiliate of CNL Financial Group, Inc. and Macquarie Capital Funds Inc., a subsidiary of Macquarie Group Limited. The information presented in this section should be read in conjunction with the Prior Performance Tables included in this prospectus as Appendix C. By purchasing our shares, investors will not acquire ownership interests in the corporation to which the following information relates.

Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, CNL Macquarie Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to CNL Macquarie Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of CNL Macquarie Global Growth Trust, Inc. commenced October 20, 2009. As of December 31, 2009, CNL Macquarie Global Growth Trust, Inc. had received subscriptions for 16,450 shares of common stock from the offering that were being held in escrow. Subscription proceeds are placed in an account held by the escrow agent until such time as subscriptions to purchase $2 million in shares of common stock (200,000 shares) have been received and accepted by CNL Macquarie Global Growth Trust, Inc.

Upon request to the Company, the Company will provide, without charge, a copy of the 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Macquarie Global Growth Trust, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such report.

In order to enable potential investors to evaluate the prior experience of CNL and Macquarie concerning prior public programs that have investment objectives similar to one or more of our investment objectives, we have provided the foregoing information and encourage potential investors to examine certain financial and other information in the Prior Performance Tables included as Appendix A, Appendix B and Appendix C of this prospectus.

[6]	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.
[7]	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.
[8]	On August 13, 2009, MCO REIT disposed of its sole asset, and on October 9, 2009, MCO REIT was delisted from the Korea Exchange and was subsequently liquidated.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly organized Maryland corporation incorporated on March 4, 2009 that intends to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes. We intend to invest in and operate income-oriented commercial real estate and real estate-related assets. These investments may also include the investment in, and origination of, real estate-related investments such as mortgage, mezzanine, bridge, and other loans, debt securities such as commercial mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies, as well as other real estate-related investments. We may invest in a wide range of sectors including office properties, retail centers, business and industrial parks (including warehouse, manufacturing and distribution facilities), multifamily properties (including student and senior housing), hospitality properties, healthcare properties and self storage properties, as well as other classifications of commercial real estate property. We initially anticipate that up to 60% of our assets may be located outside the United States. The Net Offering Proceeds (which means the Gross Proceeds of the offering less Organizational and Offering Expenses) will provide funds to enable us to purchase properties and other real estate-related investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the Net Offering Proceeds available for investment in properties. See “Risk Factors — Company Related Risks.”

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT, beginning with the taxable year ending December 31, 2010. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our Net Income. However, we believe that we are organized and operate in a manner that will enable us to qualify as a REIT for federal income tax purposes.

The following discussion and analysis should be read in conjunction with the accompanying consolidated balance sheet and the notes thereto.

Critical Accounting Policies and Estimates

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they will involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they will be important for understanding and evaluating our reported financial results. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. Our most sensitive estimates will involve the allocation of the purchase price of acquired properties and evaluating our real estate-related investments for impairment.

Recently issued accounting pronouncements may affect the way we would currently account for certain transactions and/or derive certain estimates. For additional information, see “— Recent Accounting Pronouncements.”

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include our accounts, the accounts of our wholly owned subsidiaries or subsidiaries for which we have a controlling interest, the accounts of variable interest entities (“VIEs”) in which we are the primary beneficiary, and the accounts of other subsidiaries over which we have control. All material inter-company transactions, balances and profits will be eliminated in consolidation. The determination of whether the Company is the primary beneficiary is based on a combination of qualitative and quantitative factors which require management in some cases to estimate future cash flows or likely courses of action.

Allocation of Purchase Price for Real Estate Acquisitions

Upon the acquisition of real estate properties, we will record the fair value of the land, buildings, equipment, intangible assets, including in-place lease origination costs and above or below market lease values, assumed liabilities and any contingent purchase consideration at fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Fair values are determined based on incorporating market participant assumptions, discounted cash flow models and our estimate reflecting the facts and circumstances of each acquisition.

Classification of Investment Securities and Valuations of Financial Instruments

We will classify investments in commercial real estate-related debt and securities as either available-for-sale or held-to-maturity. As such, we expect that our investments classified as available-for-sale will be carried at their fair value with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading securities are recorded through earnings. Debt and securities held for investment will be stated at their amortized cost, net of deferred fees and costs with income recognized using the effective interest method.

When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in the fair value of the security, and (iii) our intent to retain our investment in the security, or whether it is more likely than not we will be required to sell the security before its anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time sufficient for a forecasted market price recovery within a reasonable period of time up to or beyond the cost of the investments.

Loans

Loans held-for-investment will be stated at the principal amount outstanding, net of deferred loan fees and costs. We expect that interest income will be recognized using the interest method or a method that approximates a level rate of return over the loan term. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as yield adjustment. Loans that we intend to sell or liquidate in the near term will be held at the lower of cost or fair value.

Loan Impairment

We will evaluate loans classified as held-for-investment for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income.

Real Estate Impairments

For real estate we wholly own or consolidate, our management will monitor events and changes in circumstances that may indicate that the carrying amounts of the real estate assets may have diminished and not be recoverable. Factors that could trigger an impairment analysis include, among others: (i) significant underperformance relative to historical or projected future operating results; (ii) significant changes in the manner of use of our real estate assets or the strategy of our overall business; (iii) a significant increase in competition; (iv) a significant adverse change in legal factors or an adverse action or assessment by a regulator, which could affect the value of our real estate assets; or (v) significant negative industry or economic trends. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we indirectly own through an investment in a joint venture, tenant-in-common interest or other similar investment structure and account for under the equity method, at each reporting date, we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our real estate investments for impairment, management will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties. If we used different estimates and assumptions, the carrying value might vary significantly, which could be material to our financial statements.

Competition

The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, real estate limited partnerships and other entities engaged in real estate investment activities, many of which will have greater resources than we will. We may also compete with affiliates to acquire properties and other investments. See “Conflicts of Interest — Competition to Acquire Properties and Invest in Loans and Other Permitted Investments.”

Recent Market Conditions

In recent months the global and U.S. economy has deteriorated significantly, which negatively impacted foreign and domestic stock markets and banking systems as well as many companies across most industry segments. As of the date of this prospectus, there is still a great deal of uncertainty regarding whether conditions will continue to worsen, the duration of the economic downturn, and what the full short and long-term impact of these events will be on the global and U.S. economies and individual businesses. Additionally, there is no ability to project when conditions will begin to improve. We continue to monitor economic events, capital markets and the stability of the global financial environment to minimize the impact on our business. While we remain cautious about the impact of these events on us, we are also optimistic that these events may provide us with acquisition opportunities over the next year or two as property owners need to refinance or recapitalize their businesses and alternative financing sources are unavailable.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Funds from Operations

Due to certain unique characteristics of real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a standard known as “funds from operations,” or “FFO,” which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. Because FFO excludes depreciation and amortization unique to real estate, gains from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year or with other REITs, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective that is not immediately apparent from an analysis of net income.

We intend to offer FFO as a measure of our performance to assist users to better understand our financial performance, but FFO is not a financial measure recognized under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. In addition, our calculation of FFO is not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Our stockholders should not rely on these measures as a substitute for a GAAP measure, including net income. Additionally, external valuations of operations for the purposes of a Listing, sale or liquidation may not necessarily rely on FFO.

Liquidity and Capital Resources

Our principal demands for funds will be for real estate and real estate-related acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the Net Offering Proceeds and from financings.

We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence. There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders. Therefore, we may determine not to pay distributions or to pay some or all of our distributions from sources other than our operations, such as from cash flows generated from financing activities, a component of which may include the proceeds of this offering, and borrowings, whether secured by our assets or unsecured. In addition, our advisor, its affiliates or related parties may also advance cash to us or waive or defer Asset Management Fees in order to increase cash available to pay distributions to stockholders or to pay expenses. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions, and there will be no assurance that we will be able to sustain distributions at any level.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our intent is to target our aggregate borrowings to between 30% to 60% of the aggregate value of our assets, once we own a seasoned and stable asset portfolio. Under our articles of incorporation, our indebtedness may not exceed 300% of our Net Assets as of the date of any borrowing unless any excess borrowing is approved by a majority of our Independent Directors and is disclosed to stockholders in our next quarterly report. In addition to the limitations contained in our articles of incorporation, our board of directors has adopted a policy to limit our aggregate borrowings to approximately 75% of the aggregate value of our Assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we may borrow more than 75% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

We intend to strategically leverage our real properties and use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely affected by credit market conditions which result in lenders reducing or limiting funds available for loans secured by real estate. During times when interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

We, through the subsidiaries of our Operating Partnership formed to make investments, generally will seek to borrow on a non-recourse basis, in amounts that we believe will maximize the return to our stockholders. The use of non-recourse financing allows us to improve returns to our stockholders and to limit our exposure on any investment to the amount invested. Non-recourse indebtedness means the indebtedness of the borrower or its subsidiaries is secured only by the assets to which such indebtedness relates, without recourse to the borrower or any of its subsidiaries, other than in the case of customary carve-outs for which the borrower or its subsidiaries acts as guarantor in connection with such indebtedness, such as fraud, misappropriation, misapplication of funds, environmental conditions and material misrepresentation.

Our advisor may, but is not required to, establish capital reserves from Gross Proceeds out of cash flow generated by operating properties and other investments or out of non-liquidating Net Sales Proceeds from the sale of our properties and other investments. Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, securitization of mortgages and other notes receivable and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations as of December 31, 2009.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued the FASB Accounting Standards Codification (the “Codification”). The Codification establishes the exclusive authoritative reference for GAAP for use in financial statements, except for SEC rules and interpretive releases, which are also authoritative GAAP for SEC registrants. The Codification has superseded all existing accounting and reporting standards except as issued by the SEC. The Codification applies to financial statements issued for periods ending after September 15, 2009. The Codification does not change GAAP and does not have an effect on our financial position, results of operations or liquidity.

In June 2009, the FASB also issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The amendments include: (i) the elimination of the exemption from consolidation for qualifying special purpose entities; (ii) a new approach for determining the primary beneficiary of a VIE, which requires that the primary beneficiary have both (a) the power to control the most significant activities of the VIE and (b) either the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE; and (iii) the requirement to continually reassess who should consolidate a VIE. This amendment is effective for the beginning of an entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. We currently have no VIEs but expect the new guidance to be applicable to future acquisitions.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

We may be exposed to foreign currency exchange rate movements as the result of investing outside of the United States. At such time as we have foreign investments, we will evaluate various foreign currency risk mitigating strategies in an effort to minimize any impact on earnings.

Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

MANAGEMENT

Directors and Executive Officers

We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

James M. Seneff, Jr.	63	Chairman of the Board and Director
Matthew S. Banks	48	Director
Douglas N. Benham	53	Independent Director
James P. Dietz	45	Independent Director
Stephen J. LaMontagne	48	Independent Director
Robert A. Bourne	62	Chief Executive Officer
Curtis B. McWilliams	54	President
Steven D. Shackelford	46	Chief Financial Officer and Secretary
Kimberly J. Ledford	32	Senior Vice President
Mark D. Mullen	38	Senior Vice President

*	As of January 1, 2010

James M. Seneff, Jr. Chairman of the Board and Director. Mr. Seneff has served as the chairman of our board since our inception in March 2009 and of the board of managers of our advisor since its inception in December 2008. Mr. Seneff also serves as chairman of the board and a director of CNL Macquarie Global Growth Trust, Inc., a newly formed corporation that intends to operate as a REIT, and serves as chairman of the board and a manager of its advisor, CNL Macquarie Global Growth Advisors, LLC. He is the sole stockholder of CNL Holdings, LLC (“CNL Holdings”) and has served as the chairman, chief executive officer and/or president of various CNL Holdings’ subsidiaries, including, as chairman (1988 to present), chief executive officer (1995 to present) and president (1980 to 1995) of CNL, a diversified real estate company. Mr. Seneff serves or has served in similar capacities for a number of CNL Holdings’ affiliates, including: CNL Lifestyle Properties, Inc., a public, unlisted REIT (1997 to 2007), and its advisor, CNL Lifestyle Company, LLC (2003 to present); CNL Hotels & Resorts, Inc., a public, unlisted REIT, and its advisor, CNL Hospitality Corp. (1997 to 2006 (became self-advised)); CNL Retirement Properties, Inc., a public, unlisted REIT, and its advisor, CNL Retirement Corp. (1997 to 2006); CNL Restaurant Properties, Inc. (“CNLRP”), a public, unlisted REIT, and its advisor, (1994 to 2005); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); Trustreet Properties, Inc. (“Trustreet”), a publicly traded REIT (2005 to 2007); CNL Securities Corp., the Managing Dealer of this offering (1979 to present); CNL Capital Markets Corp. (1990 to present). Mr. Seneff is also the chairman and a principal stockholder of CNL Bancshares, Inc. (1999 to present), which owns CNLBank. Mr. Seneff received his degree in business administration from Florida State University.

Matthew S. Banks. Director. Mr. Banks has served as a director since our inception in March 2009 and as chairman of the board and a manager of our advisor since its inception in December 2008. Mr. Banks also serves as a director of CNL Macquarie Global Growth Trust, Inc., a newly formed corporation that intends to operate as a REIT, and serves as a manager of its advisor, CNL Macquarie Global Growth Advisors, LLC. He is currently an executive director of the Macquarie Group and is head of MBL’s Real Estate Banking Division which manages real estate projects and investments located in Australia, Asia, South Africa, North America and Europe as well as being responsible for the procurement, underwriting and management of real estate loans for clients in real estate projects across all major real estate sectors. Mr. Banks joined Macquarie in November 2001 as an executive director within the Macquarie Real Estate Group (now part of Macquarie Capital Funds) and has led various business divisions during a period of global expansion for Macquarie. From April 2007 to December 2008, Mr. Banks was co-head of Macquarie Real Estate Group’s Real Estate Capital division. Mr. Banks is also a director of MBL’s associates, MGPA, which has a global real estate investment platform. Mr. Banks commenced his property career in 1984 and was previously with Lend Lease Corporation, holding chief executive officer roles for the property businesses in Australia and the United States. He holds a Bachelor of Architecture (Hons) from the University of Melbourne.

Douglas N. Benham. Independent Director. Mr. Benham joined our board as an independent member in November 2009. Since April 2006, Mr. Benham has been the president and chief executive officer of DNB Advisors, LLC, a restaurant industry consulting firm. From January 2004 until April 2006, Mr. Benham served as president and chief executive officer of Arby’s Restaurant Group, a quick service restaurant company and subsidiary of Triarc Company (NYSE: TRY). From August 2003 until January 2004, Mr. Benham was president and chief executive officer of DNB Advisors, LLC. From January 1989 until August 2003, Mr. Benham served as chief financial officer, and from 1997 until 2003 also served as a member of the board of directors, of RTM Restaurant Group, Inc., an Arby’s franchisee, that was later acquired by Triarc Company in July 2005. Prior to January 1989, Benham held various positions including at Deloitte & Touche, Bell Atlantic Corp., and Cox Enterprises. Since March 2008, Mr. Benham has served as a director of the restaurant operator O’Charley’s Inc. (NASDAQ: CHUX). In August 2009, Mr. Benham joined the board of directors of drive-thru restaurant chain operator Sonic Corp. (NASDAQ: SONC). Mr. Benham earned a BA in accounting from the University of West Florida in 1978.

James P. Dietz. Independent Director. Mr. Dietz joined our board as an independent member in November 2009. Since May 2009, Mr. Dietz has served as chief financial officer of U.S. Capital Holdings, LLC, an international private equity investor and developer, whose parent company is Tangshan Ganglu Iron & Steel Co., Ltd., a Chinese industrial company. From May 2008 until May 2009, Mr. Dietz served as vice president – finance and business development for PACT, LLC, a real estate development company, and from January 2008 until April 2008, Mr. Dietz was chief financial officer of American Leisure Group, a real estate investor and timeshare developer. From 1995 until December 2007, Mr. Dietz was with residential community developer WCI Communities, Inc. (NYSE: WCI), and various predecessor firms, as its chief financial officer. In August 2007, shareholders at WCI approved a new composition for WCI’s board of directors which had been submitted to them for vote at their annual meeting pursuant to an agreement between WCI and affiliates of Carl Icahn that resulted from a proxy contest. Mr. Dietz resigned as WCI’s chief financial officer in December 2007. WCI filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on August 4, 2008, from which it emerged on August 31, 2009. From 1993 to 1995, Mr Dietz managed asset-backed financing originations for GTE Leasing Corporation (a subsidiary of GTE, a predecessor to Verizon Communications). He began his professional career in December 1986 joining Arthur Andersen & Co where he advanced to manager, providing audit and financial consulting services to clients in the construction, real estate, healthcare and legal industries. Mr. Dietz earned a BA in accounting and economics from the University of South Florida in 1986. Mr. Dietz is a certified public accountant.

Stephen J. LaMontagne. Independent Director. Mr. LaMontagne joined our board as an independent member in November 2009. Mr. LaMontagne is partner-in-charge of the real estate practice of Moore Colson, an Atlanta-based accounting and consulting firm, having joined the firm in December 2007. Prior to joining Moore Colson, Mr. LaMontagne held various positions with KPMG LLC beginning in May 1983 until December 2007, including serving over ten years as an assurance partner and southeast real estate practice leader, as well as serving on several of the firm’s national committees. While at KPMG and currently at Moore Colson, his focus includes real estate finance, financial accounting and reporting, mergers and acquisitions and audit matters. Mr. LaMontagne received a BS degree in accounting and a minor in finance from Florida State University in 1983. Mr. LaMontagne is a certified public accountant.

Robert A. Bourne. Chief Executive Officer. Mr. Bourne has served as our chief executive officer since our inception in March 2009 and as chief executive officer and a manager of our advisor since its inception in December 2008. Mr. Bourne also serves as chief executive officer of CNL Macquarie Global Growth Trust, Inc., a newly formed corporation that intends to operate as a REIT, and serves as chief executive officer and a manager of its advisor. He has served in various executive capacities of CNL since 1984 and also serves or has served in a number of executive capacities for a number of CNL Holdings’ affiliates, including: CNL Lifestyle Properties, Inc. and its advisor (2003 to present); CNL Hotels & Resorts, Inc. (1997 to 2007), and its advisor (1997 to 2006); CNL Retirement Properties, Inc. and its advisor (1997 to 2006); Trustreet (2005-2007); CNLRP and its advisor (1994 to 2005); National Retail Properties (1996 to 2005); CNL Capital Markets Corp. (2000 to present); and CNL Securities Corp. (1979 to present). Mr. Bourne also serves as vice chairman of the board of CNLBancshares, Inc. (1999 to present) and served as a director of Trustreet (2005 to 2007). Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants (1971 through 1978), where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University with a B.A. in accounting, with honors.

Curtis B. McWilliams. President. Mr. McWilliams has served as our president since inception in March 2009 and as president and a manager of our advisor since inception in December 2008. Mr. McWilliams also serves as president of CNL Macquarie Global Growth Trust, Inc., a newly formed corporation that intends to operate as a REIT, and serves as a manager and president of its advisor. In addition, he serves as the chief executive officer and president of CNL Real Estate Advisors Company. Previously, Mr. McWilliams served as president and chief executive officer of Trustreet. Mr. McWilliams also was a member of Trustreet’s board of directors. Prior to its recent acquisition by General Electric’s Franchise Finance business unit, Trustreet was the largest provider of triple-net lease financing to the restaurant industry and the largest publicly traded restaurant REIT in the United States. Trustreet was formed in 2005 from the merger of U.S. Restaurant Properties, Inc., CNLRP and 18 public real estate limited partnerships. Prior to the formation of Trustreet, Mr. McWilliams served as president and chief executive officer for CNLRP. He also served as president and chief executive officer of CNL Restaurant Capital Corp. Mr. McWilliams joined CNL in April 1997. Previously, Mr. McWilliams was with Merrill Lynch for more than 13 years. He spent the majority of his career with Merrill Lynch in the Investment Banking Division, where he served as managing director in the Corporate Banking Group. Prior to leaving Merrill Lynch, Mr. McWilliams served as the chairman of Private Advisory Services, Merrill Lynch’s high net worth brokerage business. Mr. McWilliams received his B.S.E. in chemical engineering from Princeton University and his M.B.A., with a concentration in finance, from the University of Chicago.

Steven D. Shackelford. Chief Financial Officer and Secretary. Mr. Shackelford has served as our chief financial officer and secretary since inception in March 2009 and as chief financial officer and secretary of our advisor since inception in December 2008. Mr. Shackelford also serves as chief financial officer and secretary of CNL Macquarie Global Growth Trust, Inc., a newly formed corporation that intends to operate as a REIT, and serves as chief financial officer and secretary of its advisor. Mr. Shackelford joined CNL Real Estate Advisors Company, an affiliate of CNL, in February 2007, as chief financial officer and chief operating officer. Previously, Mr. Shackelford served as chief financial officer, executive vice president, chief operating officer and secretary of Trustreet from February 2005 to February 2007. Before joining Trustreet, Mr. Shackelford served as executive vice president and chief operating officer of CNLRP. He joined CNLRP in September 1996. From March 1995 to July 1996, Mr. Shackelford was a senior manager in the national office of Price Waterhouse where he was responsible for advising foreign clients seeking to raise capital by gaining access to capital markets located in the United States. From August 1992 to March 1995, he was a manager in the Paris, France office of Price Waterhouse, serving several multi-national clients. Mr. Shackelford was a member of the audit staff and a senior accountant from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse. Mr. Shackelford received his undergraduate degree in accounting and an M.B.A. from Florida State University. He is a certified public accountant.

Kimberly J. Ledford. Senior Vice President. Ms. Ledford has served as a senior vice president since our inception in March 2009 and as a senior vice president of our advisor since its inception in December 2008. Ms. Ledford also serves as a senior vice president of CNL Macquarie Global Growth Trust, Inc., a newly formed corporation that intends to operate as a REIT, and serves as a senior vice president of its advisor. Ms. Ledford joined Macquarie in January 2004. She is currently a vice president in Macquarie Capital Funds. Ms. Ledford has previously been responsible for real estate product operations for Macquarie Real Estate Group (now part of Macquarie Capital Funds) in North America, where she was actively involved in establishing operational framework and managing ongoing operations for real estate fund products and joint ventures. Prior to joining Macquarie Real Estate Group in February 2005, she worked for Macquarie Margin Lending Group in Sydney from January 2004 through August 2004. Ms. Ledford has eight years of experience in financial services. Other prior positions include portfolio accountant at Prudential Real Estate Investors and senior auditor at KPMG, both in Atlanta. Ms. Ledford earned a master of accountancy and graduated summa cum laude with a B.S. in business administration specializing in accountancy from Auburn University in Auburn, Alabama. Ms. Ledford is a certified public accountant.

Mark D. Mullen. Senior Vice President. Mr. Mullen has served as a senior vice president since our inception in March 2009 and a manager, chief investment officer and a senior vice president of our advisor since its inception in December 2008. Mr. Mullen also serves as a senior vice president of CNL Macquarie Global Growth Trust, Inc., a newly formed corporation that intends to operate as a REIT, and serves as a manager and a senior vice president of its advisor. Mr. Mullen is a managing director of Macquarie Capital Funds. He is currently responsible for managing Macquarie’s responsibilities relating to the operation of our advisor. Between July 2005 and December 2008, Mr. Mullen was responsible for real estate principal investments and advisory services for the

Macquarie Real Estate Group (now part of Macquarie Capital Funds) in North and South America. In this role, he supervised real estate acquisitions, the creation of new joint ventures and the development of new real estate fund products for the group. Mr. Mullen also has a broad background in analyzing and investing in publicly traded equity securities with the Macquarie Funds Management Group from prior positions, which have included being the head of UK Enhanced Equities from October 2001 to October 2004 and head of Australian Small Companies from October 2004 to May 2005. Mr. Mullen joined Macquarie in 1993. He has over 15 years of investment experience in both the public and private markets across the United States, United Kingdom and Australia. Mr. Mullen has a masters of commerce from the University of New South Wales, a bachelors of commerce from the University of New South Wales and has earned the right to use the Chartered Financial Analyst designation.

Independent Directors

Under our articles of incorporation, a majority of our board of directors and also a majority of any committee of the board of directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors will appoint replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediately family), be associated with us, our advisor or any of our affiliates within the last two years before becoming a director and at such time an Independent Director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of our advisor or its affiliates, serve as a director of more than three REITs advised by our advisor or its affiliates, or perform services (other than as an Independent Director) for us.

Committees of the Board of Directors

We have a standing audit committee, the members of which are selected by the board each year. Our three Independent Directors comprise the initial members of our audit committee. The audit committee operates under a written charter adopted by the board. The audit committee assists the board of directors by providing oversight responsibilities relating to:

•	the integrity of financial reporting;

•	the independence, qualifications and performance of our independent auditors;

•	the systems of internal controls;

•	the performance of our internal audit function; and

•	compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the audit committee recommends the independent auditors for appointment by the board of directors and is responsible for the compensation and oversight of our independent auditor. In performing these functions, the audit committee meets periodically with the independent auditors and management (including private sessions) to review the results of their work.

Currently, we do not have a nominating committee or compensation committee. Each director is responsible for identifying and recommending qualified board candidates. To be considered for nomination as a director, an individual must have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we intend to acquire. Additionally, our Independent Directors must meet the independence qualifications described under “ — Independent Directors” and at least one of our Independent Directors must have at least three years of relevant real estate experience. The board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other board members, the extent to which the candidate would be desirable as a member of the audit committee, and the candidate’s willingness to devote substantial time and effort to board responsibilities. The directors will consider nominees recommended by stockholders if submitted to the board in conformity with the procedures set forth in our bylaws. Generally, a stockholder must submit certain information about the nominee to us between 120 and 150 days prior to the first anniversary of the preceding year’s annual meeting. The process for evaluating director candidates recommended by our stockholders under our bylaws will be the same as the process for evaluating candidates recommended by our directors.

Compensation of Directors

Each Independent Director is entitled to receive a $15,000 annual fee for services as well as $2,000 per board meeting attended, whether they participate by telephone or in person. Each director serving on the audit committee will receive $2,000 per audit committee meeting attended, whether they participate by telephone or in person. The chairman of our audit committee will receive an annual retainer of $10,000 as well as fees for meeting with the independent accountants as a representative of the audit committee. No additional compensation will be paid for attending our annual meeting.

Management Compensation

For a description of the types, recipients, methods of computation and estimated amounts of all compensation, fees and reimbursements we pay directly or indirectly to our advisor, Managing Dealer and their affiliates, see “Management Compensation.”

Duties of Directors and Officers

Subject to limitations set forth in our articles of incorporation and bylaws, our directors are responsible for management of our business and affairs and have full, exclusive and absolute power, control and authority over our property and our business. Our directors have established written policies on investments and borrowing as set forth in our articles of incorporation and will monitor the administrative procedures, investment operations and performance of us and our advisor to assure that such policies are carried out. Our directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct our business. Our board of directors has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the supervision of our directors.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently, if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors will be relying heavily on our advisor. Our directors have a fiduciary duty to our stockholders in accordance with the Maryland General Corporation Law to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

A majority of our Independent Directors must approve all matters which are specified in section II.A, II.C, II.F, II.G., IV.A, IV.B, IV.C, IV.D, IV.E, IV.F, IV.G, V.E, V.H., V.J., VI.A., VI.B.4 and VI.G of the NASAA REIT Guidelines.

Our executive officers are not required to devote all of their time to our business. The chairman of the board presides at all meetings of the directors and our stockholders. Our chief executive officer is our highest ranking executive officer and, subject to the supervision of our directors, supervises the management of our business affairs and the implementation of our policies, as determined by our directors. Our president, subject to the control of the board of directors and with our chief executive officer, is responsible for generally supervising and controlling all of our business and affairs. Our chief financial officer has custody of our funds and securities and is responsible to keep full and accurate accounts of receipts and disbursements in our books. Our secretary generally is responsible to: (i) keep the minutes of the proceedings of the stockholders, the directors and committees of the directors; (ii) see that all notices are duly given in accordance with the provisions of our articles of incorporation, bylaws or as required by law; (iii) be custodian of the trust records; and (iv) keep a register of stockholders addresses and keep charge of our share transfer books.

SECURITY OWNERSHIP

The following table shows, as of December 31, 2009, the number and percentage of outstanding shares of our common stock beneficially owned (unless otherwise indicated) by (i) any Person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) our directors and nominees, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)

	Number of Shares of Common Stock	Percentage of Class
Advisor(2)(3)	22,222	100%
James M. Seneff, Jr.(3)(4)	11,111	50%
Macquarie Group Limited(5)(7)	11,111	50%
Matthew S. Banks(6)(8)	—	—
Douglas N. Benham(8)	—	—
James P. Dietz(8)	—	—
Stephen J. LaMontagne(8)	—	—
Robert A. Bourne(3)(8)	—	—
Curtis B. McWilliams(3)(8)	—	—
Steven D. Shackelford(3)(8)	—	—
Kimberly J. Ledford(8)(9)	—	—
Mark D. Mullen(8)(9)	—	—
All directors and officers as a group	11,111	50%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities issuable pursuant to options, warrants and similar rights held by the respective Person or group that may be exercised within 60 days following December 31, 2009. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the Persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	This number includes 22,222 shares of common stock owned by our advisor. CFG V, Inc. owns a 50% managing equity interest in our advisor and Macquarie Real Estate Advisory Services LLC, an affiliate of Macquarie Capital Funds Inc., owns a 50% managing equity interest in our advisor. Mr. Seneff and Macquarie Capital Funds Inc. each beneficially own 50% of our advisor and share equal control over our advisor through their control of their respective affiliates.

(3)	The address for each of the advisor, James M. Seneff, Jr., Robert A. Bourne, Curtis B. McWilliams and Steven D. Shackelford is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

(4)	Represents a 50% beneficial interest owned in our Company through the 50% beneficial interest in our advisor that is owned by an affiliate of CNL. Mr. Seneff indirectly owns 100% of CNL and CFG V, Inc. Does not include the 50% beneficial interest held in our Company through our advisor that is controlled by Macquarie Real Estate Advisory Services LLC.

(5)	The address for the Macquarie Group Limited is No. 1 Martin Place, Sydney NSW 2000, Australia.

(6)	The address for Matthew S. Banks is No. 1 Martin Place, Sydney NSW 2000, Australia.

(7)	This number represents a 50% beneficial interest owned in our Company through the 50% beneficial interest in our advisor that is owned by Macquarie Real Estate Advisory Services LLC, an affiliate of

Macquarie. Macquarie indirectly owns 100% of Macquarie Real Estate Advisory Services LLC. Does not include the 50% beneficial interest held in our Company through our advisor that is controlled by Mr. Seneff.

(8)	The amount is less than 1%.

(9)	The address for each of Ms. Ledford and Mr. Mullen is 1 N. Wacker Drive, Suite 900, Chicago, Illinois 60606.

Changes in Control

Either the CNL affiliated member of our advisor or the Macquarie affiliated member of our advisor may cause the advisor to be liquidated or to acquire the other member’s interest in the advisor in the event of: (i) a material breach by the other member of the operating agreement for our advisor that is not cured within 30 days after notice of such breach; or (ii) a change of control of the other member. If the purchase option is exercised, then the remaining member would have sole control of our advisor and, therefore, during the initial formation stage of the Company, may have control of our Company. A change of control for the CNL affiliated member means that Mr. Seneff, directly or through his family members or certain entities they own or control, fails to own less than 51% of the equity interests in the CNL affiliated member or does not possess the power to direct the management of CNL. A change of control of the Macquarie affiliated member means: (i) that Macquarie entities, in the aggregate, own directly or indirectly less than 51% of the equity interests in the Macquarie affiliated member or possess the power to direct the management of the Macquarie affiliated member; (ii) within a 12 month period, any Person or group of Persons acquires 35% or more of the combined voting power or 35% or more of the total fair market value of Macquarie’s then outstanding stock; (iii) a merger whereby immediately following the merger, stockholders of Macquarie do not hold more than 50% of the combined voting power of the surviving company’s securities; (iv) a liquidation or dissolution of Macquarie; (v) a sale of all or substantially all of Macquarie’s assets; or (vi) a majority of members of Macquarie’s board of directors is replaced during any 12 month period with directors whose appointment or election is not endorsed by a majority of the members of Macquarie’s board of directors prior to the date of appointment.

At any time after one year from the effective date of the operating agreement for our advisor, either the CNL affiliated member or the Macquarie affiliated member may put its interest in our advisor to the other member. Upon receipt of a put notice from a member, the other member may elect to purchase the interest of the member giving notice or cause our advisor to liquidate. The exercise of a put option by a member will result in a change of control of our advisor and during the initial formation stage of the Company, may result in a change of control of our Company.

THE ADVISOR AND THE ADVISORY AGREEMENT

Our Advisor

Our advisor, Macquarie CNL Global Income Advisors, LLC, is a Delaware limited liability company formed in December 2008 by affiliates of CNL and Macquarie Capital Funds Inc. that provides us with management, advisory and administrative services and has a fiduciary responsibility to us and to our stockholders. Certain of our officers and directors also are officers and managers of our advisor. CFG V, Inc. (the “CNL Member”), an affiliate of CNL, owns a 50% interest in our advisor and Macquarie Real Estate Advisory Services LLC (the “Macquarie Member”), an affiliate of Macquarie Capital Funds, owns the remaining 50% interest.

The Macquarie Member will be entitled to receive a residual percentage interest in our advisor based on non-U.S. capital raised outside of this offering. The residual percentage interest will be equal to (i) (A) the cumulative aggregate amount of any capital raised by us that was sourced by the Macquarie Member or its affiliates from non-U.S. retail sources divided by (B) the cumulative aggregate capital raised by us from all sources, (ii) multiplied by 0.2. In no event will the residual percentage interest be less than 0% or more than 20%.

Our advisor’s operating agreement provides that, except where approval of the CNL Member and the Macquarie Member is expressly required by the operating agreement or nonwaivable provisions of applicable law, the business of our advisor is managed by a board of managers consisting of up to three members designated by the CNL Member and up to three members designated by the Macquarie Member. One of the managers serves as the chairman of the board of managers, presides at all meetings of the board of managers and generally oversees the performance of such other duties that are delegated to the board of managers. The term of office of the chairman is one year, or until his or her successor is designated; provided, however, that the term of the initial chairman began on March 4, 2009 and will expire on January 1, 2011. The initial chairman was designated by the Macquarie Member and the next chairman will be designated by the CNL Member. Thereafter, the right to designate the chairman will alternate between the Macquarie Member and the CNL Member from year to year.

The approval of a majority of the managers is required for matters subject to the vote of the managers. The managers designated by the CNL Member must vote as a group and the managers designated by the Macquarie Member must vote as a group. Therefore, effectively, unanimous written approval of the board of managers is required for certain major decisions, including the following actions:

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pledging, mortgaging or otherwise encumbering our advisor’s assets (except for liens arising by operation of law and securing advisor debts which are not then currently due or payable or for member approved encumbrances);

•	making any loans to the CNL Member or the Macquarie Member, any of their affiliates or any other Person;

•	effecting any financing (excluding trade debt, accounts payable or equipment leases incurred in the ordinary course of business) or prepayment, modification or refinancing of any such financing;

•	making a substantial change in the nature or scope of, or doing any act that would make it impossible to carry on, the ordinary business of our advisor, us or our Operating Partnership;

•	admitting additional members to our advisor, except as permitted in the operating agreement;

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merging, consolidating or reorganizing our advisor, selling all or substantially all of our advisor’s assets, acquiring all or substantially all of the assets of any other Person, or engaging in similar transactions, including any acquisition by us of our advisor’s advisory business pursuant to a merger or acquisition;

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making any election pursuant to Treasury Regulations to classify our advisor for federal income tax purposes as anything other than a partnership, or allowing our advisor to make elections to classify us for federal income tax purposes as anything other than a REIT;

•	creating any direct subsidiaries;

•	making certain adjustments to the gross asset value of our advisor’s assets;

•	filing any petition in bankruptcy or making any assignment for the benefit of creditors, or consenting to the institution of a bankruptcy or insolvency proceeding;

•	filing, maintaining or settling any litigation or claim;

•	renewing our Advisory Agreement or any sub-advisory agreement;

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entering into or renewing any single contract, agreement or transaction that is not contemplated in the budget except for contracts, agreements or transactions not in excess of $50,000, provided that such contract agreement or transaction is terminable without penalty upon 30 days’ notice;

•	entering into any contract, agreement or transaction with the CNL Member or the Macquarie Member, or any of their affiliates;

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taking any action requiring the approval or consent of our advisor pursuant to our Advisory Agreement, any sub-advisory agreement, or any other agreement between us and either the CNL Member, the Macquarie Member or any of their affiliates, including the license agreements with affiliates of CNL and Macquarie, or entering into any amendment to our Advisory Agreement, any sub-advisory agreement, or any other agreement between us and either the CNL Member, the Macquarie Member or any of their affiliates;

•	appointing officers of our advisor;

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approving our advisor’s budget, establishing reserves in excess of reserves approved in the budget or incurring certain expenditures or obligations exceeding by more than 5% those line item or accounting category budgeted amounts if the excess if more than $10,000;

•	adopting accounting standards other than GAAP;

•	engaging in any activity that is substantially unrelated to the objectives and purposes of our advisor;

•	amending our advisor’s certificate of formation;

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engaging or dismissing from engagement any and all Persons providing legal, accounting and other professional services to our advisor, including the terms of any such engagement and any modification thereto;

•	making any recommendation to us with respect to the offering and sale of our securities in any jurisdiction outside of the United States;

•	taking any other action or approving any decision that is expressly required to be taken or approved by our board of directors; or

•	taking any of the foregoing actions on our behalf in its capacity as the manager of our property manager.

Notwithstanding the foregoing, the exclusive authority to take any action on behalf of our advisor (or its subsidiaries) as a party to an agreement with either (i) the CNL Member (or any of its affiliates) or (ii) the Macquarie Member (or any of its affiliates) is vested with the other member that is not subject to the respective agreement, such actions in either case to include any amendment thereof (including any modification to the rates or fee schedules therein), any notice of a default or waiver thereunder or the termination thereof, which termination action will not be undertaken unreasonably.

Our advisor will be dissolved upon any of the following events: (i) the agreement of the CNL Member and the Macquarie Member; (ii) the occurrence of a “trigger event” as defined in our advisor’s operating agreement, including the occurrence of any uncured material breach of the terms of the operating agreement by the CNL Member of the Macquarie Member, or a change of control of either the CNL Member or the Macquarie Member, but only if the member that is not in breach and that has not undergone a change of control elects to dissolve the advisor; (iii) at the election of a member upon receipt of a put notice pursuant to the terms of the operating agreement; or (iv) a managing member’s election to dissolve our advisor in the event of the voluntary or involuntary bankruptcy of the other member or a similar insolvency event.

Our advisor’s operating agreement provides that neither the CNL Member nor the Macquarie Member may transfer its equity interest in our advisor without the consent of the other member, except that the Macquarie Member may transfer its interest in whole, but not in part, to Macquarie or its majority-owned subsidiary, and the CNL Member may transfer its interest in whole, but not in part, to James M. Seneff, Jr. or certain of his relatives or to any other Person the equities of which are owned at least 51%, directly or indirectly, by James M. Seneff, Jr., or such certain relatives; provided, however, that the transferring member (or its successor) will remain liable for its obligations pursuant to the operating agreement.

Our advisor’s operating agreement contains certain provisions that would allow either the CNL Member or Macquarie Member to offer its entire interest to the other member pursuant to a put option at any time after one year of the effective date of our advisor’s operating agreement. In such event, the non-offering member will have the option to (i) purchase the entire membership interest from the offering member, or (ii) not purchase the entire membership interest from the offering member, in which event our advisor will dissolve and liquidate its assets. See “Risk Factors — Company Related Risks.”

Our advisor currently owns 22,222 shares of our common stock. Neither our advisor, any director, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding removal of our advisor, directors or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage interest of shares of common stock necessary to approve a matter on which our advisor, our directors and any of their affiliates may not vote or consent, any shares of common stock owned by any of them will not be included.

The executive officers and managers of our advisor and their respective backgrounds are as follows:

Name	Age*	Position(s)

Robert A. Bourne	62	Manager and Chief Executive Officer
Curtis B. McWilliams	54	Manager and President
Matthew S. Banks	48	Manager
Stephen S. Mentzines	50	Manager
Mark D. Mullen	38	Manager, Chief Investment Officer and Senior Vice President
James M. Seneff, Jr.	63	Manager
Steven D. Shackelford	46	Chief Financial Officer and Secretary
Kimberly J. Ledford	32	Senior Vice President

*	As of January 1, 2010

The backgrounds of Messrs. Bourne, McWilliams, Banks, Seneff, Shackelford and Mullen, and of Ms. Ledford listed above are described under “Management — Directors and Executive Officers.”

Stephen S. Mentzines. Manager. Mr. Mentzines also serves as a manager of the advisor of CNL Macquarie Global Growth Trust, Inc., a newly formed corporation that intends to operate as a REIT. Mr. Mentzines is a senior managing director of Macquarie and head of Macquarie Capital Funds – North America. He is a key member of the senior management team of Macquarie Capital Funds, which, as of September 30, 2009, managed approximately $115 billion of assets under management globally. Mr. Mentzines has previously worked within Macquarie as the global chief operating officer of Macquarie Capital Funds, joint chief financial officer/chief operating officer of Macquarie Capital Funds’ listed global toll road fund, Macquarie Infrastructure Group (ASX: MIG), and had primary responsibility for the launch and early development of Macquarie Capital Funds’ activities in the United Arab Emirates. Mr. Mentzines joined Macquarie in July 1998. Prior to joining Macquarie Capital Funds, Mr. Mentzines worked at Westpac Banking Corporation for eight years as chief financial officer of several operating divisions, including the international and institutional banking group, and worked for KPMG both in Sydney and London in the 1980s. He graduated with a bachelors degree in economics from The University of Sydney and is a member of the Institute of Chartered Accountants in Australia.

The Investment Committee

Our advisor has formed an investment committee (“Investment Committee”) comprised of up to three representatives from each of the CNL Member and the Macquarie Member. The representatives designated by the CNL Member must vote as a group and the representatives designated by the Macquarie Member must vote as a group. Members of the Investment Committee need not be managers of our advisor. One member of the Investment Committee serves as chairman of the Investment Committee, having a term of office of one year, with the chairmanship rotating alternatively each year between a member designated by the Macquarie Member and a member designated by the CNL Member. The Investment Committee assists our advisor in exercising oversight of our assets, including:

•	approving the recommendation of the investment and reinvestment of our funds;

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monitoring the management of our funds and the funds of our Operating Partnership by reviewing written reports from investments managers and consultants, and by discussing with sub-advisors and consultants the primary determinants of returns, including asset allocation and investment strategy;

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evaluating our investment performance based on comparison of actual returns with our return objective and with such other benchmarks as the Investment Committee may from time to time select, taking into account compliance with investment policies, guidelines and risk levels;

•	developing and presenting an investment strategy to our board of directors for consideration and approval;

•	approving the recommendation of the disposition of all, or any portion, of our assets or the assets of our Operating Partnership;

•	approving the recommendation of any investment by us or our Operating Partnership in derivative securities or the decision by us to enter into a hedging transaction;

•	approving the recommendation to enter into any major lease by us or our Operating Partnership or any of our subsidiaries; and

•	approving the recommendation of any financing by us or our Operating Partnership or any of our subsidiaries.

Our advisor will not make a recommendation to us or our Operating Partnership regarding any potential investment (including any acquisition, financing, sale, major lease or other disposition) without the prior review and approval of the Investment Committee. Final investment decisions will be made by our board of directors.

The Advisory Agreement

Duties and Authority of our Advisor

Our advisor has a fiduciary responsible duty to us and to our stockholders. Subject to our articles of incorporation and the terms of the Advisory Agreement, our board of directors has delegated authority to our advisor to administer and regulate our operations, to act as our agent, to execute documents on our behalf and to make executive decisions that conform to general policies and principles established by our directors. Our directors have established written policies on investments and borrowings and are responsible for monitoring our advisor to assure that our administrative procedures, operations and programs are in the best interest of our stockholders and are fulfilled. Under the terms of the Advisory Agreement and subject to supervision of our board of directors, our advisor has the authority to:

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serve as the investment and financial advisor to us and our Operating Partnership, and to provide research and economic and statistical data in connection with our assets and investment policies and the assets and investment policies of our Operating Partnership;

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provide the daily management of us and our Operating Partnership, and perform and supervise the various administrative functions reasonably necessary for our management and the management of our Operating Partnership;

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investigate, select and, on our behalf and on behalf of our Operating Partnership, engage and conduct business with such Persons as our advisor deems necessary to the proper performance of its obligations pursuant to the Advisory Agreement;

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consult with our officers and board of directors in the formulation and implementation of our investment and financial policies, and the investment and financial policies of our Operating Partnership and, as necessary, furnish our directors with advice and recommendations with respect to the making of investments consistent with our investment objectives and policies and in connection with any borrowings to be undertaken by us or our Operating Partnership;

•	locate, analyze and select potential investments;

•	structure and negotiate the terms and conditions of transactions pursuant to which investments will be made;

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arrange for financing and refinancing and make other changes in the asset or capital structure of our investments, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, our investments;

•	enter into leases and service contracts for real property and, to the extent necessary, perform all other operational functions for the maintenance and administration of such real property;

•	upon request, provide our board of directors with periodic reports regarding prospective investments;

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make investments in, and dispositions of, real estate-related securities, loans and Permitted Investments on our behalf and on behalf of our Operating Partnership, subject to the discretionary limits and authority granted by our board of directors;

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on our behalf and on behalf of our Operating Partnership, negotiate with banks or lenders for loans to be made to us and our Operating Partnership, and with investment banking firms and broker-dealers, but in no event in such a way so that any sub-advisor will be acting as broker-dealer or underwriter;

•	obtain reports, where appropriate, concerning the value of investments or contemplated investments;

•	make requested reports to our board of directors regarding its performance of services to us and our Operating Partnership;

•	provide us and our Operating Partnership with all necessary cash management services;

•	deliver to us, or maintain on our behalf, copies of all appraisals obtained in connection with our investments;

•	effect any private placement of our securities as may be approved by us;

•	make necessary regulatory filings, including filing tax returns, on our behalf and on behalf of our Operating Partnership;

•	prepare or oversee third parties in preparing all financial reports, statements or analysis required by regulatory authorities or our board of directors;

•	provide tax compliance for us and our Operating Partnership;

•	provide investor relations services to us;

•	provide Sarbanes-Oxley compliance services for us and our Operating Partnership;

•	provide foreign currency management (including foreign currency hedging); and

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notify our board of directors of all proposed transactions not otherwise described above, the value of which exceeds an amount which may be designated by our board of directors from time to time, before they are completed.

Notwithstanding the foregoing, our advisor is subject to the supervision of our board of directors and has only such functions as our board of directors delegates to it.

Compensation to our Advisor and its Affiliates and Related Parties

In accordance with our Advisory Agreement, we will pay our advisor and its affiliates certain fees in connection with the services it provides to us and our Operating Partnership. These fees are summarized below:

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We or our Operating Partnership will pay our advisor a monthly Asset Management Fee in an amount equal to 0.08334% of the sum of our and our Operating Partnership’s respective Real Estate Asset Value (without duplication) on our properties, including our proportionate share of those properties owned in joint ventures, and on the outstanding principal amount of any loans made, and we will pay an amount equal to 0.1042% on the book value of securities, in each case as of the end of the preceding month. The Asset Management Fee may not exceed fees which are competitive for similar services in the same geographic area, and may or may not be taken, in whole or in part as to any year, in our advisor’s sole discretion. All or any portion of the Asset Management Fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year as our advisor will determine.

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We will pay our advisor as compensation for services rendered in connection with the selection, evaluation, structure and purchase of real properties, or Permitted Investments that are not securities, or the making of loans, an Investment Services Fee in the amount (i) with respect to (A) each real property acquired directly by us or our Operating Partnership, 3% of the contract purchase price of such asset, (B) each loan or Permitted Investment that is not real property or a security acquired or made directly by us or our Operating Partnership, 2% of the amount invested, and (ii) with respect to each (A) real property acquired indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 3% of the contract purchase price of such property multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures, or (B) loan or Permitted Investment that is not real property or a security acquired or made indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 2% of the amount invested, multiplied by our, or our Operating Partnership’s, percentage equity interest in such affiliates or joint ventures. These fees will be paid to our advisor on the closing of the acquisition of such Asset. No Investment Services Fee will be paid to our advisor in connection with the purchase by us or our Operating Partnership of securities.

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We or our Operating Partnership may pay our advisor, its affiliates or related parties fees that are usual and customary for comparable services in connection with the financing of real property and the acquisition or disposition of real estate-related investments or Permitted Investments or the making of loans. Such fees are in addition to the Investment Services Fees described above. We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with the purchase by us or our Operating Partnership of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to the prior approval of our board of directors, including a majority of our Independent Directors. Acquisition Fees will be reduced to the extent necessary to limit the total compensation paid to all Persons involved in the acquisition of any real properties, securities or Permitted Investments or the making of loans to the amount customarily charged in arm’s-length transactions by other Persons or entities rendering similar services as an ongoing public activity in the same geographic location and for comparable types of assets and investments and to the extent that other Acquisition Fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any Person in connection with the transaction.

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If our advisor, an affiliate or related party provides a substantial amount of the services (as determined in good faith by a majority of our Independent Directors) in connection with the sale of one or more Assets, we will pay our advisor or affiliate a Disposition Fee in an amount equal to: (i) in the case of the sale of real property, the lesser of (A) one-half of the competitive real estate commission, or (B) 3% of the sales price of such real property or properties; (ii) in the case of the sale of other Assets other than real property, loans or securities, 3% of the sales price of such Asset other than real property, loans or securities; and (iii) in the case of the sale of loans, our advisor, its affiliates and related parties shall receive a Disposition Fee in an amount equal to 1% of the contract price of any loan. We will not pay a Disposition Fee upon the maturity, prepayment, workout, modification or extension of a loan unless there is a corresponding fee paid by the borrower to us, in which case the Disposition Fee will be the lesser of (i) 1% of the principal amount of the loan or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a Disposition Fee of 1% of the contract price of such real property when sold. Any Disposition Fee on any loan in excess of 1% would require approval of the majority of our Independent Directors limited to a maximum amount of the Disposition Fees payable to our advisor, its affiliates and related parties to 3% of the sales price. The total of all real estate and brokerage commissions we pay to all Persons shall not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) 6% of the gross sales price. No Disposition Fee will be paid to our advisor in connection with the sale by us or our Operating Partnership of securities; provided, however, a Disposition Fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold. Any Disposition Fee paid to an affiliate or related party of the advisor in connection with the sale of securities will be included in Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

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We will pay our advisor a Subordinated Share of Net Sales Proceeds in an amount equal to (i) 15% of the amount by which (A) the sum of Net Sales Proceeds from sales, and the total distributions paid to our stockholders from our inception through the measurement date, and the total of any Incentive Fees paid from our inception through the measurement date exceeds (B) the sum of 100% of Invested Capital and the total distributions required to pay our stockholders a Priority Return from our inception until the measurement date, including those paid prior to the date of payment, (ii) less all prior Incentive Fees paid. Following Listing, we will not pay our advisor any Subordinated Share of Net Sales Proceeds.

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Upon any Liquidity Event, we will pay our advisor the Subordinated Incentive Fee in an amount equal to (i) 15% of the amount by which (A) the sum of our Market Value and the total distributions paid or declared (and payable to our stockholders with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) since inception until the date of the applicable Liquidity Event and total Incentive Fees, if any, previously paid to our advisor from our inception through the date of the applicable Liquidity Event exceeds (B) the sum of 100% of Invested Capital and the total distributions required to pay our stockholders a Priority Return from our inception through the date of Listing, including those paid prior to such date of determination, (ii) less all prior Incentive Fees paid. We will have the option to pay such fee in the form of cash or listed Equity Shares (subject to reasonable and customary lock-up provisions) or any combination of the foregoing. For purposes of determining the Subordinated Incentive Fee, Market Value means the value of the Company measured in connection with an applicable Liquidity Event determined as follows (i) in the case of the Listing of our common stock on a national securities exchange, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which shares of our common stock are traded, with such period beginning 180 days after Listing of our common stock, (ii) in the case of the receipt by stockholders of securities of another entity that are approved for trading on a national securities exchange in connection with the consummation of such Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which such securities are traded, with such period beginning 180 days after the commencement of trading of such securities or (iii) in the case of the receipt by stockholders of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days ending on the effective date of the Liquidity Event. Any cash consideration received by the stockholders in connection with any Liquidity Event shall be added to the Market Value determined in accordance with clause (i), (ii) or (iii). In the event that the stockholders receive non-Listed equity securities as full or partial consideration with respect to any Liquidity Event, no value shall be attributed to such non-Listed equity securities and the Market Value in any such Liquidity Event shall be solely with respect to Listed securities and/or cash received in such Liquidity Event, if any, as determined above.

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If our directors request that our advisor or any director, officer or employee of our advisor, render services to us or our Operating Partnership that are outside of the scope of the Advisory Agreement, compensation will be at such rates and in such amounts as are agreed to by our advisor and Independent Directors, subject to any restrictions contained in our articles of incorporation.

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Upon termination or non renewal of the Advisory Agreement by our advisor for good reason (as defined in the Advisory Agreement) or by us or our Operating Partnership other than for cause (as defined in the Advisory Agreement), our advisor will be entitled to receive a Performance Fee. The Performance Fee will be calculated upon a Liquidity Event or sale of any or all of our Assets after termination. In the event of a Liquidity Event, the Performance Fee will be calculated and paid in the same manner as the Subordinated Incentive Fee, and in the case of a sale of assets, the Performance Fee will be calculated and paid in the same manner as the Subordinated Share of Net Sales Proceeds; provided, however, that the amount of the Performance Fee paid to our advisor will be equal to the amount as calculated above multiplied by the quotient of (i) the number of days elapsed from the initial effective date of the Advisory Agreement to the effective date of the termination event, divided by (ii) the number of days elapsed from the initial effective date of the Advisory Agreement through the date of the Liquidity Event, or the sale, as applicable. The Performance Fee will be paid, at our option, in cash, listed Equity Shares priced at market value, or listed equity securities received by our stockholders in exchange for their Equity Shares priced at market value, to be payable within 30 days following the final determination of the Performance Fee.

We will reimburse our advisor for all of the expenses paid or incurred by our advisor and its affiliates or sub-advisors, if applicable, in connection with the services provided to us pursuant to our Advisory Agreement including, but not limited to:

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Organizational and Offering Expenses, which include any and all costs and expenses incurred by us or any of our affiliates in connection with our formation, qualification and registration, and the marketing and distribution of our Equity Shares in an offering, including, without limitation, the following: legal, accounting and escrow fees; due diligence expenses; printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the Equity Shares under federal and state laws; provided, that the aggregate of Organizational and Offering Expenses, including selling commissions and marketing support fees, may not exceed 15% of Gross Proceeds and our advisor will pay or directly reimburse us to the extent that any Organizational and Offering Expenses exceed 15% of Gross Proceeds;

•	Acquisition Expenses incurred in connection with the selection or acquisition of properties or real estate-related investments;

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the actual cost of goods and materials we and our Operating Partnership use and obtain from entities not affiliated with our advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of real estate-related securities;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on our income or on the income of our Operating Partnership;

•	all costs and insurance premiums required in connection with our business and the Operating Partnership, including providing directors and officers insurance to our officers and board of directors;

•	expenses of managing and operating properties owned by us or our Operating Partnership, whether payable to an affiliate of ours, our Operating Partnership or a non-affiliate;

•	payments and expense reimbursements to our board of directors and costs of meetings of the board of directors and stockholders;

•	expenses associated with organizing, revising, amending or converting or terminating us or our articles of incorporation or of our Operating Partnership or its Operating Partnership Agreement;

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expenses of maintaining communications with our stockholders, including the cost of preparation, printing and mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

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expenses associated with a Listing of our shares, if applicable, or with the issuance and distributions of shares and securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees and Listing and registration fees and costs;

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personnel costs and related overhead of personnel of our advisor or its affiliates, but excluding personnel providing asset management or acquisition services and named executive officers of our advisor, relating to services provided to us, our Operating Partnership and subsidiaries and affiliates of such entities; and

•	internal or external audit, accounting, tax, legal fees and compliance costs (including personnel costs and related overhead of personnel of our advisor or its affiliates).

We will not reimburse our advisor for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee. Further, commencing with the fourth full fiscal quarter following the effective date of our initial public offering, for any period during which our articles of incorporation require compliance with the following guidelines, we will not reimburse our advisor at the end of any fiscal quarter for Total Operating Expenses that in the Expense Year exceed the 2%/25% Guidelines for such year, unless our Independent Directors make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such Expense Year. Absent such a finding by our Independent Directors, within 60 days after the end of any fiscal quarter for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, our advisor is required to reimburse us the amount by which the Total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.

Oversight of our Advisor

Our Independent Directors are responsible for reviewing our fees and expenses, including those payable to our advisor, at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our investment performance, Net Assets, Net Income and the fees and expenses of other comparable unaffiliated REITs. Such determinations will be reflected in the minutes of the meetings of our board of directors. In addition, a majority of our directors, including a majority of the Independent Directors, not otherwise interested in the transaction must approve each transaction with our advisor or its affiliates. Our board of directors also is responsible for reviewing and evaluating the performance of our advisor before entering into or renewing the Advisory Agreement. The Independent Directors will determine, from time to time, and at least annually, considering the factors set forth below, that the compensation paid to our advisor is reasonable in relation to the nature and quality of services to be performed, and will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other comparable REITs and other investors by entities performing similar services;

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additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of services and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distressful situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.

The Independent Directors also may consider all other factors they deem relevant. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors. The Independent Directors may take any actions that they deem to be in the best interest of the Company and our stockholders under the circumstances, including terminating the Advisory Agreement and retaining a new advisor.

Term and Termination of the Advisory Agreement

The Advisory Agreement will have a one-year term that may be renewed for an unlimited number of successive one-year terms with the mutual consent of the parties. In the event that a new advisor is retained, the previous advisor is required to cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. Our board of directors (including a majority of the Independent Directors) may approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform our advisory functions and that the compensation to be received by the new advisor pursuant to the new Advisory Agreement is justified.

The Advisory Agreement may be terminated:

•	immediately by us or our Operating Partnership for “cause” or upon the bankruptcy of our advisor;

•	upon 60 days’ prior written notice without cause and without penalty by a majority of our Independent Directors;

•	upon 60 days’ prior written notice without “good reason” and without penalty by our advisor; or

•	immediately by our advisor for good reason or upon our bankruptcy.

For purposes of termination, “cause” means: (i) fraud, criminal conduct, willful misconduct or willful negligent breach of fiduciary duty by the advisor; or (ii) a material breach of the Advisory Agreement by our advisor that is not cured within 30 days after notice is given to the advisor specifying the nature of the breach. For purposes of termination, “good reason” means: (i) in connection with a merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Equity Shares in one or more related transactions (pursuant to which any such transaction the stockholders receive cash, Listed or non-Listed equity securities for their Equity Shares, or combination thereof), sale of substantially all of the assets, or other similar transaction involving us or our Operating Partnership; (ii) any failure to obtain a satisfactory agreement from any successor to us and/or our Operating Partnership to assume and agree to perform our and/or our Operating Partnership’s obligations under the Advisory Agreement, whether or not a majority of our directors then in office are replaced or removed; or (iii) any material breach of the Advisory Agreement of any nature whatsoever by us and/or our Operating Partnership, which breach is not cured within 30 days of notice given to us and/or our Operating Partnership specifying the nature of the alleged breach.

Our advisor is entitled to receive all accrued but unpaid compensation and expense reimbursements in cash or listed equity securities within 30 days of the termination date. In addition, if the Advisory Agreement is terminated other than for cause, our advisor will be entitled to be paid the Performance Fee.

Our Advisory Agreement may not be assigned by us or our Operating Partnership without the consent of our advisor, except in the case of an assignment by us or our Operating Partnership to any successor of all of our assets, rights and obligations.

During the period ending one year following the termination of our Advisory Agreement, neither we nor our Operating Partnership may, without our advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of our advisor, or (ii) hire any person who has left the employment within the one year period following the termination of that person’s employment with our advisor. Further, during the period ending one year following the termination of our Advisory Agreement, neither we nor our Operating Partnership will intentionally interfere with the relationship of our advisor with any person who during the term of our Advisory Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of our advisor.

Liability and Indemnification of our Advisor

Our advisor is required to indemnify us and our Operating Partnership from all liability, claims, damages, taxes or losses and related expenses, including reasonable attorneys’ fees and taxes, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, misconduct, or gross negligence. Our advisor, will not be held liable, however, for any action of our directors in following or declining to follow any advice or recommendation given by our advisor. We and our Operating Partnership are required to indemnify our advisor and its affiliates, including their respective officers, managers, directors, partners, employees, agents and advisors, from all liability, claims, damages, taxes or losses arising in the performance of their duties under the Advisory Agreement, and related expenses, including reasonable attorneys’ fees and costs, to the extent such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by our articles of incorporation. Our articles of incorporation require that any indemnitee must have determined in good faith that (i) the course of conduct that caused the loss or liability was in our best interest , (ii) the indemnitee was performing services on our behalf, and (iii) the liability or loss was not the result of negligence or misconduct. Any indemnification of our advisor may be made only out of our and our Operating Partnership’s net assets and not from our stockholders.

Sub-advisors

Under the terms of the Advisory Agreement, our advisor may subcontract with any Person it deems qualified, including an affiliate, for a portion of its services and duties to us, without having to obtain the approval of our directors; provided, however, that our advisor remains responsible for the completion and performance of all of such services and duties. Our advisor entered into sub-advisory agreements with CNL Sub-advisor, and Macquarie Global Income Advisors LLC, an affiliate of Macquarie Capital Funds Inc. (“Macquarie Sub-advisor”), for the provision of substantially all of the advisory services our advisor provides to us. CNL Sub-advisor intends to engage CCRE, which is an affiliate of CNL Sub-advisor, to provide due diligence, acquisition and brokerage services to our advisor primarily with respect to U.S. and Canadian properties. Macquarie Sub-advisor will provide such services primarily for non-U.S. and non-Canadian properties. CNL Sub-advisor also intends to engage CREA, an affiliate of our advisor, which is an affiliate of CNL Sub-advisor, to provide bookkeeping and accounting functions and other administrative services, including accounting and tax reporting and compliance with respect to U.S. operations. Macquarie Sub-advisor may engage affiliates to perform similar operations with respect to foreign operations. Certain of our executive officers and directors also are executive officers, directors or managers of our advisor, CCRE, CREA, CNL Property Manager and Macquarie Property Manager.

Each of the agreements between our advisor and CNL Sub-advisor and Macquarie Sub-advisor has a term of one year, subject to an unlimited number of successive one-year renewals. As compensation for its services, our advisor will pay each sub-advisor a percentage of the fees our advisor receives from us or our Operating Partnership after deducting certain expenses and other payments made by our advisor. Subject to the restrictions on the reimbursement of expenses contained in our Advisory Agreement, our advisor also will reimburse each sub-advisor for all reasonable and necessary expenses incurred or paid by the sub-advisor in connection with the services performed for our advisor and we are responsible for reimbursing our advisor for their expenses.

Pursuant to the sub-advisory agreements, our advisor has delegated substantially all of its duties regarding daily oversight and management of us and our Operating Partnership to CNL Sub-advisor and Macquarie Sub-advisor, respectively. Notwithstanding such delegation, the following matters will require the approval of our advisor:

•	any investments in real properties by us or our Operating Partnership, including any financing of any such investment;

•	any investments in loans;

•	any investments in real estate-related securities and any other Permitted Investments;

•	dispositions of certain real properties and real estate-related securities;

•	dispositions of loans and other Permitted Investments; and

•	entering into any transaction to which our advisor, a sub-advisor or any of their respective affiliates is a party.

Additionally, our advisor may, at any time upon giving notice to a sub-advisor, modify or revoke the authority delegated to such sub-advisor. Further, no sub-advisor may take any action which, in its sole judgment made in good faith, would (i) adversely affect our status as a REIT, (ii) subject us to regulation under the Investment Company Act, or (iii) violate any law, rule regulation or statement of policy of any governmental body or agency having jurisdiction or us, our shares or securities or otherwise not permitted by our articles of incorporation or bylaws, unless we so order, in which event the sub-advisor will have no liability with respect to acting in accordance with our specific instructions.

Under the terms of our sub-advisory agreement with Macquarie Sub-advisor, and subject to the unanimous written approval of the board of managers of our advisor, Macquarie Capital Funds or its affiliates may seek to raise capital by offering our shares outside of the United States to supplement sales made through our Managing Dealer and its participating broker-dealer network within the United States. Macquarie Capital Funds or its affiliates will only seek to sell shares through its broker-dealer network if our investment opportunities exceed the capital available from the sale of our shares within the United States.

Each of our sub-advisors may assign their respective sub-advisory agreements to an affiliate. The sub-advisory agreements may not be assigned by our advisor without the consent of the sub-advisor, except for an assignment to any successor to all of our advisor’s assets, rights and obligations. Our sub-advisors may subcontract with any Person they deem qualified, including an affiliate, to perform a portion of their services without obtaining our advisor’s consent.

Our sub-advisors will not be liable to our advisor except by reason of acts constituting bad faith, fraud, misconduct or gross negligence, and will not be responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the sub-advisor. Our advisor is required to indemnify our sub-advisors with respect to acts or omissions of our sub-advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the sub-advisory agreements, except to the extent that an indemnified party recovers insurance proceeds with respect to such matter. Any indemnification made by our advisor to our sub-advisors is subject to our advisor’s ability to be indemnified by us and our Operating Partnership under the Advisory Agreement for the same facts and circumstances. Any indemnification of a sub-advisor may be made only out of the net assets of our advisor and not from its members.

Each sub-advisory agreement may be terminated immediately by our advisor (i) for “cause,” or upon the bankruptcy of the sub-advisor; (ii) in the event of termination of the Advisory Agreement; or (iii) upon the occurrence of a “trigger event” or upon the exercise of the put option pursuant to our advisor’s joint operating agreement. For purposes of the sub-advisor agreements, “cause” means (i) fraud, criminal conduct, willful misconduct or willful negligent breach of fiduciary duty by the sub-advisor or (ii) a material breach of the sub-advisor agreement that is not cured within 30 days after notice of such breach. Each sub-advisory agreement shall also automatically terminate upon the termination or non-renewal of the Advisory Agreement. In the event of such termination, the sub-advisor is entitled to be paid for services performed and expenses paid or incurred prior to the effective date of termination.

Property Manager

Ownership of Our Property Manager

We and our Operating Partnership have entered into a property management and leasing agreement with our property manager, Macquarie CNL Global Income Managers, LLC, to manage all of our properties. CFG VII, Inc., an affiliate of CNL, owns a 50% equity interest in our property manager and Macquarie Real Estate Advisory Services LLC, an affiliate of Macquarie Capital Funds Inc., owns the remaining 50% equity interest. Our advisor serves as the manager of our property manager and has control over the management of the day-to-day business and affairs of our property manager.

Our property manager will be dissolved upon any of the following events: (i) the agreement of all of the members; (ii) by a member in the event of certain “trigger events” as defined in our property manager’s operating agreement, including a material breach of the operating agreement that is not cured within 30 days, and a change of control of the CNL member or the Macquarie member; (iii) at the election of a member upon receipt of a put notice from the other member pursuant to the terms of our property manager’s operating agreement; or (iv) certain bankruptcy or insolvency events similar to those provided in our advisor’s operating agreement.

The operating agreement for our property manager provides that neither member may transfer its equity interest in our property manager without the consent of the other member, except that the Macquarie affiliated member may transfer its interest in whole, but not in part, to Macquarie or its majority-owned subsidiary and the CNL affiliated member may transfer its interest in whole, but not in part, to James M. Seneff, Jr. or certain of his relatives or to any other Person the equities of which are owned at least 51%, directly or indirectly, by James M. Seneff, Jr., or such certain relatives; provided, however, that the transferring member (or its successor) will remain liable for its obligations pursuant to the joint operating agreement.

Upon the occurrence of a “trigger event” by a member, the other member that did not have or cause the trigger event, in addition to electing to dissolve the company, may elect to purchase the member interest of the member having or causing the trigger event. The operating agreement for our property manager also contains certain provisions which would allow either member to offer its entire interest to the other member pursuant to a put option that is similar to the put option provided the CNL Member and the Macquarie Member pursuant to our advisor’s operating agreement.

Macquarie Real Estate Advisory Services LLC will be entitled to receive a residual percentage interest in the property manager based on non-U.S. capital raised outside of this offering. The residual percentage interest will be equal to (i) (A) the cumulative aggregate amount of any capital raised by us that was sourced by Macquarie Real Estate Advisory Services LLC or its affiliates from non-U.S. retail sources divided by (B) the cumulative aggregate capital raised by us from all sources, (ii) multiplied by 0.2. In no event will the residual percentage interest be less than 0% or more than 20%.

Property Management Agreement

We and our Operating Partnership have entered into a property management and leasing agreement with our property manager for the management of all of our properties. Each of our subsidiary property owners will join us in this agreement for the property owned by such subsidiary. Each of our subsidiaries, therefore, will be responsible to pay the property management fees to our property manager and reimburse our property manager for costs and expenses incurred on our behalf for the property owned by such subsidiary.

The property management agreement with our property manager has a six-year term that will be automatically extended for an unlimited number of successive six-year periods unless either party provides the other party at least 90 days’ prior notice of its intent to terminate the agreement. The property management agreement may also be terminated by either party at any time (i) in the event of the voluntary or involuntary bankruptcy of the other party or the other party is subject to a similar insolvency event, (ii) with the mutual consent of the parties, or (iii) for “cause.” In this case, “cause” means a material breach of the property management agreement that is not cured within 30 days after notice of such breach relating to all or substantially all of the properties being managed under the property management agreement. We may amend the property management agreement from time to time to remove a particular property from the pool of properties managed by our property manager (i) if the property is sold to a bona fide unaffiliated purchaser, or (ii) for “cause.” In this case, “cause” means a material breach of the property management agreement of any nature by the property manager relating to that particular property which is not cured with 30 days after notice to the property manager. Upon termination of the property management agreement, our property manager is required to cooperate with us to facilitate an orderly transition of the property manager’s duties under the property management agreement, and will be entitled to be paid all compensation which may be due to it under the agreement up to the date of such termination.

We, or our subsidiary property owner, will pay our property manager property management fees in an amount up to 4.5% of the gross revenues from the properties it manages. This fee may be increased, subject to the approval of a majority of our Independent Directors, for certain properties, such as in connection with higher market fees payable with respect to properties located outside of the United States. The minimum management fee will be set on a property-by-property basis by our board of directors and our property manager. The fees payable to our property manager have not been negotiated at arm’s length, and are not necessarily reflective of market rates. We, or our subsidiary property owner, will reimburse our property manager for all reasonable and necessary expenses incurred or paid by it in connection with the property management services performed on our behalf to the extent set forth in the annual business plan for each property or otherwise as we may agree. Such costs and expenses may include the wages and salaries and other employee-related expenses of all on-site employees of its sub-property managers who are engaged in the operation, management or maintenance of our properties, including taxes, insurance and benefits relating to such employees.

In addition to the property management fee, we, or our subsidiary property owner, will pay our property manager a leasing fee in an amount equal to the leasing fee charged by unaffiliated Persons rendering comparable services in the same geographic location of the applicable property.

We, or our subsidiary property owner, also will pay our property manager for managing the construction and installation of any tenant or capital improvements for a property, a fee in an amount equal to 5% of all hard and soft costs and expenses actually paid or incurred in connection with the construction of tenant and capital improvements, which fee will be due and payable upon completion of such improvements.

We, and our subsidiary property owners for properties they own, are required to indemnify our property manager for losses incurred by it in connection with, or in any way related to, each managed property and from liability or damage to each property and injury to or death of any person or damage to property, except to the extent of losses arising out of the willful misconduct, negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of property jurisdiction) of, or breach of this agreement by, the property manager or its employees or agents, except to the extent a property manager indemnified party recovers insurance proceeds for such matter. Our property manager is required to indemnify us and our subsidiary property owners for properties they own for losses arising out of or relating to any injury or damage to any person or property for which our property manager is responsible occurring in, on or about the managed properties caused by its willful misconduct, negligence and/or unlawful acts (as such unlawfulness is adjudicated by a court of property jurisdiction) or due to the breach of the property management agreement by our property manager or its employees or agents, except to the extent that we or the applicable property owner recover insurance proceeds with respect to such matter. However, we and our subsidiary property owners may not indemnify any property manager or sub-property manager that is affiliated with our advisor unless the property manager or sub-property manager has satisfied the stricter standards for indemnification applicable to affiliates that are contained in our articles of incorporation.

Sub-Property Managers

Our property manager has subcontracted with two sub-property managers and may subcontract with affiliated or unaffiliated service providers for the performance of substantially all or a portion of its property management services delegating its duties regarding the day-to-day management of our properties to these sub-property managers and delegating certain oversight services to these affiliated service providers. Subject to Investment Committee approval, we intend that the properties we acquire that are located in the United States or Canada will be managed primarily by CNL Property Manager, an affiliate of CNL formed solely to serve as our sub-property manager with respect to properties located in the United States or Canada, and the properties that we acquire that are not located in the United States or Canada will be managed primarily by Macquarie Property Manager, an affiliate of Macquarie Capital Funds Inc. formed solely to serve as our sub-property manager principally with respect to properties located in countries other than the United States or Canada.

Each of the agreements between our property manager and the CNL Property Manager and the Macquarie Property Manager has a term of six years, and will automatically renew for an unlimited number of successive six-year periods, unless either party provides the other at least 90 days’ prior notice of intent to terminate. The property management agreements between our property manager and the CNL Property Manager and the Macquarie Property Manager also may be terminated by either party at any time (i) in the event of the voluntary or involuntary bankruptcy of the other party or if the other party is subject to a similar insolvency event, (ii) with the mutual consent of the parties, (iii) upon the termination of the property management agreement between us and our property manager, or (iv) for “cause.” In this case, “cause” means a material breach of the sub-property management agreement of any nature by the CNL Property Manager or the Macquarie Property Manager relating to all or substantially all of the properties being managed under the applicable sub-property management agreement that is not cured within 30 days after notice of such breach. Our property manager may amend the sub-property management agreements with CNL Property Manager and Macquarie Property Manager, as the case may be, from time to time to remove a particular property from the pool of properties managed by either CNL Property Manager or Macquarie Property Manager (i) if the property is sold to a bona fide unaffiliated purchaser, or (ii) for “cause.” In this case, “cause” means a material breach of the sub-property management agreements of any nature by CNL Property Manager or Macquarie Property Manager relating to that particular property which is not cured with 30 days after notice to the applicable sub-property manager. Upon termination of the sub-property management agreements, our CNL Property Manager and Macquarie Property Manager each will be entitled to be paid all compensation which may be due to it under its sub-property management agreement with our property manager up to the date of such termination.

The sub-property management agreements with CNL Property Manager and Macquarie Property Manager require the consent of our property manager to a sale of either the CNL Property Manager or the Macquarie Property Manager, or sale of substantially all of their assets, to an unaffiliated third party.

As compensation for their services, our property manager will pay each of the CNL Property Manager and the Macquarie Property Manager from the fees our property manager receives from us or our subsidiary property owners in an amount up to 3.5% of the gross revenues from the properties they manage. Our property manager also will reimburse each sub-property manager for all reasonable and necessary expenses incurred or paid by the sub-property managers in connection with the services performed on behalf of our property manager to the extent set forth in the annual business plan for each property covered by the sub-property management agreement or as we otherwise agree. Such costs and expenses may include the wages and salaries and other employee-related expenses of all on-site employees of its sub-property managers who are engaged in the operation, management or maintenance of our properties, including taxes, insurance and benefits relating to such employees. The CNL Property Manager and Macquarie Property Manager each is responsible for its own overhead and administrative expenses.

In addition to the property management fee, our property manager is responsible for paying our CNL Property Manager and Macquarie Property Manager leasing fees from the leasing fees paid by us or our subsidiary property owner to our property manager. Our property manager also is responsible for paying, from project management fees it receives, the CNL Property Manager or the Macquarie Property Manager, as applicable, for managing the construction and installation of any tenant or capital improvements for properties, in an amount equal to 5% of all hard and soft costs and expenses actually paid or incurred in connection with the construction of tenant and capital improvements, which fee will be due and payable upon completion of such improvements.

The CNL Property Manager and the Macquarie Property Manager are required to indemnify our property manager for losses arising out of or any injury or damage to any person or property for which such sub-property manager is responsible occurring in, on or about the managed properties, caused by the willful misconduct, negligence and/or unlawful acts (as such unlawfulness is adjudicated by a court of property jurisdiction) or due to breach of their respective sub-property management agreement by them or their employees or agents, except to the extent that a property manager indemnified party recovers insurance proceeds with respect to such matter. Our property manager is required to indemnify the CNL Property Manager and the Macquarie Property Manager for losses incurred in connection with, or in any way related to, each managed property, and from liability from damage to each property and injury to or death of any person, except to the extent of losses arising out of the willful misconduct, negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of property jurisdiction) of, or breach of the agreement by, the CNL Property Manager or Macquarie Property Manager or their employees or agents, as applicable, except to the extent the CNL Property Manager or Macquarie Property Manager recovers insurance proceeds for such matter.

Our CNL Property Manager and Macquarie Property Manager may contract with affiliated or unaffiliated entities to provide all or a portion of their property management and leasing services. In such event, the CNL Property Manager or Macquarie Property Manager, as applicable, is responsible for paying these entities from the property management and leasing fees it receives from our property manager.

We anticipate that, initially, CNL Property Manager will engage CCRE and Macquarie Property Manager will engage an affiliate of Macquarie Capital Funds to perform substantially all of their respective property management and leasing services until such time as we have developed a portfolio of properties to warrant each of our CNL Property Manager and Macquarie Property Manager engaging full time employees to perform their property management services. Our CNL Property Manager or Macquarie Property Manager also may subcontract certain on-site property management duties to other management companies with experience in the applicable markets or in markets requiring state or other specific licenses. These on-site property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor. Such subcontractors will perform most of the day-to-day, on-site property management services. Each of our CNL Property Manager and Macquarie Property Manager will closely supervise any subcontracted, on-site property managers and will be responsible for paying their fees. We will have no obligation to make any payments to the subcontractors, unless we and our property manager otherwise agree in writing.

Each of our CNL Property Manager and Macquarie Property Manager will remain directly involved in many property management activities including leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent the CNL Property Manager or the Macquarie Property Manager directly performs on-site management of a property, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, each of the CNL Property Manager and Macquarie Property Manager has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations. Some or all of CNL Property Manager’s employees may be employed on a part-time basis and also may be employed by one or more of:

•	CNL;

•	CCRE;

•	CREA;

•	subsidiaries of and partnerships organized by CNL and its affiliates; and

•	other Persons owning properties managed by CCRE.

Some or all of Macquarie Property Manager’s employees may be employed on a part-time basis and also may be employed by one or more of: (i) Macquarie Capital Funds Inc.; and (ii) entities making up a part of Macquarie Capital Funds.

In addition, our property manager intends to enter into oversight services agreements with the CNL Sub-advisor and the Macquarie Sub-advisor, under which those affiliates will provide executive oversight over all of the properties covered by our property management and leasing agreement, coordinate matters that arise from our holding properties in multiple jurisdictions around the world, and provide certain accounting and tax support.

For a discussion of the experience of and services offered by the affiliates of CNL and Macquarie Capital Funds, see “Business — CNL Background” and “Business — Macquarie Background.”

License Agreements

We have entered into a license agreement with CNL Intellectual Properties, Inc., an affiliate of our advisor, pursuant to which CNL Intellectual Properties, Inc. has granted us a non-exclusive, royalty-free license to use the initials “CNL” and the goodwill associated with it in connection with our business. Under this agreement, we have a right to use “CNL” in our name for so long as CNL remains a sponsor. CNL will be considered to be our sponsor until an affiliate of CNL no longer serves as one of our officers or directors. Other than with respect to this limited license, we have no legal right to use “CNL” in our name. In the event that we are no longer permitted to use “CNL” in our name, we would be responsible for the costs of changing our name.

We have also entered into a license agreement with Macquarie Bank Limited, an affiliate of our advisor, pursuant to which Macquarie Bank Limited has granted us a non-exclusive, royalty-free license to use the name “Macquarie” and the goodwill associated with it in connection with our business. Under this agreement, we have a right to use “Macquarie” in our name for so long as Macquarie Capital Funds Inc. remains a sponsor. Macquarie Capital Funds Inc. will be considered to be our sponsor until an affiliate of Macquarie Capital Funds Inc. no longer serves as one of our officers or directors. Other than with respect to this limited license, we have no legal right to use “Macquarie” in our name. In the event that we are no longer permitted to use “Macquarie” in our name, we would be responsible for the costs of changing our name.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors and officers hold similar positions with our advisor, which is also a stockholder of ours, and CNL Securities Corp., which is the Managing Dealer for our public offerings. Our chairman of the board indirectly owns a controlling interest in CNL, an affiliate of our advisor. These affiliates will receive fees and compensation in connection with this offering and the acquisition, management and disposition of our Assets.

We will pay the Managing Dealer selling commissions of up to 7% of Gross Proceeds and a marketing support fee of 3% of Gross Proceeds in connection with the offering. We also will reimburse our Managing Dealer for actual, bona fide, itemized and detailed due diligence expenses of up to 0.50% of Gross Proceeds from our primary offering. Up to all of such amounts may be reallowed to third-party participating broker-dealers.

We will reimburse our advisor, its affiliates and related parties for other actual Organizational and Offering expenses incurred in connection with our formation, qualification and registration and the marketing and distribution of our shares of common stock in the offering. Under FINRA rules and the NASAA Guidelines, the total amount of Organizational and Offering Expenses (including selling commissions and marketing support fees) we incur for our primary offering may not exceed 15% of the Gross Proceeds of our primary offering.

We will pay our advisor Investment Services Fees for services in the selection, evaluation, structure and purchase of (i) properties, an amount equal to 3% of the contract purchase price or the amount invested, as applicable and (ii) 2% of the funds advanced for loans or the amount invested in the case of other Assets (except properties and securities); provided that we will not pay our advisor an Investment Services Fee in connection with the purchase of securities.

We may pay our advisor or its affiliates other Acquisition Fees that are usual and customary for comparable services in connection with the financing of a property or the acquisition or disposition of securities or Permitted Investments or the making of loans. Such fees are in addition to the Investment Services Fees (described above). We may pay a brokerage fee that is usual and customary to an affiliate or related party of our advisor in connection with our purchase of securities if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to approval by our board of directors, including a majority of our Independent Directors.

We will pay our advisor Asset Management Fees of 0.08334% per month of our Real Estate Asset Value on our properties, including our proportionate share of those properties owned in joint ventures, and on the outstanding principal amount of any loans made and we will pay an amount equal to 0.1042% on the book value of securities, as of the end of the preceding month.

We will reimburse our advisor, its affiliates and related parties for Acquisition Expenses incurred in connection with the selection or purchase of properties and making loans or other real estate-related investments, whether or not acquired.

We will pay our advisor a Disposition Fee in an amount equal to (i) in the case of the sale of real property, the lesser of (A) one-half of a competitive real estate commission, or (B) 3% of the sales price of such property, (ii) in the case of the sale of any Asset other than real property, loans or securities, 3% of the sales price of such Asset, or (iii) in the case of the sale of loans, 1% of the contract price of any loan, if our advisor, its affiliates or related parties provide a substantial amount of services, as determined by our Independent Directors, in connection with the sale of one or more Assets (including a sale of all of our Assets or the sale of us or a portion thereof). We will not pay our advisor a Disposition Fee in connection with the sale of securities; however, a Disposition Fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of our advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold. Any Disposition Fee paid to an affiliate or related party of the advisor in connection with the sale of securities will be included in our Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

Our advisor, its affiliates and related parties also are entitled to reimbursement of certain expenses incurred on our behalf in connection with our acquisitions, operating activities and other corporate businesses. Pursuant to the Advisory Agreement, commencing with the fourth full fiscal quarter following the initial effective date of this offering, we will not reimburse our advisor any amount by which Total Operating Expenses paid or incurred by us exceed the greater of 2% of Average Invested Assets or 25% of Net Income in any Expense Year.

We will pay our advisor a Subordinated Share of Net Sales Proceeds equal to (i) 15% of the amount by which (A) the sum of Net Sales Proceeds from the sale of our Assets, and total distributions paid to our stockholders from the inception through the measurement date, and the total of Incentive Fees, if any, previously paid to our advisor from our inception through the measurement date exceeds (B) the sum of our Invested Capital and the total distributions that would be required to pay our stockholders from our inception until the measurement date the Priority Return including those paid prior to the date of payment, (ii) less all prior Incentive Fees paid. Following a Listing, no subordinated shares of Net Sales Proceeds will be paid to our advisor.

Upon a Liquidity Event, we will pay our advisor a Subordinated Incentive Fee equal to (i) 15% of the amount by which (A) the sum of our Market Value and the total distributions paid or declared (and payable to our stockholders with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) since inception until the date of the applicable Liquidity Event and the total Incentive Fees paid to our advisor from inception to the date of the applicable Liquidity Event exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Priority Return from inception through the date of Listing, including those paid prior to such date of determination, (ii) less all prior Incentive Fees paid.

Upon termination or non-renewal of the Advisory Agreement by our advisor for good reason (as defined in the Advisory Agreement) or by us or our Operating Partnership other than for cause (as defined in the Advisory Agreement), if a Liquidity Event has not occurred, our advisor will be entitled to be paid a Performance Fee. The Performance Fee will be calculated upon the applicable Liquidity Event or a sale of any of our Assets or a portion thereof following such termination event and (i) in the event of a Liquidity Event, the Performance Fee shall be calculated in the same manner as the Subordinated Incentive Fee, and (ii) in the case of a sale of an Asset, shall be calculated in the same manner as the Subordinated Share of Net Sales Proceeds, provided, that the amount of the Performance Fee will be calculated as above multiplied by the quotient of (i) the number of days elapsed from the initial effective date of the Advisory Agreement through the effective date of the termination event, divided by (ii) the number of days elapsed from the initial effective date of the Advisory Agreement through the date of the relevant Liquidity Event or sale, as applicable. The Performance Fee will be payable in cash, Listed Equity Shares priced at market value, or other listed equity securities received by our stockholders in exchange for their Equity Shares priced at market value, within 30 days following the final determination of the Performance Fee.

Our advisor has engaged the CNL Sub-advisor and the Macquarie Sub-advisor to perform substantially all of its advisory services and is responsible to compensate these entities from the fees we pay our advisor. See “The Advisor and the Advisory Agreement — Sub-advisors.”

We, or our subsidiary property owners, will pay our property manager fees in an amount up to 4.5% of the gross revenues for management of all of our properties. This fee may be increased, subject to the approval of a majority of our Independent Directors, for certain properties, such as in connection with higher market fees payable with respect to properties located outside the United States. The minimum management fee will be determined on a property-by-property basis by the agreement of our board of directors and our property manager. In the event our property manager (through one of our sub-property managers) contracts with a third-party property manager in respect of a property, the management fees of such third-party manager will be paid by our property manager. In addition to the property management fee, if our property manager provides leasing services with respect to a property, we, or our subsidiary property owner, will pay the property manager leasing fees in an amount equal to the leasing fees charged by unaffiliated Persons rendering comparable services in the same geographic location of the applicable property. We, or our subsidiary property owners, also will pay our property manager a project management fee equal to 5% of hard and soft costs for managing tenant and capital improvements. Our property manager will be reimbursed the costs and expenses incurred by our property manager on our behalf to the extent included in the annual business plan for a property or otherwise as we may agree.

Our property manager has subcontracted with the CNL Property Manager and the Macquarie Property Manager and they in turn both expect to subcontract with other affiliated and non-affiliated service providers to perform substantially all of its property management, leasing and project management duties. The CNL Property Manager and the Macquarie Property Manager will be responsible for paying these affiliated and non-affiliated service providers from the property management, leasing and project management fees they receive from us or our Operating Partnership. See “The Advisor and the Advisory Agreement — Property Manager.”

CNL Capital Markets Corp. has entered into an agreement with our advisor to provide certain administrative services, including negotiating and executing an agreement with a duly registered transfer agent, responding to administrative calls from broker-dealers, financial advisors and investors and performing other administrative services related to ownership of our shares, and will receive an initial setup fee of $4.57 and an annual maintenance fee of $19.20 per investor.

For a more detailed discussion of the fees and compensation payable to our advisor, its affiliates and related parties, see “Management Compensation,” and “The Advisor and the Advisory Agreement.”

SUMMARY OF DISTRIBUTION REINVESTMENT

PLAN AND AUTOMATIC PURCHASE PLAN

We have adopted a Distribution Reinvestment Plan pursuant to which our stockholders may elect to have the full amount of their cash distributions reinvested in additional shares of our common stock. We are offering 2.5% of the shares of this offering for sale pursuant to our Distribution Reinvestment Plan. Such shares are being offered at a 5% discount from the price of shares offered in our primary offering; therefore, the shares offered pursuant to our Distribution Reinvestment Plan will be offered at an initial price of $9.50 per share. The plan is attached hereto as Appendix E.

An independent agent, referred to as the “reinvestment agent,” which is currently Boston Financial Data Services, Inc., will act on behalf of the participants in the Distribution Reinvestment Plan to acquire shares of our common stock with the cash distributions participants are entitled to receive from us. Distributions will be invested in shares promptly following the payment date with respect to such distributions to the extent shares are available. The reinvestment agent will invest all distributions attributable to shares owned by participants in our shares at either:

•	the per share offering price for Distribution Reinvestment Plan shares under our current best efforts offering;

•

$9.50 per share if there is no current best efforts offering, unless adjusted by our board of directors, which price shall in no event be less than 95% of the fair market value as determined by our board of directors at such time; or

•

provided that the amount reinvested is reduced by any brokerage commission, the market price following the Listing of our shares on a national stock exchange or the inclusion in an inter-dealer quotation system.

All shares available for purchase under our Distribution Reinvestment Plan either are registered pursuant to this prospectus or will be registered under the Securities Act through a separate prospectus that includes shares registered for sale under the Distribution Reinvestment Plan. Until this offering has terminated, shares will be available for purchase in connection with this offering. Prior to the conclusion of this offering, if the 2.5% of shares initially designated for our Distribution Reinvestment Plan have been purchased by the reinvestment agent and we anticipate additional demand for our Distribution Reinvestment Plan shares, we may decide to reallocate a portion of our shares initially designated for our primary offering to the Distribution Reinvestment Plan. Similarly, prior to the conclusion of this offering, if any of the 2.5% of shares initially designated for the Distribution Reinvestment Plan remain unsold after meeting anticipated obligations under the plan, we may decide to sell a portion of such shares in our primary offering.

The Distribution Reinvestment Plan may be amended or supplemented by an agreement between the reinvestment agent and us at any time, including, but not limited to, an amendment to the Distribution Reinvestment Plan to substitute a new reinvestment agent to act as agent for the participants or increase the administrative charge payable to the reinvestment agent, by mailing an appropriate notice at least 15 days prior to the effective date thereof to each participant at his or her last address of record; provided, that any such amendment must be approved by a majority of our Independent Directors and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants from whom we receive written notice of termination prior to the effective date thereof. Notwithstanding the foregoing, the Distribution Reinvestment Plan may not be amended so as to eliminate a participant’s right to terminate his or her participation in the Distribution Reinvestment Plan, as described below.

Our reinvestment agent will use the aggregate amount of distributions to all participants for each month to purchase shares (including fractional shares) for the participants. Distributions will be invested by the reinvestment agent in shares, to the extent available, promptly following the payment date with respect to such distributions. Any distributions that have not been invested in shares within 30 days after such distributions are made by us will be returned to participants.

For each participant, the reinvestment agent will maintain a record which will reflect for each month the distributions received by the reinvestment agent on behalf of such participant. The purchased shares will be allocated among the participants based on the portion of the aggregate distributions received by the reinvestment agent on behalf of each participant. The allocation of shares among participants may result in the ownership of fractional shares. The ownership of our shares purchased under our Distribution Reinvestment Plan will be reflected on our record books.

We will be responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the Distribution Reinvestment Plan.

Subject to the provisions of our articles of incorporation relating to certain restrictions on and after the effective dates of transfer, shares acquired pursuant to the Distribution Reinvestment Plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the investors in the primary offering. In the event that proceeds from the sale of shares pursuant to the Distribution Reinvestment Plan are used to acquire properties or to invest in loans or other Permitted Investments, we will pay our advisor and other affiliates certain fees and expense reimbursements in accordance with applicable agreements between the parties, as approved by our board of directors, including a majority of our Independent Directors. In addition, we will pay all costs in connection with offering shares pursuant to the Distribution Reinvestment Plan and related offering, including reimbursement to affiliates for amounts incurred on our behalf. However, we will not pay any selling commissions or marketing support fees in connection with the shares issued pursuant to the Distribution Reinvestment Plan.

We also have adopted an Automatic Purchase Plan that allows stockholders to purchase additional shares of our common stock at regular intervals through automatic debits to their checking, savings, or other bank account. After your initial purchase of shares, you may elect to purchase additional shares of our common stock in our primary offering through this plan. Selling commissions, marketing support fees, as well as other fees and/or reimbursements, if any, will be paid to our Managing Dealer as described in the then current prospectus and pursuant to the agreement with our Managing Dealer. In addition, our Managing Dealer may reallow all or any portion of such fees or reimbursements to participating brokers as described in the then-current prospectus. Shares purchased in the Automatic Purchase Plan are eligible for volume discounts but are not eligible for other discounts set forth in this prospectus. Participants in the plan may purchase fractional shares. No shares will be purchased under the Automatic Purchase Plan on any date upon which we pay any dividend or other distribution with respect to the shares. A complete copy of our form of Automatic Purchase Plan is included in this prospectus as Appendix F. Pursuant to the terms of this plan, the reinvestment agent will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases. Alabama, Nebraska and Ohio residents are not eligible to participate in our Automatic Purchase Plan.

During each quarter but in no event later than 30 days after the end of each calendar quarter, the reinvestment agent will mail and/or make electronically available to each participant in each of the Distribution Reinvestment Plan and Automatic Purchase Plan a statement of account describing, as to such participant, the distributions received during the quarter, the number of shares purchased during the quarter and the per share purchase price for such shares. At least annually, we or our reinvestment agent will send each participant tax information for income earned on shares under the Distribution Reinvestment Plan and tax information regarding such participant’s participation in the Automatic Purchase Plan.

Stockholders who purchase shares in this offering may elect to participate in either the Distribution Reinvestment Plan or the Automatic Purchase Plan or in both plans by making a written election to participate on their subscription agreements at the time they subscribe for shares or subsequently by completing an authorization form or such other similar form, as applicable. Participation in the Distribution Reinvestment Plan will commence with the next distribution made after receipt of the participant’s notice of participation, and for all months thereafter, provided such notice is received at least 15 business days prior to the last day of the month, as the case may be. Participation in the Automatic Purchase Plan will commence once we receive subscriptions for $2 million of shares of our common stock in this offering and conduct a closing. Thereafter, automatic debits under our Automatic Purchase Plan will commence with the next monthly or quarterly interval, as initially selected by the participant, provided that such date is at least 15 business days prior to the end of the month or quarter; otherwise, the election will apply to all subsequent monthly or quarterly intervals.

Participants will be able to terminate their participation in the Distribution Reinvestment Plan at any time without penalty by delivering written notice to us at least 15 business days prior to the last day of the month to which such distribution relates. A participant who chooses to terminate participation in the Distribution Reinvestment Plan must terminate his or her entire participation in the plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a remittance for the amount of any distributions in the participant’s account that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of his or her full and fractional shares. Presenting shares for redemption under our Redemption Plan does not automatically terminate participation in the Distribution Reinvestment Plan. A participant who redeems shares must still provide the written notice of termination in order to terminate participation in the Distribution Reinvestment Plan.

Participants in the Automatic Purchase Plan may elect to terminate their participation in the plan, or modify the amount, timing or other terms of automatic purchase at any time by providing written notice to us. A withdrawal or modification of participation in the Automatic Purchase Plan will be effective as of the date selected by the participant in the termination or modification notice, provided that such date is at least 15 business days after our receipt of such notice.

There are no fees associated with a participant’s terminating his or her interest in the Distribution Reinvestment Plan or in the Automatic Purchase Plan. A participant in the Automatic Purchase Plan who terminates his or her participation in such plan will be allowed to participate in such plan again upon receipt of a then-current prospectus relating to participation in the Automatic Purchase Plan. A participant in the Distribution Reinvestment Plan who terminates his or her participation in such plan will be allowed to participate in the Distribution Reinvestment Plan again upon receipt of a then-current prospectus relating to participation in such plan which contains at a minimum the following: (i) the minimum investment amount; (ii) the type or source of proceeds that may be invested; and (iii) the tax consequences of the reinvestment to the participant.

Prior to the Listing of our shares, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the Distribution Reinvestment Plan with respect to such transferred shares as of the first day of the month in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation in the Distribution Reinvestment Plan and elects to participate by delivering the appropriate, executed authorization forms.

Offers and sales of shares under our Distribution Reinvestment Plan and Automatic Purchase Plan must be registered in certain states in which such offers and sales are made unless an exemption from registration is available. Generally, such registrations are good for a one year period. Accordingly, we may be required to cease our sale of shares under the Distribution Reinvestment Plan and Automatic Purchase Plan if any of the states in which registration is required is not renewed annually.

Our board of directors reserves the right to prohibit Plans from participating in the Distribution Reinvestment Plan and/or the Automatic Purchase Plan if such participation would cause our underlying assets to constitute “plan assets” of Plans. See “Plan of Distribution — ERISA Considerations.”

Stockholders subject to federal taxation who elect to participate in the Distribution Reinvestment Plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions withheld and reinvested pursuant to such plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the Distribution Reinvestment Plan. In addition, to the extent that a stockholder purchases shares in the Distribution Reinvestment Plan at a discount to their fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price and discount under our Distribution Reinvestment Plan, participants in our Distribution Reinvestment Plan will be treated as having received an additional distribution of $0.50 for each share acquired by them under our Distribution Reinvestment Plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain. For additional discussion of the tax treatment of distributions, see “Federal Income Tax Considerations — Distributions Generally.” Any stockholder that is eligible for a volume discount or any other reduction in selling commissions or other fees, as set forth elsewhere in this prospectus, should consult with its own tax advisor before electing to participate in the Distribution Reinvestment Plan.

We reserve the right to renew, extend, or amend any aspect of each of the Distribution Reinvestment Plan and the Automatic Purchase Plan without the consent of stockholders, provided that notice of the amendment is sent to participants at least 15 days prior to the effective date thereof. Any such amendment must be approved by a majority of our Independent Directors and by any necessary regulatory authority. Any amendment or supplement will be deemed conclusively accepted by each participant except those participants who notify us in writing prior to the effective date of the distribution. We also reserve the right to terminate the Distribution Reinvestment Plan and/or the Automatic Purchase Plan for any reason, at any time, by 15 days’ prior written notice to all participants.

SUMMARY OF REDEMPTION PLAN

Our board of directors has adopted a Redemption Plan designed to provide our eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us prior to the Listing of our shares, if any. We will not pay any fees to our sponsors, advisor, directors or affiliates in connection with the redemption of our shares. Subject to certain restrictions discussed below, we may redeem shares, including fractional shares, from time to time, at the following prices:

•	92.5% of the purchase price paid per share for stockholders who have owned those shares for at least one year;

•	95.0% of the purchase price paid per share for stockholders who have owned those shares for at least two years;

•	97.5% of the purchase price paid per share for stockholders who have owned those shares for at least three years; and

•

for stockholders who have owned those shares for at least four years, a price determined by our board of directors but in no event less than 100% of the purchase price paid per share or the then current offering price for shares of our common stock.

During the period of any public offering, the repurchase price will be equal to or below the price of our shares offered in such public offering (other than the price at which shares are sold under our Distribution Reinvestment Plan).

Any stockholder who has held shares for not less than one year may present for our consideration all or any portion of such shares to us for redemption at any time. A stockholder may present fewer than all of his or her shares to us for redemption; provided, however, that the minimum number of shares that must be presented for redemption must be at least 25% of his or her shares. In addition, we have the right to waive the holding periods and redemption prices set forth above and the pro rata redemption requirements described below in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstances. Shares that are redeemed in connection with the death, permanent disability, bankruptcy of a stockholder or other exigent circumstances will be redeemed at the lesser of the then current offering price or the price at which the investor purchased such shares while the share redemption program is in effect and sufficient funds are available. In addition, we, in our sole discretion, may redeem such shares prior to the redemption of any other shares. Except for the holding periods, redemption prices and redemption timing, any shares redeemed pursuant to the exercise of this authority will be otherwise subject to the procedures and limitations in the Redemption Plan. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that our board of directors, in its discretion, will consider in making our determinations to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	whether any governmental or regulatory agency with jurisdiction over us demands such action for the protection of our stockholders;

•	whether such redemption would be unlawful; and

•	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could prevent us from qualifying as a REIT for tax purposes.

If we elect to redeem shares, the following conditions and limitations will apply. The full amount of the proceeds from the sale of shares under our Distribution Reinvestment Plan (the “Reinvestment Proceeds”) attributable to any month may be used to redeem shares presented for redemption during such month. In addition, at our discretion, we may use up to $100,000 per calendar quarter of the proceeds of any public offering of our common stock for redemptions. Any amount of offering proceeds which is available for redemptions but which is unused may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a twelve-month period, however, may the number of shares we redeem (if we determine to redeem shares) exceed 5% of the weighted average number of shares of our common stock outstanding during such 12 month period. No shares will be redeemed under the Redemption Plan on any date upon which we pay any dividend or other distribution with respect to the shares.

In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and we determine to redeem shares, we will commit to redeem shares on a pro rata basis at the end of each month, with the actual redemption occurring at the beginning of the next month. With respect to shares being redeemed due to exigent circumstances as described above, we may waive the pro rata redemption requirements and repurchase shares in full, to the extent funds are available, before other shares are repurchased pro rata at the end of each month. With regard to a stockholder whose shares are not redeemed due to insufficient funds in that month, the redemption request will be retained by us unless withdrawn by the stockholder as provided in the Redemption Plan and such shares will be redeemed in subsequent months as funds become available before any subsequently received redemption requests are honored. Stockholders will not relinquish their shares of common stock to us until such time as we commit to redeem such shares. Commitments to redeem shares will be made at the end of each month and will be communicated to each stockholder who has submitted a request in writing. The applicable period of time under the Redemption Plan for owning shares being redeemed on a pro rata basis in subsequent months due to insufficient funds will include the time up to the end of the month in which we commit to redeem such shares. Until such time as we redeem the shares, a stockholder may withdraw his or her redemption request as to any remaining shares not redeemed by requesting from us and completing and delivering to us a redemption change form. Upon receipt of a redemption change form, we will treat the initial redemption request as cancelled as to any shares not redeemed in prior months.

A stockholder, or heir, estate or legal guardian, if appointed for a stockholder who wishes to have his or her shares redeemed, must mail or deliver a written request executed by the stockholder, his or her trustee or authorized agent, to the redemption agent, which is currently Boston Financial Data Services, Inc., on a redemption form provided pursuant to the Redemption Plan. The redemption agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within five business days following the redemption agent’s receipt of the stockholder’s written request that is not a redemption form, the redemption agent will forward to such stockholder the redemption form necessary to effect the redemption. In the event that we elect to accept such shares for redemption, the redemption agent will effect such redemption for the month provided that it receives the properly completed redemption form relating to the shares to be redeemed from the stockholder at least 15 business days prior to the last day of the current month and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a month in which the redemption agent receives the properly completed redemption form; provided, however, no redemption will be effective on any date upon which we pay any dividend or other distribution with respect to the shares and, if necessary, the effective date of any such redemption shall be delayed to the next business day on which no such dividend or other distribution is paid to comply with the foregoing. As a result, we anticipate that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than 30 days after the monthly determination of the availability of funds for redemption. Presenting shares for redemption under our Redemption Plan does not automatically terminate participation in the Distribution Reinvestment Plan. A participant who redeems shares must still provide the written notice of termination in order to terminate participation in the Distribution Reinvestment Plan.

Our board of directors, in its sole discretion, may amend, suspend or terminate the Redemption Plan at any time it determines such amendment, suspension or termination is in our best interest, including, without limitation, termination of the Redemption Plan in the event that a secondary market for our shares develops. If our board of directors amends, suspends or terminates the Redemption Plan, we will provide stockholders with at least 15 days advance notice prior to effecting such amendment, suspension or termination, in our annual or quarterly reports or by means of a separate mailing accompanied by disclosure in a current or periodic report under the Exchange Act. While we are engaged in an offering, we will also include this information in a prospectus supplement or post- effective amendment to the registration statement as required under federal securities laws. The Redemption Plan will terminate, and we no longer will accept shares for redemption, if and when a Listing occurs.

Our Redemption Plan is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the Redemption Plan will be cancelled. The purchase price paid in any redemption may be less than the value of our assets, on a per share basis. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the Redemption Plan. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

The foregoing provisions regarding the Redemption Plan in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that our advisor, in its discretion, deems to be in our best interest.

DISTRIBUTION POLICY

We make distributions to stockholders pursuant to the provisions of our articles of incorporation. Once our board of directors has begun to declare distributions, we intend to declare distributions daily and pay distributions to our stockholders on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. The amount or basis of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash flow from operations or FFO for the year, our financial condition, a balanced analysis of value creation reflective of both current and expected long-term stabilized cash flows from our properties, our objective of qualifying as a REIT for U.S. federal income tax purposes, the actual operating results of each month, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions.

We are required to distribute at least 90% of our taxable income to qualify as a REIT, and maintain our REIT qualification, for tax purposes. See “Federal Income Tax Considerations — Operational Requirements — Annual Distribution Requirement.” We expect to have little, if any, cash flow from operations or FFO available for distribution until we make substantial investments. Therefore, until such time as we have sufficient cash flow from operations or FFO to fund fully the payment of distributions therefrom, some or all of our distributions may be paid from other sources, such as from cash flows generated by financing activities, a component of which includes borrowings, whether secured by our assets or unsecured, and the proceeds of this offering. We have not established any limit on the extent to which we may use borrowings or proceeds of this offering to pay distributions. Our advisor, its affiliates or related parties also may advance cash to us or waive Asset Management Fees to provide us with additional cash, although they are not required to do so. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income and cash flow earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period. See “Risk Factors — Company Related Risks.” There can be no assurance that we will be able to achieve expected cash flows necessary to pay distributions or maintain distributions at any particular level, or that distributions will increase over time.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS

General

We are organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, we are governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including our liabilities, stockholders, directors, officers, the amendment of articles of incorporation and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation. Our board of directors, including a majority of our Independent Directors, ratified and approved our articles of incorporation and bylaws on November 11, 2009, and approved our articles of amendment and restatement on the same date. Our board of directors approved an amendment to our articles of incorporation changing our corporate name on December 18, 2009.

Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage Persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer.

Our articles of incorporation also permit Listing by our board of directors.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to us. For more complete provisions, refer to the Maryland General Corporation Law and our articles of incorporation and bylaws.

Description of Capital Stock

We have authorized a total of 1.32 billion shares of capital stock, consisting of 1.12 billion shares of common stock, $0.01 par value per share, and 200 million shares of preferred stock. All of our shares offered hereby will be fully paid and nonassessable when issued. Prior to this offering, 22,222 shares of our common stock were issued and outstanding and held by our advisor.

Our board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that either such action is in our best interest.

We will not issue share certificates except to stockholders who make a written request to us. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send us forms, which we will provide at the stockholder’s request.

Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share of common stock is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by our board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any of our assets remaining after payment in full to all creditors.

Our articles of incorporation authorize our board of directors to designate and issue from time to time one or more classes or series of common or preferred stock without stockholder approval; provided, however, that the issuance of preferred stock must be approved by a majority of our Independent Directors who do not have an interest in the transaction. Our board of directors may determine the relative rights, preferences and privileges of each class or series of common or preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of common or preferred stock, it may afford the holders of any series or class of stock preferences, powers and rights senior to the rights of holders of common stock offered in this offering. The issuance of common or preferred stock could have the effect of delaying or preventing a change in control of us.

For a description of the characteristics of the Excess Shares, which differ from our common stock and preferred stock in a number of respects, including voting and economic rights, see below at “— Restriction of Ownership.”

Preferred Stock

Under our articles of incorporation, our board of directors is authorized, subject to certain limitations and without further stockholder approval, to issue from time to time one or more series of our preferred stock, with such distinctive designations, powers, rights and preferences as shall be determined by our board of directors. The issuance of preferred stock must be approved by a majority of our Independent Directors who do not have an interest in the transaction. In considering any such transaction, our Independent Directors shall have access to legal counsel at our expense. Preferred stock will be available for possible future financings, acquisitions and general corporate purposes without any legal requirement that we obtain any stockholder authorization. The preferred stock, if issued, may have preferences on dividend payments that could affect our ability to make distributions to the holders of our common stock.

Board of Directors

Our articles of incorporation provide that the number of directors cannot be less than three or more than 11, subject to our bylaws and to any express rights of any holder of our preferred stock to elect additional directors under specific circumstances. Our articles also provide that a majority of the board of directors will be Independent Directors. The entire board consists of five directors. See “Management — Independent Directors.” Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose. Each share of common stock will have the exclusive right to vote on all matters at all meetings of our stockholders, and will be entitled to one vote for each share of common stock entitled vote at the meeting. Independent Directors will appoint replacements for vacancies among the Independent Directors. Under our articles of incorporation, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles of incorporation prohibits a director from being reelected by the stockholders. Our directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors). Our directors may, from time to time, elect a chairman of the board to preside at all meetings of the directors and the stockholders, and who will be assigned such other duties as our directors may designate.

Stockholder Meetings

An annual meeting will be held for the purpose of electing directors and for transacting such other business as may come before the meeting, and will be held not less than 30 days after delivery of our annual report. Under our bylaws, a special meeting of stockholders may be called by the chief executive officer, the president or the chairman of the board, a majority of the directors or a majority of our Independent Directors. Special meetings of the stockholders may also be called by our secretary at the written request of stockholders holding outstanding shares of our common stock representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the time and place of the meeting and its purpose. Such meeting will be held no less than 15 nor more than 60 days after the written request is received, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the then outstanding shares of our common stock entitled to vote shall constitute a quorum, and the majority vote thereof will be binding on all of our stockholders.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws generally require notice at least 120 days and not more than 150 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (i) nominate a director, or (ii) propose new business other than pursuant to the notice of the meeting by, or on behalf of, the directors. Further, our bylaws generally require notice at least 60 days and not more than 90 days prior to a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Amendments to the Articles of Incorporation and REIT Status

Generally, our articles of incorporation may be amended only by the affirmative vote of our stockholders. In certain instances, the affirmative vote of the holders of a majority of the shares of our common stock then outstanding and entitled to vote is required. To the extent permitted by Maryland corporate law, the stockholders may vote to amend our articles of incorporation, terminate or dissolve our Company or remove one or more directors without any approval of the board of directors.

Our board of directors may, upon the affirmative vote of a majority of the members of the board of directors, and without the approval of the stockholders, vote to: (i) increase or decrease the number of authorized shares of our common or preferred stock, or the number of shares of any class or series of common or preferred stock that we have the right to issue; (ii) change our name; or (iii) change the designation of classes or series of unissued Equity Shares of common or preferred stock. A majority of our Independent Directors who are not interested in the transaction must approve the issuance of preferred stock and, in considering the transaction, have access to legal counsel at our expense. Additionally, in the event that our board of directors determines that it is no longer in our best interest to qualify as a REIT, our board of directors may take such action, without stockholder approval, to cause the termination of our qualification as a REIT. Notwithstanding the foregoing, without stockholder approval, our board of directors may not:

•	amend the articles of incorporation, except for amendments that do not adversely affect the rights, preferences and privileges of stockholders;

•	sell all or substantially all of our assets other than in the ordinary course of business or in connection with our liquidation and dissolution;

•	cause a merger in which we do not survive; or

•	cause us to reorganize.

Fees Payable to Our Advisor

Our articles of incorporation describe certain fees payable to our advisor, its affiliates and affiliates of our sponsors. See “Management Compensation” for a detailed discussion of these fees.

Mergers, Combinations and Sale of Assets

A sale or other disposition of all or substantially all of our assets, a merger or consolidation of us where we are not the surviving entity or a reorganization must be approved by our board of directors and holders of a majority of the shares of our common stock then outstanding and entitled to vote. In addition, any such transaction involving our advisor or one of our affiliates or affiliates of our sponsors also must be approved by a majority of our directors (including a majority of our Independent Directors, once we have qualified for taxation as a REIT) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any Person (as defined in our articles of incorporation) who beneficially owns 10% or more of the voting power of such corporation’s shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Our articles of incorporation provide that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between us and any Person. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between us and any stockholder.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer and/or officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring Person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

Our articles of incorporation provide that the Maryland Control Share Acquisition Act is inapplicable to any acquisition of our securities by any Person. Consequently, in instances where our board of directors otherwise waives or modifies restrictions relating to the ownership and transfer of our securities or such restrictions are otherwise removed, our control shares will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.

Termination

Our articles of incorporation provide for our voluntary dissolution by the affirmative vote of the outstanding Equity Shares. We will continue perpetually unless terminated pursuant to the provisions of our articles of incorporation or pursuant to any applicable provision of the Maryland General Corporation Law.

Procedure Upon Liquidation

Upon any final liquidation event, all distributions will be forwarded to a stockholder’s address of record. Moreover, any distributions that can be considered a return of capital, special distribution or sales (any large cash outlay) for non-qualified plans will go to the stockholder’s address of record unless directed elsewhere via written instruction from the stockholder or the stockholder’s authorized broker.

Restriction of Ownership

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more Persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Considerations — Taxation of Macquarie CNL Global Income Trust, Inc.”

To ensure that we satisfy these requirements, our articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any Person to no more than 9.8%, by number or value, of the outstanding shares of such common stock or 9.8%, by number or value, of any series of preferred stock, which we refer to herein as the “ownership limitation.” It is the responsibility of each Person owning or deemed to own more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give us written notice of such ownership. In addition, to the extent deemed necessary by our directors, we can demand that each stockholder disclose to us in writing all information regarding the beneficial and constructive ownership (as such terms are defined in our articles of incorporation) of the common stock and preferred stock. However, our articles of incorporation generally provide that our board of directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to our board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the 9.8% ownership limit to a Person if our board of directors determines that such Person’s ownership of our common stock and/or preferred stock will not jeopardize our status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT under the Code.

Subject to our board of directors’ ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of our common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the ownership limit; (ii) result in our disqualification as a REIT under the Code, including any transfer that results in (A) our common stock and/or preferred stock being owned by fewer than 100 Persons or (B) our company being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize our status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall not acquire any right or interest in such shares. Any shares in excess of an applicable limitation will be designated as “excess shares” and will be automatically transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of:

•	the proceeds of the sale;

•

the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of our shares on the date of the transfer or other event; or

•	the pro rata amount of the prohibited owner’s initial capital investment in us properly allocated to such excess shares.

All dividends and other distributions received with respect to the excess shares prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any excess shares are held by the trust, to purchase all or any portion of such excess shares for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of our shares on the date of the transfer or other event) or the market price of our stock on the date we exercise our option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

For purposes of our articles of incorporation, the term “Person” means an individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association.

Limitation of Liability and Indemnification

Our articles of incorporation, subject to the conditions set forth under Maryland law, limit the personal liability of our stockholders, directors and officers for monetary damages. Notwithstanding the foregoing, our articles of incorporation prohibit us from indemnifying or holding harmless an officer, director, our advisor or an affiliate of our advisor unless each of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (ii) the party seeking indemnification was acting or performing services on our behalf; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is an officer, a director (other than an Independent Director), our advisor or an affiliate of our advisor or a director or employee of the foregoing acting as an agent of our Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from our stockholders.

Our articles also contain limits on indemnifying against liability arising under the securities laws. Specifically, the Commission takes the position that indemnification against liabilities arising under the Securities Act is contrary to public policy and unenforceable. Indemnification of the directors, our officers, our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We will pay or reimburse funds to an officer, director, our advisor or an affiliate of our advisor for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the party seeking such advancement has provided us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

We have entered into indemnification agreements with each of our officers and directors, and intend to purchase insurance policies offering our officers and directors substantially the same scope of coverage afforded by the indemnification provisions of our articles of incorporation. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by our articles, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. Although these indemnification agreements offer the same scope of coverage afforded by the indemnification provisions in the articles of incorporation, they provide greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by our board of directors or by our stockholders.

Removal of Directors

Under our articles of incorporation, a director may resign or be removed with or without cause at a meeting of the stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the shares of our common stock then outstanding and entitled to vote, without the necessity for concurrence by the directors, subject to the rights of any holders of preferred stock to vote for such directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director should be removed.

Inspection of Books and Records

The directors will keep, or cause to be kept, on our behalf, financial statements calculated in accordance with GAAP. All of such financial statements, together with all of our other records, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of all stockholders, along with their addresses, telephone numbers and the number of shares held by each stockholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her designated agent upon such stockholder’s request, provided that we may reject the request if we believe the stockholder is requesting the list for a commercial purpose. Such list also will be mailed to any stockholder requesting the list within ten days of a request and with payment to us of reasonable charges that we may impose.

If our advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. We may, however, raise as a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in us. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law or the law of any state.

Restrictions on “Roll-Up” Transactions

In connection with a proposed Roll-Up Transaction, which, in general terms, refers to any transaction involving our acquisition, merger, conversion or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity (as defined in our articles of incorporation) that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties will be obtained from an independent expert. In order to qualify as an independent expert for this purpose, the Person will have no material current or prior business or personal relationship with our advisor or directors and will be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type we hold. Any properties will be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed

Roll-Up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert shall clearly state that the engagement is for our benefit and that of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction, and if the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction will offer to stockholders who vote against the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

•	one of the following:

•	remaining stockholders of us and preserving such interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the dissenting stockholders’ pro rata share of the appraised value of our Net Assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

•

that would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation and our dissolution. See “— Description of Capital Stock” and “— Stockholder Meetings”;

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in our articles of incorporation and described in “— Inspection of Books and Records” above; or

•	in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Macquarie CNL Income, LP, our Operating Partnership, was formed as a Delaware limited partnership in March 2009 to acquire, own, operate and sell, or otherwise dispose of, properties on our behalf. We are structured as an UPREIT and our Operating Partnership will be our operating partnership entity. An UPREIT structure generally is utilized to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, a REIT’s proportionate share of the assets and income of its UPREIT operating partnership will be deemed to be assets and income of the REIT.

The property owners’ tax-deferral objectives are accomplished because a property owner generally may contribute property to an UPREIT in exchange for limited partnership units in our Operating Partnership on a tax-deferred basis. In addition, our Operating Partnership will be structured to enable it to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our Operating Partnership may later redeem his or her limited partnership units in our Operating Partnership for cash or, at our option, shares of our common stock, in a transaction taxable to such limited partner. As part of an agreement with a contributing property owner, our Operating Partnership may agree to limit its right to sell the contributed property or to maintain certain levels and types of debt financing for a period of time, which may limit our flexibility or increase costs.

We intend to hold substantially all of our assets through our Operating Partnership or subsidiary entities in which our Operating Partnership owns an interest. Macquarie CNL Income GP, LLC, a Delaware limited liability company and our wholly owned direct subsidiary, owns 100% of the general partnership interests, which represents 1% of the total partnership interests in our Operating Partnership, and we currently own 100% of the limited partnership interests in our Operating Partnership, which currently represents 99% of the total partnership interests in our Operating Partnership. As the sole general partner, Macquarie CNL Income GP, LLC has the exclusive power to manage and conduct the business of our Operating Partnership.

Our Operating Partnership Agreement contains provisions that would permit, under certain circumstances, other entities to merge into, or cause the exchange or conversion of, their interests for or into limited partnership units in our Operating Partnership. In the event of such a merger, exchange or conversion, our Operating Partnership would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests in our Operating Partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby reducing the percentage ownership interest of our other stockholders.

The following is a summary of certain provisions of our Operating Partnership Agreement. This summary is not complete and is qualified by the specific language in our Operating Partnership Agreement.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the Net Offering Proceeds to our Operating Partnership as capital contributions in exchange for limited partnership interests. We will be deemed to have made capital contributions in the amount of the Gross Proceeds received from investors and our Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If our Operating Partnership requires additional funds at any time in excess of capital contributions made by us either from us or from borrowings, our sponsors or their affiliates may lend such funds to our Operating Partnership if a majority of our directors (including a majority of our Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and commercially reasonable and no less favorable to our Operating Partnership than loans between an unaffiliated parties under the same circumstances. In addition, we are authorized to cause our Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of us and our Operating Partnership.

Operations

The Operating Partnership Agreement requires that our Operating Partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for tax purposes; (ii) avoid any federal income or excise tax liability; and (iii) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of the Operating Partnership — Classification as a Partnership.”

The Operating Partnership Agreement provides that distributions of cash generally will be made to the partners of our Operating Partnership in accordance with their relative percentage interests. Distributions of Net Sales Proceeds from the disposition of assets in the liquidation and dissolution of our Operating Partnership shall be similarly made to the partners of our Operating Partnership in accordance with their relative percentage interests. Distributions from operations shall be made on a monthly basis unless otherwise determined by the general partner, in amounts determined by the general partner such that a holder of one partnership unit will generally receive the same amount of annual cash flow distributions from our Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the partnership units).

Similarly, the Operating Partnership Agreement provides that income and gain of our Operating Partnership from operations and income and gain of our Operating Partnership from disposition of assets normally will be allocated to the holders of partnership units in accordance with their relative percentage interests such that a holder of one unit of Operating Partnership units will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our Operating Partnership. Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of our Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner’s positive capital account balance.

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and operating real properties and real estate-related investments, to the extent not paid by us, our Operating Partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our Operating Partnership. Such costs and expenses will include, without limitation:

•	all expenses related to the formation and continuity of our existence and of our subscribers;

•	all expenses related to the public offering and registration of securities by us;

•	all expenses associated with any repurchase of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations (including the SEC and any securities exchange);

•	all expenses associated with compliance by us with applicable laws, rules and regulations (including the SEC and any securities exchange);

•	all expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation of our employees;

•	all costs and expenses related to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our Operating Partnership.

Redemption Rights

Subject to certain limitations, the limited partners of our Operating Partnership (other than us), will have the right to cause the redemption of their limited partnership units in exchange for shares of our common stock or for cash, as elected by the general partner. If the general partner elects to redeem a limited partner’s limited partnership units for shares of our common stock rather than cash, then the tendering limited partner will sell such number of the limited partnership units to us in exchange for a number of shares of our common stock. The initial conversion rate will be one share of our common stock for one unit of Operating Partnership units, subject to adjustment in the event of combinations or dividends of REIT shares or other similar events. The resulting shares of our common stock will be delivered as duly authorized, validly issued and fully paid, free of any encumbrance or restriction, other than the restrictions provided in the articles of incorporation, our bylaws, the Securities Act and relevant state securities or “blue sky” laws.

Limited partners will be restricted in their ability to exercise the foregoing redemption rights, however, to the extent that the delivery of shares upon exercise would:

•	result in any Person owning shares in excess of our ownership limits (as described under “Summary of the Articles of Incorporation and Bylaws – Restriction of Ownership”);

•	result in shares being owned by fewer than 100 Persons;

•	cause the general partner to be “closely held” within the meaning of Section 856(h) of the Code; or

•	cause our Operating Partnership to constitute a “publicly traded partnership” under Section 7704 of the Code.

Subject to the foregoing, limited partners of our Operating Partnership may exercise their redemption rights at any time after one year following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 partnership units, in which case, he or she must exercise his or her exchange right for all of his or her units. Our Operating Partnership may charge a redemption fee in connection with a limited partner’s exercise of his redemption rights. We do not expect to issue any of the shares of our common stock offered hereby to limited partners of our Operating Partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our Operating Partnership exercises its redemption rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction. Upon the request of a limited partner or partners who hold shares of our common stock issued upon redemption in an aggregate amount of at least $10 million, our Operating Partnership will register the redemption shares of all limited partners who desire to participate in such registration. No more than one registration notice is permitted in any six-month period. However, registration will not be required with respect to shares that may be sold under Rule 144 under the Securities Act.

Transferability of Interests

The general partner of our Operating Partnership may not (i) voluntarily withdraw as the general partner of our Operating Partnership, or (ii) transfer its general partnership interest in our Operating Partnership (except to a wholly owned subsidiary or to us as the owner of all of the ownership interests of the general partner). We may not transfer all or any portion of our limited partnership interest in our Operating Partnership (except to one of our wholly owned subsidiaries or in a transaction which does not require the approval of our stockholders) unless, with respect to each of the foregoing: (i) the consent of the limited partners holding more than 50% of the partnership interests is obtained; (ii) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction; or (iii) in any such transaction in which we are the surviving entity, either (A) our stockholders do not receive cash, securities or other property in connection with such transaction, or (B) all of the limited partners of our Operating Partnership receive cash, securities or other property in a specified amount, as determined in accordance with our Operating Partnership Agreement. Notwithstanding the foregoing, we may enter into a merger or other business combination if immediately after such merger or consolidation, the successor entity contributes substantially all of its assets to our Operating Partnership in return for an interest in our Operating Partnership and agrees to assume all of our obligations as the parent of the general partner pursuant to the Operating Partnership Agreement. With certain exceptions, a limited partner may not transfer its interests in our Operating Partnership, in whole or in part, without first obtaining the consent of the general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material U.S. federal income tax considerations associated with an investment in shares of our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not purport to discuss all aspects of federal income taxation that may be relevant to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the Distribution Reinvestment Plan or Automatic Purchase Plan or who intend to sell their shares under the Redemption Plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

Arnold & Porter LLP has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the U.S. federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of shares of our common stock. This opinion of Arnold & Porter LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. This opinion of Arnold & Porter LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock, ownership and sale of the shares of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election, and of potential changes in applicable tax laws.

REIT Qualification

We plan to make an election to be treated as a REIT under the Code for our taxable year ending December 31, 2010. We believe that, commencing with such taxable year, we will be organized and operating in a manner so as to qualify as a REIT for U.S. federal income tax purposes. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Arnold & Porter LLP has delivered an opinion to us that, commencing with our taxable year ending on December 31, 2010, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Arnold & Porter LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Arnold & Porter LLP or by us that we will so qualify for any particular year. Arnold & Porter LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Arnold & Porter LLP. Our ability to qualify as a REIT also requires that we satisfy certain Asset Tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of Macquarie CNL Global Income Trust, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal double taxation on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. For tax years through 2010, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% based on current laws. See “— Taxation of Taxable U.S. Stockholders.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to an “alternative minimum tax.”

•

If we have net income for tax purposes from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), then we could be subject to corporate level federal income tax at the highest corporate tax rate (currently 35%) to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax.

•

If we should fail to satisfy the asset test other than certain de minimis violations or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we fail to satisfy either of the 75% or 95% Income Tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us.

•

We may elect to retain and pay tax on our net long-term capital gains. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gains and would receive a credit or refund for its proportionate share of the tax we paid.

•

If we acquire appreciated assets from a C corporation that is not a REIT (i.e., a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

•

We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification as a REIT — Operational Requirements — Recordkeeping” and “— Failure to Qualify.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•	The earnings of our subsidiaries, including any TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes, on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and (i) be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code; (ii) be managed by one or more trustees or directors; (iii) have our beneficial ownership evidenced by transferable shares; (iv) not be a financial institution or an insurance company subject to special provisions of the federal income tax laws; (v) use a calendar year for federal income tax purposes; (vi) have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and (vii) not be closely held, as defined for purposes of the REIT provisions of the Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items (vi) and (vii) above do not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (vii) above for a taxable year, we will be treated as having met item (vii) for that year.

We intend to be taxed as a REIT commencing with our taxable year ended December 31, 2010, and we intend to satisfy the other requirements described in items (i) through (v) above at all times during each of our taxable years. In addition, our articles of incorporation contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vi) and (vii) above. See “Summary of Articles of Incorporation and Bylaws — Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.” For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a TRS (as described below under “— Operational Requirements — Asset Tests”), all of the capital shares of which are owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share, based on its capital interest, of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share, based on our capital interest, of the assets, liabilities and items of income of our Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Operating Partnership have an interest, will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “— Operational Requirements — Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “— Operational Requirements — Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. If relief provisions are available, the amount of any resultant penalty tax could be substantial.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements:

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” (as defined in the Code) and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This is the “75% Income Test.”

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of shares of common stock or securities or from any combination of the foregoing. This is the “95% Income Test.”

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•

In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified).

•

Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

•

We normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” (as defined in the Code) who is adequately compensated and from whom we do not derive any income or through a taxable TRS (discussed below). However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” (as defined in the Code) in connection with the rental of space only and are not otherwise considered “rendered to the occupant” (as defined in the Code). Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% Income Test and 95% Income Test, provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. Similar to the treatment of contingent rents from real property (discussed above), to the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the 75% Income Test and 95% Income Test only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (i) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the Asset Tests described below, and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% Income Test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans or similar products in a manner that generally complies with the various requirements applicable to our qualification as a REIT. Certain of our mezzanine loans may qualify under the safe harbor set forth in the Revenue Procedure.

However, we may make or acquire some mezzanine loans that do not qualify for the safe harbor. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

We may, from time to time, enter into hedging transactions with respect to interest rate exposure or currency fluctuation on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that we or a pass-through subsidiary enters into a hedging transaction (i) to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% Income Test or the 95% Income Test, and the instrument is properly identified as a hedge along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would be excluded altogether from the 95% Income Test or the 75% Income Test. To the extent that we hedge in certain other situations, the resultant income will be treated as income that does not qualify under the 75% Income Test or the 95% Income Test, provided that certain requirements are met. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal and/or international income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

We may also hold certain mortgage participation interests, including B-Notes, or CMBS that do not represent REMIC interests. These assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the 75% Income Test and 95% Income Test, depending upon the circumstances and the specific structure of the investment. The appropriate treatment of some of these assets for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment. If we have characterized such participation interests or other assets as real estate assets and in the event of a determination that such participation interests or other assets do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the 75% Income Test, the 95% Income Test and the Asset Tests described below, we could be subject to a penalty tax, or could fail to qualify as a REIT.

Prior to the making of investments in real properties, we may invest the Net Offering Proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75% Income Test and the 95% Income Test and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property, gains from the sale of real property interests and interest on mortgages on real property in accordance with the requirements described above.

With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be “Related Party Customers” and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager, and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income Test and the 95% Income Test described above.

Further, we and our subsidiaries may hold investments in, and pay taxes to, foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders or us as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Foreign currency gains that we derive from certain of our investments will be excluded for purposes of computing the REIT income tests if such foreign currency gain is “real estate foreign exchange gain” (as defined in the Code), that is, if such gains are attributable to any item of income that itself qualifies for purposes of the 75% Income Test or other specified sources. Other foreign currency gains, however, if such foreign currency gain is “passive foreign exchange gain” (as defined in the Code), will be excluded for purposes of computing the 95% Income Test but will be treated as income that does not qualify under the 75% Income Test. Generally, “passive foreign exchange gain” includes foreign exchange gain attributable to any item of income that itself qualifies for purposes of the 95% Income Test or other specified sources.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	following our identification of the failure, we file a schedule with a description of each item of gross income that caused the failure in accordance with Treasury Regulations.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Macquarie CNL Global Income Trust, Inc.,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or “TMP,” under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•

the payments required to be made by the entity on the debt obligations that it has issued “bear a relationship” to the payments that are received by the entity on the debt obligations included within its assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to one or more TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as “excess inclusion income.” Based upon IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of excess inclusion income allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of (non foreign) stockholders that are otherwise generally exempt from U.S. federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (currently 30%), without reduction for any otherwise applicable income tax treaty or other exemption, for most types of foreign stockholders.

To the extent that excess inclusion income is allocated from a TMP to our stockholder that is a “disqualified organization,” such as certain cooperatives, government-related entities and tax-exempt organizations that are exempt from unrelated business income tax, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such disqualified organization stockholders by the amount of such tax that we pay that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Operational Requirements — Prohibited Transactions

A “prohibited transaction” is a sale by a REIT of real property or other assets held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., real property or other assets that are not held for investment but are held as inventory for sale by the REIT). In addition, the IRS may assert that our origination or acquisition of loans and subsequent securitization should be treated as a prohibited transaction. A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years (recently reduced from four years);

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the net selling price of the property;

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either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or Section 1031 like-kind exchanges, or (ii) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of such year, or (iii) the fair market value of the non-foreclosure property sold by the REIT during the year did not exceed 10% of the fair market value of all the assets of the REIT at the beginning of such year;

•	the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale. Moreover, if a REIT obtains replacement property pursuant to a Section 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property for purposes of the two-year holding period requirement.

The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax. In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year ending December 31, 2010 (i.e., starting with the quarter ending March 31, 2010), we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our Assets.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified U.S. REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner (for example, our Operating Partnership) or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a TRS, nor does it apply to certain “straight debt” (as defined in the Code) instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” (as defined in the Code) in a REMIC from which we derive “excess inclusion income” (as defined in the Code), we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Alternatively, we may choose not to engage in certain types of sale and repurchase agreements or other transactions, and may limit the structures we utilize for our securitization transactions, even though such sales or structures might otherwise be beneficial to us, in order to avoid REIT qualification risks associated with the same. It may be possible to reduce the risk or impact of these REIT qualification issues by conducting certain activities, such as engaging in securitization transactions that might be treated as sales for U.S. federal income tax purposes, through one or more of our TRSs, subject to certain limitations. However, to the extent that we engage in such activities through TRSs, the income associated with such activities would generally be subject to full corporate income tax. Moreover, depending on the facts of a particular transaction, the IRS may assert that our disposition of loans or real estate through a TRS should be treated as a prohibited transaction, subject to the 100% tax on gain from such disposition.

Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “— Operational Requirements — Gross Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

Independent appraisals are not necessarily obtained by us to support our conclusions as to the value of our total assets or the value of any particular security or securities for purposes of these operational requirements. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

The Asset Tests must generally be met for each quarter. Upon full investment of the Net Offering Proceeds, we expect that most of our assets will consist of “real estate assets” and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Code contains a number of provisions applicable to REITs, including relief provisions that allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the Internal Revenue Service with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” if a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities in the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitutes, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include:

•	any loan made to an individual or an estate;

•	certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain Persons related to the REIT);

•	any obligation to pay rents from real property;

•	securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;

•	any security issued by another REIT; and

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any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Operational Requirements — Gross Income Tests.”

In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (i) they are declared before we timely file our federal income tax return for the taxable year in question and (ii) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods,

then we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (i) the amounts actually distributed plus (ii) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (i) the actual receipt of income and payment of deductible expenses, and (ii) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” (as defined in the Code) in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, some or all of our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on the undistributed gains;

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Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

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The basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code.

Operational Requirement — Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Taxable REIT Subsidiaries

A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor. See “— Requirements for Qualification as a REIT — Operational Requirements — Prohibited Transactions” above.

To the extent of its taxable income, a TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation. Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (i) to us if we do not pay the distributions received to our stockholders as distributions, or (ii) to our stockholders if we do pay out the distributions received to our stockholders, currently at a rate of 15%. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described above under “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the non-mortgage securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 25% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 25% of the total value of our assets. We cannot, however, assure you that we will always satisfy the 25% value limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain of our properties as noted above, we would likely use TRSs for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described above. We may also use TRSs to satisfy various lending requirements with respect to special-purpose bankruptcy-remote entities.

Finally, while a REIT is generally limited in its ability to earn qualifying rental income from a related party, a REIT can earn qualifying rental income from the lease of a qualified lodging facility or a qualified healthcare property to a TRS (even a wholly owned TRS) if an eligible independent contractor operates the facility. Qualified lodging facilities are defined as hotels, motels or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities. Generally, qualified healthcare property means property which is a healthcare facility or is necessary or incidental to the use of a healthcare facility. A healthcare facility is defined as a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients and which, immediately before the termination, expiration, default or breach of the lease of or mortgage secured by such facility was operated by a provider of such services which was eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility. For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the TRS to operate the qualified lodging facility or qualified healthcare property, that contractor or any Person related to that contractor is actively engaged in the trade or business of operating qualified lodging facilities or qualified healthcare properties, respectively, for Persons unrelated to the TRS or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the TRS bearing the expenses for the operation of the qualified lodging facility or qualified healthcare property, the TRS receiving the revenues from the operation of the qualified lodging facility or qualified healthcare property, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, then we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all dividends to our U.S. stockholders that are individuals, trusts or estates will generally be taxable at capital gains rates (through 2010), and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. It is not possible to state whether we would be entitled to this statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

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a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our Distribution Reinvestment Plan, see “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Summary of Redemption Plan.”

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates currently in effect for qualified dividends received by U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Stockholders that are individuals, trusts or estates however, are taxed at the preferential rates currently in effect on dividends designated by and received from us to the extent that the dividends are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) dividends received by us from taxable C corporations, including any dividends we may receive from a TRS, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions (unrecaptured Section 1250 gains). See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of our common stock will be subject to a maximum federal income tax rate of 15% (through 2010) if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, trusts and estates who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain. In addition, under the so-called “wash sale” rules (as defined in the Code), all or a portion of any loss that a stockholder realizes upon a taxable disposition of shares of common stock may be disallowed if the stockholder purchases (including through our Distribution Reinvestment Plan and Automatic Purchase Plan) other shares of our stock (or stock substantially similar to our stock) within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” (as defined in the Code) could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards tax shelters, are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations, and that the failure to make such disclosures would result in substantial penalties.

Distributions that we make and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any passive losses against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital or a long term capital gain (unless you elect otherwise), they will be treated as investment income for purposes of computing the investment interest limitation.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the stockholder has failed to properly report payments of interest or dividends and is subject to backup withholding; or

•

Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income” (“UBTI”), as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust do not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our Operating Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to look through one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (ii) either (A) one pension trust owns more than 25% of the value of our stock, or (B) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT. Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will generally constitute UBTI unless the stockholder in question is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these set aside and reserve requirements, and regarding the treatment of distributions to such organization.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest (a “USRPI”), distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see “— Special Tax Considerations for Non-U.S. Stockholders — Ordinary Dividends”), provided that (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, distributions that are sourced from capital gains will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

Estate Tax

If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a USRPI would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.

In addition, even if we are a domestically controlled REIT, upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (i) if the non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain; or (ii) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” (as defined in the Code) in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Holders

Non-U.S. holders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code. We will provide you with an annual Internal Revenue Service Form 1042-S, if required, by March 15 following the end of our fiscal year. We do not anticipate at the time of this offering soliciting non-U.S. holders as prospective stockholders.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his or her shares of common stock in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of The Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in the Operating Partnership. This discussion applies only if, and during the period that, the Operating Partnership is treated as a partnership instead of a disregarded entity for federal income tax purposes. During the period that (i) we own 100% of the general and limited partnership interests in the Operating Partnership, either directly or indirectly through Macquarie CNL Income GP, LLC, and (ii) Macquarie CNL Income GP, LLC has not elected to be taxed as a corporation for federal income tax purposes, the Operating Partnership will be disregarded as an entity separate from us for federal income tax purposes, and all of the Operating Partnership’s assets, liabilities and activities will be treated as our assets, liabilities and activities for federal income tax purposes. We do not know if or when additional interests in the Operating Partnership will be issued to a third party in a manner that would cause the Operating Partnership to cease being treated as a disregarded entity for federal income tax purposes. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations (the “Check-the-Box-Regulations”), an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though the Operating Partnership will not elect to be treated as an association for U.S. federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A “publicly traded partnership” is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury Regulations (the “PTP Regulations”), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (ii) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) Operating Partnership units are not traded on an established securities market, and (ii) Operating Partnership units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, the Operating Partnership presently qualifies for the Private Placement Exclusion.

Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for U.S. federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, “qualifying income” includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If the Operating Partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of Operating Partnership units would be subject to special rules under section 469 of the Code. Under such rules, each holder of Operating Partnership units would be required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership would only be allowed upon the complete disposition of the Operating Partnership unit holder’s entire interest in the Operating Partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “— Requirements for Qualification as a REIT — Organizational Requirements” and “Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its Net Income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not the Operating Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

Operating Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a reasonable method for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) of the Code to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (ii) increased by (A) our allocable share of the Operating Partnership’s income and (B) our allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) our allocable share of the Operating Partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

The Operating Partnership will use a portion of contributions we make from Net Offering Proceeds to acquire interests in properties and securities. To the extent that the Operating Partnership acquires properties or securities for cash, the Operating Partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (“ADS”). Under ADS, the Operating Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 10-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for units of the Operating Partnership, the Operating Partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we may be subject to foreign tax systems. Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we may be treated as a foreign corporation or other type of entity subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from such operations may be subject to withholding both as to dividends and interest paid to us. Although we will seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally such taxes which could be significant. To the extent we incur such foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders. Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we cannot generally make effective use of foreign tax credits. As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes. Accordingly, foreign taxes would impact our operations as an additional cost.

Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with our annual report within 120 days following the close of each fiscal year. These annual reports will contain the following:

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financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the period to the capital raised;

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the aggregate amount of advisory fees and the aggregate amount of other fees paid by us to our advisor and any affiliate or related party of our advisor, including fees or charges paid to our advisor and any affiliate or related party of our advisor by third parties doing business with us;

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our Total Operating Expenses, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of our assets, for a specified period before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of our Net Income;

•	a report from the Independent Directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination;

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separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our directors, our advisor and any affiliate occurring during the year for which the annual report is made, and the Independent Directors will be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

•

distributions to our stockholders for the period, identifying the source of such distributions. Such disclosure will also be made in our quarterly report on Form 10-Q for the period in which such distributions were made, our periodic reports on Form 10-K and in our post-effective amendments to the registration statement of which this prospectus is a part.

Within 90 days following the close of each of our fiscal years, each stockholder that is a Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in us. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, and (ii) a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan and other Permitted Investment. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither us nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

We are required by the Exchange Act to file quarterly reports with the Commission on Form 10-Q, and stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, a statement of cash flows and any other pertinent information regarding us and our activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to us. If we are not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 90 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Our fiscal year will be the calendar year.

Our federal income tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by us. Required tax information will be mailed to our stockholders by January 31st following the end of our fiscal year. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available for inspection and review by any interested stockholder at our principal office.

PLAN OF DISTRIBUTION

The Offering

We are publicly offering a minimum of $2,000,000 in shares of our common stock and a maximum of $1,500,000,000 in shares of our common stock on a “best efforts” basis through CNL Securities Corp., as our Managing Dealer, participating brokers who are members of FINRA, and/or other Persons exempt from broker-dealer registration. Because this is a “best efforts” offering, CNL Securities Corp. and participating brokers will use only their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares. We are offering up to a maximum of $1,500,000,000 (150,000,000 in shares) of our common stock in this offering that includes shares sold pursuant to our Automatic Purchase Plan. The shares will be offered at a maximum of $10.00 per share, unless our board of directors changes this price from time to time, in its sole discretion. We have initially designated 2.5% of the shares in this offering as issuable pursuant to our Distribution Reinvestment Plan at a price of $9.50 per share. Our board of directors may change the price from time to time. We reserve the right to reallocate shares that have been registered for this offering between the primary offering and the Distribution Reinvestment Plan.

We expect to sell the shares designated for our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years after [                    ], 2010, we may continue this offering until [                    ], 20[    ]. In some circumstances, we could continue our primary offering until as late as [                    ], 20[    ] under rules promulgated by the SEC. If we decide to continue our primary offering beyond two years from [                    ], 20[    ], we will provide that information in a prospectus supplement. If we extend the primary offering, we would also extend the offering of shares under the Distribution Reinvestment Plan. We may terminate this offering at any time. Our offering is expected to be registered, or otherwise qualified, to be sold in various jurisdictions. These registrations are typically effective for one year from their effective dates and are subject to yearly renewals. Although we will attempt to renew these registrations, we cannot guarantee that we will be able to continue offering and selling our shares in each jurisdiction beyond the first year of this offering. Our board of directors may also determine to engage in future offerings of our common stock following the termination of this offering, the terms of which may vary from the terms of this offering.

Individuals must initially invest a minimum of $5,000 and Plans must initially invest a minimum of $4,000. An investor who has made the required minimum investment may purchase additional shares in increments of one share. See “— Subscription Procedures.” Participating brokers in the offering are required to deliver a copy of the prospectus to each potential investor. We plan to make this prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to participating brokers as an alternative to paper copies. An investor may receive a paper copy of these documents upon request. If a participating broker electronically delivers such documents to an investor, then the participating broker will be responsible for complying with all applicable requirements of the SEC, FINRA and any laws or regulations related to such electronic delivery.

No shares will be sold and this offering will terminate unless subscriptions for at least the Minimum Offering have been obtained by [                    ], 20[    ]. If the Minimum Offering is sold, we may, in our sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to one additional year thereafter, subject to extension as discussed above. Until we have raised and accepted $2,000,000 in subscriptions, the funds will be held in escrow by UMB Bank, N.A., our escrow agent, and interest earned on such funds will accrue to the benefit of subscribers. Subscription amounts, with any interest earned thereon and without deductions for fees and expenses, will be returned to subscribers in the event that subscriptions aggregating at least $2,000,000 are not received by us within one year after the commencement of this offering.

The proceeds from the sale of our shares of common stock to New York residents are held in trust for the benefit of investors and are used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term interest bearing investments, including obligations of, or obligations guaranteed by, the U.S. government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Compensation Paid for Sales of Shares

Subject to reductions of the selling commissions and the marketing support fees in connection with sales to certain categories of purchasers that are described below and sales subject to volume discounts, we will pay our Managing Dealer selling commissions of up to 7% of Gross Proceeds from the sale of shares through our primary offering. Our Managing Dealer may reallow up to 100% of these selling commissions to participating brokers with respect to shares they sell. We also will pay our Managing Dealer a marketing support fee of up to 3% of Gross Proceeds from the sale of shares through our primary offering. Our Managing Dealer may reallow up to 100% of these marketing support fees to participating brokers who have signed a participating broker agreement with our Managing Dealer or to a participating broker’s broker-dealer affiliate who agrees to assume the participating broker’s obligations as set forth in such participating broker agreement. Generally, our Managing Dealer will reallow up to 100% of the marketing support fees if the participating broker agrees to provide one or more of the following services:

•	internal marketing support personnel (such as telemarketers or a marketing director) to assist our Managing Dealer’s marketing team;

•	internal marketing communications vehicles, such as newsletters, conference calls, cassette tapes and internal mail to promote us and this offering;

•

answers to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, Automatic Purchase Plan procedures, our financial status and the real estate markets in which we have invested;

•	assistance to investors with reinvestments, Automatic Purchase Plan purchases and redemptions;

•	maintaining the technology necessary to adequately service our investors, as otherwise associated with this offering; or

•	other services, as requested by investors from time to time.

We will not pay selling commissions and the marketing support fee in connection with shares sold pursuant to our Distribution Reinvestment Plan. See the section of this prospectus titled “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan.”

The following table shows the maximum amount of selling commissions and marketing support fees payable to our Managing Dealer for 150,000,000 shares sold in our primary offering, assuming 97.5% of the shares are sold at the offering price of $10.00 per share, with no discounts, and 2.5% of the shares are sold under our Distribution Reinvestment Plan at the price of $9.50 per share.

	Per Share	Maximum Offering
Primary Offering
Price to Public	$10.00	$1,462,500,000
Selling Commissions and Marketing Support Fees	$1.00	$146,250,000
Proceeds to Us	$9.00	$1,316,250,000

Distribution Reinvestment Plan
Price to Public	$9.50	$35,625,000
Proceeds to Us	$9.50	$35,625,000

Participating brokers may withhold the selling commissions to which they are entitled from the purchase price for our shares and forward the balance to us if:

•	the participating broker is legally permitted to do so;

•

the participating broker (i) meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement, (ii) forwards the subscription agreement to us and such subscription agreement is accepted prior to forwarding the purchase price for our shares, net of the commissions, and (iii) verifies that there are sufficient funds in the investor’s account with the participating broker to cover the entire cost of the subscription; and

•	we have received and accepted subscriptions for at least the Minimum Offering.

Other Compensation

As described above, we will pay our Managing Dealer up to 7% of the Gross Proceeds as selling commission and up to 3% of the Gross Proceeds as a marketing support fee. In connection with the sale of shares, certain associated Persons of our Managing Dealer may perform wholesaling functions for which they will receive compensation. In addition, our Managing Dealer may reimburse participating brokers for technology costs and other costs and expenses associated with the offering, and the facilitation of the marketing of our shares. These other costs and expenses include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, and broker-dealer bona fide training and educational meetings. Any such meetings will be conducted by us, our Managing Dealer and/or participating brokers in accordance with rules promulgated by FINRA.

The wholesaling compensation described above will be paid by our Managing Dealer out of its own resources (including selling commissions received by it in connection with the sale of shares of our common stock). Selling commissions in this offering are capped at 7% of Gross Proceeds of our primary offering.

The reimbursements described above will also be paid by our Managing Dealer out of its own resources (including marketing support fees received by it in connection with the sale of shares of our common stock). All such reimbursements are capped at 3% of Gross Proceeds of our primary offering.

Underwriting compensation includes selling commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives. In no event can aggregate underwriting compensation paid exceed 10% of Gross Proceeds of our primary offering.

We will reimburse our Managing Dealer for bona fide, itemized and detailed due diligence expenses incurred by it and the participating brokers in connection with their due diligence review of our Company and this offering in an amount up to 0.50% of Gross Proceeds of our primary offering. In addition, to the extent allowed under FINRA guidance, we will reimburse the Managing Dealer and/or pay directly the legal expenses considered “underwriting compensation” incurred in connection with filing and clearing this offering with FINRA.

Purchases Net of Selling Commissions and Marketing Support Fee

We will not pay selling commissions or marketing support fees in connection with sales of shares pursuant to our Distribution Reinvestment Plan. In addition, we may pay reduced or no selling commissions and/or marketing support fees in connection with the sale of shares in this offering to:

•	registered principals or representatives of our Managing Dealer or a participating broker (and immediate family members of any of the foregoing persons);

•

our employees, officers and directors or those of our advisor, our property manager or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons or entities), any Plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants and other service providers;

•	clients of an investment adviser registered under the Investment Advisers Act of 1940 or under applicable state securities laws; or

•

persons investing in a bank trust account with respect to which the authority for investment decisions made (other than any registered investment advisor that also is registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such dually registered investment advisor/broker-dealer) has been delegated to the bank trust department.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions and marketing support fees may elect not to accept all or a portion of such compensation. In that event, such shares shall be sold to the investor at a per share purchase price, net of all or a portion of the selling commissions and marketing support fees. All sales must be made through a registered broker-dealer participating in this offering, and investment advisers must arrange for the placement of sales accordingly. Our proceeds will not be affected by reducing or eliminating selling commissions and marketing support fees payable in connection with sales through registered investment advisers or bank trust departments.

Volume Discounts

In connection with the purchase of a certain minimum number of shares by an investor who does not otherwise qualify for the reduction in selling commissions or marketing support fees described above, the amount of selling commissions otherwise payable to CNL Securities Corp. (and reallowed by CNL Securities Corp. to a participating broker) may be reduced in accordance with the following schedule:

For the 150,000,000 shares sold in this offering:

Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Reallowed Commissions on Sales per Incremental Share in Volume Discount Range
		Percent	Dollar Amount

1—50,000	$10.00	7.0%	$0.70
50,001—75,000	$9.90	6.0%	$0.60
75,001—100,000	$9.80	5.0%	$0.50
100,001—250,000	$9.70	4.0%	$0.40
250,001—500,000	$9.60	3.0%	$0.30
Over 500,000	$9.50	2.0%	$0.20

For example, if an investor purchases 100,000 of our shares being offered at $10.00 per share, the investor would pay as little as $992,500 for those shares rather than $1 million, in which event the selling commissions on the sale of such shares would be approximately $62,500, or an average of $0.625 per share. Our Net Offering Proceeds will not be affected by such volume discounts. Further, shares sold pursuant to our Automatic Purchase Plan are eligible for volume discounts but are not eligible for other discounts set forth in the prospectus.

To the extent requested in writing by an investor as described below, our volume discount is cumulative. To the extent an investor’s cumulative purchases qualify for a volume discount, the investor’s purchase will qualify for a volume discount equal to (i) the volume discount for the applicable individual purchase or (ii) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, a greater discount.

Discount Procedures

Subscriptions may be combined for the purpose of determining volume and other discounts described above in the case of subscriptions made by any purchaser, provided all shares are purchased through the same managing dealer, participating broker or registered investment advisor. The discounts will be prorated among the separate subscribers considered to be a single purchaser. For purposes of applying various discounts, shares purchased pursuant to our Distribution Reinvestment Plan on behalf of a participant in the Distribution Reinvestment Plan will not be combined with other subscriptions for shares by the investor. Further, shares purchased pursuant to the Distribution Reinvestment Plan will not be eligible for a volume or any other type of discount referred to in this “Plan of Distribution” section of the prospectus. See “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan.”

For purposes of determining the applicability of discounts, “purchaser” means:

•	an individual, his or her spouse, and their children under the age of 21, who purchase our shares for their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing or other employee benefit plan qualified under Section 401 of the Code; and

•	all pension, trust or other funds maintained by a given bank.

Except as described in the section of this prospectus entitled “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership,” there are no limits on the number of shares a purchaser may acquire.

Any reduction in selling commissions and/or the marketing support fee will reduce the effective purchase price per share but will not alter the proceeds available to us as a result of such sale. For purposes of distributions, investors who receive a discounted purchase price will receive higher returns on their investments in our common stock than investors who do not receive a discounted purchase price.

Sales Incentives

Our Managing Dealer may provide incentive items for its registered representatives and registered representatives of the participating brokers. These incentives may not in any event exceed an aggregate of $100 per annum per participating registered representative, in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of our Managing Dealer or participating brokers, those incentives will be paid in cash and made only through our Managing Dealer or the participating brokers rather than to the registered representatives. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Indemnification of Managing Dealer

We have agreed to indemnify our Managing Dealer against liabilities it may become subject to, under the Securities Act or otherwise, based upon or arising out of: (i) a breach or alleged breach by us of any of our representations, warranties or covenants in the Managing Dealer Agreement between us and our Managing Dealer; (ii) an untrue statement of a material fact contained in any approved sales literature, this prospectus or the registration statement of which this prospectus is a part, or any amendment or supplement thereto; or (iii) an omission or alleged omission to state a material fact required to be stated, or necessary to make the statement not misleading, in approved sales literature, this prospectus or the registration statement of which this prospectus is a part, or any amendment or supplement thereto. Our Managing Dealer and the participating brokers have agreed to severally indemnify us, our officers and directors, our advisor, its officers and managers and their affiliates against liabilities we may become subject to, under the Securities Act or otherwise, based upon or arising out of: (i) a breach or alleged breach by our Managing Dealer of any of its representations, warranties or covenants in the Managing Dealer Agreement between us and our Managing Dealer; (ii) an untrue statement of a material fact made by our Managing Dealer, or any participating broker on behalf of our Managing Dealer, to any offeree or purchaser of our shares of common stock (other than any statement contained in any approved sales literature or this prospectus, or any amendment or supplement thereto); or (iii) an omission or alleged omission by our Managing Dealer, or any participating broker on behalf of our Managing Dealer, to state a material fact required to be stated, or necessary to make the statement not misleading, to any offeree or purchaser of our shares of common stock (other than any material fact omitted from any approved sales literature or this prospectus, or any amendment or supplement thereto). However, the SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Escrow Arrangements

Until we raise the Minimum Offering, subscription proceeds will be deposited into an interest bearing escrow account at UMB Bank, N.A., our escrow agent. We have established the escrow account solely for the proceeds of such subscriptions to be held in trust for the benefit of subscribers. No shares will be sold by us, no commissions or fees will be paid by us, and the initial admission of investors as stockholders will not take place unless and until we have accepted subscriptions for at least the Minimum Offering. In determining whether the Minimum Offering threshold has been attained, subscriptions from investors who receive a prospectus less than five business days prior to the determination of the number of available shares to be released from escrow, as evidenced by the date of execution of such investor’s subscription agreement, will not be included. If subscriptions for at least the Minimum Offering have not been received, accepted and paid for within one year from [                    ], 2010, all funds received will be promptly repaid in full, with any interest earned thereon and without deductions for fees and expenses, to be calculated based on such subscriber’s pro rata share of all interest earned on all subscribers’ funds during such escrow period. In such event, we will pay all escrow fees. In the event that the Minimum Offering is obtained within the requisite time period, all interest earned on the escrowed funds shall be our property from and after the break escrow date. Prior to the break escrow date, all interest earned on the escrowed funds shall be the property of the subscribers. Thereafter, subscription funds will be deposited into an account as directed by us.

The escrow agreement with our transfer agent and escrow agent provides that escrowed funds will be invested by the escrow agent as we may direct in writing, including in short-term certificates of deposits issued by a bank, in short-term securities directly or indirectly issued or guaranteed by the U.S. government, or in other short-term, highly liquid investments with appropriate safety of principal. Interest and dividends earned in such investments shall be similarly reinvested. Upon receipt of subscription proceeds for at least $2,000,000 in shares of our common stock and the release of the funds in escrow, the escrow account shall be closed and all subscription funds remaining in the escrow account will be deposited by the transfer agent into an account as directed by us.

Subscription Procedures

All subscribers must complete and execute our subscription agreement in the form set forth as Appendix D to this prospectus in order to purchase shares in the offering. All subscriptions for shares must be accompanied by payment for the full amount of the purchase price for the shares.

Until such time as we have raised the Minimum Offering and the escrowed funds have been released, each participating broker shall instruct subscribers to make checks payable to “UMB Bank, N.A., Escrow Agent for Macquarie CNL Global Income Trust, Inc.” Thereafter, checks may be made payable to “Macquarie CNL Global Income Trust, Inc.” If the participating broker’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers, the participating broker will promptly deliver such checks to the escrow agent, UMB Bank, N.A., until the Managing Dealer notifies the participating broker that the Minimum Offering has been raised and the escrowed funds have been released. Thereafter, the participating broker will promptly deliver subscribers’ checks and subscription documents to Boston Financial Data Services, Inc., our transfer agent, for deposit into an account directed by us. If the participating broker maintains a branch office, and, pursuant to a participating broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office will transmit the subscription documents and check to the office of the participating broker conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Additionally, in these cases, the participating broker will review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to our transfer agent (for transmittal to our escrow agent or to us, as applicable) by the close of business on the first business day after the check is received by such other office of the participating broker.

Our escrow agent will send all subscription documents it receives (exclusive of checks and other forms of payment) to our transfer agent. Once our transfer agent receives the subscription documents, it will make a determination regarding whether or not the investor’s subscription documents are in good order. If the investor’s subscription documents are found to be in good order, then the investor’s payment will remain in escrow pending our receipt and acceptance of subscriptions for the Minimum Offering. If the subscription documents are rejected for any reason, our transfer agent will instruct the escrow agent to promptly issue a refund payment to the subscriber. After the escrow period, subscription documents and subscription funds will be sent to our transfer agent. Our transfer agent will deposit subscription funds into a non-interest bearing reconciliation account for no more than one business day. Subscriptions funds held in the non-interest bearing account following the escrow period do not accrue interest or any other benefits to you. The investment proceeds will be transferred to our operating account no later than the close of business on the first business following the day the funds were placed into the reconciliation account.

Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We generally admit stockholders on a daily basis; however, at our election, any purchase of shares at a discount (other than shares purchased via the Distribution Reinvestment Plan) shall not be effective on any date upon which we pay any dividend or other distribution with respect to our shares. Subscriptions will be accepted or rejected within 30 days of receipt by our transfer agent and, if rejected, all funds will be returned to the rejected subscribers within ten business days. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. You will receive a confirmation of your purchase. If a subscriber’s check does not clear they will not be admitted as a stockholder and will not be entitled to any distributions.

We intend to invest Net Offering Proceeds in short-term interest bearing investments, including obligations of, or obligations guaranteed by, the U.S. government, bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash pending investment in properties, loans or other real estate-related investments or use for other corporate purposes.

Investments through IRA Accounts

Community National Bank (“CNB”) has agreed to act as an IRA custodian for our stockholders who have or desire to establish with CNB an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. Such agreement is subject to change and terminable upon 90 days notice by CNB or the Company. We will pay the annual maintenance fee for the calendar year in which a subscriber first purchases our shares through an investor account with CNB unless such annual maintenance fee has already been paid by one or more third parties prior to the purchase of any shares through an investor account with CNB. Subscribers who choose CNB as IRA custodian are responsible for paying subsequent annual maintenance fees and any other fees for such accounts. Our payment of the annual maintenance fee will be treated as a purchase price adjustment and result in a lower tax basis in the shares purchased by the IRA. In some cases, the purchase price adjustment may be shared among investments purchased for the account. Subscribers who choose a different IRA custodian are responsible for paying annual maintenance fees and other fees related to such account. Further information as to these custodial services is available through our Managing Dealer or a participating broker.

Suitability Standards

Our sponsors and each Person selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by a prospective investor regarding the investor’s financial situation and investment objectives. In making this determination, our sponsors and those selling shares on our behalf have a responsibility to ascertain that the prospective investor meets the minimum income and net worth standards set forth under “Suitability Standards” and:

•	can reasonably benefit from an investment in our shares based on the subscriber’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the subscriber’s overall financial situation; and

•

has apparent understanding of the fundamental risks of the investment, including the risk that the subscriber may lose the entire investment, the lack of liquidity of our shares, the restrictions on transferability of our shares, the background and qualifications of our advisor and its affiliates, and the tax consequences of the investment.

When determining an investor’s suitability, participating brokers rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information; however, each such investor and the participating broker should be aware that determining investor suitability is the responsibility of the participating broker alone. Furthermore, each participating broker is required to maintain, for the period required by applicable laws and regulations, records of the information used to determine that an investment in our shares is suitable and appropriate for each investor.

ERISA Considerations

The following summary of certain aspects of ERISA is based upon ERISA, judicial decisions and United States Department of Labor regulations (“DOL Regulations”) and rulings in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not purport to address every issue that may be applicable to an employee benefit plan or IRA. Accordingly, fiduciaries of an employee benefit plan or IRA should consult with its own counsel.

Before authorizing an investment in shares of our common stock, fiduciaries of IRAs, Keogh plans, pension, profit-sharing, stock bonus or other plans (including “plans” as defined in Section 4975(e)(1) of the Code) (collectively, “Plans”) should consider, among other matters:

•	fiduciary standards imposed by ERISA, governing state law or other law;

•

whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state law or other law, if applicable, taking into account any applicable Plan investment policy, the composition of the Plan’s portfolio and the limitations on the marketability of shares;

•	whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments;

•	rules relating to the periodic valuation of Plan assets; and

•

prohibitions under ERISA, the Code, governing state law or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA, governing state law or other law, if applicable.

DOL Regulations set forth guidelines for determining when an investment in an entity by a Plan that is described in Section 3(3) of ERISA or Section 4975(e)(1) of the Code and that is subject to Title I of ERISA or Section 4975(c) of the Code (the “ERISA Plans”) will cause the assets of such entity to be treated as “plan assets” of the Plan. If we were deemed to hold “plan assets,” it is likely, among other things, that: (i) the fiduciaries of ERISA Plans subject to Title I of ERISA who directed the Plan’s investment in shares would be subject to ERISA’s fiduciary duty rules with respect to the assets held by us; (ii) our advisor and Persons providing investment advice or other services to us would become fiduciaries and/or “parties in interest” or “disqualified persons” of ERISA Plans that hold shares; and (iii) certain of our transactions could constitute prohibited transactions under ERISA and/or the Code.

Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold to the public pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days (or such later time permitted by the SEC) after the end of the fiscal year of the issuer during which the offering occurred). Shares of our common stock are being sold in an offering registered under the Securities Act and we intend to register shares of our common stock under Section 12(g) of the Exchange Act within the required time period.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We anticipate our shares will be “widely held.”

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under our articles of incorporation on the transfer of our common stock are limited to restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” See “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” The DOL Regulations only establish a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the DOL, the U.S. Treasury Department or a court would not reach a contrary conclusion with respect to our common stock.

Assuming that our shares are “widely held” and “freely transferable,” we believe that our shares are publicly-offered securities for purposes of the DOL Regulations and that our assets would not be deemed to be “plan assets” of any Plan that invests in our shares.

Governmental plans and certain church plans (as defined in ERISA) are not subject to ERISA or the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code.

Acceptance of a subscription on behalf of a Plan is in no respect a representation by us or any other Person that an investment in our shares meets all relevant legal requirements with respect to investments by the Plan or that such investment is appropriate for the Plan. Any prospective investor that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or other law that may apply with respect to an investment in our shares.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved by us in writing and cleared by the appropriate regulatory agencies. Clearance, if provided, does not, however, indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials. We anticipate that sales materials will be provided in various electronic formats to participating brokers for their internal use as well as for use with potential investors. The electronic formats we anticipate using may include, but are not limited to: viewable and downloadable data from an access-controlled website, CD-Rom, diskette, memory sticks and email. As of the date of this prospectus, we anticipate that the following sales material may be used in connection with this offering:

•	a brochure entitled “Macquarie CNL Global Income Trust, Inc.”;

•	a fact sheet describing our general features;

•	a cover letter transmitting the prospectus;

•	a properties portfolio;

•	an electronic, interactive CD-ROM;

•	a summary description of the offering;

•	a presentation about us;

•	a script for telephonic marketing;

•	broker updates;

•	a listing of properties;

•	sales support pieces;

•	seminar advertisements and invitations;

•	certain third-party articles;

•	industry-specific information pieces;

•	distribution pieces; and

•	webinars.

All such materials will be used only by registered broker-dealers that are members of FINRA and advisers registered under the Investment Advisers Act of 1940. We also may respond to specific questions from participating brokers and prospective investors. Additional materials relating to the offering may be made available to participating brokers for their internal use.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered (i) a part of this prospectus or the registration statement of which this prospectus is a part, (ii) as incorporated by reference in this prospectus or said registration statement, or (iii) as forming the basis of the offering of the shares.

LEGAL OPINIONS

Arnold & Porter LLP has reviewed the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and is of the opinion that it fairly summarizes the U.S. federal income tax considerations that are likely to be material to U.S. stockholders of shares of our common stock. In addition, Arnold & Porter LLP has delivered an opinion to us that, commencing with our taxable year ending on December 31, 2010, we will be organized in conformity with the requirements for qualification as a REIT for federal income tax purposes, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. Lowndes, Drosdick, Doster, Kantor & Reed, P.A., Orlando, Florida, has passed upon the legality of the common stock. Each of Arnold & Porter LLP and Lowndes, Drosdick, Doster, Kantor & Reed, P.A. also provides legal services to Macquarie CNL Global Income Advisors, LLC, our advisor, CNL Securities Corp., our Managing Dealer, as well as other affiliates of our advisor, and may continue to do so in the future.

EXPERTS

The consolidated balance sheet of the Company (a development stage company) as of December 31, 2009 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and, in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Our sponsor also maintains a web site at www.MacquireCNLGlobalIncomeTrust.com containing additional information about our business, but the contents of the web site are not incorporated by reference in, or otherwise a part of, this prospectus.

DEFINITIONS

“Acquisition Expenses” means any and all expenses, exclusive of Acquisition Fees, incurred by our Company, our Operating Partnership, our advisor, or any of their affiliates in connection with the selection, acquisition, development or construction of any investment, including any real property, real estate-related securities, loans or Permitted Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person, to any other Person (including any fees or commissions paid by or to any of our affiliates, our Operating Partnership or our advisor) in connection with the selection, evaluation, structure, purchase, development or construction of real property or with making or investing in loans, real estate-related securities or Permitted Investments, including real estate commissions, selection fees, Investment Services Fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded are development fees and construction fees paid to any Person not affiliated with our advisor in connection with the actual development and construction of a project.

“advisor” means Macquarie CNL Global Income Advisors, LLC, a limited liability company organized under the laws of the State of Delaware, or any successor advisor to the Company and the Operating Partnership. Notwithstanding the foregoing, a Person hired or retained by Macquarie CNL Global Income Advisors, LLC to perform property management and related services for the Company or our Operating Partnership that is not hired or retained to perform substantially all of the functions of Macquarie CNL Global Income Advisors, LLC with respect to the Company or our Operating Partnership as a whole will not be deemed to be our advisor.

“Advisory Agreement” means that certain agreement among us, our advisor and our Operating Partnership pursuant to which our advisor acts as the advisor to us and provides specified services to us.

“affiliate” or “affiliated” or any derivation thereof means with respect to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. Notwithstanding anything to the contrary contained herein, CNL Global Income Advisors, LLC and its affiliates, on the one hand, and Macquarie Real Estate Advisory Services LLC and its affiliates, on the other hand, shall not be deemed affiliates of each other.

“Asset” means any real property, real estate-related security, loan, Permitted Investment or other investment (other than investments in bank accounts, or money market funds) owned by us, directly or indirectly through one or more of our joint venture or subsidiaries, and any other investment made by us, directly or indirectly through one or more of our joint ventures or subsidiaries.

“Asset Management Fee” means a monthly fee payable to our advisor for advisory services rendered to us and our Operating Partnership under the Advisory Agreement equal to 0.08334% of the sum of our and our Operating Partnership’s respective Real Estate Asset Value (without duplication) on our properties, including our proportionate share of those properties owned in joint ventures, and on the outstanding principal amount of any loans made, plus an amount equal to 0.1042% on the book value of real estate-related securities and other securities, in each case as of the end of the preceding month.

“Asset Tests” means those certain taxation tests relating to the nature and diversification of our business that must be satisfied at the close of each quarter of our taxable year.

“Automatic Purchase Plan” means that certain automatic purchase plan, a copy of which is attached hereto as Appendix F, pursuant to which our stockholders may elect to purchase additional shares of our common stock at regular intervals through automatic debits to their checking, savings, or other bank account.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of our Assets before deducting depreciation, bad debts or other non-cash reserves computed by taking the average of such values at the end of each month during such period.

“CCRE” means CNL Real Estate Services Corp., a Florida corporation doing business as CNL Commercial Real Estate.

“CDO” means a collateralized debt obligation or an entity that issues such securities.

“CMBS” means commercial mortgage-backed securities.

“CNB” means Community National Bank.

“CNL” means CNL Financial Group, Inc., a Florida corporation.

“CNL Financial Group, LLC” means CNL Financial Group, LLC, a Florida limited liability company.

“CNL Member” means CFG V, Inc., a Florida corporation.

“CNL Property Manager” means CNL Global Income Managers, LLC, a Florida limited liability company.

“CNL Sub-advisor” means CNL Global Income Advisors, LLC, a Florida limited liability company.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Company” means Macquarie CNL Global Income Trust, Inc., a Maryland corporation.

“CREA” means CNL Real Estate Advisors Company, a Florida corporation.

“Disabilities Act” means the Americans with Disabilities Act of 1990, codified at 42 U.S.C. §12101 et seq., as the same may be subsequently amended.

“Disposition Fee” means the fee payable if our advisor or an affiliate provides a substantial amount of the services (as determined in good faith by a majority of the Independent Directors) in connection with the sale of one or more Assets.

“Distribution Reinvestment Plan” means that certain distribution reinvestment plan, a copy of which is attached hereto as Appendix E, pursuant to which our stockholders may elect to have the full amount of their cash distributions reinvested in additional shares of our common stock.

“DOL” means the United States Department of Labor.

“DOL Regulations” means the regulations promulgated by the United States Department of Labor.

“Equity Shares” means transferable shares of beneficial interest of our Company of any class or series, including common shares or preferred shares. The use of the term “Equity Shares” or any term defined by reference to the term “Equity Shares” refers to the particular class or series of capital stock of our Company which is appropriate under the context.

“ERISA” means the Employee Retirement Income Security Act of 1974, codified in 29 U.S.C. §1001 et seq., as the same may be subsequently amended or modified.

“ERISA Plans” means a Plan that is described in Section 3(3) of ERISA or section 4975(e)(1) of the Code and that is subject to Title I of ERISA or section 4975(c) of the Code.

“Exchange Act” means the United States Securities Exchange Act of 1934, codified at 15 U.S.C. §78a et seq., and the rules and regulations promulgated thereunder, as the same may be amended.

“Expense Year” means four, consecutive fiscal quarters.

“FFO” means the standard, known as “funds from operations,” promulgated by the National Association of Real Estate Investment Trusts. FFO means net income computed in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold interest.

“FINRA” means the Financial Industry Regulatory Authority.

“FIRPTA” means the Foreign Investment in Real Property Tax Act of 1980, codified at 26 U.S.C. §897 et seq., as the same may be subsequently amended.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the SEC.

“Gross Proceeds” means the purchase price of all Equity Shares sold for our account through all offerings, without deduction for Organizational and Offering Expenses or volume or other discounts. For the purpose of computing Gross Proceeds, the purchase price of any Equity Share for which reduced or no selling commissions or marketing support fees are paid to our Managing Dealer or a participating broker shall be deemed to be the full amount of the offering price per Equity Share pursuant to the prospectus for such offering, with the exception of Equity Shares purchased pursuant to our Distribution Reinvestment Plan, which will be factored into the calculation using their actual purchase price.

“Incentive Fees” means the Subordinated Share of Net Sales Proceeds, the Subordinated Incentive Fee and the Performance Fee.

“Independent Director” means a director who is not, and within the last two years has not been, directly or indirectly associated with a sponsor or advisor by virtue of (i) ownership of an interest in a sponsor or advisor or any of their affiliates; (ii) employment by a sponsor or advisor or any of their affiliates; (iii) service as an officer or director of a sponsor or advisor or any of their affiliates; (iv) performance of services, other than as a director, for us; (v) service as a director or trustee of more than three REITs sponsored by a sponsor or advised by our advisor; or (vi) maintenance of a material business or professional relationship with a sponsor, advisor or any of their affiliates. A business or professional relationship is considered material if the gross revenue derived by the director from a sponsor, advisor and their affiliates exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with a sponsor or advisor, any of their affiliates or us.

“Invested Capital” means the amount calculated by multiplying the total number of our shares of common stock issued and outstanding by the offering price per share, without deduction for volume or other discounts or Organizational and Offering Expenses (which price per share, in the case of shares purchased pursuant to the Distribution Reinvestment Plan, shall be deemed to be the actual purchase price), reduced by the amount paid to redeem shares of our common stock pursuant to our Redemption Plan.

“Investment Committee” means the committee, formed by our advisor, comprised of up to three representatives from each of the CNL Member and the Macquarie Member.

“Investment Company Act” means the Investment Company Act of 1940, codified at 15 U.S.C. §80a-1 et seq., as the same may be subsequently amended.

“Investment Services Fee” means the fee that our advisor shall receive as compensation for services rendered in connection with the selection, evaluation, structure and purchase of real properties or Permitted Investments that are not securities, or the making or acquisition of loans that are not securities, a fee in the amount of (i) with respect to each (A) real property acquired directly by us or our Operating Partnership, 3.0% of the contract purchase price of such asset, or (B) loan or Permitted Investment that is not real property or a security acquired or made directly by us or our Operating Partnership, 2.0% of the amount invested, and (ii) with respect to each (A) real property acquired indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 3.0% of the contract purchase price of such asset multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures, or (B) loan or Permitted Investment that is not real property or a security acquired or made indirectly by us or our Operating Partnership through one or more of its affiliates or joint ventures, 2.0% of the amount of the investment, multiplied by our or our Operating Partnership’s percentage equity interest in such affiliates or joint ventures. Such fees shall be paid to our advisor as we or our Operating Partnership closes on the acquisition of such asset. Notwithstanding the foregoing, no Investment Services Fee shall be paid to the advisor in connection with the purchase by us or our Operating Partnership of real estate-related securities that are securities, Permitted Investments that are securities or loans that are securities. In the case of a development or construction project, upon completion of the project, our advisor shall determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Investment Services Fee was initially based, our advisor will pay or invoice us for 3.0% of the budget variance such that the Investment Services Fee is ultimately 3.0% of amounts expended on such development or construction project.

“IRA” means “individual retirement account” and typically refers to various iterations of an interest-earning retirement savings account in which the allowable contributions and earnings are not taxed until the funds are withdrawn.

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Equity Shares in one or more related transactions, or other similar transaction involving us or our Operating Partnership pursuant to which our stockholders receive for their Equity Shares, as full or partial consideration, cash, Listed or non-Listed equity securities or combination thereof.

“Listing” or “Listed” means the listing of the shares of our common stock (or any successor thereof) on a national securities exchange or the receipt by the our stockholders of securities that are approved for trading on a national securities exchange in exchange for shares of our common stock. With regard to our common stock, upon commencement of trading of the shares of our common stock on a national securities exchange, the shares of our common stock will be deemed Listed.

“Macquarie” means Macquarie Group Limited, a public company listed on the Australian Securities Exchange under the symbol MQG.

“Macquarie Capital Funds” means the business platform focused on the creation and management of specific asset class investor funds (“specialist funds”) within Macquarie.

“Macquarie Member” means Macquarie Real Estate Advisory Services LLC, a Delaware limited liability company.

“Macquarie Property Manager” means Macquarie Global Income Managers LLC, a Delaware limited liability company.

“Macquarie Sub-advisor” means Macquarie Global Income Advisors LLC, a Delaware limited liability company.

“Managing Dealer” means CNL Securities Corp., an affiliate of our advisor, or such other Person or entity selected by the board of directors to act as the managing dealer for this offering. CNL Securities Corp. is a member of FINRA.

“Managing Dealer Agreement” means that certain agreement by and between our Company and our Managing Dealer pursuant to which our Managing Dealer will provide our Company with certain management and administrative services on terms and conditions more particularly set forth therein.

“Market Value” means the value of the Company measured in connection with an applicable Liquidity Event determined as follows (i) in the case of the Listing of our common stock on a national securities exchange, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which shares of our common stock are traded, with such period beginning 180 days after Listing of our common stock, (ii) in the case of the receipt by stockholders of securities of another entity that are approved for trading on a national securities exchange in connection with the consummation of such Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which such securities are traded, with such period beginning 180 days after the commencement of trading of such securities, or (iii) in the case of the receipt by stockholders of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days ending on the effective date of the Liquidity Event. Any cash consideration received by the stockholders in connection with any Liquidity Event shall be added to the Market Value determined in accordance with clause (i), (ii) or (iii). In the event that the stockholders receive non-Listed equity securities as full or partial consideration with respect to any Liquidity Event, no value shall be attributed to such non-Listed equity securities and the Market Value in any such Liquidity Event shall be solely with respect to Listed securities and/or cash received in such Liquidity Event, if any, as determined above.

“Maryland Control Share Acquisition Act” means the Maryland Control Share Acquisition Act, codified at Maryland General Corporation Law § 3-701 et seq., as the same may be subsequently amended.

“Maryland General Corporation Law” means those provisions of the Code of Maryland relating to “Corporations and Associations.”

“Minimum Offering” means the receipt and acceptance by us of subscriptions to purchase at least $2 million in shares of our common stock.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007.

“Net Assets” means the total of our assets (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by us on a basis consistently applied.

“Net Income” means for any period, our total revenues determined in accordance with GAAP applicable to a particular period, less the total expenses determined in accordance with GAAP applicable to such period, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and Acquisition Expenses and Acquisition Fees to the extent not capitalized, excluding any gain from the sale of our Assets.

“Net Offering Proceeds” means Gross Proceeds less Organizational and Offering Expenses.

“Net Sales Proceeds” means in the case of a transaction described in clause (i) (A) of the definition of sale, as defined in our Advisory Agreement, the proceeds of any such transaction less the amount of all selling expenses incurred by or on our behalf or on behalf of our Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on our behalf or on behalf of our Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i) (C) of such definition, Net Sales Proceeds means our Company’s or Operating Partnership’s pro rata share of the proceeds of any such transaction received by the joint venture less the amount of any selling expenses incurred by or on behalf of the joint venture, less the amount of any selling expenses, including legal fees and expenses incurred by or on our behalf or on behalf or our Operating Partnership. In the case of a transaction or series of transactions described in clause (i) (D) of the definition of sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on our behalf or on behalf or our Operating

Partnership or any joint venture, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (E) of such definition, Net Sale Proceeds means the proceeds of any such transaction received by us or our Operating Partnership less the amount of selling expenses incurred in connection with such transaction. With respect to each of the transactions or series of transactions described above in this definition, Net Sales Proceeds means the proceeds of such transaction or series of transactions less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to us, our Operating Partnership or any joint venture in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that we determine, in our discretion, to be economically equivalent to proceeds of a sale. The repayment of debt will be deducted from the proceeds of a transaction for the purpose of calculating Net Sales Proceeds.

“95% Income Test” means that certain taxation test by which at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing.

“Operating Partnership” means Macquarie CNL Income, LP, a Delaware limited partnership.

“Operating Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Macquarie CNL Income, LP between Macquarie CNL Income GP, LLC, a Delaware limited liability company and the Company.

“Organizational and Offering Expenses” means any and all costs and expenses, including selling commissions and the marketing support fees incurred by us or any of our affiliates in connection with our formation, qualification and registration and the marketing and distribution of our Equity Shares in an offering, including, without limitation, the following: legal, accounting and escrow fees; due diligence expenses; printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of our Equity Shares under federal and state laws.

“Performance Fee” means the fee payable to our advisor upon the termination or non-renewal of the Advisory Agreement (i) by our advisor for good reason (as defined in the Advisory Agreement) or (ii) by us and our Operating Partnership other than for cause (as defined in the Advisory Agreement).

“permanent financing” means financing to: (i) acquire real properties and real estate-related securities and to make loans, Permitted Investments or other real estate-related investments; (ii) pay any Acquisition Fees arising from transaction described in clause (i); and (iii) refinance outstanding amounts on any line of credit.

“Permitted Investments” means all investments that are permitted to be made by a REIT under the Code.

“Person” means an individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association.

“Plan” or “Plans” means an IRA, Keogh, pension, profit-sharing, stock bonus or other plan, including a plan described in section 4975(e)(1) of the Code.

“Priority Return” means, as of any date, an aggregate amount equal to an 8% cumulative, non-compounded, annual return on Invested Capital, prorated for any partial year. For purposes of calculating the Priority Return for any calendar year or portion thereof, we will use the daily weighted average amount of Invested Capital for such period.

“prohibited transaction” or any derivation thereof means a sale by a REIT of property held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT).

“property manager” means Macquarie CNL Global Income Managers, LLC, a Delaware limited liability company.

“Real Estate Asset Value” means the value of real properties wholly owned by the Company, the Operating Partnership and/or any of their respective subsidiaries, determined on the basis of cost (before non-cash reserves and depreciation), plus, in the case of real properties owned by any joint venture or partnership in which the Company, the Operating Partnership and/or any of their subsidiaries is the co-venturer or partner, the Company’s, the Operating Partnership’s or such subsidiary’s, as applicable, proportionate share of the value of such real properties determined on the basis of cost (before non-cash reserves and depreciation); provided, however, that during periods in which the board of directors is determining on a regular basis the current value of the Company’s net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, the “Real Estate Asset Value” shall be equal to the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent aggregate valuation of the real properties established by the most recent independent valuation reports (before non-cash reserves and depreciation). For the purpose of the foregoing, the cost basis of a real property shall include the original contract price thereof plus any capital improvements made thereto, exclusive of Acquisition Fees and Acquisition Expenses.

“Redemption Plan” means that certain plan adopted by our board of directors, a copy of which is attached hereto as Appendix G, designed to provide our eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us prior to the Listing of our shares, if any.

“REIT” means a “real estate investment trust” as defined pursuant to sections 856 through 860 of the Code.

“REMIC” means a real estate mortgage investment conduit.

“Roll-Up Entity” means a partnership, REIT, corporation, trust or similar entity that would be created or that would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or (ii) a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, our term of existence, compensation to our advisor or our investment objectives.

“Securities Act of 1933” or “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEP” means a simplified employee pension plan.

“75% Income Test” means that certain taxation test by which at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income. “Gross income,” for purposes of the 75% Income Test, includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.”

“sponsor” means, for purposes of the obligations imposed under the NASAA REIT Guidelines, any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Assets, and whose only compensation is as such. “sponsor” does not include wholly independent third parties, such as attorneys, accountants and underwriters, whose only compensation is for professional services. A Person may also be deemed a sponsor of the Company by (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (iii) having a substantial number of relationships and contacts with the Company, (iv) possessing significant rights to control Company properties, (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (vi) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company. The sponsors of the Company are CNL Financial Group, LLC and Macquarie Capital Funds Inc.

“Subordinated Incentive Fee” means the fee payable to our advisor upon a Liquidity Event.

“Subordinated Share of Net Sales Proceeds” means the fees payable to our advisor upon the sale of a portion or all of our Assets.

“TMP” means a taxable mortgage pool.

“Total Operating Expenses” means all costs and expenses we pay or incur, as determined under GAAP, that relate in any way to our operation or to our corporate business, including Asset Management Fees and other fees paid to our advisor, but excluding: (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of our Equity Shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) the Performance Fee, the Subordinated Incentive Fee, the Subordinated Share of Net Sales Proceeds and any other incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses; (vii) real estate commissions on the sale of real property; (viii) Disposition Fees (however, any Disposition Fee paid to an affiliate or related party of the advisor in connection with the disposition of securities shall not be so excluded); (ix) property management fees and leasing commissions or other amounts incurred pursuant to the property management agreements; (x) property or investment direct operating expenses; and (xi) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of Total Operating Expenses set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

“Treasury Regulations” means the regulations promulgated by the United State Department of the Treasury.

“TRS” means a taxable REIT subsidiary.

“2%/25% Guidelines” means during any period that our articles of incorporation require compliance with the 2%/25% Guidelines, the requirement pursuant to the NASAA REIT Guidelines that, in any 12-month period, Total Operating Expenses shall not exceed the greater of 2% of our Average Invested Assets during such 12-month period or 25% of our Net Income over the same 12-month period.

“UBTI” means unrelated business taxable income.

“Unimproved Real Property” means property in which we or our Operating Partnership has a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

“UPREIT” means the REIT organizational structure known as an “umbrella partnership real estate investment trust.”

“U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“USRPI” means “U.S. real property interest.”

INDEX TO CONSOLIDATED BALANCE SHEET

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholder:

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Macquarie CNL Global Income Trust, Inc. and its subsidiaries (a development stage enterprise) as of December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

February 23, 2010

Orlando, Florida

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

December 31, 2009

Cash and cash equivalents	$200,387

Total assets	$200,387

LIABILITIES AND STOCKHOLDER'S EQUITY
Due to related party	$387

Total liabilities	387

Commitments and contingencies (refer to Notes 2 and 5)

Common stock, $0.01 par value per share, 100,000 shares authorized, 22,222 issued and outstanding	222
Additional paid-in capital	199,778

Total stockholder's equity	200,000

Total liabilities and stockholder's equity	$200,387

The accompanying notes are an integral part of this consolidated balance sheet.

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2009

1.	Organization

Macquarie CNL Global Income Trust, Inc. (formerly CNL Macquarie Global Income Trust, Inc.) (the “Company”), is a Maryland corporation, formed on March 4, 2009, that intends to qualify as a real estate investment trust for U.S. federal income tax purposes. The Company plans to own substantially all of its assets and conduct its operations through Macquarie CNL Income, LP (formerly CNL Macquarie Income, LP) (the “Operating Partnership”), a Delaware limited partnership. The Company currently owns all of the limited partnership interests in the Operating Partnership. Macquarie CNL Income GP, LLC, an entity wholly owned by the Company, owns a 1% general partnership interest in the Operating Partnership. For additional information see “Note 4. Operating Partnership”.

The Company is sponsored by CNL Financial Group, LLC (“CNL”), and Macquarie Capital Funds Inc. (“MCFI”). The Company principally will focus on acquisitions of income-oriented commercial real estate and real estate-related assets. These investments may also include the investment in, and origination of, real estate-related investments such as mortgage, mezzanine, bridge, and other loans, debt securities such as commercial mortgage-backed securities and those issued by other real estate companies, equity securities of real estate companies, as well as other real estate-related investments. The Company may invest in a wide variety of real estate sectors including office properties, retail centers, business and industrial parks (including warehouse, manufacturing and distribution facilities), multifamily properties (including student and senior housing), hospitality properties, healthcare properties and self storage properties, as well as other classifications of commercial real estate property. Further, the Company may invest in real estate-related securities, including securities issued by other real estate companies. The Company initially anticipates that up to 60% of its assets may be located outside the United States.

The Company’s advisor, and sole stockholder, is Macquarie CNL Global Income Advisors, LLC (formerly CNL Macquarie Global Income Advisors, LLC), a Delaware limited liability company (the “Advisor”). The Advisor is a joint venture formed between affiliates of CNL and MCFI, the Company’s sponsors. The Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company. The Advisor intends to enter into sub-advisory agreements with each of CNL Global Income Advisors, LLC, an affiliate of CNL, and with Macquarie Global Income Advisors LLC, an affiliate of MCFI, to provide substantially all of the Company’s acquisition, operating and administrative services. The Advisor will retain ultimate responsibility for the performance of all matters entrusted to it under the advisory agreement. The Advisor is owned 50% by an affiliate of CNL and 50% by an affiliate of MCFI. For additional information see “Note 5. Related Party Arrangements”.

The Company is in the development stage and has not begun operations.

2.	Summary of Significant Accounting Policies

Consolidation

The Company’s consolidated balance sheet includes the accounts of the Company and its subsidiaries, the Operating Partnership and the Operating Partnership’s general partner. All intercompany profits, balances and transactions are eliminated in consolidation.

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2009

Use of Estimates

Management may make estimates and assumptions related to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Cash and cash equivalents

Cash consists of cash on hand and highly liquid investments purchased with original maturities of three months or less.

Organizational and Offering Expenses

Organizational expenses include costs incurred in connection with the formation of the Company. Offering expenses include selling commissions and the marketing support fee incurred by the Company or any of the Company’s affiliates and costs incurred in connection with the Company’s qualification and registration, and the marketing and distribution of equity shares in an offering, including, legal, accounting and escrow fees; due diligence expenses; printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the equity shares under federal and state laws.

Organizational and offering expenses are not accrued in the Company’s balance sheet because these costs do not become an obligation of the Company until subscriptions for the minimum offering of $2,000,000 of shares of common stock are received and accepted by the Company, under the terms of the Offering. Organizational and offering expenses incurred by the Advisor as of December 31, 2009, were approximately $3.7 million. The Company will pay or reimburse the Advisor, its affiliates and related parties, for all organizational and offering expenses incurred on its behalf up to 15% of gross proceeds of the Offering. When recorded by the Company, organizational costs relating to the formation of the Company will be expensed as incurred, and offering costs will be deferred and reported as a reduction of stockholder’s equity.

Income Taxes

The Company is currently subject to corporate federal and state income taxes. However, as of December 31, 2009 the Company had no operating results subject to taxation.

The Company intends to elect to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2010. REITs are subject to a number of organizational and operational requirements, including the requirement to make distributions to its stockholders each year of at least 90% of its REIT taxable income (excluding any net capital gain). If the Company

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2009

qualifies for taxation as a REIT, the Company generally will not be subject to U.S. Federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders.

Even if the Company qualifies for taxation as a REIT, it may be subject to U.S. Federal income and excise taxes on its undistributed taxable income, and certain state and local taxes on its income and property. The Company may also be subject to foreign taxes on investments outside of the U.S. based on the jurisdictions in which the Company conducts business. It is possible the Company will form one or more subsidiaries which may elect to be taxed as a taxable REIT subsidiary (“TRS”) for U.S. Federal income tax purposes. Under the provisions of the Internal Revenue Code and applicable state laws, a TRS will be subject to tax on its taxable income.

The Company will account for U.S. Federal, state and foreign income taxes with respect to a TRS and the REIT, where applicable, using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax-credit carry forwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company will analyze its material tax positions and determine whether it has taken any uncertain tax positions within the meaning of the applicable accounting guidance on uncertainty in income taxes.

3.	Capitalization

As of December 31, 2009, the Company was authorized to issue a total of 100,000 shares of common stock. The Company intends to amend its current Articles of Incorporation prior to the commencement of the Offering (as defined below) to authorize the issuance of 1,320,000,000 shares of capital stock, consisting of 1,120,000,000 common shares, $0.01 par value per share, and 200,000,000 preferred shares. On March 25, 2009, the Advisor acquired 22,222 shares of the Company’s common stock for $200,000.

The Company intends to initially offer for sale a maximum of $1,500,000,000 of its common stock, including shares sold pursuant to an automatic purchase plan and a distribution reinvestment plan (the “Offering”). The shares will be offered at $10.00 per share unless changed by the Board of Directors. The Company has established a distribution reinvestment plan (the “Reinvestment Plan”) pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock. The Offering includes 3,750,000 shares of common stock for purchase through the Reinvestment Plan at an initial price of $9.50 per share.

4.	Operating Partnership

The Operating Partnership agreement requires that the Operating Partnership be operated in a manner that will enable the Company to: (i) satisfy the requirements for being classified

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2009

as a REIT for tax purposes; (ii) avoid any federal income or excise tax liability; and (iii) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

As the Company accepts subscriptions for shares, it will transfer substantially all of the net offering proceeds to the Operating Partnership as capital contributions in exchange for limited partnership interests.

The Operating Partnership is structured to enable it to make distributions with respect to limited partnership units that are the equivalent of the distributions made to holders of the Company’s common stock. Subject to certain limitations, a limited partner in the Operating Partnership (other than the Company) may later redeem his or her limited partnership units in the Operating Partnership for cash, or at the Company’s option, shares of the Company’s common stock. The initial conversion rate will be one share of common stock for one unit of Operating Partnership units, subject to adjustment in the event of combinations or dividends of REIT shares or other similar events.

5.	Related Party Arrangements

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Offering and the acquisition, management and sale of the assets of the Company.

CNL Securities Corp. (“CSC”), the affiliated managing dealer, will receive a selling commission of up to 7% of gross offering proceeds and a marketing support fee of up to 3% of gross offering proceeds. CSC will also be reimbursed for due diligence expenses of up to 0.50% of gross offering proceeds. A substantial portion of these fees are expected to be reallowed to third-party participating broker dealers.

The Advisor will receive investment services fees for services in connection with the selection, evaluation, structure and purchase of (i) properties, an amount equal to 3% of the contract price or the amount invested, as applicable; and (ii) 2% of the funds advanced for loans or the amounts invested in the case of other assets (except for properties and securities); provided that the Company will not pay the Advisor an investment services fee in connection with the purchase of securities. In addition, the Advisor will receive asset management fees of 0.08334% per month of the sum of the Company’s real estate asset value, as defined in the advisory agreement, on its properties or the amount invested in joint ventures and on the outstanding principal amount of any loans made to real estate companies and the Company will pay an amount equal to 0.1042% on the book value of securities, as of the end of the preceding month.

If the Advisor, its affiliates or related parties provide a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more assets (including a sale of all of the Company’s assets or the sale of the Company or a portion thereof), then the Advisor will receive a disposition fee in an amount equal to (i) in the case of real property, the lesser of (A) one-half of a competitive real estate commission, or (B) 3% of the sales price of such property, (ii) in the case of the sale of any asset other than real property or loans, 3% of the sales price of such asset, or (iii) in the case of the sale of loans, 1% of the contract price of any loan. The Advisor will not receive a disposition fee in

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2009

connection with the sale of securities; however, a brokerage fee may be paid to an affiliate of the Advisor if, at the time of such payment, the affiliate is a properly registered and licensed broker dealer (or equivalent) in the jurisdiction in which the securities are being sold.

The Advisor is entitled to a subordinated share equal to 15% of net sales proceeds from the sale of the Company’s investments after the Company’s stockholders have received (or been deemed to have received) the return of their invested capital plus an 8% cumulative, noncompounded annual return on their invested capital. Additionally, if a listing of the Company’s common stock on a national securities exchange (a “Listing”) occurs, the Company will pay the Advisor a subordinated incentive fee based on the market value of the Company at the time of the Listing. Upon termination or nonrenewal of the advisory agreement, other than for cause, if a Listing has not occurred, then the Advisor will be entitled to a performance fee payable in connection with the Listing of the Company’s shares or the sales of its assets.

The Advisor, its affiliates and related parties also are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which operating expenses exceed the greater of 2% of its average invested assets or 25% of its net income in any expense year commencing with the fourth full fiscal quarter following the effectiveness of the registration statement.

CNL Capital Markets Corp., an affiliate of CNL, has entered into an agreement with the Advisor to provide certain administrative services, including negotiating and executing an agreement with a duly registered transfer agent, responding to administrative calls from broker-dealers, financial advisors and investors and performing other administrative services related to ownership of the Company’s shares, and will receive an initial set up fee of $4.57 per investor and an annual maintenance fee of $19.20 per investor.

The Company will pay Macquarie CNL Global Income Managers, LLC (the “Property Manager”) property management fees in an amount up to 4.5% of gross revenues for management of its properties. In the event the Property Manager contracts with a third-party property manager in respect of a property, the management fee for the third-party property manager will be paid by the Property Manager. The Company, or its subsidiary property owners will reimburse the Property Manager for the costs and expenses incurred on its behalf to the extent included in the annual business plan for a property, or as the Company may otherwise agree. These costs and expenses may include the wages and salaries and other employee-related expenses of all on-site employees of the Property Manager or its subcontractors who are engaged in the operation, management or maintenance of the Company’s properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.

In addition, if the Property Manager provides leasing services the Company will pay the Property Manager leasing fees equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. The Property Manager will also be paid a project management fee equal to 5% of the total hard and soft costs, for managing construction of capital improvements.

MACQUARIE CNL GLOBAL INCOME TRUST, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2009

Subsequent Events

The accompanying audited consolidated financial statements were authorized for issue on February 23, 2010. Subsequent events were evaluated through that date. No adjusting or significant non-adjusting events have occurred between December 31, 2009, and the date of authorization.

************

APPENDIX A

PRIOR PERFORMANCE TABLES — CNL

PRIOR PERFORMANCE TABLES – CNL

The information in this Appendix A contains certain relevant summary information concerning certain prior public programs (the “CNL Prior Public Programs”) sponsored by two principals of CNL Financial Group, Inc. and their Affiliates (collectively, the “sponsor”). The CNL Prior Public Programs include CNL Restaurant Properties, Inc. and the CNL Income Funds which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, as well as CNL Hotels & Resorts, Inc. (formerly, CNL Hospitality Properties, Inc.), CNL Retirement Properties, Inc. and CNL Lifestyle Properties, Inc. (formerly CNL Income Properties, Inc.), which were formed to invest in hotel properties, retirement properties and lifestyle properties, respectively.

A summary of acquisitions by the CNL Prior Public Programs between January 1, 2007 and December 31, 2009 is set forth in Table VI, which is included in Part II of the registration statement filed with the Commission for this offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Lifestyle Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such report.

The investment objectives of the CNL Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Prospective investors should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Prospective investors should note that, by acquiring shares in the Company, they will not be acquiring any interest in any CNL Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I – Experience in Raising and Investing Funds

Table II – Compensation to Sponsor

Table III – Operating Results of Prior Programs

Table IV – Results of Completed Programs

Table V – Sales or Disposals of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2009. The following is a brief description of the Tables:

Table I – Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the sponsor for a program in raising and investing funds for the CNL Prior Public Programs, which had offerings that became fully subscribed between January 2007 and December 2009.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Past performance is not necessarily indicative of future performance.

Table II – Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the sponsors of the CNL Prior Public Programs.

The Table indicates the total offering proceeds, and the portion of such offering proceeds paid or to be paid to the sponsor through December 31, 2009, in connection with each Prior Public Program which had offerings that became fully subscribed between January 2007 and December 2009. The Table also shows the amounts paid to the sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these CNL Prior Public Programs on a cumulative basis through December 31, 2009. In addition, the table presents in a separate column the total offering proceeds, and the portion of such offering proceeds paid or to be paid to the sponsor through December 31, 2009, in connection with a Prior Public Program which had offerings that became fully subscribed prior to January 2007. The Table also shows the amounts paid to the sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program for the period from January 1, 2007 to December 31, 2009.

Table III – Operating Results of Prior Programs

Table III presents a summary of operating results for the period from January 1, 2007 to December 31, 2009 (to September 30, 2006 in the case of CNL Retirement Properties, Inc. and to December 31, 2006 in the case of CNL Hotels & Resorts, Inc.) of the CNL Prior Public Programs, the offerings of which became fully subscribed between January 2005 and December 2009.

The Table includes a summary of income or loss of the CNL Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the CNL Prior Public Programs, as distinguished from cash generated from other sources (“special items”). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the CNL Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV – Results of Completed Programs

Table IV summarizes the results of the CNL Prior Public Programs which, during the five years ended December 31, 2009, have completed their operations and sold all of their properties. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc (“USRP”). The combined company changed USRP’s name to Trustreet Properties, Inc. and acquired the 18 CNL Income Funds, and the interests of the partners and stockholders of the CNL Income Funds and CNL Restaurant Properties have been liquidated. As a result, each of the CNL Income Funds and CNL Restaurant Properties became closed programs.

On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of HCP, Inc. and as a result became a closed program.

On April 12, 2007, CNL Hotels & Resorts, Inc. was acquired by a fund managed by Morgan Stanley Real Estate and became a closed program. In connection with such acquisition, certain assets of CNL Hotels & Resorts, Inc. were purchased by Ashford Sapphire Acquisition, LLC.

Past performance is not necessarily indicative of future performance.

FINRA Rule 2810 requires FINRA member firms selling non-traded public REIT investment programs to disclose whether prior programs offered by the program sponsor liquidated on or during the date or time period disclosed in the prospectuses for those programs. The three non-traded public REIT programs discussed above have gone full cycle and, for those programs in which the prospectus disclosed a date by which the program might be liquidated, all were liquidated prior to such projected date.

Table V – Sales or Disposals of Properties

Table V provides information regarding the sale or disposal of properties owned by the CNL Prior Public Programs during the three years ended December 31, 2009. The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Past performance is not necessarily indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (Note 1)

CNL Lifestyle Properties, Inc.
Dollar amount offered	$6,000,000,000

Dollar amount raised	(Note 2 )

100%
Less offering expenses:
Selling commissions and discounts	(6.5) to (7.0)
Organizational/offering expenses	(2.4)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(2.5) to (3.0)

(11.4) to (12.4)

Reserve for operations	—

Percent available for investment	87.6 to 88.6%

Acquisition costs:
Cash down payment	84.3 to 85.3%
Acquisition fees paid to affiliates	3.0
Acquisition expenses	0.3

Total acquisition costs	87.6 to 88.6%

Percent leveraged (mortgage financing divided by total acquisition costs)	33.7%
Date offering began	4/16/04, 4/04/06 and 4/09/08

Length of offering (in months)	24 and 24, respectively

Months to invest 90% of amount available for investment measured from date of offering	30 and 27, respectively

FOOTNOTES:

Note 1:	Percentages are of total dollar amounts raised except for “percent leveraged.”

Note 2:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective April 16, 2004, CNL Lifestyle Properties, Inc. (the “Lifestyle Properties REIT”) registered for sale $2 billion in shares of common stock (the “1st Offering”). The 1st Offering was terminated on March 31, 2006, after raising approximately $521 million. On April 4, 2006, the Lifestyle Properties REIT commenced an offering of up to $2 billion (the “2nd Offering”). The 2nd Offering closed on April 4, 2008, after raising approximately $1.5 billion. On April 9, 2008, the Lifestyle Properties REIT commenced another offering of up to $2 billion (the “3rd Offering”). As of December 31, 2009, the Lifestyle Properties REIT had received subscription proceeds of approximately $548 million from its 3rd Offering. In April of 2010 the Lifestyle Properties REIT extended the 3rd Offering for an additional year.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

CNL Lifestyle Properties, Inc.
(Notes 1 and 2)
Date offering commenced	4/16/04, 4/04/06 and 4/09/08
Dollar amount raised	$2,589,104,000

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	163,852,000
Real estate commissions	—
Acquisition fees	74,138,000
Marketing support and due diligence expenses reimbursement fees (includes amounts reallowed to unaffiliated entities)	68,843,000
Reimbursable offering costs	42,854,000

Total amount paid to sponsor	349,687,000

Dollar amount of cash generated from operations before deducting payments to sponsor:
2009 (Note 3)	107,845,000
2008	144,954,000
2007	134,504,000
2006	52,153,000
2005	8,520,000
2004	1,337,000
2003	—
2002	—
2001	—
2000	—
1999	—
1998	—
1997	—
Amount paid to sponsor from operations:
Asset management fees
2009	25,075,000
2008	21,937,000
2007	14,804,000
2006	5,356,000
2005	2,559,000
2004	—
2003	—
2002	—
2001	—
2000	—
1999	—
1998	—
1997	—

Past performance is not necessarily indicative of future performance.

CNL Lifestyle Properties, Inc.
(Notes 1 and 2)
Reimbursements
2009	9,616,000
2008	4,235,000
2007	2,488,000
2006	1,504,000
2005	1,345,000
2004	582,000
2003	—
2002	—
2001	—
2000	—
1999	—
1998	—
1997	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	12,000,000
Notes	10,000,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—
Incentive fees	—
Other (Note 2)	25,351,000

FOOTNOTES:

Note 1:	The amounts shown represent the combined results of the Lifestyle Properties REIT’s 1st Offering and 2nd Offering, which closed on March 31, 2006 and April 4, 2008, respectively, and the 3rd Offering which was in progress as of December 31, 2009.

Note 2:	In connection with the Lifestyle Properties REIT’s offerings, the advisor is entitled to receive acquisition fees paid on gross proceeds of the offerings and acquisition fees for services related to obtaining permanent financing that are used to acquire properties. For the years ended December 31, 2009, 2008, 2007, 2006, 2005 and 2004, approximately $2.6 million, $5.5 million, $8.6 million, $3.2 million, $4.9 million and $0.5 million, respectively, represents acquisition fees equal to 3.0% of the loan proceeds from permanent financing.

Note 3:	Upon the adoption of a new accounting standard in 2009, acquisition fees paid to the sponsor were required to be expensed and reduced cash from operations by $10,754,000 in 2009.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	2004 (Notes 1 and 2)	2005 (Notes 1 and 2)	2006 (Notes 1 and 2)
Gross revenue	$943,945,000	$1,216,789,000	$1,540,528,000
Profit on sale of properties	645,000	67,321,000	153,523,000
Interest and other income	2,512,000	4,077,000	4,234,000
Less: Operating expenses	(733,534,000)	(968,458,000)	(1,172,484,000)
Interest expense and loan cost amortization	(140,876,000)	(180,369,000)	(220,632,000)
Depreciation and amortization	(126,689,000)	(162,926,000)	(204,642,000)
Equity in earnings (loss) of unconsolidated entities	(18,469,000)	32,775,000	6,600,000
Minority interests	(2,978,000)	(5,190,000)	(6,361,000)
Benefit (Expense) from income taxes	(27,429,000)	2,979,000	(621,000)
Income from discontinued operations	33,654,000	8,689,000	10,980,000
Net income (loss) – GAAP basis	(87,113,000)	6,900,000	(3,335,000)
Taxable income
- from operations (Note 6)	1,144,668	31,821,000	27,669,000

- from gain (loss) on sales	9,882,974	93,936,000	161,414,000

Cash generated from operations (Notes 3 and 4)	213,741,000	169,813,000	213,578,000
Cash generated from sales	16,810,000	595,300,000	229,193,000
Cash generated from refinancing		—	—
Less: Cash distributions to investors
- from operating cash flow	(213,741,000)	(168,132,000)	—
- from sale of properties	—	—	(154,704,000)
- from return of capital (Note 7)	(4,602,000)	—	—

Cash generated (deficiency) after cash distributions	12,208,000	596,981,000	288,067,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	658,578,000	43,481,000	37,745,000
Proceeds from mortgage loans and other notes payable	1,922,508,000	400,000,000	2,215,000,000
Distributions to holders of minority interest, net of contributions	(13,213,000)	(33,418,000)	(5,935,000)
Stock issuance costs (refunds)	(59,430,000)	2,497,000	(1,185,000)
Acquisition of land, buildings and equipment	(118,213,000)	(108,559,000)	(159,669,000)
Acquisition of KSL in 2004 and Grande Lakes in 2005 and 2006	(1,426,309,000)	(15,000,000)	(735,613,000)
Investment in unconsolidated subsidiaries and acquisition of JV interests	(2,192,000)	—	(72,580,000)
Deposit on property and other investments	—	(1,725,000)	—
Distribution from unconsolidated entity related to sales proceeds	—	47,529,000	—
Sale of investment in equity securities	28,295,000	—	—
Decrease (Increase) in restricted cash	(37,778,000)	8,062,000	29,940,000
Proceeds of borrowing on line of credit	(24,073,000)	—	108,000,000
Payment on mortgage loans and line of credit	(802,812,000)	(903,980,000)	(1,617,154,000)
Proceeds (Payment) of other notes	(63,593,000)	—	4,892,000
Payment of loan costs	(43,979,000)	(8,004,000)	(15,516,000)
Payment of capital lease obligation	(1,823,000)	(772,000)	(805,000)
Proceeds (Payment) to sell (acquire) cash flow hedges	(4,899,000)	(3,020,000)	1,005,000
Increase in intangibles and other assets	(37,655,000)	(400,000)	—
Retirement of shares of common stock	(24,636,000)	(43,336,000)	(31,745,000)
Payment of due to related parties – operating expenses	—	—	(10,998,000)

Cash generated (deficiency) after cash distributions and special items	(39,016,000)	(19,664,000)	33,449,000

Past performance is not necessarily indicative of future performance.

	2004 (Notes 1 and 2)	2005 (Notes 1 and 2)	2006 (Notes 1 and 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 8)
- from operations (Note 6)	—	10	9

- from recapture	—	—	—

Capital gain (loss)	3	31	53

Cash distributions to Investors
Source (on GAAP basis)
- from investment income	—	2	50
- from return of capital (Note 7)	74	53	—

Total distributions on GAAP basis (Note 8)	74	55	50

Source (on cash basis)
- from sales	—	—	50
- from operations	72	55	—
- from return of capital (Note 7)	2	––	—

Total distributions on cash basis (Note 8)	74	55	50

Total cash distributions as a percentage of original $1,000 investment (Note 5)	7.45%	5.50%	5.00%
Total cumulative cash distributions per $1,000 investment from inception (June 12, 1996)	494	549	599
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) offered securities for sale in five public offerings since 1997. Of the funds raised as of December 31, 2006, $74,307,514 were pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering. All years presented have been rounded to thousands and reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from hotel operations and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 8:	Tax and distribution data and total distributions on a GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	2004 (Note 5)	2005 (Note 2)	2006 (Note 2)
Gross revenue	$259,818,000	$381,074,000	$322,662,000
Profit (Loss) on sale of properties	—	—	(620,000)
Interest and other income	4,771,000	2,970,000	1,533,000
Equity in earnings of unconsolidated entity	178,000	227,000	328,000
Less: Operating expenses	(39,964,000)	(66,335,000)	(65,270,000)
Interest and loan cost amortization expense	(42,783,000)	(76,171,000)	(71,164,000)
Provision for doubtful accounts	(3,900,000)	(3,082,000)	(8,326,000)
Depreciation and amortization	(62,512,000)	(98,446,000)	(84,260,000)
Minority interests in income of consolidated subsidiaries	(93,000)	(706,000)	(414,000)
Income (Loss) from discontinued operations	2,403,000	(3,950,000)	(352,000)

Net income – GAAP basis	117,918,000	135,581,000	94,117,000

Taxable income
- from operations (Note 6)	56,155,000	81,871,000	48,922,000

- from gain on sales	—	—	1,298,080,000

Cash generated from operations (Notes 3 and 4)	139,573,000	188,309,000	153,175,000
Cash generated from sales	—	—	2,629,000
Cash generated from refinancing	—	—	—
Less: Cash distributions to investors
- from operating cash flow	(139,573,000)	(175,958,000)	(139,344,000)
- from cash flow from prior period	(4,842,000)	—	—
- from return of capital (Note 7)	(2,723,000)	—	—

Cash generated (deficiency) after cash distributions	(7,565,000)	12,351,000	16,460,000
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	880,268,000	215,397,000	103,183,000
Stock issuance costs	(89,039,000)	(17,254,000)	(9,688,000)
Acquisition of land, building and equipment on operating leases	(921,698,000)	(371,026,000)	(253,426,000)
Investment in direct financing leases	(50,230,000)	(278,000)	(300,000)
Investment in lease intangibles	(50,064,000)	(15,044,000)	(15,415,000)
DASCO acquisition	(204,441,000)	—	—
Investment in notes receivable	—	(16,000,000)	(24,500,000)
Contributions from minority interests	997,000	3,093,000	3,286,000
Distributions to minority interests	(45,000)	(459,000)	(871,000)
Payment of acquisition fees and costs	(73,124,000)	(20,575,000)	(7,439,000)
Payment of deferred leasing costs	(864,000)	(1,039,000)	(2,745,000)
Increase (Decrease) in restricted cash	(9,448,000)	6,082,000	(1,745,000)
Proceeds from borrowings on line of credit	—	115,000,000	141,000,000
Repayments of line of credit	—	(60,000,000)	—
Proceeds from borrowings on mortgages payable	315,045,000	305,485,000	136,520,000
Principal payments on mortgages payable	(28,964,000)	(66,219,000)	(31,727,000)
Proceeds from construction loans payable	73,618,000	63,367,000	26,032,000
Repayments of construction loans payable	—	(1,315,000)	(128,149,000)
Proceeds from term loan	60,000,000	—	—
Repayment of term loan	—	(60,000,000)	—
Proceeds from issuance of bonds payable	12,063,000	12,622,000	13,280,000
Retirement of bonds payable	(7,736,000)	(9,057,000)	(6,786,000)
Payment of loan costs	(10,149,000)	(11,707,000)	(1,954,000)
Refund of loan costs	—	—	2,774,000
Retirement of shares of common stock	(3,933,000)	(40,303,000)	(16,315,000)

Cash generated (deficiency) after cash distributions and special items	(115,309,000)	43,121,000	(58,525,000)

Past performance is not necessarily indicative of future performance.

	2004 (Note 5)	2005 (Note 2)	2006 (Note 2)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 8)
- from operations (Note 6)	27	33	18

- from recapture	—	—	—

Capital gain	—	—	481

Cash distributions to investors
Source (on GAAP basis)
- from investment income	56	55	53
- from return of capital (Note 7)	14	16	—

Total distributions on GAAP basis (Note 8)	70	71	53

Source (on cash basis)
- from operations (Note 3)	66	71	53
- from cash flow from prior period	2	—	—
- from return of capital (Note 7)	2	—	—

Total distributions on cash basis (Note 8)	70	71	53

Total cash distributions as a percentage of original $1,000 investment (Note 5)	7.1%	7.1%	5.3%

Total cumulative cash distributions per $1,000 investment from inception (December 22, 1997)	336	407	460
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. Of the funds raised as of March 26, 2006, $125,358,803 was raised pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the initial offering, the 2000 offering, the 2002 offering, the 2003 offering and the 2004 offering. Information for 2006 represents partial year data through the date the company was acquired by HCP, Inc.

Note 3:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 8:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL LIFESTYLE PROPERTIES, INC.

	2007 (Note 1)	2008 (Note 1)	2009 (Note 1)
Gross revenue	$139,422,000	$210,415,000	$253,271,000
Profit on sale of properties	—	4,470,000	—
Interest and other income	11,132,000	5,718,000	2,676,000
Equity in earnings of unconsolidated entities	3,738,000	3,020,000	5,630,000
Less: Operating expenses	(40,823,000)	(54,688,000)	(116,219,000)
Depreciation and amortization	(63,938,000)	(98,149,000)	(124,040,000)
Interest expense and loan cost amortization	(14,175,000)	(32,076,000)	(40,638,000)
Income (loss) from discontinued operations	169,000	(2,074,000)	—

Net income (loss) – GAAP basis	35,525,000	36,636,000	(19,320,000)

Taxable income (loss)
- from operations (Note 5)	14,021,000	(6,167,000)	(Note 5)

- from gain (loss) on sales	—	—	—

Cash generated from operations (Note 2)	117,212,000	118,782,000	62,400,000
Cash generated from sales	—	12,000,000	—
Cash generated from refinancing	—	—	—
Less: Cash distributions to investors, net of reinvestments
- from operating cash flow	(50,218,000)	(67,561,000)	(62,400,000)
- from sales, refinancings and borrowings	—	—	—
- from cash flow from prior period	—	—	(21,435,000)

Cash generated (deficiency) after cash distributions	66,994,000	63,221,000	(21,435,000)
Special items (not including sales of real estate and refinancing):
Acquisition of properties	(1,129,451,000)	(167,529,000)	(42,000,000)
Capital expenditures	(24,467,000)	(116,205,000)	(62,320,000)
Investments in unconsolidated entities	(92,000)	(1,394,000)	(16,229,000)
Acquisition of partnership interest	—	—	(2,382,000)
Distribution of loan proceeds from unconsolidated entities	—	—	—
Deposit on properties	(1,925,000)	—	(1,022,000)
Acquisition fees and costs paid	(38,416,000)	(19,105,000)	(867,000)
Proceeds from disposal of assets	—	69,000	560,000
Repayment of mortgage loans receivable	—	—	18,388,000
Payment of additional carrying costs for mortgage loans receivable	—	(3,656,000)	(7,599,000)
Issuance of mortgage loans receivable	(22,000,000)	(68,584,000)	(28,881,000)
Short term investments	—	—	—
(Increase) decrease in restricted cash	(5,036,000)	(4,789,000)	468,000
Subscriptions received from stockholders, net of reinvestments	711,390,000	326,198,000	222,685,000
Redemption of common stock	(6,244,000)	(33,730,000)	(76,958,000)
Effect of exchange rate fluctuation on cash	196,000	193,000	99,000
Proceeds from mortgage loans and other notes payable	289,145,000	159,403,000	37,855,000
Stock issuance costs	(84,894,000)	(37,910,000)	(26,940,000)
Principal payment on capital lease obligations	(94,000)	(42,000)	(4,852,000)
Principal payment on mortgage loans	(3,521,000)	(19,378,000)	(10,856,000)
Net borrowings (repayments) on line of credit	(3,000,000)	100,000,000	(517,000)
Payment of loan costs and deposits	(9,670,000)	(2,339,000)	(3,123,000)

Cash generated (deficiency) after cash distributions and special items	(261,085,000)	174,423,000	(25,926,000)

Past performance is not necessarily indicative of future performance.

	2007 (Note 1)	2008 (Note 1)	2009 (Note 1)
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 4)
Federal income tax results:
Ordinary income (loss)
- from operations (Note 5)	9	(3)	(Note 5)

- from recapture	—	—	(Note 5)

Capital gain (loss)	—	—	(Note 5)

Cash distribution to investors
Source (on GAAP basis)
- from investment income	22	17	65
- from return of capital (Note 3)	37	44	—

Total distributions on GAAP basis (Note 6)	59	61	65

Source (on cash basis)
- from sales	—	—	—
- from refinancing and borrowings	—	—	31
- from operations (Note 2)	59	56	26
- from cash flow from prior period	—	5	8

Total distributions on cash basis (Note 6)	59	61	65

Total cash distributions as a percentage of original $1,000 investment (Note 4)	6.00%	6.15%	6.58%
Total cumulative cash distributions per $1,000 investment from inception (August 11, 2003)	193	254	319
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, dividend by original total acquisition cost of all properties in program)	100%	100%	100%

FOOTNOTES:

Note 1:

The Lifestyle Properties REIT’s 1st Offering commenced on April 16, 2004 and was terminated on March 31, 2006. The 2nd Offering commenced on April 4, 2006 and closed on April 4, 2008. The 3rd Offering commenced on April 9, 2008, and as of December 31, 2009, was not fully subscribed. The offering price and other provisions of the 2nd and 3rd Offerings are substantially consistent with the 1st Offering.

Note 2:	Cash generated from operations includes rental income from operating leases and interest income on mortgages and other notes receivables less cash paid for operating expenses. The amounts shown agree to cash provided by operating activities per the statement of cash flows included in the consolidated financial statements of the Lifestyle Properties REIT.

Note 3:	Cash distributions presented above represents the amount of cash distributions in excess of cash generated from operating cash flow. Cash generated from operations includes net income on a GAAP basis less depreciation and amortization expenses, operating expenses and income from certain non-cash items.

Note 4:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 5:	Taxable income (loss) presented is before the dividends paid deduction. Certain items such as taxable income (loss), ordinary income (loss) and capital gain (loss) are pending the completion of the tax return and, therefore, not available at this time.

Note 6:	Tax and distribution data and total distributions on a GAAP basis were computed based on the total actual distributions declared including amounts reinvested and weighted average shares outstanding during each period presented.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Restaurant Properties Inc. (Note 2)
Dollar Amount Raised	$747,464,413
Number of Properties Purchased	1,366
Date of Closing of Offering	1/20/1999
Date of First Sale of Property	4/21/1997
Date of Final Sale of Property	2/24/2005
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	382
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	340
- Return of Capital	362
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	563
- Reserves	139
Receivable on Net Purchase Money Financing	—

FOOTNOTES:

Note 1:	Through December 31, 2004.

Note 2:	During the period January 1, 2005 through February 24, 2005, for every $1,000 investment, every investor of CNL Restaurant Properties, Inc. received common and preferred shares with an aggregate market value of $870.07 and received a pro rated final distribution of $12.66.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (Note 1)

Program Name	CNL Income Fund I	CNL Income Fund II	CNL Income Fund III	CNL Income Fund IV	CNL Income Fund V	CNL Income Fund VI	CNL Income Fund VII	CNL Income Fund VIII	CNL Income Fund IX
Dollar amount raised	$ 15,000,000	$ 25,000,000	$ 25,000,000	$ 30,000,000	$ 25,000,000	$ 35,000,000	$ 30,000,000	$ 35,000,000	$ 35,000,000
Number of properties purchased, directly or indirectly	22 fast-food restaurants	50 fast-food restaurants	40 fast-food restaurants	47 fast-food or family-style restaurants	36 fast-food or family-style restaurants	67 fast-food or family-style restaurants	59 fast-food or family-style restaurants	55 fast-food or family-style restaurants	55 fast-food or family-style restaurants
Date of closing of offering	31-Dec-86	21-Aug-87	20-Apr-88	30-Dec-88	7-Jun-89	22-Jan-90	1-Aug-90	7-Mar-91	6-Sep-91
Date of first sale of property	12-Jun-92	21-Jul-93	10-Jan-97	27-Apr-94	25-Aug-95	24-May-94	19-May-92	31-Jul-95	12-Dec-96
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	132	63	(2)	21	23	39	11	19	(6)
From operations	1,004	1,186	1,037	1,011	903	1,109	1,116	1,165	957
Cash distributions to Investors
Source (on a GAAP basis)
- investment income	1,245	1,360	1,136	1,115	1,026	1,526	1,346	1,333	1,020
- return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
- sales	438	281	242	218	313	12	4	—	29
- refinancing	—	—	—	—	—	—	—	—	—
- operations	1,391	1,430	1,326	1,321	1,168	1,363	1,316	1,310	1,184
- other (Note 2):	26	44	31	14	20	2	—	—	—
- from sales of partnership interests (Note 3)	390	605	537	562	525	1,149	1,026	1,023	807
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Cash distributions to investors prior to sale of partnership interest	1,855	1,755	1,599	1,533	1,501	1,377	1,320	1,310	1,213
Cash received upon sale of partnership interest	322	500	443	464	433	897	847	845	666
Market value of preferred stock received upon sale of partnership interest	68	105	94	98	92	282	179	178	141

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (Note 1)

Program Name	CNL Income Fund X	CNL Income Fund XI	CNL Income Fund XII	CNL Income Fund XIII	CNL Income Fund XIV	CNL Income Fund XV	CNL Income Fund XVI	CNL Income Fund XVII	CNL Income Fund XVIII
Dollar amount raised	$40,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$40,000,000	$45,000,000	$30,000,000	$35,000,000
Number of properties purchased, directly or indirectly	60 fast-food or family-style restaurants	50 fast-food or family-style restaurants	58 fast-food or family-style restaurants	54 fast-food or family-style restaurants	72 fast-food or family-style restaurants	63 fast-food or family-style restaurants	56 fast-food or family-style restaurants	39 fast-food, family-style or casual dining restaurants	30 fast-food, family-style or casual dining restaurants
Date of closing offer	18-Mar-92	28-Sep-92	15-Mar-93	26-Aug-93	22-Feb-94	1-Sep-94	12-Jun-95	19-Sep-96	6-Feb-98
Date of first sale of property	11-Aug-95	7-Nov-96	10-Apr-96	24-Apr-95	1-Mar-95	1-Mar-95	24-Apr-96	2-Dec-99	6-Dec-99
Date of final sale of property	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05	24-Feb-05
Tax and distribution data per $1,000 invested through February 24, 2005:
Federal income tax results
From gains (losses) on sale	14	53	41	21	36	14	(39)	(30)	(56)
From operations	946	956	871	814	765	744	641	514	423
Cash distributions to investors
Source (on a GAAP basis)
- investment income	1,041	1,108	1,045	937	971	845	761	660	489
- return of capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Source (on a cash basis)
- sales	22	—	—	—	5	—	23	49	79
- refinancing	—	—	—	—	—	—	—	—	—
- operations	1,145	1,098	1,020	965	899	844	759	637	483
- other (Note 2)	3	1	1	1	—	—	9	3	45
- from sales of partnership interests (Note 3)	871	1,009	1,024	971	1,067	1,001	970	971	882
Receivable on net purchase money financing	—	—	—	—	—	—	—	—	—
Tax and distribution data per $1,000:
Cash distributions to investors prior to sale of partnership interest	1,170	1,099	1,021	966	904	844	791	689	607
Cash received upon sale of partnership interest	720	833	846	802	881	827	801	719	729
Market value of preferred stock upon sale of partnership interest	151	176	178	169	186	174	169	252	153

FOOTNOTES:

Note 1:	On February 24, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. (USRP). The combined company changed USRP’s name to Trustreet Properties, Inc., and acquired the 18 CNL Income Funds. As a result, each of the CNL Income Funds and CNL Restaurant Properties, Inc. became closed programs.

Note 2:	Includes distributions on a cash basis from general partner loans, additional general partners contributions, and returns of capital (other than from the sale of the partnership interest).

Note 3:	Includes cash distributions and preferred stock distributions.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Hotels & Resorts, Inc. (Note 2)
Dollar Amount Raised	$3,066,534,832
Number of Properties Purchased, Directly or Indirectly	137
Date of Closing of Offering	03/12/2004
Date of First Sale of Property	07/10/2003
Date of Final Sale of Property	04/12/2007
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	197
- from recapture	—
Capital Gain (loss)	87
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	194
- Capital Gain	50
- Return of Capital	355
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	586
- Cash flow from prior period	—
- Return of Capital	13
Receivable on Net Purchase Money Financing	—

FOOTNOTES

Note 1:	Through December 31, 2006.

Note 2:	On April 12, 2007, CNL Hotel & Resorts, Inc. merged with and into a wholly owned subsidiary of MS Resort Holdings, LLC at which time, for every $1,000 investment, every investor of CNL Hotels & Resorts, Inc. received total cash of $1,025.

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Program Name	CNL Retirement Properties, Inc. (Note 2)
Dollar Amount Raised	$2,701,312,000
Number of Properties Purchased, Directly or Indirectly	280
Date of Closing of Offering	03/26/2006
Date of First Sale of Property	03/09/2006
Date of Final Sale of Property	10/05/2006
Tax and Distribution Data per $1000 investment (Note 1)
Federal Income Tax Results:
Ordinary Income (loss)
- from operations	301
- from recapture	—
Capital Gain (loss)	—
Deferred Gain
Capital	—
Ordinary	—
Cash Distributions to Investors
Source (on GAAP basis)
- Investment Income	330
- Return of Capital	130
Source (on cash basis)
- Sales	—
- Refinancing	—
- Operations	456
- Cash flow from prior period	2
- Return of Capital	2
Receivable on Net Purchase Money Financing	—

FOOTNOTES

Note 1:	Through September 30, 2006.

Note 2:	On October 5, 2006, CNL Retirement Properties, Inc. merged with and into a wholly owned subsidiary of HCP, Inc. at which time, for every $1,000 investment, every investor of CNL Retirement Properties, Inc. received a cash payment of $1,112.93 and 8.65 shares of HCP common stock.

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (Note 1)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program		Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvements closing and soft costs	Total
CNL Lifestyle Properties, Inc.:
Talega Golf Club – San Clemente, CA	10/16/2006	12/12/2008	3,200,000	8,800,000	10,000,000	(2)	—	22,000,000	—	18,515,000	18,515,000	2,461,000

FOOTNOTES:

(1)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(2)	Interest is payable monthly at 9%. The mortgage note balance is payable in full in December of 2009 unless the purchaser elects to exercise an option to extend the maturity date by two one-year periods in exchange for the payment of a 1% extension fee.

Past performance is not necessarily indicative of future performance.

APPENDIX B

PRIOR PERFORMANCE TABLES — MACQUARIE CAPITAL FUNDS

PRIOR PERFORMANCE TABLES—MACQUARIE CAPITAL FUNDS

The information in this Appendix B contains certain relevant information concerning the prior performance of certain prior public programs (the “Macquarie Prior Public Programs”) sponsored by Macquarie Capital Funds and its affiliates. Macquarie Prior Public Programs selected for inclusion in Appendix B were based on the respective programs’ investment objectives and Macquarie Capital Funds’ and its affiliates’ overall management role and control over these objectives. As stated in the Prior Performance Summary, these Macquarie Prior Public Programs are Charter Hall Retail REIT1, Charter Hall Office REIT1, Macquarie DDR Trust, Starhill Global REIT2, Macquarie Central Office CR REIT, and Macquarie ProLogis Trust.

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Charter Hall Retail REIT is a REIT listed on the Australian Securities Exchange (ASX code: CQR) which invests primarily in premier grocery anchored shopping centers in Australia, Europe, New Zealand, and the United States. Effective March 1, 2010, Macquarie CountryWide Trust has been renamed Charter Hall Retail REIT. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie CountryWide Trust, has been substantially completed.

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Charter Hall Office REIT is a REIT listed on the Australian Securities Exchange (ASX code: CQO) that invests predominantly in high-grade office buildings in major business districts in Australia, Europe, Japan, and the United States. Effective March 1, 2010, Macquarie Office Trust has been renamed Charter Hall Office REIT. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust, has been substantially completed.

•

Macquarie DDR Trust is a REIT listed on the Australian Securities Exchange (ASX code: MDT) that invests predominantly in premium U.S. shopping centers that focuses on the value and convenience retail sector. Macquarie DDR Trust is managed through a joint venture partnership with Developers Diversified Realty.

•

Starhill Global REIT is listed on the Singapore Exchange investing in premium retail and office properties in China, Japan, and Singapore. Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

•

Macquarie ProLogis Trust was a REIT listed on the Australian Securities Exchange (ASX: MPR) that invested in high quality industrial property in the United States and Mexico. Macquarie ProLogis Trust was managed through a joint venture with ProLogis. The program delisted in July 2007, and was acquired by ProLogis. Details of this completed program are presented in Table IV.

•

Macquarie Central Office CR REIT, or “MCO REIT”, was listed on the Korea Exchange and invested in a premium office building in Korea. On August 13, 2009, MCO REIT disposed of its sole asset, and on October 9, 2009, MCO REIT was delisted from the Korea Exchange and was subsequently liquidated. Details of this completed program are presented in Table IV.

All Macquarie Prior Public Programs described above have the main objective of investing solely in real estate and real estate-related assets and are managed in whole or in part by Macquarie Capital Funds and its affiliates, which has significant control over the investment objectives of the Macquarie Prior Public Programs.

[1]	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

[2]	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

A more detailed description of the acquisitions by the Macquarie Prior Public Programs is set forth in Part II of the registration statement filed with the Commission for this offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent annual reports filed with the ASX by Charter Hall Retail REIT, Charter Hall Office REIT, Macquarie DDR Trust, and Macquarie ProLogis Trust; filed with the Singapore Exchange by Starhill Global REIT; or filed with the Korea Exchange by Macquarie Central Office CR REIT.

Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Macquarie Prior Public Programs.

Description of Tables

The following tables are included herein:

Table I –	Experience in Raising and Investing Funds
Table II –	Compensation to Sponsor
Table III –	Operating Results of Prior Programs
Table IV –	Results of Completed Programs
Table V –	Sales or Disposals of Properties

Unless otherwise indicated in the Tables, all information contained in these tables is as of fiscal year ending June 30, 2009 and where noted, prior three or five year data is presented as of this date. Additionally, unless otherwise stated all monetary figures are presented in Australian currency. All financial reporting has been in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), unless otherwise indicated. Where information has been reported under Singapore or Korean standards no material adjustments to IFRS have been deemed necessary.

Table I: Experience in Raising and Investing Funds

Table I presents information on a percentage basis reflecting the experience of Macquarie Capital Funds’ and affiliates’ ability to raise and invest funds. Three Macquarie Prior Public Programs have had capital raisings that have closed in the previous three fiscal years: Charter Hall Retail REIT3, Charter Hall Office REIT3, and Starhill Global REIT.4 In addition to capital raisings offered to the public, Table I includes capital raised through institutional placements, unit purchase plans and dividend reinvestment plans. An institutional placement is a capital raise that is only offered to institutional investors. A unit purchase plan is a capital raise that is only offered to existing investors and allows those existing investors to purchase additional shares without incurring brokerage or transaction costs.

The table reflects the total dollar amount offered and raised by each program. Additionally, the table reflects the date and length of offerings as well as offering expenses, reserve for operations, acquisition costs, and amount leveraged, all on a percentage basis.

Table II: Compensation to Sponsor

Table II presents information on an Australian dollar basis, unless otherwise indicated, regarding total fees paid to Macquarie Capital Funds and affiliates from four Macquarie Prior Public Programs, the offerings of which have closed in the previous three fiscal years.

[3]	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

[4]	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Stahill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

Table III: Operating Results of Prior Programs

Table III presents a summary of operating results for four Macquarie Prior Public Programs sponsored by Macquarie Capital Funds and affiliates that have had offerings which have closed within the most recent five fiscal years. The information presents a summary of each program’s income or loss for the previous three fiscal years, which is presented on the basis of IFRS as issued by IASB, unless otherwise indicated. Macquarie Central Office CR REIT (“MCO REIT”) reports its financial statements under Korean accounting standards and Starhill Global REIT reports its financials under Singapore accounting standards. No material adjustments from Korean and Singapore Accounting Standards to IFRS have been deemed necessary. The table also includes cash generated from operations, sales, and refinancings and cash generated after distributions. Additionally, the table provides a summary of tax and distribution data per A$1,000 invested, unless otherwise indicated.

Table IV: Results of Completed Programs

Table IV presents the results of the Macquarie Prior Public Programs that have completed operations within the most recent five years.

Macquarie ProLogis Trust was traded on the Australian Securities Exchange until July 2007. The assets were sold to ProLogis. This table presents a summary of information for this program over the life of the program regarding: capital raised, number of properties acquired, closing of program, and tax and distribution data per A$1000 invested.

On August 13, 2009, MCO REIT disposed of its sole asset. On October 9, 2009, MCO REIT was delisted from the Korea Exchange and was subsequently liquidated.

Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad. Starhill Global REIT is not included in Table IV as Macquarie’s sale was only that of a management interest. As such, prior performance information for Starhill Global REIT through December 31, 2007 can be found in Tables I, II, III and Part II of the registration statement filed with the Commission for this offering.

Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed. Charter Hall Office REIT and Charter Hall Retail REIT are not included in Table IV as Macquarie’s sale was only that of a management interest. As such, prior performance information for Charter Hall Office REIT and Charter Hall Retail REIT through June 30, 2009 can be found in Tables I, II, III and Part II of the registration statement filed with the Commission for this offering.

Table V: Sales or Disposals of Properties

Table V presents a summary of all properties owned by a Macquarie Prior Public Program that were sold in the previous three fiscal years. The table includes the selling price of the property, the cost of the property, the date acquired and date of sale.

TABLE I(1)

EXPERIENCE IN RAISING & INVESTING FUNDS

(all amounts presented in Australian dollars (A$), unless otherwise stated)

	Charter Hall Retail REIT(2)		Charter Hall Office REIT(2)		Starhill Global REIT(16),(17),(18)
Dollar amount offered
Public & Institutional Offering	120,000,001		508,447,181		924,140,000	(19)
Unit Purchase Plan (“UPP”)	138,093,757		153,390,000		—
Distribution Reinvestment Plan (“DRP”)	453,974,933	(3)	282,287,139	(3)	—

Total	712,068,691		944,124,321		924,140,000

Dollar amount raised (100%) ($m)
Public & Institutional Offering	120,000,001		508,447,181		924,140,000
UPP	26,730,034		9,461,952		—
DRP	164,532,449	(3)	101,111,111	(3)	—

Total	311,262,484		619,020,244		924,140,000

Less offering expenses:
Selling fees & commissions	0.60%		3.49%		3.37%
Organization & offering expenses	0.02%		0.39%		—
Marketing support & due diligence expenses	0.00%		0.00%		—
Secondary units	0.93%		0.00%		—

Total	1.55%	(4)	3.88%	(11)	3.37%

Percent available for investment	98.45%		96.12%		96.63%

Repayment of borrowings	—		78.28%	(12)	—

Capital expenditures, including development cost	50.91%	(5)	16.33%	(5)	—

Acquisition costs:
Cash down payment	40.06%		0.18%		96.54%
Acquisition fees	6.82%		0.23%		0.09%
Acquisition expenses	0.66%		1.10%		—

Total acquisition cost	47.54%	(6),(7)	1.51%	(7),(13)	96.63%

Percent leverage (mortgage financing divided by total acquisition cost)	76.82%	(8)	0.00%	(14)	33.05%

Date offering began
Public & Institutional Offering	04/18/07		12/12/08		09/13/05
UPP	04/23/07		06/29/07		N/A
DRP	Refer Note	(9)	Refer Note	(9)	N/A

Length of offering (in months)
Public & Institutional Offering	—	(10)	2		1
UPP	2		1		N/A
DRP	Refer Note	(9)	Refer Note	(9)	N/A

Months to invest 90% of amount available for investment (measured from beginning of offering)
Public & Institutional Offering	2		Refer Note	(15)	1
UPP	2		—		N/A
DRP	Refer Note	(9)	Refer Note	(9)	N/A

FOOTNOTES:

1	Macquarie DDR Trust (“MDT”) was omitted from Table I, as MDT only raised funds through DRP issuances over the previous three fiscal years. Total amount raised over this time was approximately A$15,535,000 with associated offering expenses of approximately A$28,000. These funds were not used for acquisitions, but for capital expenditures on existing assets.

2	Information presented in accordance with IFRS. Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

3	Under the DRP, unit holders can elect to receive distributions as either cash or additional units. As this is offered to all unit holders, the amounts offered equal the total distributions payable to all unit holders for applicable distributions in the period.

4	Represents percentage of total funds raised, including DRP, that were applied to total offering expenses. Total offering expenses related to non-DRP issuances represents 3.27% of non-DRP funds raised.

5	Represents percentage of total funds raised, including DRP, that were applied to capital expenditures, including development costs. These expenditures were funded via DRP proceeds.

6	Represents percentage of total funds raised, including DRP, that were applied to acquisition costs. Of the total funds raised, 50.91% was applied to capital expenditures, including development costs. Of the remaining 49.09% of total funds raised, 96.84% was applied to total acquisition costs.
7	Acquisition costs refer only to properties purchased with funds raised, including DRP, during the previous three fiscal year periods. Because the fund already existed, other properties will have been purchased in the past three years from existing capital, debt, and/or operating income from the fund. The additional acquisitions are reflected in Part II of the registration statement.

8	Includes acquisitions undertaken directly by Charter Hall Retail REIT and its controlled entities. Excludes capital expenditure and acquisitions undertaken by U.S. joint venture entities which were funded by joint venture operating income and debt.

9	Unit holders of the Trust can make an election to receive future distributions as additional units under the DRP at any time during the year. To be effective for a particular distribution, the election must be made prior to the relevant ex-dividend date relating to that distribution.

10	Charter Hall Retail REIT completed a capital raise in April 2007 raising A$120 million. The capital raise was fully underwritten by Macquarie Equity Capital Markets, Merrill Lynch and Morgan Stanley.

11	Represents percentage of total funds raised, including DRP, that were applied to total offering expenses. The total offering expenses related to non-DRP issuances represents 1.13% of non-DRP funds raised.

12	Represents percentage of total funds raised, including DRP, that were utilized towards the repayment of borrowings.

13	Represents percentage of total funds raised, including DRP, that were applied to acquisition costs. Of the total funds raised, 78.28% was applied towards the repayment of borrowings and 16.33% was applied to capital expenditures, including development costs. Of the remaining 5.39% of total funds raised, 28.91% was applied to total acquisition costs.

14	Properties were purchased utilizing a multi-currency syndicated facility and are not individually encumbered to a fixed amount.

15	Charter Hall Office REIT completed a capital raise in January 2009. The proceeds of this capital raise were utilized towards the repayment of borrowings.

16	Information presented in accordance with Singapore accounting standards. No material adjustments to IFRS deemed necessary.

17	Effective December 31, 2008, Macquarie PRIME REIT was renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad. As such, prior performance information for Starhill Global REIT is presented for periods through December 31, 2007.

18	Fiscal year end for Starhill Global REIT is December 31; therefore, information presented is as of December 31, 2007.

19	Amount presented in Singapore dollars (“SGD”).

TABLE II

COMPENSATION TO SPONSOR

(all amounts presented in Australian dollars (A$)1, unless otherwise stated)

									Other Programs(9)
Type of Compensation	Charter Hall Retail REIT (2)		Charter Hall Office REIT (2)		Macquarie DDR		Starhill Global REIT (6),(7),(8)		Macquarie ProLogis Trust	MCO CR REIT (10)
Date offering commenced	07/01/06		07/01/06		07/01/06		09/13/05		DRP 07/01/2006

Dollar amount raised	311,262,484		619,200,000		15,535,000	(5)	924,140,000		7,900,000	—

Amount paid to sponsor from proceeds of offering:
Underwriting fees	960,044		14,019,000		—		6,902,808		—	—
Acquisition and due diligence fees	3,783,006		—		—		4,215,525		—	—
Placement and brokerage fee	—		—		—		6,222,125		—	—

Total	4,743,050	(3)	14,019,000	(3)	—		17,340,458	(3)	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor	591,723,402		653,951,830		303,170,603		175,213,500		117,174,526	57,117,187,755

Amount paid to sponsor from operations:
Management fees	26,445,000		57,835,000		16,881,500		11,852,000		4,793,500	24,862,530,755
Accounting services	1,560,000		2,235,000		545,000		—		185,000	—
Other acquisition, due diligence and consultancy services	4,697,159		7,195,830		75,271		903,000		54,247	—
Leasing and tenant negotiations	3,978,045		4,811,000		—		691,000		—	—
Project and contract management services	—		1,856,000		—		—		—	—
Property management services	6,082,878		252,000		—		—		—	—
Reimbursements to property manager	—		—		—		1,089,500		—	—
Property financial management fees	—		370,000		—		—		—	—
Development services	4,139,671		3,085,000		—		—		—	—
Valuation services	208,308		—		45,820		—		—	—
Debt placement fee	—		2,250,000		1,088,617		—		298,059	—
Advisory services	—		—		—		—		—	—
Other administrative support	12,341		62,000		7,395		—		10,720	—

	47,123,402	(3)	79,951,830	(3)	18,643,603	(3)	14,535,500	(3)	5,341,526	24,862,530,755

Dollar amount of property sales and refinancing before deducting payments to sponsor	766,200,000	(4)	1,115,000,000	(4)	—		—		—	310,000,000,000

Amount paid to sponsor from property sales and refinancing:
Disposal and due diligence fees	5,655,515		2,433,000		—		—		—	35,124,844,922

FOOTNOTES:

1	Certain payments were made in US$. For the purpose of this table, these amounts were converted to A$ using the yearly average foreign exchange rate.

2	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

3	Amount includes fees paid to Macquarie, Macquarie subsidiaries and related parties. Where amount was paid to a Macquarie joint venture, the amount included in this table represents Macquarie’s applicable share.

4	Property dispositions include sales of assets purchased prior to closings listed in previous three fiscal years, which reflects a greater dollar amount of dispositions than proceeds from offerings

5	Information only relates to DRP issuances, which were the only form of capital raised by MDT in the previous three fiscal years. See note 1 in Table I for more details.

6	Fiscal year for Starhill Global REIT is December 31; therefore information presented for this REIT is as of December 31, 2007.

7	Amounts presented in Singapore dollars (“SGD”).

8	Effective December 31, 2008, Macquarie PRIME REIT was renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad.

9	Other Programs presented in the table above include the only other Macquarie Prior Public Programs who made payments to Macquarie in the previous three fiscal years. This column presents payments made to Macquarie during the previous three fiscal years by Macquarie ProLogis Trust (“MPR”) and Macquarie Central Office CR REIT (“MCO REIT”), both of which are completed programs. Further details of MPR and MCO REIT are presented in Table IV.

10	Amounts presented in South-Korean Won.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(all amounts presented in Australian dollars (A$), unless otherwise stated)

	Charter Hall Retail REIT[1,2]			Charter Hall Office REIT[1,2]			Macquarie DDR Trust[1]						Starhill Global REIT[5,6,7]			MCO CR REIT[9,10,11]
	06/30/07	06/30/08	06/30/09	06/30/07	06/30/08	06/30/09	06/30/07		06/30/08		06/30/09		12/31/05	12/31/06	12/31/07	06/30/07	06/30/08	06/30/09
	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s		$000’s		$000’s		SGD$000’s	SGD$000’s	SGD$000’s	KRW$000’s	KRW$000’s	KRW$000’s
Gross Revenue	125,608	182,139	206,500	206,200	300,300	348,800	256,509		226,156		254,647		25,209	89,876	102,959	22,797,499	25,219,005	26,259,028
Profit/(loss) on sale of properties	13,300	900	(29,300)	14,400	46,600	(138,000)	—		—		(7,904)		—	—	—	—	—	—
Interest Income	—	—	—	—	—	—	1,013		795		439		78	344	222	670,041	703,105	814,506
Less: Operating expenses, net of other income	(41,638)	(64,744)	(75,730)	(88,100)	(120,400)	(137,000)	(89,502)		(84,026)		(101,866)		(6,002)	(30,325)	(37,323)	(6,439,852)	(7,576,055)	(8,474,128)
Interest expense	(35,896)	(66,894)	(64,330)	(69,300)	(120,100)	(124,700)	(82,986)		(70,501)		(83,962)		(3,893)	(13,483)	(16,448)	(5,191,836)	(5,206,060)	(7,104,749)
Depreciation	—	—	—	—	—	—	—		—		—		—	—	—	(1,258,718)	(1,316,481)	(1,331,909)
Net (losses)/gains from derivative financial instruments	201,524	162,274	(253,800)	202,100	139,200	(335,500)	9,394		1,174		(37,807)		—	—	(7,983)	—	—	—
Valuation (losses)/gains on investment properties	112,707	(94,515)	(927,400)	300,900	(11,100)	(784,300)	146,442		(140,696)		(781,482)		23,126	171,000	448,870	—	—	—
Share of profits and valuation (losses)/gains from investment in joint venture entities	194,889	(51,209)	(447,800)	547,000	142,500	(408,500)	—		—		—		—	—	—	—	—	—
Net foreign exchange (losses)/gains	—	—	—	—	—	—	21,635		29,703		(35,533)		—	—	—	—	—	—
Impairment of goodwill	—	—	—	—	(200,800)	—	—		—		—		—	—	—	—	—	—
Tax benefit/(expense)	(77,220)	32,439	156,800	(145,500)	32,500	206,400	(77,250)		29,196		177,112		—	—	(3,188)	—	—	—

Net Income/(loss)	493,274	100,390	(1,435,060)	967,700	208,700	(1,372,800)	185,255		(8,199)		(616,356)		38,518	217,412	487,109	10,577,134	11,823,514	10,162,748

Taxable Income[3]
— from operations	109,885	113,829	67,484	95,449	140,566	79,912	48,969		47,212		—		14,911	69,805	73,044	—	—	—
— from gain on sale	23,688	2,213	17,189	19,375	30,544	33,797	—		—		—		—	—	—	—	—	—

Cash generated from operations	147,600	202,500	194,500	171,000	204,500	198,500	81,375		173,021		30,131		18,916	66,204	75,558	13,494,573	14,141,758	23,358,707
Cash generated from sales	100,400	127,100	392,400	187,700	326,100	327,600	—		—		—		—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—		—		—		—	—	—	—	—	—

Cash generated from operations, sales and refinancing	248,000	329,600	586,900	358,700	530,600	526,100	81,375		173,021		30,131		18,916	66,204	75,558	13,494,573	14,141,758	23,358,707

Less: Cash distributions to investors
— from operating cash flow	(145,100)	(133,300)	(108,800)	(171,000)	(169,800)	(137,600)	(81,375	)(4)	(89,462	)(4)	(14,357	)(4)	—	(55,799)	(56,799)	(9,928,943)	(11,011,384)	(12,943,800)
— from sales and refinancing	—	—	—	—	—	—	—		—		—		—	—	—	—	—	—
— from other	—	—	—	(6,600)	—	—	(1,199)		—		—		—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	102,900	196,300	478,100	181,100	360,800	388,500	(1,199)		83,559		15,774		18,916	10,405	18,759	3,565,630	3,130,374	10,414,907

Less: Special items (not including sales and refinancing)
Equity raising (net of costs)	145,200	—	—	(100)	9,400	484,600	(17)		—		(11)		891,447	1,539	—	—	—	—
Payments for investment in joint venture	(32,800)	(144,100)	(24,400)	(500)	(100)	(34,100)	(65)		(135)		(16,218)		—	—	—	—	—	—
Payments for acquisition of subsidiaries	—	—	—	—	—	—	—		—		—		—	—	(59,859)	—	—	—
Payments for investment properties	(99,400)	(664,600)	(37,800)	(317,800)	(889,400)	(43,200)	—		—		—		(1,270,810)	(2,956)	(181,481)	(551,400)	(2,907,600)	(951,800)
Payments for property under construction	—	—	—	(31,500)	(4,200)	(2,200)	—		—		—		—	—	—	—	—	—
Payments for investment in unit trust	—	—	—	(2,300)	(4,300)	(5,000)	—		—		—		—	—	—	—	—	—
Proceeds/repayments of borrowings	163,700	343,800	(361,200)	198,300	697,900	(622,600)	(304)		(85,348)		304		385,926	(14,345)	245,119	—	—	16,660,060
Loans to joint venture entities	—	—	—	(17,000)	(94,700)	—	—		—		—		—	—	—	—	—	—
Investment/divestment of financial instruments	—	—	—	—	—	—	—		—		—		—	—	—	(551,358)	793,612	(33,523,005)

Cash generated (deficiency) after cash distributions and special items	279,600	(268,600)	54,700	10,200	75,400	166,000	(1,585)		(1,924)		(151)		25,479	(5,357)	22,538	2,462,872	1,016,386	(7,399,838)

	Charter Hall Retail REIT[1,2]			Charter Hall Office REIT[1,2]			Macquarie DDR Trust[1]			Starhill Global REIT[5,6,7]					MCO CR REIT[9,10,11]
	06/30/07	06/30/08	06/30/09	06/30/07	06/30/08	06/30/09	06/30/07	06/30/08	06/30/09	12/31/05	12/31/06		12/31/07		06/30/07		06/30/08		06/30/09
	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	$000’s	SGD$000’s	SGD$000’s		SGD$000’s		KRW$000’s		KRW$000’s		KRW$000’s
Tax and Distribution Data Per A$1000 Invested, unless otherwise indicated
Federal Income Tax Results:
Ordinary income (loss)
— from operations	41.60	38.00	37.30	33.72	49.55	36.95	40.66	46.78	7.46	—	62.11	(8)	60.56	(8)	650.63	(12)	721.56	(12)	972.69	(12)
— from recapture	—	—	—	—	—	—	—	—	—	—	—		—		—		—		—
Capital gain (loss)	8.96	0.74	9.50	6.84	10.77	15.63	—	—	—	—	—		2.32	(8)	—		—		—
Deferred tax	24.68	28.66	8.09	38.11	19.91	0.50	47.22	48.43	7.73	—	—		—		—		—		—
Cash Distributions to Investors
Source (on net income basis)
— from investment income	75.24	67.40	54.89	78.67	80.23	53.08	87.88	95.21	15.19	—	62.11	(8)	62.88	(8)	650.63	(12)	721.56	(12)	972.69	(12)
— from return of capital	—	—	—	—	—	—	—	—	—	—	—		—		—		—		—

Total distributions on net income basis	75.24	67.40	54.89	78.67	80.23	53.08	87.88	95.21	15.19	—	62.11		62.88		650.63		721.56		972.69

Source (on cash basis)
— from operations	75.24	67.40	54.89	75.75	80.23	53.08	86.60	95.21	15.19	—	62.11	(8)	62.88	(8)	650.63	(12)	721.56	(12)	972.69	(12)
— from sales	—	—	—	2.92	—	—	—	—	—	—	—		—		—		—		—
— from borrowings	—	—	—	—	—	—	—	—	—	—	—		—		—		—		—
— from other	—	—	—	—	—	—	1.28	—	—	—	—		—		—		—		—

Total distributions on cash basis	75.24	67.40	54.89	78.67	80.23	53.08	87.88	95.21	15.19	—	62.11		62.88		650.63		721.56		972.69

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).			80%			86%			95%				100%						100%

FOOTNOTES:

1	Information presented in accordance with IFRS.
2	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.
3	Taxable income is presented after the dividends paid deduction.
4	Cash from Operations derived from amount declared from joint venture as a dividend. In 2008 a special dividend of A$83,120 was declared to move a loan from head trust. This was sourced from additional borrowings in the joint venture.
5	Amounts presented in Singapore Dollar (“SGD”).
6	Information presented in accordance with Singapore accounting standards. No material adjustments to IFRS noted.
7	Effective December 31, 2008, Macquarie PRIME REIT was renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad. As such, prior performance information for Starhill Global REIT is presented for periods through December 31, 2007.
8	Tax and Distribution data is presented based upon SGD1,000 invested.
9	Amounts presented in South-Korean Won.
10	MCO CR REIT was listed on the Korea Exchange January 8, 2004 and Korean fiscal years are 6 months ending June 30 and December 31. Amounts shown reflect yearly data of July 1-June 30 for each year. On August 13, 2009, MCO REIT disposed of its sole asset, and on October 9, 2009, MCO REIT was delisted from the Korea Exchange. MCO REIT is currently being liquidated.
11	Information presented in accordance with Korean accounting standards. No material adjustments to IFRS noted.
12	Tax and Distribution data is presented based upon KRW5,000 invested, as shares were issued at KRW 5,000 at par

TABLE IV

Results of Completed Programs

(all amounts presented in Australian dollars (A$), unless otherwise stated)

Program Name	Macquarie ProLogis Trust
Dollar Amount Raised (inc DRP)
Gross (1)	913,183,000
Costs	(24,942,000)

Net	888,241,000

Number of Properties Purchased, Directly or Indirectly	140
Date of Closing of Offering (2)	7/16/2007
Date of First Sale of Property	12/29/2005
Date of Final Sale of Property (3)	9/18/2006
Tax and Distribution Data Per A$1000 Investment
Federal Income Tax Results:
Ordinary income (loss) —from operations	1,633.33
Capital Gain (loss) (4)	—
Deferred tax	217.79
Cash Distributions to Investors
Source (on IFRS basis)
—Investment income	456.07
— Special distribution upon redemption of shares	1,395.05
Source (on cash basis)
—Sales	—
—Refinancing	—
—Operations	456.07
— Special distribution upon redemption of shares	1,395.05
Receivable on Net Purchase Money Financing	—

FOOTNOTES:

1	Includes capital raised via Dividend Reinvestment Plan (“DRP”) issuances in the amount of A$197.2 million.
2	In July 2007, Macquarie ProLogis Trust was delisted and the fund was acquired by ProLogis, who was Macquarie Capital Funds’ joint venture partner as sponsor of the fund.
3	Macquarie ProLogis Trust sold two properties while Macquarie Capital Funds or its affiliates were a sponsor of the fund. The last property was sold on September 18, 2006.
4	No capital gains were realized. Capital gains tax was deferred as sales proceeds were utilized for new asset purchases.

TABLE IV

Results of Completed Programs

All Amounts presented in Korean Won (KRW), unless otherwise stated

Program Name	MCO CR REIT
Dollar Amount Raised	76,303,000,000
Number of Properties Purchased	1
Date of Closing of Offering (1)	10/9/2009
Date of First Sale of Property (2)	8/13/2009
Date of Final Sale of Property (2)	8/13/2009
Tax and Distribution Data Per KRW 5,000 Invested (3)
Federal Income Tax Results:
Ordinary income (loss)—from operations	10,617
Capital gain (loss)	—
Deferred tax	—
Cash Distributions to Investors Per KRW 5,000 Invested (3)
Source (per Korean accounting standards)
—Investment income	10,617
—Return of Capital	3,605
Source (on cash basis)
—Sales	10,490
—Refinancing	—
—Operations	3,732

FOOTNOTES:

1	On October 9, 2009, MCO REIT was delisted from the Korea Exchange.
2	On August 13, 2009, MCO REIT disposed of its sole asset.
3	Tax and Distribution data is presented based upon KRW 5,000 invested, as shares were issued at KRW 5,000 par value per share.

TABLE V

Sales or Disposals of Properties(1)

All amounts (‘000s)

				Selling Price, Net of Closing Costs and IFRS Adjustments					Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale	Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing	Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures
Charter Hall Retail REIT (2)(3)

Bent Tree Plaza	12/15/03	01/14/09	US$	3,689.8	5,730.0	-	-	9,419.8	4,297.5	5,626.5	9,924.1	3,258.4

Peachland Promenade	09/01/05	01/14/09	US$	5,777.5	2,545.0	-	-	8,322.5	1,908.8	8,167.0	10,075.8	1,928.0

Rosewood Shopping Center	06/26/03	01/14/09	US$	3,505.3	1,927.0	-	-	5,432.3	1,445.3	4,664.3	6,109.6	1,906.0

Southgate Village	06/26/03	01/14/09	US$	3,877.8	4,600.0	-	-	8,477.8	3,450.0	5,563.9	9,013.9	3,163.6

Thomas Crossroads	11/01/04	01/14/09	US$	2,719.9	5,100.0	-	-	7,819.9	3,825.0	9,825.9	13,650.9	2,489.1

Rose Creek	10/01/04	01/14/09	US$	4,746.9	2,025.5	-	-	6,772.5	1,519.2	8,257.7	9,776.9	1,868.1

James Center	11/25/02	01/14/09	US$	20,033.9	1,255.4	-	-	21,289.3	941.6	19,762.5	20,704.1	8,652.9

Brookville	06/30/01	03/19/09	US$	5,705.3	-	-	-	5,705.3	-	4,996.0	4,996.0	3,275.3

Cheyenne Meadows	11/25/02	03/25/09	US$	4,292.8	4,890.0	-	-	9,182.8	3,667.5	5,680.1	9,347.6	4,426.9

Centerplace of Greeley	12/17/04	03/25/09	US$	1,268.5	17,175.0	-	-	18,443.5	12,881.3	13,935.9	26,817.2	6,415.1

Garden Village	09/25/02	03/25/09	US$	4,758.5	9,915.0	-	-	14,673.5	7,436.3	10,630.1	18,066.4	7,820.4

Coweta	10/01/04	03/26/09	US$	1,008.9	3,831.0	-	-	4,839.9	2,873.3	5,627.5	8,500.8	1,998.6

Silverlake	01/25/02	03/27/09	US$	4,265.3	4,750.0	-	-	9,015.3	3,562.5	6,406.9	9,969.4	5,103.5

Bear Creek Village Center	03/01/05	04/29/09	US$	1,755.7	15,065.0	-	-	16,820.7	11,298.8	10,890.7	22,189.5	5,270.0

Buckhead Crossing	10/01/04	04/29/09	US$	2,035.1	33,215.0	-	-	35,250.1	24,911.3	21,305.0	46,216.3	11,814.6

Campus Marketplace	09/25/02	04/29/09	US$	12,126.7	19,215.0	-	-	31,341.7	14,411.3	17,119.8	31,531.0	14,720.0

Fairview Market	10/15/04	04/29/09	US$	2,176.1	2,748.9	-	-	4,925.0	2,061.7	5,207.6	7,269.3	1,722.8

Heritage Plaza	02/01/05	04/29/09	US$	(266.6)	15,242.5	-	-	14,975.9	11,431.9	16,134.3	27,566.2	4,766.0

Merchants Crossing	07/06/06	04/29/09	US$	2,445.0	12,007.3	-	-	14,452.3	9,005.5	16,403.2	25,408.7	3,534.4

				Selling Price, Net of Closing Costs and IFRS Adjustments						Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale		Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing		Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures

Palm Harbor Shopping Village	12/15/03	04/29/09	US$	64.6	12,100.0		-	-	12,164.6	9,075.0		10,104.3	19,179.3	7,000.4

Seaford, SA	06/23/04	10/01/08	A$	72,000.0	-	(4)	-	-	72,000.0	-	(4)	72,605.1	72,605.1	13,782.6

Gatton Target	06/21/04	11/06/08	A$	2,260.0	-	(4)	-	-	2,260.0	-	(4)	2,235.6	2,235.6	679.0

Ascot	12/21/01	12/01/08	A$	10,960.0	-	(4)	-	-	10,960.0	-	(4)	11,395.4	11,395.4	5,376.8

Mooloolaba	12/01/99	12/05/08	A$	13,000.0	-	(4)	-	-	13,000.0	-	(4)	9,459.7	9,459.7	7,538.4

South Preston	11/15/95	12/19/08	A$	10,260.0	-	(4)	-	-	10,260.0	-	(4)	6,808.5	6,808.5	8,928.1

Plympton	12/09/96	12/19/08	A$	4,300.0	-	(4)	-	-	4,300.0	-	(4)	3,998.7	3,998.7	2,965.9

Horsham	11/15/95	12/23/08	A$	8,200.0	-	(4)	-	-	8,200.0	-	(4)	4,542.1	4,542.1	5,931.8

Jerrabombera (land parcel)	09/27/02	12/23/08	A$	40.0	-	(4)	-	-	40.0	-	(4)	-	-	-

Launceston	02/01/99	01/14/09	A$	6,600.0	-	(4)	-	-	6,600.0	-	(4)	6,002.8	6,002.8	3,336.6

Camden	06/03/03	03/24/09	A$	16,200.0	-	(4)	-	-	16,200.0	-	(4)	17,830.9	17,830.9	7,770.3

Coorparoo	12/09/96	03/26/09	A$	13,020.0	-	(4)	-	-	13,020.0	-	(4)	8,997.9	8,997.9	8,680.5

Redcliffe	12/09/96	04/08/09	A$	4,250.0	-	(4)	-	-	4,250.0	-	(4)	1,943.9	1,943.9	2,880.0

Sandy Bay	12/09/96	04/17/09	A$	7,090.0	-	(4)	-	-	7,090.0	-	(4)	4,389.6	4,389.6	4,719.1

Monbulk	11/15/95	04/27/09	A$	8,386.9	-	(4)	-	-	8,386.9	-	(4)	3,085.2	3,085.2	6,160.8

Nambour Central	04/14/97	04/30/09	A$	3,800.0	-	(4)	-	-	3,800.0	-	(4)	5,584.7	5,584.7	4,450.6

Nambour Plaza	07/31/96	04/30/09	A$	51,050.0	-	(4)	-	-	51,050.0	-	(4)	45,389.9	45,389.9	27,902.6

Logan	03/31/04	05/12/09	A$	7,600.0	-	(4)	-	-	7,600.0	-	(4)	7,763.5	7,763.5	3,538.0

Maylands (land)	10/04/05	06/27/08	A$	6,820.0	-	(4)	-	-	6,820.0	-	(4)	5,612.0	5,612.0	-

Brafferton Center	06/01/05	05/30/08	US$	(1,368.0)	9,545.3		-	-	8,177.3	9,545.3		(492.8)	9,052.5	2,930.1

Glen Lea Centre	06/01/05	05/30/08	US$	1,002.8	-		-	-	1,002.8	-		1,841.3	1,841.3	885.2

Kenhorst Plaza	06/01/05	05/30/08	US$	7,080.8	15,585.0		-	-	22,665.8	15,585.0		8,062.5	23,647.5	3,790.7

Laburnum Park	06/01/05	05/30/08	US$	5,508.8	5,490.0		-	-	10,998.8	5,490.0		5,997.8	11,487.8	1,997.6

Newark	06/01/05	05/30/08	US$	(1,317.0)	8,358.8		-	-	7,041.8	8,358.8		426.8	8,785.5	2,470.4

Northway	06/01/05	05/30/08	US$	5,142.8	7,642.5		-	-	12,785.3	7,642.5		5,580.8	13,223.3	2,665.1

Towamencin Village Square	06/01/05	05/30/08	US$	1,290.8	14,709.0		-	-	15,999.8	14,709.0		3,550.5	18,259.5	4,143.6

				Selling Price, Net of Closing Costs and IFRS Adjustments						Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale		Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing		Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures
Georgetown	02/01/99	05/26/08	NZ$	3,709.0	-	(5)	-	-	3,709.0	-	(5)	2,664.0	2,664.0	2,063.7

Mangere	09/29/00	12/21/07	NZ$	1,053.0	-	(6)	-	-	1,053.0	-	(6)	779.0	779.0	2,399.8

Palmerston North	09/29/00	12/21/07	NZ$	14,333.0	-	(6)	-	-	14,333.0	-	(6)	8,519.0	8,519.0	5,199.0

Bethesda Walk	10/01/04	11/30/07	US$	1,389.8	4,878.0		-	-	6,267.8	5,250.0		3,301.5	8,551.5	1,719.6

Brookwood Village	10/15/04	10/31/07	US$	4,006.5	1,983.8		-	-	5,990.3	2,250.0		4,731.8	6,981.8	1,283.1

Cobb Center	10/01/04	10/31/07	US$	1,968.8	2,982.0		-	-	4,950.8	3,334.1		2,731.9	6,066.0	1,259.3

Greystone Village	10/01/04	10/31/07	US$	9,118.5	-		-	-	9,118.5	-		8,800.5	8,800.5	2,215.4

Highland Square	12/15/03	10/31/07	US$	29,958.8	-		-	-	29,958.8	-		23,249.3	23,249.3	6,743.4

North Pointe	10/01/04	10/31/07	US$	2,590.5	2,394.0		-	-	4,984.5	3,037.5		2,628.0	5,665.5	1,282.2

Peachtree Parkway Plaza	10/01/04	10/31/07	US$	8,827.5	-		-	-	8,827.5	-		9,845.3	9,845.3	2,088.7

Poplar Springs	10/01/04	10/31/07	US$	2,187.8	2,339.3		-	-	4,527.0	2,550.0		4,014.0	6,564.0	1,297.1

First Colony Marketplace	06/01/05	08/16/07	US$	9,790.5	-		-	-	9,790.5	-		14,410.5	14,410.5	1,689.4

New Zealand portfolio (50% disposal of 18 properties)	Various	04/15/07	NZ$	102,350.0	-	(6)	-	-	102,350.0	-	(6)	61,205.6	61,205.6	40,862.2

Somerset Crossing	07/07/04	03/28/07	US$	14,788.1	9,811.9		-	-	24,600.0	11,925.0		8,008.4	19,933.4	4,031.4

Hebron Parkway	06/30/01	11/09/06	US$	2,490.0	4,410.0		-	-	6,900.0	4,410.0		1,336.3	5,746.3	2,650.3

Westheimer Marketplace	06/01/05	10/19/06	US$	4,072.9	4,336.5		-	-	8,409.4	9,037.5		(420.2)	8,617.3	961.6

Lake Forest Village	06/01/05	09/25/06	US$	-	8,100.0		16,013.8	-	24,113.8	8,100.0		18,883.0	26,983.0	1,858.3

Penn Station Shopping Center	06/01/05	08/08/06	US$	2,466.4	29,400.0		-	-	31,866.4	29,400.0		(3,404.4)	25,995.6	2,434.5

				Selling Price, Net of Closing Costs and IFRS Adjustments						Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale		Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing		Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures

Charter Hall Office REIT (2)

1100 Hay Street, West Perth WA	12/19/97	06/26/09	A$	37,946.4	asset in CMBS	(7)	-	-	37,946.4	-	(7)	23,043.0	23,043.0	21,403.4

ATO Building, Northbridge WA	12/06/93	06/10/09	A$	94,048.5	asset in CMBS	(7)	-	-	94,048.5	-	(7)	60,788.0	60,788.0	106,096.9

Naylor House, Adelaide SA	05/31/96	03/13/09	A$	47,869.4	asset in syndicate	(7)	-	-	47,869.4	-	(7)	48,027.0	48,027.0	63,878.6

Wachovia Financial Center, Miami FL	09/21/04	12/12/08	US$	182,500.0	asset in syndicate	(7)	-	-	182,500.0	-	(7)	149,500.0	149,500.0	39,315.4

Lang Centre	07/10/98	03/31/08	A$	35,100.2	asset in CMBS	(7)	-	-	35,100.2	-	(7)	30,497.2	30,497.2	24,964.6

505 Little Collins Street	01/07/00	04/30/08	A$	82,139.4	asset in CMBS	(7)	-	-	82,139.4	-	(7)	38,962.6	38,962.6	33,841.8

10 & 30 South Wacker	09/21/04	08/24/07	US$	171,500.0	asset in CMBS	(7)	-	-	171,500.0	-	(7)	-	-	24,610.5

52-60 Railway Parade	04/22/94	02/28/07	A$	70,392.0	asset in CMBS	(7)	-	-	70,392.0	-	(7)	61,136.0	61,136.0	74,241.8

2 Elizabeth Plaza	07/04/97	02/28/07	A$	53,480.9	asset in CMBS	(7)	-	-	53,480.9	-	(7)	41,754.5	41,754.5	31,864.2

Macquarie DDR Trust

Independence Commons	11/21/03	11/06/08	US$	23,582.1	33,800.0		-	-	57,382.1	35,500.0		13,877.0	49,377.0	22,030.9

Northridge Plaza	09/16/05	01/08/09	US$	5,052.5	-		-	-	5,052.5	-		6,978.6	6,978.6	1,454.2

				Selling Price, Net of Closing Costs and IFRS Adjustments					Cost of Properties Including Closing & Soft Costs
Property	Date Acquired	Date of Sale	Currency	Cash Received Net of Closing Costs	Mortgage Balance at time of Sale	Purchase Money Mortgage Taken Back by program	Adjustments Taken from Application of IFRS	Total	Original Mortgage Financing	Total Acquisition cost, capital improvements, Closing costs and soft costs	Total	Excess (Deficiency) of property operating cash receipts over cash expenditures
College Grove Shopping Center	09/16/05	01/08/09	US$	8,592.8	-	-	-	8,592.8	-	11,164.2	11,164.2	2,021.8

Nellis Crossing	09/16/05	01/08/09	US$	(96.7)	8,176.3	-	-	8,079.6	5,655.0	3,030.1	8,685.1	1,879.9

Pear Tree Center	09/16/05	01/08/09	US$	(38.6)	4,265.9	-	-	4,227.3	2,600.0	1,399.8	3,999.8	913.1

Grand Canyon Shopping Center	09/16/05	01/08/09	US$	(105.0)	8,739.5	-	-	8,634.5	7,540.0	4,033.8	11,573.8	2,455.4

Tops Plaza, Batavia	05/14/04	06/02/09	US$	-	4,201.6	-	-	4,201.6	785.7	4,586.7	5,372.5	See note	(8)

Transit Road, Clarence	05/14/04	06/02/09	US$	(642.7)	2,160.0	-	-	1,517.3	553.3	3,222.7	3,776.0	See note	(8)

The Marketplace, Nashville	05/14/04	06/02/09	US$	-	13,843.4	-	-	13,843.4	10,900.0	9,547.0	20,447.0	7,173.9

FOOTNOTES:

1	Certain properties are held in a joint venture and information is presented based on the fund's percentage interest in the property.
2	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.
3	In January 2009, Charter Hall Retail REIT and its joint venture partner Regency Centers Corporation (“Regency”) signed a liquidation agreement to dissolve two of their joint venture entities. The liquidation agreement provides that both parties are to receive in-kind distributions of 100% ownership interests in the joint venture assets as determined in a rotational selection process. Pursuant to the liquidation agreement, Charter Hall Retail REIT is entitled to receive a 100% ownership interest in 36 properties and Regency is entitled to receive a 100% ownership interest in 6 properties. As of June 30, 2009, 28 properties had been distributed to Charter Hall Retail REIT and 4 properties had been distributed to Regency. As of June 30, 2009, Charter Hall Retail REIT had sold 21 of the properties that it received to third parties, the sales of which are listed in this Table V. It is currently anticipated that the remainder of the properties are to be distributed to Charter Hall Retail REIT and Regency on or prior to December 31, 2009.
4	Funded by National Australian Bank (“NAB”) multi option facility. Property specific data not available.
5	Funded by NAB term debt facility. Property specific data not available.
6	Funded by proceeds from equity placement issue and Dividend Reinvestment Plan (“DRP”).
7	Properties were acquired by Charter Hall Office REIT and are encumbered by a pooled CMBS program. Property specific data not available.
8	The property sold was a component of an asset that was divided for purposes of this sale. Property specific data not available.

APPENDIX C

PRIOR PERFORMANCE TABLES – CNL AND MACQUARIE CAPITAL FUNDS

PRIOR PERFORMANCE TABLES – CNL and Macquarie Capital Funds

The information in this Appendix C contains certain relevant summary information concerning a prior public program (the “CNL Macquarie Prior Public Program”) sponsored by CNL Financial Group, LLC, an affiliate of CNL Financial Group, Inc. and Macquarie Capital Funds Inc., a subsidiary of Macquarie Group Limited (collectively, the “sponsors”). The CNL Macquarie Prior Public Program is CNL Macquarie Global Growth Trust, Inc., which was formed to invest in growth-oriented commercial real estate and commercial real estate-related assets that offer the potential for capital appreciation.

Upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Macquarie Global Growth Trust, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such report.

Prospective investors should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables or will make investments comparable to those reflected in the tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Prospective investors should note that, by acquiring shares in the Company, they will not be acquiring any interest in the CNL Macquarie Prior Public Program.

Description of Tables

The following Tables are included herein:

Table I – Experience in Raising and Investing Funds

Table II – Compensation to Sponsor

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2009. The following is a brief description of the Tables:

Table I and Table II

Table I and Table II present footnote information only as the CNL Macquarie Prior Public Program has not yet broken escrow.

Past performance is not necessarily indicative of future performance.

TABLE I(1)

EXPERIENCE IN RAISING AND INVESTING FUNDS

CNL Macquarie Global Growth Trust, Inc.

FOOTNOTE:

Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, CNL Macquarie Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to CNL Macquarie Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of CNL Macquarie Global Growth Trust, Inc. commenced October 20, 2009.

Past performance is not necessarily indicative of future performance.

TABLE II(1)

COMPENSATION TO SPONSOR

CNL Macquarie Global Growth Trust, Inc.

FOOTNOTE:

Note 1:	Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective October 9, 2009, CNL Macquarie Global Growth Trust, Inc. registered for sale up to $1.5 billion in shares of common stock (150 million shares), of which initially 3,750,000 shares are being offered pursuant to CNL Macquarie Global Growth Trust, Inc.’s distribution reinvestment plan. The offering of shares of CNL Macquarie Global Growth Trust, Inc. commenced October 20, 2009. As of December 31, 2009, CNL Macquarie Global Growth Trust, Inc. had received subscriptions for 16,450 shares of common stock from the offering that were being held in escrow. Subscription proceeds are placed in an account held by the escrow agent until such time as subscriptions to purchase $2 million in shares of common stock (200,000 shares) have been received and accepted by CNL Macquarie Global Growth Trust, Inc.

Past performance is not necessarily indicative of future performance.

APPENDIX D

SUBSCRIPTION AGREEMENT

Return via Standard Mail Macquarie CNL Global Income Trust, Inc. c/o UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106	Return via Overnight Delivery Macquarie CNL Global Income Trust, Inc. c/o UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106	CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116

Subscription Agreement
FIRST OFFERING	Macquarie CNL Global Income Trust, Inc.

one	Investment

Make check payable to UMB Bank, N.A., Escrow Agent for Macquarie CNL Global Income Trust, Inc. or the custodian of record for qualified plan investments.	This is an (select one)
	☐ Initial Investment	☐ Additional Purchase	☐ Net of Commissions Purchase* ($9.00 per share)
* Attach a Net-of-Commission affirmation letter, completed and signed by your Broker Dealer.

We do not accept cash, money orders, starter or counter checks, third- party checks and traveler’s checks.	Amount of Subscription $		Number of Shares

If a check received from an investor is returned for insufficient funds or otherwise not honored, Macquarie CNL Global Income Trust, Inc. may return the check with no attempt to redeposit, and any issuance of the shares or declaration of distributions on shares may be rescinded or redeemed. Macquarie CNL Global Income Trust, Inc. may reject any subscription, in whole or in part, in its sole discretion.

two	Investor Information

Name(s) and address will be recorded exactly as printed.	Investor Name/Trustee			Social Security Number / TIN

Please print name(s) in which shares are to be registered.	Co-Investor Name/Trustee (if applicable)			Social Security Number / TIN

Street Address (required) ☐ If subsequent purchase, check here if new address.

	City	State	Zip Code

Email Address

	Daytime Phone Number	Evening Phone Number

Optional Mailing Address

	City	State	Zip Code

All accounts must select one type of citizenship and answer the backup with- holding question.	Citizenship	☐ U.S. citizen ☐ Resident Alien	☐ U.S. citizen residing outside the U.S., Country

I am subject to backup withholding ☐ YES ☐ NO

For Custodial Accounts Only

Name	TIN

Address	Custodian/Brokerage Acct. Number

City	State	Zip Code

three	Form of Ownership

Select One Type of Account.
Non-Custodial – Single Signature (minimum investment $5,000):

☐ Individual ☐ Individual with Transfer on Death*
* Fill out Transfer on Death Form to effect designation. Transfer on Death form available on www.MacquarieCNLGlo- balIncomeTrust.com.	Non-Custodial – Multiple Signatures ☐ Joint Tenant with Rights of Survivorship ☐ Joint Tenants with Transfer on Death* ☐ Community Property
Non-Custodial – Trust

☐ Taxable Trust ☐ Tax Exempt Trust
Name of Trust
Custodial –Custodian Signature Required (minimum investment $4,000):

☐ Traditional IRA ☐ ROTH IRA ☐ SEP/IRA ☐ Rollover IRA ☐ Beneficial IRA
Beneficial IRA Decedent Name

Other – Custodian Signature Required (minimum investment $5,000):

☐ Uniform Gift to Minors Act, State of DOB of Minor

☐ Uniform Transfers to Minors Act, State of DOB of Minor

Other

☐ Corporation ☐ Partnership ☐ Non-Profit Organization ☐ Profit Sharing Plan ☐ Pension Plan
Name of Corporation/Plan Name/Other

four	Distributions Instructions

Select only one option.	☐ Send distributions to investor address shown in Section 2

Complete this section to direct your distributions to our Reinvestment Plan (DRP) or to deposit them directly into your account.

IRA accounts may not direct distributions without the Custodian’s approval.

☐ Reinvest in Macquarie CNL Global Income Trust, Inc. shares (See prospectus for more details)
☐ Direct Deposit cash (non-custodian investors only; Provide information requested below)
I authorize Macquarie CNL Global Income Trust, Inc. or its Agents (collectively, the “REIT”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify the REIT in writing to cancel it. In the event that the REIT deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
Financial Institution

Address

City	State	Zip Code

Select One Account Type. (For Direct Deposit Only)	☐ Checking (please include a voided check) ☐ Savings ☐ Brokerage or other
Account Number	ABA Routing Number

five	Automatic Purchases

Complete the following information if you wish to authorize addi-tional investments in Macquarie CNL Global Income Trust, Inc. via automatic debits from your bank account.	Each investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warranties made by the investor in this Subscription Agreement apply to all additional purchases made under the plan including that the investor meets the suitability standards in the Prospectus (as defined herein) and this Subscription Agreement. The investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan. See the Prospectus (as defined herein) for plan details. Alabama, Nebraska and Ohio residents are not eligible to participate in the automatic purchase plan.
I wish to make an automatic purchase (min of $25 per month or $75 per quarter) in the amount of: $

Check the appropriate box below designating either a monthly or quarterly debit.
☐ I prefer a monthly automatic debit (on the last business day of each month).

☐ I prefer a quarterly automatic debit (on the last business day of each quarter).

Select One Account Type.	☐ Checking (please include a voided check)	☐ Savings (please include a deposit slip)
	Account Number	ABA Routing Number

	I authorize payment for automatic purchases through direct debits from my checking or savings account. Investors must initial this authorization where indicated. Not available on IRA custodial accounts or other retirement accounts.	Initials

Please attach a voided check or deposit slip.	Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check or deposit slip you authorize the REIT to begin making electronic debits from the checking or savings account designated by the enclosed voided check or deposit slip on the last business day of each month or quarter commencing after the REIT has accepted subscriptions for $2 million of shares and broken escrow. Such deductions and investments will continue until you notify the REIT in writing to change or discontinue them. Should your checking or savings account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

six	Electronic Delivery and Householding

☐ Electronic Delivery – I hereby request that Macquarie CNL Global Income Trust, Inc. deliver all stockholder communications (including proxy statements, annual and quarterly reports, prospectus supplements, investor communications, account statements*, tax forms and other required reports) to me by sending electronic notifications to the email address I have provided below. I understand that I may revoke my request for electronic delivery at any time by calling (866) 650–0650.

*Electronic delivery of account statements are not available to investors electing to receive a check by mail.
Email Address

Householding – When paper delivery is required, Macquarie CNL Global Income Trust, Inc. will be delivering one printed copy of any non-personal stockholder communication to all stockholders sharing the same address. I understand that I may opt out of Householding at any time by calling (866) 650-0650, option 3 or by written letter to CNL Client Services, c/o Boston Financial Data Services, PO Box 8562, Boston, MA 02266-8562. We will process your request within 30 days after receipt and begin sending individual copies of communications to you.

seven	Subscriber Signatures
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.	In order to induce Macquarie CNL Global Income Trust, Inc. to accept this subscription, I hereby represent and warrant as follows:	Investor	Co-Investor
	a) I have received the final Prospectus (as amended or supplemented as of the date hereof) for Macquarie CNL Global Income Trust, Inc.	Initials	Initials

b)  I have (i) a net worth (does not include home, furnishings and personal automobiles) of at least $250,000 or (ii) a net worth (as described above) of at least $70,000 and a gross annual income of at least $70,000.

		Initials	Initials

      If applicable, I also meet the additional suitability requirements imposed by my state of primary residence as set forth in the Prospectus (as defined herein) under the sections described in the Prospectus and entitled “Suitability Standards” and “How to Subscribe.” (Applies to Alabama, California, Iowa, Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon, Pennsylvania and Tennessee investors.)

      If applicable, I acknowledge the recommendation imposed by the states of Kansas and Massachusetts, one of which is my primary residence, that my aggregate investments in Macquarie CNL Global Income Trust, Inc. and similar direct participation investments do not exceed 10% of my “liquid net worth,” which for these purposes is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	c) I acknowledge that there is no public market for the shares and thus my investment in the shares is not liquid.	Initials	Initials

d)  I am purchasing the shares for my own account and if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

		Initials	Initials

	e) I am not a resident of the State of Pennsylvania.	Initials	Initials

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person for federal tax purposes (including a U.S. resident alien).
NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT AND THE “SUBJECT TO BACKUP WITHHOLDING” BOX SHOULD BE CHECKED IN SECTION TWO IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN.
The Internal Revenue Service does not require your consent to any provision of this document other than this certification, which is required to avoid backup withholding.

Signature of Investor – OR – Beneficial Owner	Date

Signature of Co-Investor – OR - Custodian	Date

eight	Broker/Financial Advisor Information & Signature
The Financial Advisor (“FA”) or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Participating Broker-Dealer Name ☐ Check if recently employed by new B/D

	Financial Advisor – OR – Registered Representative Name		Advisor Number

Mailing Address ☐ Check if updated address

	City	State	Zip Code

	Telephone	Fax

Email Address

THE FINANCIAL ADVISOR OR REGISTERED REPRESENTATIVE MUST SIGN BELOW.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus contained in the REIT’s registration statement (File No. 333-158478) on file with the Securities and Exchange Commission (as amended or supplemented, the “Prospectus”) to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or Broker/Dealer, has performed functions required by federal and state securities laws and FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

The names “Macquarie” and “Macquarie Group” refer to Macquarie Group Limited (ABN 94 122 169 279) and its direct and indirect subsidiaries, including Macquarie Bank Limited (ABN 46 008 583 542) and Macquarie Capital Funds Inc. Macquarie Bank Limited maintains representative offices in several jurisdictions in the United States, however, neither Macquarie Group Limited nor Macquarie Bank Limited is authorized to conduct banking business in the United States.

I understand this Subscription Agreement is for the offering of Macquarie CNL Global Income Trust, Inc.

	Signature of Financial Advisor – OR – Registered Representative		Date

	Signature of Branch Manager		Date
All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus (as defined herein) in its entirety. Each subscription will be accepted or rejected by Macquarie CNL Global Income Trust, Inc. (the “REIT”) within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date the subscriber receives a copy of the final Prospectus (as defined herein). Subscribers will receive a confirmation of their purchase.

	Return via Standard Mail Macquarie CNL Global Income Trust, Inc. c/o UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106	Return via Overnight Delivery Macquarie CNL Global Income Trust, Inc. c/o UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106	CNL Client Services Toll-free (866) 650-0650 Fax (877) 694-1116

APPENDIX E

FORM OF DISTRIBUTION REINVESTMENT PLAN

FORM OF DISTRIBUTION REINVESTMENT PLAN

MACQUARIE CNL GLOBAL INCOME TRUST, INC., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, adopted a Distribution Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1.      Reinvestment of Distributions.    Boston Financial Data Services, Inc., the reinvestment agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions on behalf of the Participants as follows:

    (a)      During any period when the Company is making a “best-efforts” public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the then-current per Share offering price for reinvestment plan Shares.

    (b)      During any period when the Company is not making a “best-efforts” offering of Shares, as described in 1(a) above unless the Shares are listed on a national stock exchange or quoted on an over-the-counter market or a national market system (collectively, “Listed” or “Listing”), the Reinvestment Agent will purchase Shares directly from the Company at $9.50 per Share, unless adjusted by the Company’s board of directors, which price shall in no event be less than 95% of the fair market value as determined by the Company’s board of directors.

    (c)      Notwithstanding sections 1(a) and (b) above, upon Listing of the Shares, the Reinvestment Agent may purchase Shares either through the exchange, over-the-counter market or market system on which the Shares are Listed, or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan. In the event that, after Listing occurs:

      (i)      the Reinvestment Agent purchases Shares on an exchange, over-the-counter market or market system through a registered broker-dealer, the Shares shall be purchased at a per Share price equal to the then-prevailing market price for the Shares at the date of purchase by the Reinvestment Agent and the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer; or

      (ii)      the Reinvestment Agent purchases Shares directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, the price will be disclosed in the registration statement.

    (d)      In the event of a subsequent determination that the purchase price for Shares under the Reinvestment Plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the Shares issued under the Reinvestment Plan representing the excess amount may be voided, ab initio, to the extent it could result in the Company’s failure to qualify as a real estate investment trust.

    (e)      For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each calendar month the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each calendar month to purchase Shares for the Participants. Distributions shall be invested by the Reinvestment Agent in Shares, to the extent available, promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, the excess Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company or its transfer agent.

    (f)      The allocation of Shares among Participants may result in the ownership of fractional Shares.

    (g)      Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

    (h)      No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Section 7 below.

    (i)      The Company can determine in its sole discretion how to allocate available Shares between any public offering of Shares by the Company, the automatic purchase plan and/or the Reinvestment Plan.

2.      Election to Participate.    Any stockholder who has received a final prospectus, either solely for the Reinvestment Plan, if any, or a then-current offering, may elect to participate in and purchase Shares through the Reinvestment Plan at any time by completing and executing a Subscription Agreement, Authorization Form or such other similar form, as applicable. Participation in the Reinvestment Plan will commence with the next Distribution paid after receipt of the Participant’s notice, and to all calendar months thereafter, provided such notice is received at least 15 Business Days (as defined below) prior to the last day of the calendar month. Subject to the preceding sentence, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the calendar month of the election, and the election will apply to all Distributions attributable to the calendar month in which the stockholder makes such written election to participate in the Reinvestment Plan and to all calendar months thereafter. A Participant who has terminated his or her participation in the Reinvestment Plan pursuant to Section 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a then-current prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant; by notifying the Reinvestment Agent and completing any required forms. For purposes of the Reinvestment Plan, “Business Day” means any day except Saturday, Sunday or any day commercial banks are closed in Boston, Massachusetts or Kansas City, Missouri pursuant to federal or state law.

3.      Distribution of Funds.    In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4.      Proxy Solicitation.    The Reinvestment Agent will distribute to Participants proxy solicitation materials received by it from the Company which are attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5.      Absence of Liability.    Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 30 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6.      Suitability.

    (a)      Each Participant shall notify the Reinvestment Agent in the event that, at any time during his or her participation in the Reinvestment Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

    (b)      For purposes of this Section 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Reinvestment Plan.

7.      Reports to Participants.    At the end of each quarter, but in no event later than 30 days after the end of each calendar quarter, the Reinvestment Agent will mail and/or make electronically available to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge, if any, to such Participant and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be provided to each Participant by the Company or the Reinvestment Agent at least annually.

8.      Administrative Charges and Reinvestment Plan Expenses.    The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event that proceeds from the sale of Shares pursuant to the Reinvestment Plan are used to acquire properties or to invest in loans or other permitted investments, the Company will pay its advisor and other affiliates certain fees and expense reimbursements in accordance with applicable agreements between the parties, as approved by the Company’s board of directors, including a majority of the Company’s independent directors. In addition, the Company will pay all costs in connection with offering Shares pursuant to the Reinvestment Plan and related offering, including reimbursement to affiliates for amounts incurred on behalf of the Company. However, no selling commissions or marketing support fees will be paid by the Company in connection with Shares issued pursuant to this Reinvestment Plan.

9.      No Drawing.    No Participant shall have any right to draw checks or drafts against his or her account or to give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

10.      Taxes.     Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan. Such Participants will be treated as if they have received the Distributions from the Company and then applied such Distributions to the purchase of Shares in the Reinvestment Plan. In addition, with respect to any Shares purchased through the Reinvestment Plan at a discount to their fair market value, such Participants will be treated as receiving an additional Distribution equal to the amount of such discount.

11.      Termination.

     (a)      A Participant may terminate his or her participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least 15 Business Days prior to the last day of the calendar month to which such Distribution relates.

     (b)      The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by 15 days’ prior written notice mailed to a Participant, or to all Participants, as the case may be.

     (c)      After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Section 7 hereof, and (ii) a remittance for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s whole and fractional Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Company.

12.      Notice.    Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Macquarie CNL Global Income Trust, Inc. c/o Boston Financial Data Services, Inc., P.O. Box 8562, Boston MA 02266-8562 if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13.      Amendment.    The terms and conditions of this Reinvestment Plan may be amended, renewed, extended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to, an amendment to the Reinvestment Plan to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 15 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company and by any necessary regulatory authority. Such amendment shall be deemed conclusively accepted by each Participant, except those Participants from whom the Company receives written notice of termination prior to the effective date thereof. Notwithstanding the foregoing, this Reinvestment Plan may not be amended so as to eliminate a Participant’s right to terminate his or her participation in this Reinvestment Plan pursuant to Section 11(a) above.

14.      Governing Law.    THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

APPENDIX F

FORM OF AUTOMATIC PURCHASE PLAN

FORM OF AUTOMATIC PURCHASE PLAN

MACQUARIE CNL GLOBAL INCOME TRUST, INC., a Maryland corporation (the “Company”), has adopted an Automatic Purchase Plan (the “Purchase Plan”), administered by Boston Financial Data Services, Inc., the administrator (the “Administrator”) for participants in the Purchase Plan (“Participants”), on the terms and conditions set forth below.

1.      Election to Participate. Subject to the terms hereof, any purchaser of shares of common stock of the Company (the “Shares”) may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares; provided, however, automatic debits to the Participant’s account will not commence until after the Company has accepted $2,000,000 in subscriptions for its Initial Offering (defined below) and broken escrow. Any stockholder who has not previously elected to participate in the Purchase Plan may so elect at any time by completing and executing an Authorization Form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. A Participant who has terminated his or her participation in the Purchase Plan pursuant to Section 10 below will be allowed to participate in the Purchase Plan again upon receipt of a then-current prospectus relating to participation in the Purchase Plan. Residents of the State of Alabama, the State of Nebraska and the State of Ohio are not eligible to participate in the Purchase Plan.

2.      Purchase Plan. The Administrator or the Company’s transfer agent will, at monthly or quarterly intervals, as initially selected by the Participant (each, a “Payment Interval”), automatically debit the Participant’s bank checking account, savings account, or other account in the amount indicated on the Participant’s election to participate, not less than $25 per month or $75 per quarter (collectively, the “Additional Payments”); provided, however, that the Company has the right to waive such monthly or quarterly minimum dollar amount in its sole discretion. Participation in the program will commence with the next monthly or quarterly interval (subject to the Company breaking escrow as provided in Section 1 above), provided the election is received at least 15 Business Days prior to the end of the month or quarter; otherwise, the election will apply to all subsequent monthly or quarterly intervals. For purposes of the Purchase Plan, “Business Day” means any day except Saturday, Sunday, or any day commercial banks are closed in Boston, Massachusetts or Kansas City, Missouri pursuant to federal and state law.

3.      General Terms of Purchase Plan Investment. The Administrator will apply all Additional Payments subject to the Purchase Plan, as follows:

(a)      Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares pursuant to the Company’s registration statement on Form S-11, as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Additional Payments in Shares at the then-current public offering price per Share. Shares purchased hereunder shall be eligible for volume discounts set forth in the Company’s prospectus, but no reduction in the purchase price for Shares purchased hereunder shall be made for other discounts set forth in the Company’s prospectus.

(b)      The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from (i) Shares registered with the Securities and Exchange Commission (the “Commission”) in connection with the Initial Offering or any subsequent offering by the Company; (ii) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Purchase Plan (a “Future Registration”), or (iii) Shares purchased by the Administrator for the Purchase Plan in a secondary market (if available) or on a stock exchange (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Purchase Plan. Shares purchased on the Secondary Market as set forth in (iii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a Payment Interval will be utilized for purposes of purchases of Shares in the Purchase Plan on such Payment Interval. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Purchase Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Purchase Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Purchase Plan, the Administrator shall use reasonable efforts to acquire Shares for use

F-1

in the Purchase Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Purchase Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Purchase Plan, neither the Administrator nor the Company is in any way obligated to do either. The Company can determine in its sole discretion how to allocate available Shares between any offering by the Company of the Shares, the distribution reinvestment plan and/or the Purchase Plan.

(c)      Selling commissions, marketing support fees, as well as other fees and/or reimbursements, if any, will be paid to CNL Securities Corp. (the “Managing Dealer”) as described in the then-current prospectus and pursuant to the managing dealer agreement. In addition, the Managing Dealer may reallow such fees and/or reimbursements to participating brokers as described in the then-current prospectus.

(d)      For each Participant, the Administrator will maintain a record that shall reflect the Additional Payments received by the Administrator on behalf of such Participant. A Participant’s record of Additional Payments shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)      Subject to the terms hereof, including Sections 3(g) and 3(i) below, Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Purchase Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 Business Days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such funds will be paid to the Company to defray expenses relating to the Purchase Plan as set forth in Section 7 below and will become the property of the Company.

(f)      The purchase of fractional shares is a permissible and likely result of participation in the Purchase Plan. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)      A Participant will not be able to acquire Shares under the Purchase Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s Articles of Incorporation, as amended, unless exempted by the Company’s board of directors.

(h)      The Shares issued under the Purchase Plan will be uncertificated.

(i)      No Shares shall be purchased under the Purchase Plan on any date upon which the Company pays any dividend or other distribution with respect to the Shares.

4.      Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Purchase Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 30 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

5.      Suitability.

(a)      Each Participant shall notify the Administrator in the event that, at any time during his participation in the Purchase Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)      For purposes of this Section 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Purchase Plan.

F-2

6.      Reports to Participants. At the end of each quarter, but in no event later than 30 days after the end of each calendar quarter, the Administrator will mail and/or make available electronically to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Purchase Plan. Tax information regarding a Participant’s participation in the Purchase Plan will be sent to each Participant by the Company or the Administrator at least annually.

7.      Administrative Charges and Purchase Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Administrator. Any interest earned on Additional Payments will be paid to the Company to defray costs relating to the Purchase Plan.

8.      No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.      Taxes. Participants should consult their own tax advisor regarding the tax consequences of ownership of the Shares.

10.      Termination.

(a)      A Participant may terminate or modify his or her participation in the Purchase Plan at any time by written notice to the Administrator. To be effective for any Additional Payment, such notice must be received by the Administrator at least 15 Business Days prior to the next Payment Interval following the date of receipt of such notice.

(b)      The Administrator may terminate a Participant’s individual participation in the Purchase Plan, and the Company may terminate the Purchase Plan itself, at any time by 15 days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)      After termination of the Purchase Plan or termination of a Participant’s participation in the Purchase Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Section 6 hereof, and (ii) a remittance for the amount of any Additional Payments in the Participant’s account that have not been invested in Shares.

11.      State Regulatory Restrictions. The Administrator is authorized to deny participation in the Purchase Plan to residents of any state which imposes restrictions on participation in the Purchase Plan that conflict with the general terms and provisions of the Purchase Plan.

12.      Notice. Any notice or other communication required or permitted to be given by any provision of this Purchase Plan shall be in writing and, if to the Administrator, addressed to Macquarie CNL Global Income Trust, Inc. c/o Boston Financial Data Services, Inc., P.O. Box 8562, Boston, MA 02266-8562 or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

13.      Amendment. The terms and conditions of this Purchase Plan may be amended, renewed, extended or supplemented by an agreement between the Company and the Administrator at any time, including but not limited to, an amendment to the Purchase Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 15 days’ prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.      Governing Law. THIS PURCHASE PLAN AND A STOCKHOLDER’S ELECTION TO PARTICIPATE IN THE PURCHASE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

F-3

APPENDIX G

FORM OF REDEMPTION PLAN

FORM OF REDEMPTION PLAN

MACQUARIE CNL GLOBAL INCOME TRUST, INC., a Maryland corporation (the “Company”), has adopted a Redemption Plan (the “Redemption Plan”) by which shares of the Company’s common stock (the “Shares”) may be repurchased by the Company from stockholders subject to the terms and conditions set forth below.

1.      Redemption Price. The Company’s Redemption Plan is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company prior to the listing of the Shares on a national securities market. Subject to certain restrictions discussed below, the Company may repurchase Shares (including fractional Shares), from time to time, at the following prices:

(i)	92.5% of the purchase price paid per Share for stockholders who have owned those Shares for at least one year;

(ii)	95.0% of the purchase price paid per Share for stockholders who have owned those Shares for at least two years;

(iii)	97.5% of the purchase price paid per Share for stockholders who have owned those Shares for at least three years; and

(iv)

a price determined by the Company’s board of directors, but in no event less than 100.0% of the purchase price paid per Share, or the then current offering price for Company Shares, for stockholders who have owned those Shares for at least four years.

Notwithstanding the foregoing, during the period of any public offering, the repurchase price will be equal to or below the price of Shares offered in such primary public offering. For purposes of calculating the ownership periods set forth above, if a stockholder purchased Shares for economic value from a prior stockholder (a “Resale”), the purchasing stockholder’s period of ownership for such Shares shall commence on the date the purchasing stockholder purchased the Shares from the prior stockholder. For a transfer of ownership that is not considered a Resale, the stockholder’s period of ownership for such Shares shall commence on the date of the acquisition of Shares by the original stockholder.

With respect to redemption requests made in connection with Shares acquired at multiple points in time, the pricing associated with the Shares held for the longest period of time shall be applied first, until such time as all Shares purchased at such point in time have been redeemed. At such time, pricing associated with the remaining Shares then held for the next applicable longest period of time shall be applied, and so on.

2.      Redemption of Shares. Any stockholder who has held Shares for not less than one year (other than the Company’s advisor) may present for the Company’s consideration all or any portion of his or her Shares for redemption at any time, in accordance with the procedures outlined herein. A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares.

At such time, the Company may, at its sole option and to the extent it has sufficient funds available, choose to redeem Shares presented for redemption for cash. Factors that the Company will consider in making its determination to redeem Shares include, but are not limited to:

(i)	whether such redemption impairs the Company’s capital or operations;

(ii)	whether an emergency makes such redemption not reasonably practical;

(iii)	whether any governmental or regulatory agency with jurisdiction over the Company so demands for such action for the protection of the Company’s stockholders;

(iv)	whether such redemption would be unlawful; or

(v)

whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of the Shares, could cause direct or indirect ownership of the Shares to become concentrated to an extent which would prevent the Company from qualifying as a real estate investment trust for tax purposes.

If the Company elects to redeem Shares, the conditions and limitations described herein would apply. The full amount of the proceeds from the sale of Shares under the reinvestment plan (the “Reinvestment Proceeds”) attributable to any calendar month may be used to redeem Shares presented for redemption during such month. In addition, the Company may, at the Company’s discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of the Company’s common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares the Company redeems (if the Company determines to redeem Shares) exceed 5% of the weighted average number of Shares of the Company’s common stock outstanding during such 12-month period. Notwithstanding anything to the contrary in this Redemption Plan, no Shares shall be redeemed under the Redemption Plan on any date upon which the Company pays any dividend or other distribution with respect to the Shares.

Further, the Company has the right to waive the holding periods and redemption prices set forth in Section 1 above and the pro rata redemption requirements under Section 3 below, in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstances (individually and collectively, “Exigent Circumstances”). If the Company determines to permit any such redemption, notwithstanding anything contained in this Redemption Plan to the contrary, the price at which the Shares may be redeemed shall be the lesser of (a) the then-current offering price or (b) the price at which such Shares were purchased. In addition, the Company, in its sole discretion, may redeem such Shares prior to the redemption of any other Shares. Except for the holding periods, redemption prices and redemption timing, any Shares redeemed pursuant to the exercise of this authority will be otherwise subject to the procedures and limitations set forth in this Redemption Plan. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder’s Shares may not be redeemed.

The Company may terminate the Redemption Plan in the event that a secondary market for the Company’s Shares develops.

3.      Insufficient Funds. In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem Shares on a pro rata basis at the end of each month; provided, however, with respect to Shares being redeemed by a stockholder due to Exigent Circumstances under Section 2 above, the Company, in its sole discretion, may waive the pro rata requirements for the redemption of such Shares and repurchase such Shares in full, to the extent funds are available, before other Shares are repurchased pro rata at the end of each month. With regard to a stockholder whose Shares are not redeemed due to insufficient funds in that month, the redemption request will be retained by the Company, unless withdrawn by the stockholder in accordance with this Section 3, and such Shares will be redeemed in subsequent months as funds become available and before any subsequently received redemption requests are honored. Stockholders will not relinquish their Shares of common stock to the Company until such time as the Company commits to redeem such Shares. Commitments to redeem Shares will be made at the end of each month and will be communicated to each stockholder who has submitted a request in writing. The applicable period of time under Section 1 above for holding Shares being redeemed on a pro rata basis in subsequent months under this Section 3 shall include the time up to the end of the month in which the Company commits to redeem such Shares. Until such time as the Company redeems the Shares, a stockholder may withdraw its redemption request as to any remaining Shares not redeemed by requesting from the Company a redemption change form, completing the form and delivering it to the Company by facsimile transmission to the facsimile number indicated on the form (subject to such stockholder receiving an electronic confirmation of such transmission) or by mail to the mailing address indicated on the form. Upon receipt of the redemption change form, the Company will treat the initial redemption request cancelled as to any Shares not redeemed in prior months.

4.      Excess Funds. If the full amount of funds available for redemptions in any given month exceeds the amount necessary for redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an investment in a property or other permitted investment (directly or through a joint venture), is used to repay outstanding indebtedness or is used for other corporate purposes.

5.      Redemption Requests. A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request to the redemption agent, which is currently Boston Financial Data Services, Inc., on a redemption form provided by the Company, executed by the stockholder, its trustee or authorized agent. The redemption form can be obtained by a stockholder by calling the redemption agent, the Company, the stockholder’s financial advisor or by accessing the Company’s website. The redemption agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission and each state securities commission. Within five Business Days (as defined below) following the redemption agent’s receipt of the stockholder’s written request that is not a redemption form, the redemption agent will forward to such stockholder the redemption form necessary to effect the redemption. The redemption agent will effect such redemption for the calendar month, provided that it receives the properly completed redemption form relating to the Shares to be redeemed from the stockholder at least 15 Business Days prior to the last day of the current calendar month and has sufficient funds available to redeem the Shares. The effective date of any redemption will be the last date during a month during which the redemption agent receives the properly completed redemption form; provided, however, no redemption shall be effective on any date upon which the Company pays any dividend or other distribution with respect to the Shares and, if necessary, the effective date of any such redemption shall be delayed to the next Business Day on which no such dividend or other distribution is paid to comply with this proviso. As a result, the Company anticipates that, assuming sufficient funds are available, redemptions will be paid no later than 30 days after the monthly determination of the availability of funds for redemption. “Business Day” means any day except Saturday, Sunday, or any day commercial banks are closed in Boston, Massachusetts or Kansas City, Missouri pursuant to federal or state law.

Upon the redemption agent’s receipt of notice for redemption of Shares, the redemption price will be based on such terms as the Company shall determine. As set forth in Section 1 above, the redemption price for Shares of the Company’s common stock will be based on the length of time such Shares have been held and the price for which such Shares were issued, which amount will never exceed the then-current offering price of the Company’s common stock.

6.      Amendment or Suspension of the Plan. The redemption price paid to stockholders for Shares of common stock the Company redeems may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company will provide at least 15 days advance notice prior to effecting a price adjustment: (i) in the Company’s annual or quarterly reports; or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

The board of directors, in its sole discretion, may amend, suspend or terminate the Redemption Plan at any time if it determines that such amendment, suspension or termination is in the Company’s best interests. The board of directors may amend, suspend or terminate the Redemption Plan if:

(i)	it determines, in its sole discretion, that the Redemption Plan impairs the Company’s capital or operations;

(ii)	it determines, in its sole discretion, that an emergency makes the Redemption Plan not reasonably practical;

(iii)	any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders;

(iv)	it determines, in its sole discretion, that the Redemption Plan would be unlawful;

(v)

it determines, in its sole discretion, that redemptions under the Redemption Plan, when considered with all other sales, assignments, transfers and exchanges of the Shares, could cause direct or indirect ownership of the Shares to become concentrated to an extent which would prevent the Company from qualifying as a real estate investment trust under the Internal Revenue Code; or

(vi)	it determines, in its sole discretion, that such amendment, suspension or termination would be in the Company’s best interest.

If the Company’s board of directors amends, suspends or terminates the Redemption Plan, the Company will provide stockholders with at least 15 days advance notice prior to effecting such amendment, suspension or termination: (i) in the Company’s annual or quarterly reports; or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. The Redemption Plan will terminate, and the Company no longer shall accept Shares for redemption, if and when its Shares are listed on a national securities market.

7.      Governing Law. THIS REDEMPTION PLAN AND A STOCKHOLDER’S ELECTION TO PARTICIPATE IN THE REDEMPTION PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 7.

Up to $1,500,000,000 in Shares of Common Stock

Macquarie CNL Global Income Trust, Inc.

PROSPECTUS

[                    ], 2010

CNL Securities Corp.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Macquarie CNL Income Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until [                    ], 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

Item	Amount
SEC registration fee	$83,700
FINRA filing fee	75,500
Accounting fees and expenses	600,000
Due diligence reimbursement	1,500,000
Sales and advertising expenses	14,542,675
Legal fees and expenses	4,150,000
Blue sky fees and expenses	200,000
Printing expenses	500,000
Miscellaneous expenses	820,000

Total expenses	$22,471,875

Item 32.	Sales to Special Parties

The Company was capitalized through the purchase by our advisor of 22,222 shares of common stock for the aggregate consideration of $200,000.

Item 33.	Recent Sales of Unregistered Securities

The offer and sale of shares to our advisor is claimed to be exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

Item 34.	Indemnification of Directors and Officers

Pursuant to the Company’s articles of incorporation, no director or officer of the Company shall be liable to the Company or its stockholders for money or other damages. Notwithstanding the foregoing, the Company shall not provide for indemnification of an officer, a director, the advisor or any affiliate of an advisor unless each of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the Company’s best interest; (ii) the party seeking indemnification was acting or performing services on the Company’s behalf; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is an officer, a director (other than an Independent Director), an advisor or an affiliate of an advisor or a director or employee of the foregoing acting as an agent of the Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets of the Company and not from its stockholders. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its articles of incorporation, the Company is required to pay or reimburse reasonable expenses incurred by an officer, director, advisor or any affiliate of the advisor in advance of final disposition of a proceeding if the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on the Company’s behalf; (ii) the party seeking such advancement has provided the Company written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) the party seeking indemnification undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification. The Company’s articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law.

Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

The Company has entered into indemnification agreements with each of the Company’s officers and directors.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statements.

(1)	Report of Independent Registered Certified Public Accounting Firm

(2)	Consolidated Balance Sheet

(3)	Notes to Financial Statements

All Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibits:

1.1	Managing Dealer Agreement (Previously filed as Exhibit 1.1 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Filed herewith.)

3.1	Articles of Amendment and Restatement (Previously filed as Exhibit 3.1 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

3.2	Second Amended and Restated Bylaws (Previously filed as Exhibit 3.2 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

4.1	Form of Subscription Agreement (Filed herewith as Appendix D and incorporated herein by reference.)

4.2	Form of Distribution Reinvestment Plan (Filed herewith as Appendix E and incorporated herein by reference.)

4.3	Form of Automatic Purchase Plan (Filed herewith as Appendix F and incorporated herein by reference.)

Exhibits:

4.4	Form of Redemption Plan (Filed herewith as Appendix G and incorporated herein by reference.)

4.5	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (Previously filed as Exhibit 4.5 to the Pre-Effective Amendment Two to the Registration Statement on Form S-11 (File No. 333-158478) filed November 12, 2009, and incorporated herein by reference.)

5.1	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. re legality (Filed herewith.)

8.1	Opinion of Arnold & Porter LLP re tax matters (Filed herewith.)

10.1	Second Amended and Restated Limited Partnership Agreement of Macquarie CNL Income, LP (Previously filed as Exhibit 10.1 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

10.2	Amended and Restated Escrow Agreement (Filed herewith.)

10.3	Amended and Restated Advisory Agreement (Filed herewith.)

10.4	Master Property Management Agreement (Previously filed as Exhibit 10.4 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

10.5	Amended and Restated Service Agreement (Previously filed as Exhibit 10.5 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

10.6	Indemnification Agreement between Macquarie CNL Global Income Trust, Inc. and James M. Seneff, Jr. dated January 21, 2010. Each of the following directors and/or officers have entered into a substantially similar agreement: Matthew S. Banks, Robert A. Bourne, Curtis B. McWilliams, Steven D. Shackelford, Kimberly J. Ledford, Mark D. Mullen, Douglas N. Benham, James P. Dietz, and Stephen J. LaMontagne, each dated January 21, 2010. (Previously filed as Exhibit 10.6 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

21.1	Subsidiaries of the Registrant (Previously filed as Exhibit 21.1 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

23.1	Consent of Arnold & Porter LLP (Included in Exhibit 8.1.)

23.2	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (Included in Exhibit 5.1.)

23.3	Consent of PricewaterhouseCoopers LLP (Filed herewith.)

24	Power of Attorney (Previously filed for Independent Directors Benham, Dietz and LaMontagne in the “Signatures” section of the Registration Statement on Form S-11 (File No. 333-158478) filed November 12, 2009, and incorporated herein by reference, and previously filed for others in the “Signatures” section of the Registration Statement on Form S-11 (File No. 333-158478) filed April 8, 2009, and incorporated herein by reference.)

Item 37.	Undertakings

The registrant undertakes (i) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act; each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof; (iii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iv) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

During the distribution period, the registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act to describe each “significant” property that has not been identified in the prospectus whenever a reasonable probability exists that the property will be acquired. For these purposes, an individual property will be considered “significant” if: (i) it is acquired from a related party; (ii) as of the date of acquisition, it was equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet; or (iii) it is one of a group of properties that (A) together aggregate an amount equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet or (B) are related. The registrant undertakes to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period that have been reported or filed, or are required to be filed, on Form 8-K.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI presents information concerning the acquisition of real properties by the public programs with similar investment objectives sponsored by affiliates of CNL and Macquarie for the period January 1, 2007 to December 31, 2009. The information includes the gross leasable space or number of units, dates of purchase, locations, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

Acquisition of Properties by CNL Public Program

CNL Lifestyle Properties, Inc.
(Note 2)

Locations	AZ, AR, CA, CO, FL, HI, IL, KS, ME, MD, MA, MI, MN, MO, NV, NH, NJ, NY, NC, OK, SC, TN, TX, UT, VT, VA, WA

Type of property	Lifestyle

Gross leasable space (sq. ft.) or number of units	(Note 3)

Dates of purchase	1/2007 – 12/2009

Mortgage financing at date of purchase	—

Contract purchase price plus acquisition fee	$1,578,963,000

Other cash expenditures expensed (Note 4)	822,000

Other cash expenditures capitalized (Note 4)	69,411,000

Total acquisition cost (Note 1)	$1,649,196,000

FOOTNOTES:

Note 1:	This amount was derived from capital contributions or proceeds from stockholders and net sales proceeds reinvested in other properties. Amounts were also advanced under each company’s line of credit or through permanent financing to facilitate the acquisition of certain of these properties.

Note 2:	The REIT formed an operating partnership to acquire and hold its interests in properties. The REIT had a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership.

Note 3:	Between January 1, 2007 and December 31, 2009, CNL Lifestyle Properties, Inc. acquired, directly or indirectly, 66 lifestyle properties within 27 states, in the following asset classes: 13 ski & mountain lifestyle, 35 golf facilities, nine attractions, six marinas and three additional lifestyle properties.

Note 4:	Effective January 1, 2009, CNL Lifestyle Properties, Inc. began expensing acquisition fees and costs in accordance with a new accounting pronouncement. Prior to this date, acquisition fees and costs were capitalized and allocated to the cost basis of the assets.

Acquisition of Properties by Macquarie Public Programs

	Charter Hall Retail REIT	Charter Hall Office REIT	Macquarie DDR Trust	Starhill Global REIT
	(Notes 1 and 2)	(Notes 1 and 2)	(Note 1)	(Notes 3 and 4)

Locations	FL, IL, MO, NV, SC, TN, TX, Australia, Poland, Germany	CA, FL, GA, Australia, Germany, Italy, Japan	FL	China, Japan

Type of property	Retail	Office	Retail	Retail, Office

Gross leasable space (sq. ft.)	5,268,014	3,716,128	519,816	168,724

Dates of purchase	7/2006 – 4/2009	3/2007 – 1/2008	8/2007 – 9/2007	5/2007 – 9/2007

Mortgage financing at date of purchase	$530,386,014	$296,424,957	$17,000,000	$251,000,000

Contract purchase price plus acquisition fee	$834,104,434	$749,133,345	$50,359,980	$252,823,954

Other cash expenditures expensed	—	—	—	—

Other cash expenditures capitalized	25,680,875	238,917,594	—	495,644

Total acquisition costs	$859,785,309	$988,050,939	$50,359,980	$253,319,598

FOOTNOTES:

Note 1:	Amounts presented in USD. Where required, the applicable foreign exchange rate as of the date of acquisition was applied to convert to USD.

Note 2:	Effective March 1, 2010, Macquarie Office Trust and Macquarie CountryWide Trust have been renamed Charter Hall Office REIT and Charter Hall Retail REIT, respectively. The sale of the majority of Macquarie’s Australian core real estate funds management platform to Charter Hall Group, including the management businesses of Macquarie Office Trust and Macquarie CountryWide Trust, has been substantially completed.

Note 3:	Amounts presented in Singapore dollars (“SGD”).

Note 4:	Effective December 31, 2008, Macquarie PRIME REIT has been renamed Starhill Global REIT. On December 31, 2008, Macquarie completed the sale of its approximate 26% holding in Macquarie PRIME REIT, as well as its 50% interest in the holding company of Macquarie PRIME REIT’s manager and property manager to YTL Corporation Berhad. As such, prior performance information for Starhill Global REIT is presented for periods through December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 1, 2010.

MACQUARIE CNL GLOBAL INCOME TRUST, INC. (Registrant)

By:	/s/ James M. Seneff, Jr.
James M. Seneff, Jr. Chairman of the Board and Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board and Director	April 1, 2010

* Matthew S. Banks	Director	April 1, 2010

* Douglas N. Benham	Independent Director	April 1, 2010

* James P. Dietz	Independent Director	April 1, 2010

* Stephen J. LaMontagne	Independent Director	April 1, 2010

* Robert A. Bourne	Chief Executive Officer	April 1, 2010

* Curtis B. McWilliams	President	April 1, 2010

* Steven D. Shackelford	Chief Financial Officer, Chief Accounting Officer and Secretary	April 1, 2010

By his signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Pre-effective Amendment No. 4 to the Registration Statement on behalf of the persons indicated.

* By:	/s/ James M. Seneff, Jr.
James M. Seneff, Jr. Attorney-in-Fact

EXHIBIT INDEX

Exhibits:

1.1	Managing Dealer Agreement (Previously filed as Exhibit 1.1 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Filed herewith.)

3.1	Articles of Amendment and Restatement (Previously filed as Exhibit 3.1 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

3.2	Second Amended and Restated Bylaws (Previously filed as Exhibit 3.2 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

4.1	Form of Subscription Agreement (Filed herewith as Appendix D and incorporated herein by reference.)

4.2	Form of Distribution Reinvestment Plan (Filed herewith as Appendix E and incorporated herein by reference.)

4.3	Form of Automatic Purchase Plan (Filed herewith as Appendix F and incorporated herein by reference.)

4.4	Form of Redemption Plan (Filed herewith as Appendix G and incorporated herein by reference.)

4.5	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (Previously filed as Exhibit 4.5 to the Pre-Effective Amendment Two to the Registration Statement on Form S-11 (File No. 333-158478) filed November 12, 2009, and incorporated herein by reference.)

5.1	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. re legality (Filed herewith.)

8.1	Opinion of Arnold & Porter LLP re tax matters (Filed herewith.)

10.1	Second Amended and Restated Limited Partnership Agreement of Macquarie CNL Income, LP (Previously filed as Exhibit 10.1 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

10.2	Amended and Restated Escrow Agreement (Filed herewith.)

10.3	Amended and Restated Advisory Agreement (Filed herewith.)

10.4	Master Property Management Agreement (Previously filed as Exhibit 10.4 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

10.5	Amended and Restated Service Agreement (Previously filed as Exhibit 10.5 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

10.6	Indemnification Agreement between Macquarie CNL Global Income Trust, Inc. and James M. Seneff, Jr. dated January 21, 2010. Each of the following directors and/or officers have entered into a substantially similar agreement: Matthew S. Banks, Robert A. Bourne, Curtis B. McWilliams, Steven D. Shackelford, Kimberly J. Ledford, Mark D. Mullen, Douglas N. Benham, James P. Dietz, and Stephen J. LaMontagne, each dated January 21, 2010. (Previously filed as Exhibit 10.6 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

21.1	Subsidiaries of the Registrant (Previously filed as Exhibit 21.1 to the Pre-Effective Amendment Three to the Registration Statement on Form S-11 (File No. 333-158478) filed February 25, 2010, and incorporated herein by reference.)

23.1	Consent of Arnold & Porter LLP (Included in Exhibit 8.1.)

23.2	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (Included in Exhibit 5.1.)

23.3	Consent of PricewaterhouseCoopers LLP (Filed herewith.)

24	Power of Attorney (Previously filed for Independent Directors Benham, Dietz and LaMontagne in the “Signatures” section of the Registration Statement on Form S-11 (File No. 333-158478) filed November 12, 2009, and incorporated herein by reference, and previously filed for others in the “Signatures” section of the Registration Statement on Form S-11 (File No. 333-158478) filed April 8, 2009, and incorporated herein by reference.)